UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ON ASSIGNMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.01 per share, of On Assignment, Inc.
(2)	Aggregate number of securities to which transaction applies: 17,485,898 shares of common stock (the maximum number of shares issuable pursuant to the merger)
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$17.45 per share of On Assignment common stock.  For purposes of this determination, in accordance with paragraph (a)(4) and (c)(1)(i) of Exchange Act Rule 0-11, the price per share of On Assignment common stock to be issued in the merger is equal to the average of the high and low prices of On Assignment common stock as reported on the NASDAQ Global Select Market on March 28, 2012 (a date within five business days prior to the filing of this preliminary Proxy Statement).  In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying 0.0001146 by the maximum aggregate value of the merger, which was determined based upon the sum of (a) 17,485,898 shares of On Assignment common stock multiplied by the per share value of On Assignment common stock equal to $17.45 as determined above, plus (b) $383,000,000 in cash.

(4)	Proposed maximum aggregate value of transaction: $688,128,920
(5)	Total fee paid: $78,860
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

26745 Malibu Hills Road
Calabasas, California 91301

    , 2012

Dear Shareholder:

On behalf of your Board and management, you are cordially invited to attend the 2012 Annual Meeting of Shareholders of On Assignment, Inc., at which you will be asked to vote upon a proposal relating to the merger between a subsidiary of On Assignment, Inc. and Apex Systems, Inc., a Virginia corporation, as well as other matters.  Upon completion of the merger, based on the amount of shares of On Assignment common stock outstanding as of March 31, 2012 of 37,575,777 shares, On Assignment shareholders prior to the merger will own between 68.2% and 72.4% of On Assignment’s outstanding shares of common stock and the Apex Systems shareholders prior to the merger will own between 27.6% and 31.8% of On Assignment’s outstanding shares of common stock.

We believe the merger will create a strong company that will deliver important benefits to our shareholders. We enthusiastically support the merger and recommend that you vote “FOR” the proposal related to the merger (which is the share issuance proposal), each of the Board’s nominees and the other proposals described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

The Annual Meeting will be held on      , May      , 2012, at 10:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 26745 Malibu Hills Road, Calabasas, California 91301.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

Before voting, you should carefully review all the information contained in the accompanying Proxy Statement. For a discussion of risk factors which you should consider in evaluating the merger, please see “RISK FACTORS” beginning on page 15 of the accompanying Proxy Statement.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, we have enclosed a proxy card by which you can direct the voting of your shares. Please sign and promptly return the enclosed proxy card whether or not you plan to attend the Annual Meeting.  If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in On Assignment, Inc. and look forward to seeing you at the Annual Meeting.

Sincerely,

Peter T. Dameris
President and Chief Executive Officer

26745 Malibu Hills Road
Calabasas, California 91301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on      , May      , 2012

The 2012 Annual Meeting of Shareholders of On Assignment, Inc. will be held on      , May      , 2012, at 10:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 26745 Malibu Hills Road, Calabasas, California 91301, for the purpose of considering and voting upon:

1.
a proposal to approve the issuance of up to 17,485,898 shares of On Assignment common stock in the merger contemplated by the Agreement of Merger, dated as of March 20, 2012, by and among On Assignment, Inc., OA Acquisition Corp., a Virginia corporation, Apex Systems, Inc., a Virginia corporation, and Jeffrey E. Veatch, as the representative of the shareholders of Apex Systems;

2.	the election of Jeremy M. Jones and Edward L. Pierce as directors for three-year terms to expire at our 2015 Annual Meeting;

3.	an advisory vote to approve named executive officer compensation;

4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.  The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock will be paid by On Assignment, Inc.  Only shareholders of record at the close of business on April      , 2012 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.  Please call (818) 878-7900 to obtain directions.  However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose.  Any shareholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.  If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,

Tarini Ramaprakash
Secretary
, 2012
Calabasas, California

2012 PROXY STATEMENT

On Assignment, Inc.
26745 Malibu Hills Road
Calabasas, California 91301

PROXY STATEMENT

For the Annual Meeting of Shareholders to be Held

     , May      , 2012

On Assignment, Inc. (the Company, On Assignment, we, our, us) is providing these proxy materials in connection with the solicitation by the Board of Directors of On Assignment, Inc. (the Board) of proxies to be voted at On Assignment’s 2012 Annual Meeting of Shareholders to be held on      , May      , 2012 at 10:00 a.m. Pacific Daylight Time, or at any adjournment or postponement thereof.  This Proxy Statement, the proxy card and On Assignment’s Annual Report to Shareholders will be mailed to each shareholder entitled to vote at the 2012 Annual Meeting of Shareholders commencing on or about      , 2012.

GENERAL INFORMATION ABOUT THE MERGER, ANNUAL MEETING AND VOTING

The following questions and answers address briefly some questions you may have regarding the matters to be voted upon at the Annual Meeting.  These questions and answers may not address all questions that may be important to you as an On Assignment shareholder.  Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.  In this Proxy Statement, the term “Apex Systems” refers to Apex Systems, Inc., a Virginia corporation.

Who is soliciting my vote?

The Board of On Assignment is soliciting your vote at the 2012 Annual Meeting of Shareholders.

How does this Annual Meeting differ from On Assignment’s typical Annual Meeting?

In addition to the annual task of electing directors, conducting an advisory vote on executive compensation and ratifying the appointment of our independent registered public accounting firm, our shareholders will be asked to vote upon a proposal relating to a merger with Apex Systems (which we refer to in this Proxy Statement as the “merger”) which, if completed, will significantly expand our scale of operations, increase our geographic scope, and position us for future growth by adding substantial customers, client relationships and other financial and operational resources.

Why has On Assignment decided to merge with Apex Systems?

We believe that the merger will provide substantial strategic and financial benefits to our company, our shareholders and our customers, including the following:

•	increased size and scale of our company;

•	complimentary areas of expertise for our businesses; and

•	accretive impact to our earnings per share.

Please see “Reasons for the Merger” beginning on page 21 for a detailed discussion of the reasons for and benefits of the merger.

When do you expect the merger to be completed?

We hope to complete the merger as soon as reasonably practicable.  We are working to complete the merger by the end of the second quarter of 2012.  We cannot consummate the merger until the On Assignment shareholders approve the proposal related to the merger described in this Proxy Statement and until the other conditions set forth in the Agreement of Merger, dated as of March 20, 2012, by and among On Assignment, OA Acquisition Corp., a Virginia corporation, Apex Systems, and Jeffrey E. Veatch, as the representative of the shareholders of Apex systems (which we refer to in this Proxy Statement as the “Merger Agreement”), are satisfied or waived by the respective parties to the Merger Agreement.  In addition, other factors outside of our control could require us to complete the merger at a later time or not to complete it at all.  For a discussion of the conditions to the completion of the merger and of the risks associated with the failure to satisfy such conditions, please see “The Merger Agreement” beginning on page 32 and “Risk Factors—The merger may not be completed, which could adversely affect On Assignment’s business operations and stock price.” on page 15.

What are the specific proposals that shareholders will consider with respect to the merger?

There is one proposal related to the merger:

Proposal 1: a proposal to approve the issuance of up to 17,485,898 shares of On Assignment common stock in the merger contemplated by the Merger Agreement, referred to in this Proxy Statement as the “share issuance proposal.”

What other proposals will be voted on at the Annual Meeting?

The other items scheduled to be voted on at the Annual Meeting are:

Proposal 2: the election of Jeremy M. Jones and Edward L. Pierce as directors for three-year terms to expire at our 2015 Annual Meeting;

Proposal 3: an advisory vote to approve named executive officer compensation;

Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

Are there risks I should consider in deciding how to vote on the share issuance proposal?

Yes.  In evaluating the share issuance proposal, you should carefully read this Proxy Statement, including the factors discussed in the section “Risk Factors” beginning on page 15.  You are urged to read this Proxy Statement in its entirety prior to voting or submitting a proxy.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K.  This Proxy Statement and our Annual Report on Form 10-K filed with the SEC on March 14, 2012 are available free of charge on our website (http://www.onassignment.com).

Who may vote at the Annual Meeting?

The Board has set April      , 2012, as the record date for the Annual Meeting.  If you were the owner of shares of On Assignment, Inc. common stock at the close of business on April      , 2012, you may vote at the Annual Meeting.  You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent as a “holder of record”; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 26745 Malibu Hills Road, Calabasas, California 91301, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of On Assignment’s outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business.  This is called a quorum.  Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.  On March 31, 2012, there were 37,575,777 shares of On Assignment common stock outstanding.

How many votes are required to approve each item?

The share issuance proposal requires a FOR vote of the holders of a majority of the total votes cast on the proposal.  The actions contemplated by the share issuance proposal, even if approved by our shareholders, will not occur unless we complete the merger.

Directors are elected by a plurality of the votes cast at the Annual Meeting.  This means that the nominees who receive the largest number of FOR votes cast will be elected as directors.

The advisory vote on executive compensation requires a FOR vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.

The ratification of the appointment of the independent accountants requires the FOR vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting.

How may I cast my votes?

You may vote FOR, AGAINST or ABSTAIN on the vote on the share issuance proposal.

You may either vote FOR or WITHHOLD AUTHORITY TO VOTE for the director nominees.  If you withhold authority to vote with respect to the director nominees, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees.

You may vote FOR, AGAINST or ABSTAIN on the advisory vote on executive compensation and the ratification of the appointment of our independent accountants.

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the share issuance proposal, FOR the director nominees put forth by the Board, FOR the approval of the advisory vote on executive compensation and FOR the appointment of Deloitte & Touche LLP as our independent accountants.

What if I abstain from voting?

If you attend the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the advisory vote on executive compensation and the appointment of our independent accountants, your abstention will have the same effect as a vote against the proposals. If you abstain from voting on the share issuance proposal, your abstention will have no effect on the outcome of the vote on the share issuance proposal.

Will my shares be voted if I do not sign and return my proxy card or vote in person?

If you do not sign and return your proxy card or vote in person, your shares will not be voted at the Annual Meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The share issuance proposal, the election of directors and the advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent accountants is a routine matter.  Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the share issuance proposal, the election of directors or the advisory vote on executive compensation.  However, with regards to the appointment of our independent accountants, your broker will be permitted to vote your shares as its discretion.  You should therefore be sure to provide your broker with instructions on how to vote your shares.  Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether the proposals have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR the share issuance proposal regarding the issuance of up to 17,485,898 shares of On Assignment common stock in the merger;

Proposal 2: FOR Mr. Jones and Mr. Pierce, the director nominees named in this Proxy Statement;

Proposal 3: FOR the proposal regarding an advisory vote to approve named executive officer compensation; and

Proposal 4: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please submit your proxy in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope so that your shares may be voted at the Annual Meeting.

Do I need to send in my stock certificates if the merger is completed?

No.  You will not be required to exchange your certificates representing shares of On Assignment common stock in connection with the merger.  Apex Systems is merging with a wholly owned subsidiary of On Assignment.  In the merger, On Assignment will issue additional shares of its common stock to the shareholders of Apex Systems in exchange for their shares of Apex Systems common stock.  The previously outstanding shares of On Assignment common stock will continue to remain outstanding following the merger.  You will not receive any cash or securities in connection with the merger, but instead you will continue to hold your existing shares of On Assignment common stock.

How do I vote my shares without attending the Annual Meeting?

Shareholders of Record.  If you hold shares directly in your name with On Assignment’s transfer agent, Computershare Investor Services, you are a shareholder of record and you may direct your vote without attending the Annual Meeting.  You may vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided.  You should sign your name exactly as it appears on the proxy card.  If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Beneficial Owner of Shares/Shares Held in Street Name.  If you hold shares in “street name,” you may direct your vote without attending the Annual Meeting by following the voting directions provided by your broker, bank, broker-dealer or similar organization.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet.  If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you later decide not to attend the Annual Meeting.

If you choose to vote in person at the Annual Meeting:

•	if you are a shareholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

•	if you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

Please call (818) 878-7900 to obtain directions to attend the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a proxy card for each account.  To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of On Assignment stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that bank, broker or other holder of record.  This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process.  Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address.  Each shareholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, or if you share an address with another On Assignment shareholder and together both of you would like to receive only a single set of On Assignment annual disclosure documents, please contact our Investor Relations department by telephone at (818) 878-3136.  As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record and your account number.  The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request.  Written requests for such copies should be addressed to On Assignment, Inc., Attention:  Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301.  Please contact our Investor Relations department by telephone at (818) 878-3136 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering to the Secretary of On Assignment a written revocation notice bearing a later date than the proxy card; or

•	voting in person at the Annual Meeting.

How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

SUMMARY

This summary highlights selected information from this Proxy Statement with respect to the proposed merger and may not contain all of the information that is important to you.  To understand the merger fully and for a more complete description of the legal terms of the Merger Agreement and the related agreements, you should carefully read this entire Proxy Statement.  Please see “Where You Can Find Additional Information” beginning on page 98.  We have included references to other portions of this Proxy Statement to direct you to a more complete description of the topics presented in this summary, which you should review carefully in their entirety.

The Companies (see page 17)

On Assignment and OA Acquisition Corp., 26745 Malibu Hills Road, Calabasas, California 91301 (818) 878-7900.

On Assignment is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Life Sciences, Healthcare, Physician, and Information Technology and Engineering.  We provide clients in these markets with short-term or long-term assignments of contract professionals, contract-to-permanent placement and direct placement of these professionals.  Our business consists of four operating segments:  Life Sciences, Healthcare, Physician and Information Technology and Engineering.

OA Acquisition Corp. is a Virginia corporation and a wholly owned subsidiary of On Assignment.  It was formed solely for the purposes of entering into the Merger Agreement with On Assignment and Apex Systems and completing the merger.  It has not conducted any business operations other than those contemplated by the Merger Agreement.

Apex Systems, Inc., 4400 Cox Road, Suite 200, Glen Allen, Virginia 23060 (804) 342-9090.

Apex Systems is an information technology staffing and services firm specializing in recruiting and placing information technology professionals for contract, contract-to-hire and direct placements.  Apex Systems also offers related workforce solutions to their clients.  Apex Systems was founded in 1995 and is headquartered in Richmond, Virginia.  As of March 31, 2012, Apex Systems has a presence in 49 markets throughout the United States, approximately 1,000 full-time employees and over 950 clients.

The Merger (see page 17) and the Merger Agreement (see page 32)

In the merger, OA Acquisition Corp. will merge with and into Apex Systems, with Apex Systems surviving the merger and continuing as a wholly owned subsidiary of On Assignment.

The merger will be completed only after the satisfaction or waiver of the conditions to the completion of the merger set forth in the Merger Agreement.  The Merger Agreement as executed is attached as Annex A to this Proxy Statement.  We encourage you to read the Merger Agreement carefully and fully, as it is the legal document that governs the merger.

Merger Consideration (see page 33)

In the merger, On Assignment will pay $383 million in cash (subject to various adjustments) and issue between 14,304,548 and 17,485,898 shares of On Assignment common stock to the Apex Systems shareholders in exchange for their shares of Apex Systems common stock.  Upon completion of the merger, based on the amount of shares of On Assignment common stock outstanding as of March 31, 2012 of 37,575,777 shares, On Assignment shareholders prior to the merger will own between 68.2% and 72.4% of On Assignment’s outstanding shares of common stock and Apex Systems shareholders prior to the merger will own between 27.6% and 31.8% of On Assignment’s outstanding shares of common stock.  In this Proxy Statement, we refer to the Apex Systems shareholders immediately prior to the merger, who will receive On Assignment common stock in connection with the merger, as “the former Apex Systems shareholders,” and to Jeffrey E. Veatch, in his capacity as the representative of the former Apex Systems shareholders in connection with the merger, as “the Shareholder Representative.”

Based on the closing price per share of On Assignment common stock of $13.68 on March 20, 2012, which is the date on which we publicly announced execution of the Merger Agreement after the end of the full trading day, the dollar value of the shares of On Assignment common stock to be issued as consideration for the merger was approximately $217 million. On a preliminary basis, we estimate that the purchase price will be allocated to the net assets of Apex Systems as follows:

•	Net tangible assets as of December 31, 2011 at estimated fair value: $71.9 million

•	Identifiable intangible assets: $284.3 million

•	Goodwill: $243.8 million

The preliminary estimated amount of goodwill resulting from the merger of $243.8 million generally represents the value of Apex System’s geographic market presence, customer base, management team and staffing platform, growth opportunities and the ability of these elements to contribute to the generation of significant future cash flows.

Based on these amounts, and after reflecting the pro forma adjustments described in the section of this Proxy Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 51, the pro forma diluted earnings per common share of On Assignment for the year ended December 31, 2011 is $0.58.  The unaudited pro forma condensed combined financial statements apply certain assumptions and adjustments which are based upon available information and assumptions that the managements of On Assignment and Apex Systems believe reasonably reflect the merger.

The Investor Rights Agreement (see page 40)

In connection with the closing of the merger, On Assignment, the Shareholder Representative and the former Apex Systems shareholders who will become On Assignment shareholders pursuant to the merger will enter into an Investor Rights Agreement.  In this Proxy Statement, we refer to this agreement as the “Investor Rights Agreement.”

The Investor Rights Agreement imposes certain restrictions on, and provides certain rights to, the former Apex Systems shareholders, in particular with respect to the shares of On Assignment common stock they will receive in the merger.  The terms of the Investor Rights Agreement (i) provide the Shareholder Representative the right to designate up to two directors to the Board, (ii) provide that certain of the former Apex Systems shareholders must vote their shares in favor of matters approved by the Board that are subject to a vote of On Assignment shareholders for a period of 12 months from the closing, and (iii) include provisions intended to prevent a disorderly sale of the shares of On Assignment common stock to be issued in the merger.

The Investor Rights Agreement includes further voting restrictions providing that until the date on which Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch collectively own less than 10% of the outstanding shares of On Assignment common stock, Messrs. Callaghan, Sheridan and Veatch must be present, in person or by proxy, at all shareholders’ meetings of On Assignment so that all their shares of On Assignment common stock may be counted for purposes of determining the presence of a quorum at the meetings.

In addition, the Investor Rights Agreement includes transfer restrictions with respect to the shares of On Assignment common stock to be received in the merger.  These restrictions provide that none of the former Apex Systems shareholders may sell or otherwise transfer any shares of On Assignment common stock for three years after the completion of the merger (subject to certain exceptions and limitations, including, but not limited to, sales pursuant to certain registered offerings).  The Investor Rights Agreement also provides the former Apex Systems shareholders with registration rights with respect to their shares of On Assignment common stock acquired pursuant to the merger.  The former Apex Systems shareholders have certain rights to require On Assignment to register their shares of On Assignment common stock for public resale under the terms of the Investor Rights Agreement.  In addition, if we propose to register any of our shares in a registered public offering, the former Apex Systems shareholders have a right to include their shares in such offering through a valid piggyback registration of shares, subject to the right of the underwriters of an offering to limit the number of shares included in such registration.  Certain of the former Apex Systems shareholders also have a right to transfer shares pursuant to a Rule 10b5-1 plan.

Please see “The Investor Rights Agreement” beginning on page 40 for a description of the terms of the Investor Rights Agreement.

The Share Issuance Proposal (see page 18)

At the Annual Meeting, among other matters, the holders of On Assignment common stock will be asked to consider and vote on the following proposal related to the merger:

Proposal 1:  A proposal to approve the issuance of up to 17,485,898 shares of On Assignment common stock in the merger contemplated by the Merger Agreement.

The action contemplated by this proposal, even if approved by our shareholders, will not occur unless we complete the merger.

THE MERGER WILL NOT BE COMPLETED UNLESS, AMONG OTHER THINGS, THE ON ASSIGNMENT SHAREHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL.  UNDER THE MERGER AGREEMENT, COMPLETION OF THE MERGER IS SUBJECT TO THE SATISFACTION (OR, IF LEGALLY PERMITTED, WAIVER) OF SPECIFIED CLOSING CONDITIONS.  APPROVAL BY THE ON ASSIGNMENT SHAREHOLDERS OF THE SHARE ISSUANCE PROPOSAL IS SUCH A CONDITION, WHICH MAY NOT BE WAIVED BY EITHER ON ASSIGNMENT OR APEX SYSTEMS.

Required Shareholder Approvals (see page 38)

Under the NASDAQ Global Select Market rules, approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the total votes cast on the proposal.

Under the Merger Agreement, completion of the merger is subject to the satisfaction (or, if legally permitted, waiver) of specified closing conditions.  Approval by On Assignment shareholders of the share issuance proposal is one of these conditions, and neither Apex Systems nor On Assignment may waive this condition.

On the record date, directors and executive officers of On Assignment and their affiliates beneficially owned or had the right to vote shares of On Assignment common stock representing approximately      % of the shares of On Assignment common stock outstanding on the record date.  To On Assignment’s knowledge, directors and executive officers of On Assignment and their affiliates intend to vote their shares of On Assignment common stock in favor of the share issuance proposal.

Recommendations of the Board (see page 33)

The Board unanimously (i) determined that it was advisable to and in the best interests of On Assignment and its shareholders for On Assignment to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby, including the merger and the issuance of On Assignment shares in connection with the merger, (ii) adopted resolutions approving the Merger Agreement and the transactions contemplated thereby and (iii) recommended that On Assignment’s shareholders vote for the share issuance proposal.

THE BOARD RECOMMENDS THAT ON ASSIGNMENT SHAREHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

Opinion of On Assignment’s Financial Advisor (see page 24)

On March 19, 2012, Moelis & Company LLC (which we refer to in this Proxy Statement as “Moelis”), financial advisor to On Assignment in connection with the merger, delivered its oral opinion to the Board, which was subsequently confirmed by delivery of Moelis’ written opinion, dated March 19, 2012, to the effect that, as of such date, subject to assumptions and qualifications described in the opinion, the consideration to be paid by On Assignment in the merger was fair from a financial point of view to On Assignment.

The full text of Moelis’ opinion is attached as Annex B to this Proxy Statement.  Moelis’ opinion was provided to the Board for the use and benefit of the Board in its evaluation of the merger.  Moelis’ opinion is directed only to the fairness from a financial point of view to On Assignment of the consideration paid by On Assignment in connection with the merger.  The opinion does not address On Assignment’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to On Assignment.

The opinion does not constitute a recommendation to any shareholder of On Assignment as to how such shareholder should vote with respect to the merger or any other matter.  On Assignment encourages you to read Moelis’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Moelis.

Risk Factors (see page 15)

There are a number of significant risks related to the merger, including the following:

•	If the public markets assign lower values to the Apex Systems business than the values used in negotiating the terms of the merger, the trading price of On Assignment common stock may decline;

•	The merger may not be completed, which could adversely affect On Assignment’s business operations and stock price;

•
The issuance of shares of On Assignment common stock in the merger will substantially reduce the percentage interests of current On Assignment shareholders in the earnings, voting power and market value of On Assignment;

•	On Assignment will incur significant transaction, compliance and other merger-related fees and costs;

•
The public resale by former Apex Systems shareholders of On Assignment common stock received in the merger could have a negative effect on the trading price of On Assignment common stock following completion of the merger;

•	On Assignment will record goodwill and identifiable intangible assets that could become impaired and adversely affect its operating results; and

•	On Assignment will have continuing obligations, which will impact its business and corporate governance.

In addition, On Assignment will be subject to a number of significant risks related to the markets in which it will operate as well as other risks, including the following:

•	If Apex Systems is unable to sustain its rate of growth, the growth prospects and future results of On Assignment are likely to be adversely affected.

Conditions to the Completion of the Merger (see page 38)

The completion of the merger is subject to the satisfaction or, to the extent legally permissible, the waiver of a number of conditions in the Merger Agreement, such as:

•	the following conditions in favor of both On Assignment and Apex Systems (subject to certain limitations and exceptions):

•	the approval by On Assignment shareholders of the share issuance proposal;

•	the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which condition we expect to be satisfied on April 30, 2012);

•	the absence of any law, judgment, injunction or other order by a governmental entity prohibiting or enjoining completion of the merger;

•	the receipt of the approval for listing by the NASDAQ Global Select Market of On Assignment common stock to be issued pursuant to the merger, subject to the official notice of issuance of the stock;

•	compliance in all material respects by the parties with their respective obligations under the Merger Agreement;

•	the absence of breaches of representations and warranties in the Merger Agreement, subject to a material adverse effect qualification;

•	the following conditions in favor of Apex Systems (subject to certain limitations and exceptions):

•	the absence since December 31, 2011 of any change, event or development that has had a material adverse effect on On Assignment;

•	receipt of payment by On Assignment of the merger consideration;

•	the following conditions in favor of On Assignment (subject to certain limitations and exceptions):

•	the receipt of required third-party consents under certain contracts, agreements, licenses, orders or other commitments;

•	the absence since December 31, 2011 of any change, event or development that has had a material adverse effect on Apex Systems; and

•	the receipt of financing for the merger.

Termination of the Merger Agreement (see page 39)

The Merger Agreement may be terminated at any time prior to the completion of the merger in any of the following ways:

•	by mutual written consent of On Assignment and Apex Systems;

•	by either On Assignment or Apex Systems (subject to certain limitations and exceptions):

•	if the merger has not been completed by July 18, 2012 (or such other date to which On Assignment and Apex Systems may agree upon in writing); or

•	if a court or other governmental entity issues an order or injunction preventing completion of the merger, and such order or injunction is final and cannot be appealed;

•	by On Assignment (subject to certain limitations and exceptions):

•
if there has been an uncured breach of any representation, warranty, covenant or other agreement made by Apex Systems in the Merger Agreement, and the breach or failure to perform would result in the applicable closing condition to the merger not being satisfied; and

•	by Apex Systems (subject to certain limitations and exceptions):

•
if there has been an uncured breach of any representation, warranty, covenant or other agreement made by On Assignment or Merger Sub in the Merger Agreement, and the breach or failure to perform would result in the applicable closing condition to the merger not being satisfied.

NASDAQ Listing (see page 29)

It is a condition to the merger that the shares of On Assignment common stock to be issued in the merger be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.  Shares of On Assignment common stock will continue to be traded on the NASDAQ Global Select Market under the symbol “ASGN” immediately following the completion of the merger.

Appraisal Rights (see page 29)

Holders of On Assignment common stock do not have dissenters or appraisal rights under Delaware law in connection with the merger.

Material United States Federal Income Tax Consequences to Existing On Assignment Shareholders (see page 28)

The existing On Assignment shareholders generally should not be subject to any material United States federal income tax consequences solely as a result of the merger.

Anticipated Accounting Treatment (see page 28)

The merger will be accounted for using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States (GAAP) under Accounting Standards Codification (ASC) Topic 805, Business Combinations (ASC 805).  On Assignment will be the acquiring entity for financial reporting purposes and Apex Systems will be treated as the “acquired” company for financial reporting purposes, and the assets and liabilities of Apex Systems will be recorded, as of the completion of the merger, based on their estimated fair values and added to those of On Assignment.

Additional Interests of Directors, Executive Officers and Certain Beneficial Owners (see page 30)

In connection with the merger, none of our directors or officers will receive any transaction bonuses, none of their existing equity awards will vest or become payable on an accelerated basis, and no director or officer of On Assignment has any “change of control” arrangement under an employment agreement or any pension or other benefit plan that would entitle such director or officer to additional compensation or other benefits following completion of the merger.

Selected Historical Data

On Assignment Selected Historical Financial Information

The selected historical financial data set forth below is derived in part from and should be read together with On Assignment’s consolidated financial statements, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in previously filed annual reports on Form 10-K of On Assignment.  The consolidated statement of income data for each of the years ended December 31, 2007, 2008, 2009, 2010 and 2011 and the consolidated balance sheet data as of December 31, 2007, 2008, 2009, 2010 and 2011 were derived from On Assignment’s audited consolidated financial statements, which are included in previously filed annual reports on Form 10-K of On Assignment.  Historical results are not necessarily indicative of results to be expected for future periods.

	Year Ended December 31,
	(in thousands, except share and per share data)
	2011	2010	2009	2008	2007
Revenues	$597,281	$438,065	$416,613	$618,058	$567,180
Cost of services	397,176	288,609	280,245	418,602	387,643
Gross profit	200,105	149,456	136,368	199,456	179,537
Selling, general and administrative expenses	155,706	130,830	121,141	155,942	151,942
Impairment of goodwill	-	15,399	-	-	-
Operating income	44,399	3,227	15,227	43,514	27,595
Interest expense	(2,975)	(8,309)	(6,612)	(9,998)	(12,174)
Interest income	39	141	170	715	1,394
Income (loss) before income taxes	41,463	(4,941)	8,785	34,231	16,815
Provision for income taxes	17,166	4,956	4,078	15,261	7,493
Net income (loss)	$24,297	$(9,897)	$4,707	$18,970	$9,322

Earnings (loss) per share:
Basic	$0.66	$(0.27)	$0.13	$0.53	$0.27
Diluted	$0.64	$(0.27)	$0.13	$0.53	$0.26
Number of shares and share equivalents used to calculate earnings (loss) per share:
Basic	36,876	36,429	36,011	35,487	35,138
Diluted	37,758	36,429	36,335	35,858	35,771

Balance Sheet Data (at end of period):
Cash and cash equivalents	$17,739	$18,409	$25,974	$46,271	$37,764
Working capital	74,705	50,596	62,238	91,192	79,009
Total assets	410,665	341,116	343,462	401,850	384,680
Long-term liabilities	107,513	76,579	84,847	129,805	140,803
Shareholders’ equity	246,743	219,487	226,661	218,514	193,034

Apex Systems Selected Historical Financial Information

The selected historical financial data set forth below is derived in part from and should be read together with Apex System’s financial statements, the related notes and “Information about Apex Systems—Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Proxy Statement.  The statement of income data for each of the years ended December 29, 2007, December 27, 2008, December 26, 2009, December 25, 2010 and December 31, 2011 and the balance sheet data as of the same dates were derived from Apex System’s audited financial statements appearing in the annexes to this Proxy Statement and the books and records of Apex Systems.  Historical results are not necessarily indicative of results to be expected for future periods.

	Year Ended
	(in thousands)
	December 31, 2011	December 25, 2010	December 26, 2009	December 27, 2008	December 29, 2007
Net sales	$705,228	$546,996	$383,468	$402,233	$398,481
Cost of sales	511,825	391,589	270,456	273,974	272,691
Gross margin	193,403	155,407	113,012	128,259	125,790
Operating expenses	146,190	127,238	83,780	93,785	102,392
Income from operations	47,213	28,169	29,232	34,474	23,398
Total other expenses	(3,060)	(2,644)	(1,359)	(3,964)	(2,570)
Net income	$44,153	$25,525	$27,873	$30,510	$20,828

Balance Sheet Data (at end of period):
Cash	$7,132	$7,588	$977	$6,020	$73
Working capital	72,907	70,117	52,730	51,444	32,795
Total assets	135,915	124,817	73,343	76,193	72,155
Long-term liabilities	95,623	75,387	39,691	54,315	4,009
Shareholders’ equity (deficit)	(13,520)	4,387	16,563	6,176	31,367

Selected Unaudited Pro Forma Condensed Combined Financial Information

The merger will be accounted for by using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America, or GAAP.  The tangible and identifiable intangible assets and liabilities of Apex Systems will be recorded as of the closing date of the merger, at their respective estimated fair values, and assumed by and added to those of On Assignment.  For a detailed description of the purchase accounting method, please see “The Merger—Anticipated Accounting Treatment” beginning on page 28.

The following selected unaudited pro forma condensed combined balance sheet information as of December 31, 2011 and the selected unaudited pro forma condensed combined statement of income information for the year ended December 31, 2011 are based on the separate historical consolidated financial statements of On Assignment and Apex Systems, and reflect the merger and related events and apply the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements.  The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements beginning on page 53 of this Proxy Statement.  The selected unaudited pro forma condensed combined balance sheet as of December 31, 2011 reflects the merger and related events as if they had been consummated on December 31, 2011.  The selected unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 reflects the merger and related events as if they had been consummated on January 1, 2011.

The pro forma adjustments are based upon available information and assumptions that the managements of On Assignment and Apex Systems believe reasonably reflect the merger.  The selected unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any integration activities resulting from the transaction.  In addition, the selected unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.  The final purchase price allocation, which will be determined subsequent to the closing of the merger, and its effect on results of operations may differ significantly from the pro forma amounts included in the selected unaudited pro forma condensed combined financial statements.  The amounts allocated to identifiable intangible assets and goodwill represent the managements’ best estimate as of the date of this Proxy Statement.  We present the unaudited pro forma condensed combined financial statements for informational purposes only.  The selected pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger as of the dates indicated.  In addition, the selected unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of On Assignment.

The following selected unaudited pro forma condensed combined financial information (a) has been derived from, and should be read together with, the unaudited pro forma condensed combined financial statements and the accompanying notes included in this Proxy Statement beginning on page 51 and (b) should be read together with the consolidated financial statements of On Assignment and Apex Systems and other information filed by On Assignment with the SEC and incorporated by reference in this Proxy Statement.  Please see “Where You Can Find Additional Information” beginning on page 98.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
For the Year Ended December 31, 2011
(in thousands, except share and per share data)

Income Statement Data:	Pro Forma Combined
Revenues	$1,302,509
Cost of services	909,001
Gross profit	393,508
Selling, general and administrative expenses	317,372
Operating income	76,136
Interest income	39
Interest expense	(24,734)
Other expense	(156)
Income before income taxes	51,285
Provision for income taxes	21,095
Net income	$30,190

Basic earnings per share	$0.59
Weighted average number of shares outstanding	51,181

Diluted earnings per share	$0.58
Weighted average number of shares and dilutive shares outstanding	52,063

Balance Sheet Data (at end of period):
Cash and cash equivalents	$13,489
Working capital	158,711
Total assets	1,077,609
Long-term liabilities	529,352
Shareholders’ equity	454,337

Closing Price of On Assignment Common Stock

The following table includes the closing prices per share of On Assignment common stock as reported on the NASDAQ Global Select Market on:

•	March 20, 2012, the last trading day prior to the public announcement of the execution of the Merger Agreement, and

•	, 2012, the most recent practicable date prior to the mailing of this Proxy Statement to the On Assignment shareholders.

	On Assignment Common Stock Closing Price Per Share
March 20, 2012		$13.68
, 2012	$

NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Proxy Statement, and in documents that are incorporated by reference in this Proxy Statement, that are subject to risks and uncertainties.  These statements are based on the current beliefs and assumptions of our management.  Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of On Assignment or Apex Systems.  Forward-looking statements include the information in this Proxy Statement regarding:

•	management forecasts;

•	regulatory matters;

•	financial projections and estimates;

•	efficiencies/cost avoidances;

•	cost savings;

•	income and margins;

•	earnings per share;

•	growth;

•	economies of scale;

•	combined operations;

•	the economy;

•	future economic performance;

•	conditions to, and the timetable for, completing the merger;

•	future acquisitions and dispositions;

•	litigation;

•	potential and contingent liabilities;

•	management’s plans;

•	business portfolios;

•	taxes; and

•	merger and integration-related expenses.

These statements may be preceded by, followed by or otherwise include the words “may,” “will,” “should,” “could,” “would,” “potential,” “possible,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “hopes” or similar expressions.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Forward-looking statements are not guarantees of performance.  You should understand that the following important factors, in addition to those discussed in “Risk Factors” beginning on page 15 and elsewhere in this Proxy Statement, and in the documents which are incorporated by reference in this Proxy Statement, could affect the future results of On Assignment, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	the ability of On Assignment and Apex Systems to satisfy all conditions precedent to the completion of the merger;

•	the ability of On Assignment and Apex Systems to integrate their operations successfully;

•	the timing of the integration of On Assignment and Apex Systems necessary to achieve enhanced earnings or realize cost savings;

•	the retention of existing, and continued attraction of additional customers and employees;

•	unexpected costs or unexpected liabilities related to the merger, or the effects of purchase accounting that may be different from our current expectations;

•	the effects of uncertainty surrounding the merger that may cause the business of On Assignment to suffer;

•	other economic, business and competitive factors;

•	the costs and other effects of any legal proceedings;

•	the impact on the trading price of On Assignment common stock of resales in the public market of shares of On Assignment common stock received by former Apex Systems shareholders in the merger;

•	changes in accounting policies, practices or their interpretations; and

•	the factors described in On Assignment’s reports filed with the SEC.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement or the date of any document incorporated by reference.

All written and oral forward-looking statements concerning the merger or other matters addressed in this Proxy Statement or incorporated by reference in this Proxy Statement and attributable to On Assignment or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable law or regulation, On Assignment undertakes no obligation to release any revisions or updates to such forward-looking statements to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

RISK FACTORS

On Assignment shareholders should carefully read and consider the following risk factors, as well as the other information contained and referred to in this Proxy Statement, before voting at the Annual Meeting.

Risks Relating to the Merger

If the public markets assign lower values to the Apex Systems business than the values used in negotiating the terms of the merger, the trading price of On Assignment common stock may decline.

The stock of Apex Systems is not publicly traded, so there is no current market-based valuation for Apex Systems’ business.  In negotiating the merger, we used what we believe to be a reasonable valuation for Apex Systems and considered the advice of our financial advisor in the merger.  The public markets may not value the Apex Systems business in the same manner as we have valued it for purposes of negotiating the terms of the merger.  If either On Assignment’s future financial performance is materially better than projected (and Apex Systems does not also perform materially better), or if Apex Systems’ future financial performance is materially lower than projected (and On Assignment’s performance is not similarly lower), the market may conclude that the value assigned to Apex Systems in the merger was too high.  In any of these events, the trading price of On Assignment common stock may decline.

The merger may not be completed, which could adversely affect On Assignment’s business operations and stock price.

To complete the merger, On Assignment shareholders must approve the issuance of shares of On Assignment common stock as contemplated by the Merger Agreement.

In addition, the Merger Agreement contains additional closing conditions, which are described in the section “The Merger Agreement” on page 32, including On Assignment’s receipt of debt financing in the amount of $540 million, which we refer to in this proxy as the “debt financing,” from Wells Fargo Bank, National Association, Bank of America, N.A., and Deutsche Bank Trust Company Americas.  These conditions may not be satisfied or waived.

If we are unable to complete the merger, On Assignment would be subject to a number of risks, including the following:

•	On Assignment would not realize the benefits of the merger; and

•	the trading price of On Assignment common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

The occurrence of either of these events individually or in combination could have a material adverse effect on the results of operations, financial position and cash flows of On Assignment or the trading price of our common stock.

The issuance of shares of On Assignment common stock in the merger will substantially reduce the percentage interests of current On Assignment shareholders in the earnings, voting power and market value of On Assignment.

On Assignment will issue between 14,304,548 and 17,485,898 shares of On Assignment common stock in the merger.  Upon completion of the merger and the issuance of these shares, based on the amount of shares of On Assignment common stock outstanding as of March 31, 2012 of 37,575,777 shares, On Assignment shareholders prior to the merger will own between 68.2% and 72.4% of On Assignment’s outstanding shares of common stock and the former Apex Systems shareholders will own between 27.6% and 31.8% of On Assignment’s outstanding shares of common stock.  The issuance of shares of On Assignment common stock in the merger will cause a significant reduction in the relative percentage interests of current On Assignment shareholders in earnings, voting power and market value of On Assignment.

The merger is expected to be accretive to On Assignment shareholders in 2012, and the accretive nature of the transaction is expected to result in increased earnings per share over time.  The extent and duration of any accretion will depend on several factors, including the amount of merger-related expenses it incurs that are charged against its earnings, the number of shares which will be issued to the former Apex shareholders under the Merger Agreement and the results of operations of Apex Systems, which will not be known until after the merger is completed.  If expenses charged against earnings are higher than the Board expected, the number of shares which will be issued to the former Apex shareholders under the Merger Agreement is greater than expected or Apex Systems does not achieve the revenue and earnings growth projected by the Board, the amount of accretion in 2012 could be less than currently anticipated and the merger may not turn out to be accretive to current On Assignment shareholders (or may be less accretive than currently anticipated).  In such event, the trading price of On Assignment common stock may decline.

After reflecting the pro forma adjustments as described in “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 51, the pro forma diluted earnings per common share of On Assignment for the year ended December 31, 2011 is $0.58.  These unaudited pro forma condensed combined financial statements apply certain assumptions and adjustments which are based upon available information and assumptions that the managements of On Assignment and Apex Systems believe reasonably reflect the merger.

On Assignment will incur significant transaction, compliance and other merger-related fees and costs.

On Assignment expects to incur costs associated with combining the operations of its business with those of Apex Systems, as well as transaction fees and other costs related to the merger.  The total cost to consummate the transaction is estimated to be approximately $7.5 million, which does not include the costs to be borne by Apex Systems.  The amount of transaction costs expected to be incurred is a preliminary estimate and subject to change.  In addition, it is expected that On Assignment’s costs related to legal and regulatory compliance may increase substantially, at least in the near term, because Apex Systems has not previously been required to comply with the reporting, internal control, public disclosure and similar legal and regulatory compliance obligations and requirements applicable to publicly traded companies.  Although On Assignment expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term or at all.

The public resale by former Apex Systems shareholders of On Assignment common stock received in the merger could have a negative effect on the trading price of On Assignment common stock following completion of the merger.

In the merger, we will issue between 14,304,548 and 17,485,898 shares of On Assignment common stock to the shareholders of Apex Systems.  None of these shares will be registered under the Securities Act of 1933, and they will only be able to be resold pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws).  The shares will be subject to contractual restrictions under the terms of the Investor Rights Agreement.  The former Apex Systems shareholders have certain rights to require On Assignment to register their shares for public resale under the terms of the Investor Rights Agreement.  In addition, if we propose to register any of our shares in a registered public offering, the former Apex Systems shareholders have a right to include their shares in such offering through a valid piggyback registration of shares, subject to the right of the underwriters of an offering to limit the number of shares included in such registration.  Please see “The Investor Rights Agreement” beginning on page 40 for a description of the terms of the Investor Rights Agreement.

If all or a substantial portion of these shares of our common stock issued in the merger are resold into the public markets, such transactions may cause a decline in the trading price of our common stock.

On Assignment will record goodwill and identifiable intangible assets that could become impaired and adversely affect its operating results.

Under GAAP, the merger will be accounted for under the acquisition method of accounting as a purchase by On Assignment of Apex Systems.  Under the acquisition method of accounting, the total implied purchase price paid by On Assignment in the merger will be allocated to Apex Systems’ tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the merger.  The excess of the purchase price over those fair values will be recorded as goodwill.  We expect that the merger will result in the creation of goodwill based upon the application of acquisition accounting.  The unaudited pro forma condensed combined financial statements contained in this Proxy Statement beginning on page 51 reflect an estimate of goodwill resulting from the merger amounting to $243.8 million.  As a result of the merger, total pro forma goodwill of $473.0 million would represent 44% of the total combined pro forma assets of $1.1 billion.  Please see Note 3(c), “Goodwill” of Notes to Unaudited Pro Forma Condensed Combined Financial Statements beginning on page 55 for a discussion of the factors contributing to the estimated amount of goodwill resulting from the merger.  To the extent the value of goodwill or identifiable intangible assets become impaired, On Assignment may be required to incur material non-cash charges relating to such impairment.  Such a potential impairment charge could have a material and adverse impact on On Assignment’s operating results.

On Assignment will have continuing contractual obligations, which will impact its business and corporate governance.

The Merger Agreement includes obligations of On Assignment and the former Apex Systems shareholders, which will continue following completion of the merger.  These obligations include indemnification obligations, which may entitle On Assignment to seek recovery from the former Apex Systems shareholders for losses related to representations and pre-merger actions or omissions of Apex Systems.  In addition, the Investor Rights Agreement and Non-Compete Agreements include obligations that will be in effect after the completion of the merger, including board matters, registration rights and restrictions on competitive activities by former Apex shareholders.

If Apex Systems is unable to sustain its rate of growth, the growth prospects and future results of On Assignment are likely to be adversely affected.

Over the past eight years, Apex Systems has undergone revenue and earnings growth.  This growth has come from Apex Systems’ focus on information technology staffing, increased market share with existing clients, addition of new clients, national presence and infrastructure that promotes high operating leverage.  There is no assurance that Apex Systems will be able to continue this pace of growth in the future.  Such growth also could be negatively affected by many factors, including future technology industry conditions, the effects of integration with the On Assignment business or macroeconomic events.  If, following the merger, Apex Systems’ growth rate slows, or if it fails to grow at the pace anticipated by On Assignment, the growth prospects and future results of On Assignment are likely to be adversely affected.

THE MERGER

The Companies

On Assignment, Inc.
OA Acquisition Corp.
26745 Malibu Hills Road
Calabasas, California 91301
(818) 878-7900

On Assignment is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Life Sciences, Healthcare, Physician, Information Technology and Engineering.  We provide clients in these markets with short-term or long-term assignments of contract professionals, contract-to-permanent placement and direct placement of these professionals.  Our business consists of four operating segments:  Life Sciences, Healthcare, Physician and Information Technology and Engineering.

Our Life Sciences segment includes our domestic and international life science staffing businesses.  We provide locally-based contract life science professionals to clients in the biotechnology, pharmaceutical, food and beverage, medical device, personal care, chemical, automotive, educational and environmental industries.  Our contract professionals include chemists, clinical research associates, clinical lab assistants, engineers, biologists, biochemists, microbiologists, molecular biologists, food scientists, regulatory affairs specialists, lab assistants, biostatisticians, drug safety specialists, SAS programmers, medical writers, and other skilled scientific professionals.

Our Healthcare segment includes our Nurse Travel and Allied Healthcare lines of business.  We offer our healthcare clients locally-based and traveling contract professionals, from a number of healthcare medical financial and allied occupations.  Our contract professionals include nurses, specialty nurses, health information management professionals, dialysis technicians, surgical technicians, imaging technicians, x-ray technicians, medical technologists, medical assistants, pharmacists, pharmacy technicians, respiratory therapists, phlebotomists, coders, billers, claims processors and collections staff, and dental professionals - including dental assistants, hygienists and dentists and rehabilitation therapists.

Our Physician segment consists of VISTA Staffing Solutions, Inc., or VISTA, which we acquired on January 3, 2007.  VISTA, based in Salt Lake City, Utah, is a leading provider of physician staffing, known as locum tenens, and permanent physician search services.  We provide short and long-term locum tenens services and full-service physician search and consulting services, primarily in the United States, with some locum tenens placements in Australia and New Zealand.  We work with physicians in a wide range of specialties, placing them in hospitals, community-based practices and federal, state and local facilities.

Our Information Technology and Engineering segment consists of Oxford Global Resources, Inc., or Oxford, which we acquired on January 31, 2007.  Oxford, based in Beverly, Massachusetts, delivers high-end consultants with expertise in specialized information technology, hardware and software engineering and mechanical, electrical, validation and telecommunications engineering fields.  We combine international reach with local depth, serving clients through a network of Oxford International recruiting centers in the United States and Europe, and Oxford & Associates branch offices in major metropolitan markets across the United States.

On Assignment was incorporated in 1985. Our principal executive office is located at 26745 Malibu Hills Road, Calabasas, California 91301, and our telephone number is (818) 878-7900.  We have approximately 76 branch offices in 24 states within the United States and in six foreign countries.

Shares of On Assignment common stock are traded on the NASDAQ Global Select Market under the symbol “ASGN.”

For additional information about On Assignment and its business, please see “Incorporation by Reference” beginning on page 98 and “Where You Can Find Additional Information” beginning on page 98.

OA Acquisition Corp. is a Virginia corporation and a wholly owned subsidiary of On Assignment.  It was formed solely for the purposes of entering into the Merger Agreement with On Assignment and Apex Systems and completing the merger.  It has not conducted any business operations other than those contemplated by the Merger Agreement.

Apex Systems, Inc.
4400 Cox Road
Suite 200
Glen Allen, Virginia 23060
(804) 342-9090

Apex Systems is an information technology staffing and services firm specializing in recruiting and placing information technology professionals for contract, contract-to-hire and direct placements.  Apex Systems also offers related workforce solutions to their clients.  Apex Systems was founded in 1995 and is headquartered in Richmond, Virginia.  As of March 31, 2012, Apex Systems has a presence in 49 markets throughout the United States, approximately 1,000 full-time employees and over 950 clients.

Apex Systems serves Fortune 500, mid-market and emerging companies from a wide variety of industries including financial services, business services, consumer industrials, technology, healthcare, government services, communications and others.  Since 2006, it has placed over 55,000 candidates at over 2,100 clients.  Apex Systems has a full service of offerings, including staff augmentation, recruitment process outsourcing, sourcing through skill-based recruiting centers and managed solutions.

Apex Systems provides skilled professionals to clients that require technical, network and telecommunications support related to information technology infrastructure, technical project management, business application expertise in a variety of technical areas and other technical expertise.

Apex Systems is a privately held corporation.  Its principal shareholders are Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch.

For additional information about Apex Systems and its business, please see “Information about Apex Systems” beginning on page 44 and “Where You Can Find Additional Information” beginning on page 98.

The Share Issuance Proposal

At the Annual Meeting, among other matters, the holders of On Assignment common stock will be asked to consider and vote on the following proposal related to the merger:

Proposal 1:  A proposal to approve the issuance of up to 17,485,898 shares of On Assignment common stock in the merger contemplated by the Agreement of Merger, dated as of March 20, 2012, by and among On Assignment, OA Acquisition Corp., Apex Systems and Jeffrey E. Veatch, as Shareholder Representative.

THE MERGER WILL NOT BE COMPLETED UNLESS, AMONG OTHER THINGS, THE ON ASSIGNMENT SHAREHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL.  UNDER THE MERGER AGREEMENT, COMPLETION OF THE MERGER IS SUBJECT TO THE SATISFACTION (OR, IF LEGALLY PERMITTED, WAIVER) OF SPECIFIED CLOSING CONDITIONS.  APPROVAL BY THE ON ASSIGNMENT SHAREHOLDERS OF THE SHARE ISSUANCE PROPOSAL IS SUCH A CONDITION, WHICH MAY NOT BE WAIVED BY EITHER ON ASSIGNMENT OR APEX SYSTEMS.

The share issuance proposal is intended to satisfy the listing requirements of the NASDAQ Global Select Market.

Background of the Merger

The Board of On Assignment regularly reviews with senior management strategic direction, opportunities available for growth and developments in the staffing industry.  These reviews include periodic internal discussions of projected financial performance and potential acquisitions, dispositions and business combinations with third parties that would increase shareholder value and further On Assignment’s strategic objectives, as well as the potential benefits and risks of those potential transactions.

Mr. Dameris, the Chief Executive Officer and President of On Assignment, and Mr. Sheridan, the Co-Chief Executive Officer of Apex Systems, have met from time to time to discuss the industry and their companies.  In April 2010, Mr. Dameris contacted Mr. Sheridan regarding a meeting about their companies and a potential transaction in which On Assignment would acquire Apex Systems.  On May 14, 2010, Mr. Dameris and Mr. Brill, Senior Vice President of Finance and Chief Financial Officer of On Assignment, met with Mr. Sheridan and Mr. Hanson, Chief Financial Officer of Apex Systems, in Alexandria, Virginia, so they could become familiar with each other and their respective companies.

On May 20, 2010, the Board met in a regularly scheduled meeting and discussed acquisition opportunities.  Mr. Dameris and Mr. Brill updated the Board on their communications with and regarding Apex Systems.  On May 24, 2010, On Assignment furnished a preliminary and non-binding proposal to Apex Systems that reflected On Assignment’s interest in exploring the possibility of the acquisition of all of Apex Systems’ outstanding capital stock for a total consideration in the range of $300 million to $340 million in the form of cash, equity and an earn-out.  Afterwards, Mr. Dameris kept the members of the Board updated on the status and progress of discussions with Apex Systems.

On June 4, 2010, On Assignment entered into a Non-Disclosure Agreement with Apex Systems.  On June 8, 2010, Mr. Dameris, Mr. Brill, Mr. McGowan, President of On Assignment’s Information Technology and Engineering division, Oxford, Mr. Hanson, Mr. Sheridan and Mr. Veatch, Co-Chief Executive Officer of Apex Systems, met in New York.  Representatives from On Assignment and Apex Systems made management presentations about each company.

On June 11, 2010, Mr. Dameris and Mr. Brill met with Mr. Hanson and Mr. Callaghan, Co-Chief Executive Officer of Apex Systems, at the offices of Apex Systems.  On June 17, 2010, management representatives from On Assignment and Apex Systems participated on a conference call together.

On June 29, 2010, Mr. Dameris apprised the Board on the status and progress of discussions with Apex Systems.  Mr. Dameris informed the Board regarding the potential terms of the acquisition, the importance of a financing contingency in the merger, and Apex Systems’ fit into On Assignment’s overall corporate strategy.

During the months of June and July 2010, members of On Assignment’s senior management continued to evaluate the potential combination with Apex Systems and discussed with members of Apex Systems senior management the general parameters of a mutually agreeable potential transaction.  Mr. Dameris kept the members of the Board updated on the status and progress of discussions with Apex Systems.  In mid-July 2010, Mr. Sheridan informed Mr. Dameris that Apex Systems would not participate in further acquisition discussions with On Assignment at that time.

On September 2, 2010, the Board met at a regularly scheduled meeting.  During this meeting, the Board reviewed with senior management potential business combinations.  Mr. Dameris discussed acquisition activities and philosophies to position the company for growth.

On October 6, 2010, Mr. Hanson visited On Assignment’s offices in Calabasas.

During 2011, Mr. Dameris and Mr. Sheridan kept in contact about the status of their businesses.  In December 2011, Mr. Dameris spoke with Mr. Sheridan and discussed a potential transaction in which On Assignment would acquire Apex Systems.

On January 15, 2012, at the request of Apex Systems, Wells Fargo Securities, LLC (which we refer to in this Proxy Statement as “Wells Fargo Securities”), financial advisor to Apex Systems, discussed the framework for a potential On Assignment and Apex Systems combination with Mr. Dameris.

On January 25, 2012, in order to engage in further discussions with Apex Systems and to ensure the confidentiality of non-public information regarding the two companies, On Assignment and Apex Systems entered into a Mutual Non-Disclosure Agreement.

On January 27, 2012, the Board met to discuss various acquisition opportunities.  During this meeting, the Board reviewed with senior management the potential acquisition of Apex Systems.  Following these discussions, the Board authorized management to continue to explore the potential acquisition of Apex Systems.

On February 1, 2012, Mr. Dameris sent to Apex Systems a letter of intent providing for an acquisition of Apex Systems for $573 million in consideration, consisting of $370 million in cash and approximately $203 million in shares of On Assignment common stock.  Mr. Dameris also proposed that Apex Systems should be able to appoint two directors to the Board, with additional observation rights.  During the first part of February 2012, Mr. Dameris spoke with a representative of Wells Fargo Securities and discussed potential parameters of the acquisition.

On February 3, 2012, Apex Systems entered into a written engagement letter with Wells Fargo Securities to act as its financial advisor in connection with the merger.

Also on February 3, 2012, the Board met and On Assignment’s senior management provided updates as to the progress of discussions with Apex Systems regarding the potential business combination.  The Board asked questions to representatives of Moelis, financial advisor to On Assignment, regarding the potential financial aspects of a transaction with Apex Systems.  Following these discussions, the Board authorized management to continue to explore the potential acquisition of Apex Systems.

On February 14, 2012, Wells Fargo Securities delivered to On Assignment a draft of Apex Systems’ counterproposal providing for $620 million in consideration, consisting of $370 million in cash and approximately $250 million in shares of On Assignment common stock.  Representatives of Wells Fargo Securities also provided updated financial information regarding Apex Systems.  The counterproposal provided for registration rights for Apex Systems shareholders who would receive shares of On Assignment common stock pursuant to the merger, including demand registration rights immediately after the closing of the merger and an unlimited number of underwritten shelf offerings and piggyback registrations until the Apex Systems shareholders owned less than 5% of the outstanding shares of On Assignment common stock.  The counterproposal also provided for no escrow, no survival of Apex Systems’ representations and warranties after the closing of the merger, subject to certain exceptions, and the right to appoint three new directors to the Board so long as Apex Systems shareholders own at least 30% of the outstanding shares of On Assignment.

On February 17, 2012, the Board met and senior management provided the Board with, among other things, an update as to the progress of discussions with Apex Systems.  The Board asked questions to representatives of Moelis regarding the counterproposal from Apex Systems.  The Board authorized the On Assignment senior management to continue to pursue a potential acquisition of Apex Systems.

During the weeks of February 19, 2012 and February 26, 2012, Mr. Dameris individually updated On Assignment’s outside directors to discuss the potential acquisition and a counterproposal to Apex Systems.

On February 20, 2012, Moelis delivered to Wells Fargo Securities an updated summary of terms of the acquisition of Apex Systems by On Assignment that provided for the acquisition of Apex Systems for $600 million of consideration, consisting of $368 million in cash and $232 million in shares of On Assignment common stock.  The proposal also provided for Apex Systems to nominate two directors to the Board.  On February 22, 2012, a representative from Wells Fargo Securities called Mr. Dameris and informed him that Apex Systems was willing to explore the potential acquisition if a deal could be possible on the proposed financial terms, subject to resolution of corporate governance and employee benefits issues.

On February 23, 2012, Mr. Blazer, Mr. Hanson, Mr. Sheridan, Mr. Veatch and Mr. Callaghan from Apex Systems, as well as representatives from Wells Fargo Securities, met with Mr. Dameris, Mr. Brill and representatives from Moelis at On Assignment’s corporate headquarters.

On February 24, 2012, On Assignment and Apex Systems signed an Exclusivity Agreement to facilitate further discussion between the parties on an exclusive basis.

During the week of February 27, 2012, the parties began exchanging due diligence lists and commenced diligence, a process which continued until the signing of the Merger Agreement.

On March 1, 2012, representatives of Moelis delivered to Wells Fargo Securities an updated summary of terms of the acquisition of Apex Systems by On Assignment that provided for the acquisition of Apex Systems for $600 million of consideration, consisting of $368 million in cash and $232 million in shares of On Assignment common stock.  The proposal also provided for Apex Systems to nominate two directors to the Board.

On March 5, 2012, the Board met, together with representatives of Moelis, to discuss the potential acquisition.  Representatives of Moelis informed the Board of the current terms of the On Assignment proposal and the Apex Systems counter-proposal, as well as a comparison of potential financing structures and terms. The Board authorized the On Assignment senior management to continue to pursue a potential acquisition of Apex Systems.

On March 8, 2012, management of On Assignment and Apex Systems and representatives of Moelis and Wells Fargo Securities met in New York to discuss the status of the transaction and negotiations, as well as the due diligence and reverse due diligence process, potential financing structures and terms and the status of the legal documentation.  Representatives of each of Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and Bank of America, N.A. joined the meeting to discuss the potential financing structures and terms.

Also on March 8, 2012, Troutman Sanders LLP distributed a proposed draft of the Merger Agreement to On Assignment’s outside legal counsel, Latham & Watkins LLP.  On March 10, 2012, Latham & Watkins LLP distributed drafts of the Investor Rights Agreement and non-competition agreements to Troutman Sanders LLP.

During the week of March 12, 2012, representatives of each of On Assignment, Moelis, Latham & Watkins LLP, Apex Systems, Wells Fargo Securities and Troutman Sanders LLP continued to negotiate the terms of the Merger Agreement, the Investor Rights Agreement, the non-competition agreements and related agreements, and continued their due diligence.

On March 13, 2011 Latham & Watkins LLP distributed a revised draft of the Merger Agreement, which provided for more fulsome representations and warranties from Apex Systems and related indemnification provisions, among other changes.

Also on March 13, 2012, the Board met and received an update on the discussions with Apex Systems.  Representatives of Latham & Watkins LLP advised the Board with respect to the key terms of the agreements.  Also at this meeting, representatives of Moelis reviewed with the Board preliminary accretion and dilution analyses in connection with the potential On Assignment common stock to be issued to Apex Systems shareholders as part of the aggregate merger consideration.

Troutman Sanders LLP distributed a revised draft of the Merger Agreement and the Investor Rights Agreement on March 13, 2012.  From March 13 to March 20, 2012, representatives of each of On Assignment, Apex Systems and their financial and legal advisors negotiated the final terms of the Merger Agreement, including the working capital amounts, indemnification, reverse break-up fee and corporate governance provisions.

On March 15, 2012, On Assignment entered into a written engagement letter with Moelis to act as its financial advisor in connection with the transaction.

On March 18, 2012, the Apex Systems board of directors met and reviewed an update on the discussions with On Assignment.  Representatives of Troutman Sanders LLP summarized the key terms of the agreements.  The Apex Systems board of directors asked questions to Troutman Sanders LLP regarding the agreements, and asked questions to Wells Fargo Securities regarding the financial terms in the proposed transaction.

On March 19, 2012, the Board met and received an update on the discussions with Apex Systems.  Representatives of Latham & Watkins LLP summarized the key terms of the agreements and representatives of Moelis rendered an oral opinion, which was confirmed by delivery of a written opinion of Moelis dated March 19, 2012, to the effect that, as of such date, and subject to the assumptions and qualifications set forth in its opinion, the consideration to be paid by On Assignment in the merger was fair from a financial point of view to On Assignment.  The Board asked questions of representatives of Moelis and Latham & Watkins LLP and discussed the financial and legal terms of the transaction.  Following extensive discussion, the Board unanimously (1) determined that it was advisable to and in the best interests of On Assignment and its shareholders for the Company to execute, deliver and perform its obligations under the proposed Merger Agreement and to consummate the transactions contemplated thereby, including the merger and the issuance of On Assignment shares in connection with the merger, (2) adopted resolutions approving the issuance of the shares in connection with the proposed Merger Agreement and the transactions contemplated thereby and (3) recommended that On Assignment’s shareholders vote for the issuance of the shares in connection with the acquisition.  The Board authorized the appropriate officers of On Assignment to finalize, execute and deliver the Merger Agreement and related documentation.

On March 20, 2012, the Apex Systems board of directors met and reviewed an update on the status of the key terms discussed by Troutman Sanders LLP at a prior meeting.  Troutman Sanders LLP also advised the Apex Systems board of directors regarding its fiduciary duties under Virginia law and the members of the Apex Systems board of directors had an opportunity to ask questions.  Wells Fargo Securities provided an update of the financial terms of the proposed transaction.  Following discussion, the Apex Systems board of directors unanimously (1) determined that the proposed merger, the Merger Agreement and related plan of merger were advisable, fair to, and in the best interests of Apex Systems and its shareholders, and (2) recommended that the Apex Systems shareholders adopt and approve the proposed merger, Merger Agreement and related plan of merger.

On March 20, 2012, On Assignment executed commitment letters from Wells Fargo Bank, National Association, Bank of America, N.A. and Deutsche Bank Trust Company Americas providing for up to $540 million in loans to finance the transaction.

On March 20, 2012, Latham & Watkins LLP and Troutman Sanders LLP finalized negotiation of the Merger Agreement, which was signed that day after the close of market trading by authorized officers of On Assignment and Apex Systems.

On Assignment and Apex Systems issued a joint press release announcing the merger and the execution of the agreements on March 20, 2012.

On March 21, 2012, the shareholders of Apex Systems approved the proposed merger, Merger Agreement and related plan of merger by unanimous written consent.

Recommendation of the Board

The Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the merger and the issuance of shares of On Assignment common stock in the merger, are advisable, fair to and in the best interests of On Assignment and On Assignment shareholders and approved the Merger Agreement and the transaction contemplated thereby.  THE BOARD RECOMMENDS THAT ON ASSIGNMENT SHAREHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

Reasons for the Merger

The Board, with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the terms of the merger on behalf of On Assignment, including the terms and conditions of the Merger Agreement and the other related agreements.  On March 19, 2012, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the merger and the issuance of shares of On Assignment common stock in the merger, are advisable, fair to and in the best interests of On Assignment and the On Assignment shareholders, approved the Merger Agreement and the transaction contemplated thereby and recommended that On Assignment shareholders vote “FOR” the share issuance proposal.

In reaching its decision to approve the Merger Agreement and the transactions contemplated thereby and recommend that On Assignment shareholders vote “FOR” the share issuance proposal, the Board consulted with On Assignment management and independent advisors in connection with the merger, including Moelis, On Assignment’s financial advisor, and Latham & Watkins LLP, On Assignment’s outside legal counsel, considered various material factors described below, and received presentations from Latham & Watkins LLP regarding the Merger Agreement, the Investor Rights Agreement and the related transaction documents and from Moelis regarding its financial analyses.  Among the material information and factors considered by the Board were the following:

•	Strategic Considerations. The Board considered a number of factors pertaining to the strategic rationale for the merger, including the following:

•
Increased Size and Scale.  On Assignment will have enhanced size and scale, including approximately double the number of revenues and employees.  The merger immediately creates one of the largest publicly traded professional staffing companies in the United States with a focus on the information technology sector, which is benefiting from the most favorable secular trends in staffing.  The increased scale and scope enhances the cross-selling and marketing opportunities across business segments.  The larger size and scale of On Assignment also should result in additional access to customers and markets and opportunities for cost efficiencies.

•
Complementary Areas of Expertise.  The merger will create a company that can offer clients a wide range of information technology professionals from high-end skill sets through Oxford to staffing and support functions through Apex Systems, which is the largest segment of the information technology staffing industry.  Currently, there is little to no channel conflict with less than 1% of On Assignment’s 2011 revenue derived from overlapping clients.

•
Continuity of Operations.  Apex Systems will maintain its brand and continue to operate substantially as it has in the past.  Apex Systems’ three co-founders, Jeffrey E. Veatch, Brian J. Callaghan and Edwin A. Sheridan, IV will continue to focus on Apex Systems’ strategy as they have done for the last three years and will also have representation on the Board.  Apex Systems’ executive and senior management will remain in place and continue to oversee the day-to-day operations of the business.

•
Proven Track Record of Integrating Acquired Businesses.  On Assignment has a strong track record of successfully integrating large acquisitions.  In 2007, the Company acquired Oxford and VISTA, which effectively doubled the size of On Assignment.  These businesses were successfully integrated and are now two of the main divisions within On Assignment.  The Board took note of these considerations in evaluating the likelihood that the operations of the two companies could be integrated successfully and efficiently.

•
Increased Shareholder Base and Market Capitalization.  With the acquisition of Apex Systems, On Assignment will have enhanced access to capital markets and institutional investors by increasing scale and volume of shares traded in the capital markets and through a potential increase in market capitalization of On Assignment’s common stock.

•
Financial Considerations.  The Board considered the expected financial impact of the merger on On Assignment, including that the merger is expected to be immediately accretive to earnings per share in 2012 and accretive to On Assignment shareholders in 2013 and beyond.  The Board also considered that On Assignment will benefit from having the acquisition treated as an asset sale under Section 338(h)(10) of the Internal Revenue Code.  The election is expected to result in an estimated $14 million of annual cash tax savings over the next 15 years.  Given the low working capital requirements and the low capital expenditure of Apex Systems, similar to On Assignment, its free cash flow generation is also similar to that of On Assignment.  On Assignment expects its increased scale, along with strong revenue and free cash flow generation, to result in the ability to repay debt, creating further equity value for shareholders.  The Board also considered the historic financial condition, operating results and businesses of On Assignment and Apex Systems, including information with respect to their respective earnings histories.  Please see “Summary—Selected Historical Data” beginning on page 9, “Information about Apex Systems” beginning on page 44 and Annex C to this Proxy Statement.

•
Financial Presentation and Opinion of Moelis.  The Board considered the financial analyses and presentation of Moelis, as presented to the Board on March 19, 2012, and the opinion of Moelis rendered orally to the Board on March 19, 2012, which was subsequently confirmed by delivery of Moelis’ written opinion, dated March 19, 2012, to the effect that, as of such date, and based upon and subject to the assumptions and qualifications described in the opinion, the consideration to be paid by On Assignment in the merger was fair from a financial point of view to On Assignment, as more fully described below under “Opinion of On Assignment’s Financial Advisor” beginning on page 24.

•
Post-Merger Corporate Governance; Terms of the Investor Rights Agreement.  The Board considered the corporate governance provisions of the Investor Rights Agreement, including that, upon completion of the merger, the Board will continue to be comprised of a majority of independent directors selected by the Nominating and Corporate Governance Committee of the Board (all of whom are current directors of On Assignment).  Please see “The Investor Rights Agreement” beginning on page 40 for further information and a detailed discussion of the terms and conditions of the Investor Rights Agreement.

•
Terms of the Merger Agreement.  The Board reviewed and considered the terms of the Merger Agreement and considered that, in its view, the material terms of the Merger Agreement, taken as a whole, were reasonable for an arms’-length acquisition transaction.  In particular, the Board considered the representations and warranties made by Apex Systems in the Merger Agreement, the restrictions on the operation of the Apex Systems business from the signing of the Merger Agreement until the closing of the merger and the other covenants of Apex Systems and its shareholders in the Merger Agreement, the conditions to each party’s obligation to complete the merger and the rights of indemnification of each party to the Merger Agreement for losses as a result of breaches of the Merger Agreement.  Please see “The Merger Agreement” beginning on page 32 for a detailed discussion of the terms and conditions of the Merger Agreement.

•
Likelihood of Completion of the Merger.  The Board considered the likelihood that the merger will be completed on a timely basis, including the likelihood that the merger will receive all necessary regulatory approvals without unacceptable conditions.

•
Due Diligence.  The Board considered the scope of the due diligence investigation of Apex Systems conducted by members of On Assignment management and On Assignment’s outside advisors and evaluated the results.

•
Impact of the Merger on Customers and Employees.  The Board evaluated the expected impact of the merger on On Assignment’s customers and employees and the benefits that would be derived from the merger by enhancing operations and by providing more opportunities for employees in a larger company.

The Board also considered potential risks associated with the merger, including the following:

•
Apex Systems Business Risks.  The Board considered risks associated with Apex Systems’ business and operations, including the likelihood of winning future significant customers, the fact that Apex Systems has grown significantly over the last eight years, potential exposure to the financial services industry and the fact that Apex Systems’ customers include those in the financial services industry that may have short-lived projects.  In particular, the Board considered the rate of projected growth of Apex Systems, as compared to other comparable companies (including On Assignment on a stand-alone basis), and considered the risks that such projected growth would not be achievable and, if not achieved, the adverse effects that could have on the Board expectations for On Assignment’s performance.  Please see “Risk Factors” beginning on page 15 for additional information on business risks relating to Apex Systems’ impact on the combined business.

•
No Public Market Value for Apex Systems.  Apex Systems is a privately held corporation and, accordingly, there is no public equity market valuation of Apex Systems.  Furthermore, any valuation of Apex Systems is dependent on an estimate of the extent to which Apex Systems will be able to achieve its forecasted operating results, which include growth rates that may or may not be obtained.  While the Board recommended that the On Assignment shareholders approve the issuance of shares in connection with the merger, the Board considered these uncertainties and limitations and took into account the possibility that the public markets might reach a different conclusion in assessing the value of Apex Systems or might be uncertain (or skeptical) about any value because of the informational limits and inherent uncertainties in valuing a privately owned business.  The Board also considered that the actual operating results of Apex Systems could be significantly different from its expectations, and accordingly the market price of On Assignment common stock could be volatile as a result of the merger.  Please see “Risk Factors—If the public markets assign lower values to the Apex Systems business than the values used in negotiating the terms of the merger, the trading price of On Assignment common stock may decline.” beginning on page 15.

•	Employee Matters. The Board considered the impact that the merger could have on the ability to attract, retain and motivate key personnel.

•
Diversion of Management.  The Board considered the possible diversion of management’s time and attention from On Assignment’s ongoing business due to the substantial time and effort necessary to complete the merger and plan for and implement the integration of the operations of On Assignment and Apex Systems.

The Board believed that, overall, the potential benefits of the merger to On Assignment and its shareholders outweighed the risks.

Please see “Reasons for the Merger—Additional Information about Factors Considered by the Board” beginning on page 24 for further information about the considerations of the Board.

THE BOARD RECOMMENDS THAT ON ASSIGNMENT SHAREHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

Additional Information about Factors Considered by the Board

The foregoing discussion summarizes the material factors considered by the Board in its considerations of the merger, however, it is not intended to be exhaustive.  In view of the wide variety of factors considered by the Board in connection with their evaluations of the merger, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decisions.  In considering the factors described above, individual members of the Board may have given different weight to different factors.  The Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

The Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above.  It should be noted that this explanation of the factors considered by the Board and all other information presented in this are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Note Regarding Forward-Looking Statements” beginning on page 13.

Opinion of On Assignment’s Financial Advisor

At the meeting of the Board on March 19, 2012, Moelis delivered its oral opinion, which was later confirmed in writing, that based upon and subject to the conditions and limitations set forth in its written opinion, as of March 19, 2012, the Consideration (as defined in Moelis’ opinion) to be paid by On Assignment in the Transaction (as defined in Moelis’ opinion) is fair from a financial point of view to On Assignment.

The full text of Moelis’ written opinion dated March 19, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement and is incorporated herein by reference.  Shareholders are urged to read Moelis’ written opinion carefully and in its entirety.  The following summary describes the material analyses underlying Moelis’ opinion, but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion and is qualified in its entirety by the full text of the opinion.  Moelis’ opinion is directed to the Board and is limited solely to the fairness of the Consideration to be paid by On Assignment in the Transaction from a financial point of view of On Assignment as of the date of the opinion and does not address On Assignment’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to On Assignment.  Moelis’ opinion does not constitute a recommendation to any shareholder of On Assignment as to how such shareholder should vote with respect to the Transaction or any other matter.  Moelis’ opinion was approved by a Moelis fairness opinion committee. In arriving at its opinion, Moelis, among other things:  (i) reviewed certain publicly available business and financial information relating to Apex Systems and On Assignment that Moelis deemed relevant; (ii) reviewed certain internal information relating to the business of Apex Systems, including financial forecasts, earnings, cash flow, assets, liabilities and prospects furnished to Moelis by On Assignment and Apex Systems; (iii) reviewed certain internal information relating to the business of On Assignment, including financial forecasts, earnings, cash flow, assets, liabilities and prospects, and an estimate of annual cash tax savings resulting from an election pursuant to Section 338(h)(10) of the Internal Revenue Code in connection with the Transaction, all furnished to Moelis by On Assignment; (iv) conducted discussions with members of senior management and representatives of On Assignment and Apex Systems concerning the matters described in clauses (i)-(iii) of this paragraph, as well as the respective businesses of On Assignment and Apex Systems and prospects before and after giving effect to the Transaction; (v) compared financial data for Apex Systems with publicly available financial and stock market data for On Assignment and certain other companies that Moelis deemed relevant; (vi) compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that Moelis deemed relevant; (vii) considered certain potential pro forma effects of the Transaction; (viii) reviewed a draft of the Merger Agreement dated March 19, 2012 and a draft of the Investor Rights Agreement dated March 19, 2012; (ix) participated in certain discussions and negotiations among representatives of On Assignment and Apex Systems and their financial and legal advisors; and (x) conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by Moelis for the purpose of its opinion and has, with the consent of the Board, relied on such information being complete and accurate in all material respects.  In addition, at the direction of the Board, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Apex Systems, nor was Moelis furnished with any such evaluation or appraisal.  With respect to the forecasted financial information referred to above, Moelis assumed, at the direction of the Board, that (i) such forecasted financial information was reasonably prepared on a basis reflecting the best currently available estimates and judgments of (x) the management of On Assignment and Apex Systems as to the future performance of Apex Systems and (y) the management of On Assignment as to the future performance of On Assignment and (ii) that On Assignment and Apex Systems will achieve such forecasted financial results at the times and in the amounts forecasted.  Moelis did not express any opinion as to any tax or other consequences that might result from the Transaction, nor did the opinion address any legal, tax, regulatory or accounting matters.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of Moelis’ opinion.  Moelis assumed, with the consent of the Board, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on Apex Systems or On Assignment or on the expected benefits of the Transaction.

The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on March 19, 2012, in connection with the delivery of its oral opinion at that meeting and its subsequent written opinion, dated March 19, 2012.

Some of the summaries of financial analyses below include information presented in tabular format.  In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the analyses.  Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

Selected Publicly Traded Companies Analysis

Moelis reviewed selected financial and stock market data of the following six publicly traded companies in the staffing services industry:

•	Robert Half International, Inc.

•	Manpower Inc. d/b/a ManpowerGroup

•	Kforce Inc.

•	Kelly Services, Inc.

•	CDI Corp.

•	Computer Task Group, Incorporated

Moelis reviewed, as of March 16, 2012, among other metrics, the enterprise value as a multiple of 2011 actual and 2012 projected revenue and adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization, as further adjusted to add back stock-based compensation and certain non-recurring expenses), price to 2012 projected earnings-per-share multiple, revenue growth, adjusted EBITDA growth, adjusted EBITDA margin and EPS of these companies and compared them to Apex Systems based on the implied Apex Systems enterprise value computed from the aggregate merger consideration and to On Assignment, both against On Assignment management projections and Wall Street research consensus estimates.  Financial and operating data for the selected companies were based on publicly available Wall Street research and consensus estimates, public filings with the SEC and other publicly available information.  Financial and operating data for Apex Systems were based on management projections provided by On Assignment and Apex Systems.  Financial and operating data for On Assignment were based on On Assignment management’s projections and Wall Street consensus estimates.  This analysis indicated the following implied low, mean, median and high multiples for the selected companies, as compared to corresponding multiples implied for Apex Systems and On Assignment:

Valuation Statistics
	Implied multiples for selected companies								Implied Multiples for
	Low		Mean		Median		High		On Assignment (based on On Assignment management projections)		On Assignment (based on Wall Street consensus estimates)		Apex (based on aggregate merger consideration value)
Enterprise value as a multiple of revenue
Actual calendar year 2011	0.10	x	0.50	x	0.44	x	1.12	x	1.04	x	1.04	x	0.85	x
Projected calendar year 2012	0.10	x	0.46	x	0.41	x	1.02	x	0.89	x	0.91	x	0.72	x
Enterprise value as a multiple of Adjusted EBITDA
Actual calendar year 2011	5.6	x	9.1	x	9.4	x	12.3	x	10.2	x	10.2	x	9.2	x
Projected calendar year 2012	4.5	x	7.6	x	7.7	x	10.1	x	8.4	x	9.0	x	7.6	x
Closing stock price as a multiple of EPS
Projected calendar year 2012	11.5	x	17.4	x	16.9	x	22.7	x	16.4	x	17.6	x

Operating Statistics
	Low	Mean	Median	High	On Assignment Management Projections	On Assignment Wall Street Consensus Estimates	On Assignment and Apex Systems Projections for Apex Systems
Revenue growth
Actual calendar year 2011 to projected calendar year 2012	(2.1%)	5.7%	7.5%	9.5%	17.5%	14.7%	18.0%
Adjusted EBITDA growth
Actual calendar year 2011 to projected calendar year 2012	(6.8%)	20.1%	24.0%	34.3%	20.7%	12.6%	20.7%
Adjusted EBITDA margin
Actual calendar year 2011	1.7%	4.9%	4.5%	9.3%	10.3%	10.3%	9.3%
Projected calendar year 2012	2.3%	5.5%	5.2%	10.8%	10.5%	10.1%	9.5%

Based on the selected publicly traded companies analysis for projected 2012 adjusted EBITDA and the foregoing considerations, Moelis derived an aggregate valuation range for Apex Systems of $551 million to $669 million.

Selected Transaction Analysis

On Assignment’s financial advisors reviewed transaction values in the following nine selected transactions announced since March 2008 involving companies in the staffing and services industry:

Announcement Date	Target	Acquiror

10/17/11	Staffmark Holdings	Recruit Co.

07/20/11	SFN Group	Randstad

11/02/10	Comforce Corp.	ABRY Partners

07/28/10	Medfinders	AMN Healthcare Services

02/02/10	COMSYS IT Partners	Manpower

10/20/09	MPS Group	Adecco

08/11/09	Spring Group	Adecco

07/22/08	MDA Holdings	Cross Country Healthcare

03/14/08	Corporate Services Group	Impellam Group

Moelis reviewed, among other things, transaction values in the selected transactions, calculated as the purchase price paid for the target’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash, cash equivalents and short-term investments, as multiples of latest 12 months revenue and adjusted EBITDA (as per the above and as further adjusted for announced synergies) as well as adjusted EBITDA margin (as reported excluding synergies and including announced synergies).  Multiples derived for the selected transactions were then compared with corresponding multiples implied for Apex Systems based on the implied merger consideration value.  Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.  Projected financial data for Apex Systems were based on internal estimates of On Assignment’s and Apex Systems’ management.  This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to the corresponding multiples implied for Apex Systems:

	Enterprise Value as a multiple of LTM						LTM Adjusted EBITDA Margin
	Revenue		Adjusted EBITDA		Adjusted EBITDA, including synergies		Excluding Synergies	Including Synergies
High	0.73	x	16.8	x	16.8	x	8.4%	9.9%
Mean	0.44	x	10.5	x	9.2	x	4.2%	5.1%
Median	0.35	x	9.5	x	7.7	x	3.9%	4.1%
Low	0.12	x	5.9	x	5.9	x	0.9%	0.9%
On Assignment’s acquisition of Apex Systems	0.85	x	9.2	x	–		9.3%	–

Based on the precedent transaction analysis and the foregoing considerations, Moelis derived an aggregate valuation range for Apex Systems of $587 million to $685 million.

Apex Systems Discounted Cash Flow Analysis

Moelis performed a discounted cash flow analysis of Apex Systems using financial forecasts and estimates relating to Apex Systems prepared by On Assignment’s and Apex Systems’ management.  Moelis calculated a range of implied present values (as of March 16, 2012), without giving effect to any potential synergies, of the standalone unlevered free cash flows that Apex Systems was forecasted to generate from the fiscal year ended December 31, 2012 until December 31, 2016 and of terminal values for Apex Systems based on Apex System’s calendar year 2016 projected adjusted EBITDA.  Implied terminal values were derived by applying to Apex System’s calendar year 2016 projected adjusted EBITDA a range of next 12 months projected EBITDA terminal value multiples of 7.5x to 9.5x.  In performing the illustrative discounted unlevered free cash flow analysis, Moelis applied discount rates ranging from 14.0% to 16.0% to projected unlevered free cash flows of Apex Systems for each of the years ending December 31, 2012, 2013, 2014, 2015 and 2016 and assuming a 40% tax rate for Apex Systems.

Based on the discounted cash flow analysis and the foregoing considerations, Moelis derived an aggregate valuation range for Apex Systems of $588 million to $670 million.

Selected Pro Forma Transaction Analyses

Moelis analyzed certain pro forma effects resulting from the Transaction.  In conducting its analysis, Moelis relied upon certain assumptions and financial projections provided by the respective managements of On Assignment and Apex Systems.  Moelis analyzed the pro forma financial effect of combining On Assignment and Apex Systems.  The analysis showed that the Transaction would result in accretion in pro forma On Assignment standalone fully diluted GAAP earnings per share of 4.2% in the second half of 2012 and 10.4% at fiscal year end 2013, and accretion in pro forma On Assignment standalone fully diluted cash earnings per share (which excludes amortization of acquired intangibles and amortization of deferred financing fees and includes tax benefits from Section 338(h)(10)) of 52.1% in the second half of 2012 and 57.3% at fiscal year end 2013.  The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial position.

The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description.  Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion.  In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis.  Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above for purposes of comparison is directly comparable to Apex Systems, On Assignment or the Transaction.  In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold.  Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.  Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither On Assignment, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

Other Information

The aggregate merger consideration was determined through arms’ length negotiations between Apex Systems and On Assignment and was approved by the Board.  Moelis provided advice to On Assignment during these negotiations.  Moelis did not, however, recommend any specific exchange ratio or amount of consideration to On Assignment or its board of directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the Transaction.

Moelis’ opinion was prepared for the use and benefit of the Board in its evaluation of the Transaction.  Moelis was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of On Assignment.  In addition, Moelis’ opinion does not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of On Assignment’s officers, directors or employees, or any class of such persons, relative to the Consideration.  At the direction of the Board, Moelis was not asked to, nor did it, offer any opinion as to the material terms of the Agreement or the Investor Rights Agreement or the form of the Transaction.  Moelis did not express any opinion as to what the value of the On Assignment common stock will be when issued pursuant to the Merger Agreement or the prices at which it will trade following announcement or consummation of the Transaction.  In rendering its opinion, Moelis assumed, with the consent of the Board, that the final executed form of the Merger Agreement and the Investor Rights Agreement would not differ in any material respect from the drafts that Moelis examined, and that On Assignment and Apex Systems would comply with all the material terms of the Merger Agreement and the Investors’ Rights Agreement.  Moelis acted as financial advisor to On Assignment in connection with the Transaction and will receive a fee of $5.7 million for its services, $4.7 million of which is contingent upon the consummation of the Transaction.  Moelis also received a fee of $1.0 million upon delivery of its opinion.  In addition, On Assignment has agreed to indemnify Moelis for certain liabilities arising out of its engagement.

The Board selected Moelis as its financial advisor in connection with the Transaction because Moelis has substantial experience in similar transactions.  Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.  Moelis’ affiliates, employees, officers and partners may at any time own securities of On Assignment, or hold long or short positions in respect of On Assignment’s securities.  In addition, Moelis may provide investment banking and other financial services to On Assignment and its affiliates in the future and would receive compensation in connection therewith.

Anticipated Accounting Treatment

The merger will be accounted for using the acquisition method of accounting in accordance with ASC 805.  On Assignment will be the acquiring entity for financial reporting purposes.  Under the acquisition method of accounting, the cost of the transaction will be allocated to the tangible and identifiable intangible assets and liabilities assumed from the acquired entity based on their estimated fair values, with any excess being recognized as goodwill.  Under ASC Topic 350, Intangibles - Goodwill and Other, goodwill will not be amortized, but will be subject to an annual impairment test.

Material United States Federal Income Tax Consequences to Existing On Assignment Shareholders

The existing On Assignment shareholders generally should not be subject to any material United States federal income tax consequences solely as a result of the merger.

Regulatory Approval

Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or HSR Act, and the rules and regulations promulgated thereunder, certain transactions, including the merger between On Assignment and Apex Systems, may not be consummated until required information and materials have been furnished to the Department of Justice, or DOJ, and the Federal Trade Commission, or FTC, and certain waiting period requirements have expired or been terminated.  On March 29, 2012, each of On Assignment and Apex Systems filed a Pre-merger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC.  The statutory waiting period under the HSR Act will expire on April 30, 2012.  At any time before the completion of the merger, the DOJ, the FTC or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, rescinding the merger or requiring divestiture of certain assets of On Assignment or Apex Systems.  There can be no assurance that a challenge to the acquisition on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.

Federal Securities Law Consequences

In the merger, we will issue between 14,304,548 and 17,485,898 shares of On Assignment common stock to the shareholders of Apex Systems.  None of these shares will be registered under the Securities Act of 1933.  It is intended that such shares will be issued pursuant to a private placement exemption under Section 4(2) of the Securities Act or other available exemptions, and they will only be able to be resold pursuant to a separate registration statement or an applicable exemption from registration (under both federal and state securities laws).  The shares that will be received will be subject to contractual restrictions and the holders will be entitled to registration rights under the terms of the Investor Rights Agreement.  These restrictions are described in detail in “The Investor Rights Agreement—Transfer Restrictions” beginning on page 41.

NASDAQ Listing

It is a condition to the merger that the shares of On Assignment common stock to be issued in the merger be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.  Shares of On Assignment common stock will continue to be traded on the NASDAQ Global Select Market under the symbol “ASGN” immediately following the completion of the merger.

Appraisal Rights

Holders of On Assignment common stock do not have dissenters or appraisal rights under Delaware law in connection with the merger.

Nominees to the Board

The Investor Rights Agreement provides that the Shareholder Representative under the Merger Agreement (which will initially be Jeffrey E. Veatch) has the right to designate up to two nominees for election to the Board, subject to certain conditions and limitations.  The Shareholder Representative has designated Brian J. Callaghan and Edwin A. Sheridan, IV as the board designees, and they will be appointed as new members of the Board upon the completion of the merger.  In addition, Jeffrey E. Veatch will be the non-executive observer and Randolph C. Blazer and Theodore S. Hanson will be the observers.  Please see “The Investor Rights Agreement—Composition of the Board” beginning on page 40 for a detailed summary of the Shareholder Representative’s rights with respect to the composition of the Board.  Set forth below are the biographies which include the skills, qualities and experiences of each of the two directors and the non-executive observer to be appointed to the Board upon consummation of the merger.

Name	Age	Principal Occupation

Brian J. Callaghan, Director Appointee	41
Mr. Callaghan co-founded Apex Systems in 1995.  Mr. Callaghan served as co-CEO during his time with Apex Systems.  His duties at Apex Systems ranged from working directly with customers, leading staff, strategizing and forecasting, and building systems to support growth. Mr. Callaghan was recognized as Ernst & Young’s Entrepreneur of the Year in 2003.  Prior to co-founding Apex Systems, Mr. Callaghan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia.  Mr. Callaghan is a 1993 graduate of Virginia Polytechnic Institute and State University, where he earned a B.S. in Psychology.  Mr. Callaghan is also part-owner of the Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants.  Mr. Callaghan brings eighteen years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Edwin A. Sheridan, IV, Director Appointee	42
Mr. Sheridan co-founded Apex Systems in 1995.  Mr. Sheridan served as co-CEO during his time with Apex Systems.  His roles at Apex Systems have included technical recruiter, account manager, and regional operations manager.  He also managed the sales and recruiting operations for the company.  Mr. Sheridan was recognized as Ernst & Young’s Entrepreneur of the Year in 2003.  Prior to co-founding Apex Systems, Mr. Sheridan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia.  Mr. Sheridan is a 1994 graduate of Virginia Polytechnic Institute and State University, where he earned a B.A. in English and Political Science, with a minor in Business Administration.  Mr. Sheridan also serves on the boards of several non-profit organizations including the Advisory Board of the Virginia Commonwealth University Massey Cancer Research Center; the Greater Washington Sports Alliance; the Virginia Tech Athletic Fund; and Peace Players International, a community improvement and leadership organization with operations in Northern Ireland, South Africa, Cyprus and the Middle East.  Mr. Sheridan brings 18 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Jeffrey E. Veatch, Non-Executive Observer Appointee	41
Mr. Veatch co-founded Apex Systems in 1995.  Mr. Veatch served as co-CEO during his time with Apex Systems.  In addition to serving as the executive in charge of national sales for Apex Systems, Mr. Veatch has held account management, branch management, and regional operations management positions.  Mr. Veatch also serves as the Executive Sponsor for the American Cancer Society’s Relay for Life National Partner team at Apex Systems.  Mr. Veatch was recognized as Ernst & Young’s Entrepreneur of the Year in 2003.  Prior to co-founding Apex Systems, Mr. Veatch began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia.  Mr. Veatch is a 1993 graduate of Virginia Polytechnic Institute and State University, where he earned a B.S. in Finance. Mr. Veatch serves on the Board of Directors for the INOVA Alexandria Hospital Foundation.   Mr. Veatch brings 18 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Additional Interests of Directors, Executive Officers and Certain Beneficial Owners

Apex Systems leases two properties, Cox Road and Sadler Place, located in Glen Allen, Virginia and Apex Systems uses these properties as corporate headquarters.  Cox Road and Sadler Place are owned by ASI Partners, LLC and ASI Partners Sadler Place, LLC, respectively.  These entities are wholly owned by Jeffrey E. Veatch, Edwin A. Sheridan, IV, Brian J. Callaghan and Theodore S. Hanson.  The lease for Cox Place expires in 2015, with the option to renew for an additional term of 60 months. The lease for Sadler Place expires in 2017, with an automatic one-year extension unless either party gives written notice of termination. Rent paid for these properties aggregated approximately $1.1 million in 2009, $1.2 million in 2010 and $1.2 million in 2011.

In connection with the merger, assuming the minimum and maximum number of shares of On Assignment common stock are issued, (i) each of Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch will own between 3,797,432 and 4,641,986 shares of On Assignment common stock which represents 7.3% and 8.4%, respectively, of On Assignment common stock, based on the number of issued and outstanding shares of On Assignment common stock as of March 31, 2012, (ii) Theodore S. Hanson will own between 695,225 and 849,844 shares of On Assignment common stock which represents 1.3% and 1.5%, respectively, of On Assignment common stock, based on the number of issued and outstanding shares of On Assignment common stock as of March 31, 2012, and (iii) Randolph C. Blazer will own between 261,901 and 320,148 shares of On Assignment common stock, which represents 0.5% and 0.6%, respectively, of On Assignment common stock, based on the number of issued and outstanding shares of On Assignment common stock as of March 31, 2012.  These calculations are based upon Apex Systems’ estimated capitalization immediately prior to the closing of the merger.

As described below, certain directors and executive officers of Apex Systems have interests in the merger and have arrangements that are different from, or in addition to, those of Apex Systems shareholders generally.

RSU Grants

Theodore S. Hanson and Randolph C. Blazer will each receive a grant of 32,895 restricted stock units, which will be granted as “inducement awards” within the meaning of NASDAQ Rule 5635(C)(4).  Each restricted stock unit will represent the right to receive one share of On Assignment common stock, subject to vesting and payment conditions set forth in the applicable plan governing such grants. Additionally, these restricted stock units are expected to vest (assuming continued employment through the applicable vesting date) 60% ratably over a number of years (to be determined by On Assignment, Mr. Hanson and Mr. Blazer) and 40% upon achievement of performance conditions (to be established by On Assignment, Mr. Hanson and Mr. Blazer).

Severance and Change-in-Control Benefits

Apex Systems has entered into an employment agreement with each of its shareholders who are named executive officers.  These employment agreements, which were entered into prior to any contemplation of the merger, provide for severance payments to be provided upon various circumstances of termination of employment.  In the case of Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch, such severance payments are not dependent upon and do not vary based on the occurrence of the merger.  In the case of Theodore S. Hanson, such severance payments are not dependent upon and do not vary based on the occurrence of the merger; however, Mr. Hanson’s employment agreement provides that upon the occurrence of certain transactions (including the merger), Apex Systems will issue Mr. Hanson 43,263 additional shares of Apex Systems common stock at the time of the merger.  In connection with this share issuance, Mr. Hanson also is entitled to receive a tax gross up bonus of approximately $1,909,109, calculated so that the after-tax amount payable to Mr. Hanson equals the federal and state income taxes that he must pay in connection with such share issuance.  In the case of Randolph C. Blazer, if Apex Systems terminates the employment of Mr. Blazer in connection with the merger without cause, Mr. Blazer shall receive severance pay on a monthly basis for the three immediately subsequent months after the effective date of his termination in an amount equal to one-twelfth of his salary in effect as of the date of termination.  These severance payments shall be payable monthly in accordance with Apex Systems’ current payroll procedures.  Mr. Blazer’s salary as of May 29, 2012 is expected to be $650,000.

Other Agreements and Benefits

In connection with the closing of the merger, it is intended that the employment agreements with each of the Apex Systems shareholders who are named executive officers will be terminated.  Pursuant to the terms of the Merger Agreement, On Assignment has agreed to negotiate new employment agreements prior to the closing of the merger in good faith with Theodore S. Hanson and Randolph C. Blazer.  These new employment agreements have not yet been agreed upon by the parties, but are expected to include terms and conditions consistent with the executives’ currently effective employment agreements.

Pursuant to the Investor Rights Agreement, On Assignment will enter into a consulting or other agreement with each non-executive observer, who will initially be Jeffrey E. Veatch, pursuant to which such non-executive observer will receive the same fees and stock awards as the other members of the Board and may attend meetings, executive sessions or meetings of a committee of the Board; provided that such non-executive observer will not be entitled to vote on matters determined by the Board or any committee of the Board.

Golden Parachute Compensation Payable to Apex Systems Executive Officers

The information below is intended to comply with Items 402(t) of Regulation S-K, which requires the disclosure of information about compensation for each “named executive officer” of Apex Systems that is based on or otherwise relates to the merger. As a private company, Apex Systems has not previously determined any “named executive officers” for purposes of securities law requirements; however, Apex Systems has identified each of Brian J. Callaghan, Edwin A. Sheridan, IV, Jeffrey E. Veatch, Theodore S. Hanson and Randolph C. Blazer as the officers who would currently be its “named executive officers” if Apex Systems were a public company. Of these individuals, none of Messrs. Callaghan, Sheridan or Veatch will receive any compensatory payments or benefits that constitute “golden parachute” payments within the meaning of Item 402(t) of Regulation S-K. Furthermore, the named executive officers of On Assignment will not receive any such compensatory payments or benefits in connection with the merger.  The following disclosure summarizes the payments and benefits to which Messrs. Hanson and Blazer may become entitled in connection with the merger.

The information included below assumes that the merger occurs on May 29, 2012, in accordance with the terms of the Merger Agreement.  Additionally, it assumes that the severance payments pursuant to Mr. Blazer’s current employment agreement are triggered due to a termination of his employment by Apex Systems without cause in connection with the merger.  These severance amounts are “double trigger” payments because, in addition to the occurrence of the merger, these payments are contingent upon Apex Systems terminating the executive’s employment without cause in connection with the merger.  In the event of such a termination, Mr. Blazer shall receive the aggregate severance pay set forth below on a monthly basis for the three immediately subsequent months after the effective date of his termination in an amount equal to one-twelfth of his salary in effect as of the date of termination.  These severance payments shall be payable monthly in accordance with Apex Systems’ current payroll procedures.

Name(1)	Cash ($)		Tax Reimbursements ($)		Other ($)		Total ($)
Theodore S. Hanson	$–		$1,909,109	(2)	$3,157,945	(3)	$5,067,054
Randolph C. Blazer	$162,500	(4)	$–		$569,742	(5)	$732,242

(1)	This table quantifies the “golden parachute” compensation payable to each named executive officer of Apex Systems, in connection with the merger.

(2)
Represents the approximated assumed value of the tax gross up bonus that would be paid to Mr. Hanson by Apex Systems in connection with the issuance by the Company of 43,263 additional shares of Apex Systems common stock to Mr. Hanson at the time of the merger pursuant to the terms of his employment agreement.  This amount is estimated based an aggregate value of $2,588,203 for the 43,263 shares of Apex Systems common stock issued to Mr. Hanson, as well as an assumed combined federal and state tax rate of 42.45% for Mr. Hanson.  This amount is estimated based on multiple assumptions that may or may not actually occur.  As a result, the amount Mr. Hanson may actually receive may materially differ from the approximated amount set forth herein.

(3)
Represents (i) the approximated value of the 43,263 additional shares of Apex Systems common stock that would be received by Mr. Hanson at the time of the merger pursuant to the terms of his employment agreement and (ii) the approximated value of 32,895 restricted stock units covering the same number of shares of On Assignment common stock that On Assignment expects to grant to Mr. Hanson following the completion of the merger.  The approximated assumed value of the 43,263 shares of Apex Systems common stock is comprised of $1,398,861 in cash proceeds and $1,189,342 in On Assignment common stock proceeds.  The approximated value of these On Assignment shares is calculated pursuant to the Merger Agreement based on a $17.32 share price of On Assignment common stock, which is the average closing market price of On Assignment’s common stock over the first five business days following the public announcement of the Merger Agreement.  The approximated value of the On Assignment restricted stock units is also calculated based on a $17.32 share price of On Assignment common stock. The calculations are based upon Apex Systems’ estimated capitalization immediately prior to the closing of the merger and, with respect to the calculation of the cash consideration to be issued in the connection with the merger, assume $91.6 million in Apex Systems debt. These amounts are estimated based on multiple assumptions that may or may not actually occur.  As a result, the amount or amounts Mr. Hanson may actually receive may materially differ from the approximated aggregate amount set forth herein.

(4)
Represents severance payments to which the executive would be entitled pursuant to the terms of his employment agreement upon termination of his employment by Apex Systems without cause in connection with the merger.  In the event of such a termination, Mr. Blazer shall receive severance pay on a monthly basis for the three immediately subsequent months after the effective date of his termination in an amount equal to one-twelfth of his salary in effect as of the date of termination.  These severance payments shall be payable monthly in accordance with Apex Systems’ current payroll procedures.  This amount is estimated based on Mr. Blazer’s salary as of May 29, 2012, which is expected to be $650,000.  This amount is estimated based on multiple assumptions that represent our current expectations, but which cannot be predicted with certainty at this time and may or may not actually occur.  As a result, the amount Mr. Blazer may actually receive may materially differ from the approximated amount set forth herein.

(5)
Represents the approximate value of 32,895 restricted stock units covering the same number of shares of On Assignment common stock that On Assignment expects to grant to Mr. Blazer following the completion of the merger.  This approximated value is calculated based on a $17.32 share price of On Assignment common stock, which is the average closing market price of On Assignment’s common stock over the first five business days following the public announcement of the Merger Agreement. This amount is estimated based on multiple assumptions may or may not actually occur.  As a result, the amount Mr. Blazer may actually receive may materially differ from the approximated amount set forth herein.

The Merger Agreement

The following is a summary of the material terms of the Merger Agreement.  This summary does not purport to describe all the terms of the Merger Agreement and is qualified by reference to the complete Merger Agreement, the executed version of which is attached as Annex A to this Proxy Statement, which is incorporated by reference in this Proxy Statement.  All shareholders of On Assignment are urged to read the Merger Agreement carefully and in its entirety.

The Merger Agreement is being summarized in this Proxy Statement and has been included as an annex to this Proxy Statement to provide you with information regarding its terms.  The Merger Agreement contains representations and warranties that the parties thereto made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by On Assignment and Apex Systems in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.  On Assignment will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

General

The Merger Agreement provides for the merger of OA Acquisition Corp., a newly formed, wholly owned subsidiary of On Assignment, which is referred to in this Proxy Statement as “Merger Sub,” with and into Apex Systems, with Apex Systems continuing as the surviving entity.  As a result of the merger, Apex Systems will become a wholly owned subsidiary of On Assignment.

Closing Matters

Closing.  Unless the parties agree otherwise, the closing of the merger will take place on the fifth business day after all closing conditions have been satisfied or waived (other than any condition that by its nature cannot be satisfied until the closing), unless the Merger Agreement has been terminated.  Please see “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 38 for a more complete description of the conditions that must be satisfied or waived prior to the closing of the merger.

Effective Time of the Merger.  At the closing of the merger, On Assignment and Apex Systems will file the articles of merger with the State Corporation Commission of the Commonwealth of Virginia in accordance with the relevant provisions of the Virginia Stock Corporation Act and make all other required filings or recordings.  The merger will become effective at 5:00 p.m., Richmond, Virginia time on the closing date or at such later time as Apex Systems and we agree and specify in the articles of merger.

The parties are working to complete the merger by the second quarter of 2012.  However, because completion of the merger is subject to the receipt of regulatory approvals and the satisfaction or waiver of other conditions, we cannot predict the actual timing of the completion of the merger.

Composition of the Board on the Closing Date.  The parties will take all actions reasonably necessary such that as of the closing date the Board composition will be in compliance with the Investor Rights Agreement.  Please see “The Investor Rights Agreement—Composition of the Board” beginning on page 40 for additional information on the composition of the Board following the closing of the merger.

Consideration to be Paid Pursuant to the Merger

Under the Merger Agreement, Apex Systems shareholders, other than shareholders who are not “accredited investors,” who will receive only cash, may elect to receive consideration consisting of shares of On Assignment common stock, or a combination of cash and shares of On Assignment common stock in exchange for their shares of Apex Systems common stock, subject to certain proration features.  The maximum number of shares of On Assignment common stock to be issued in connection with the merger will not exceed 17,485,898 shares and the maximum cash that will be paid is $383 million.  The maximum cash amount is subject to adjustment in certain circumstances, based upon Apex Systems’ net working capital, cash, debt and expenses as of closing.  The target working capital amount is based on 13% of the net sales of Apex Systems for the 12 months ended prior to closing.  In our discussion, we refer to the number of shares of On Assignment common stock to be received for each share of Apex Systems common stock as the “stock merger consideration,” the amount of cash to be received for each share of Apex Systems common stock as the “cash merger consideration” and the stock merger consideration together with the cash merger consideration as the “consideration.”

Covenants

On Assignment and Apex Systems have each undertaken certain covenants in the Merger Agreement concerning the conduct of their respective businesses between the date the Merger Agreement was signed and the completion of the merger or the termination of the Merger Agreement.  The following summarizes the more significant of these covenants:

Board’s Covenant to Recommend.  The Board has recommended that On Assignment shareholders approve the share issuance proposal.

The Board agreed in the Merger Agreement that it may not withdraw or modify its recommendation to its shareholders and that it will use its reasonable best efforts to solicit and obtain shareholder approval, provided that the Board may disclose information to On Assignment shareholders pursuant to fiduciary duties and applicable law after consulting with On Assignment’s outside counsel.  Unless the Merger Agreement is terminated prior to the shareholder meeting, On Assignment is required to call, give notice of, convene and hold a shareholder meeting and permit its shareholders to vote on the share issuance proposal (Proposal 1).

Restrictions on the Parties’ Businesses Prior to the Closing.  In general, until either the completion of the merger or the termination of the Merger Agreement, Apex Systems is required to carry on its businesses in all material respects in the ordinary course and to use commercially reasonable efforts to preserve its business operations, organizations and goodwill substantially intact and maintain its existing relations with customers, suppliers, employees and other material business associates.  Each of On Assignment and Apex Systems has also agreed that (except as contemplated or permitted by the Merger Agreement), without the prior written consent of the other party, it will not:

•	amend its certificate of incorporation or bylaws or other comparable organizational documents;

•	declare, set aside or pay any dividend or make any distribution (whether payable in cash, stock or property) or payment in respect of its equity interests, except for certain cash distributions;

•	split, subdivide, recapitalize, combine or reclassify its equity interests; or

•	agree to take any of the foregoing actions.

In addition, Apex Systems has also agreed that (except as contemplated by the Merger Agreement), without the prior written consent of On Assignment, it will not:

•	issue, deliver or sell any equity interests;

•
enter into, amend or modify in any material respect, or terminate prior to the scheduled termination date set forth therein, material contracts, or otherwise waive, release, assign, cancel or compromise any material debt, claim, benefit, obligation or right, or bill and collect accounts receivable other than consistent with past practice;

•	make any capital expenditure or enter into any commitment in excess of $100,000 for any single expenditure or series of related expenditures;

•	change its authorized or issued equity interests;

•	modify or amend any right of any holder of outstanding equity interests;

•	hire or terminate any employee, consultant or director (except for the hiring of non-executive employees with aggregate annual compensation below $150,000 hired in the ordinary course of business);

•
increase or establish, or commit to increase or establish, any form of compensation or benefits payable by Apex Systems, including without limitation, pursuant to any employee benefit plan (except as required by law);

•
adopt, enter into, establish, amend, modify or terminate any employee benefit plan (except as required by law), increase the benefits provided under such employee benefit plan, or accelerate the vesting or payment of any compensation or benefits under any employee benefit plan;

•	grant any equity or equity-linked awards or any other cash bonus, incentive, performance or other incentive compensation plan;

•
enter into, modify or terminate any employment, termination, labor or collective bargaining agreement, make any commitment or incur any liability to any employee or labor organizations or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employees;

•
incur, redeem or assume any long-term or short-term indebtedness for borrowed money, enter into any hedging or off balance sheet financing arrangements, or become liable or responsible for the obligations of any other person;

•	make any loan, advance or capital contribution to, or investment in, any other person;

•	subject to any lien any properties or assets, except for certain permitted liens and liens that will be released at or prior to the closing of the merger;

•	acquire any material properties or assets;

•	sell, assign, license, transfer, convey, lease or otherwise dispose of any properties or assets (except for the purpose of disposing obsolete or worthless assets or in connection with the merger);

•	abandon, fail to maintain or allow to expire (other than at the natural expiration of its term), or sell or exclusively license to any person, any material intellectual property;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the merger);

•	change any of the accounting methods materially affecting its assets, liabilities or business, except for such changes required by GAAP, as concurred by its independent public accountants;

•
enter into any agreement or arrangement that materially limits or restricts Apex Systems or, upon completion of the merger, On Assignment or our subsidiaries from engaging or competing in any line of business or in any location;

•	cancel or terminate any material insurance policy naming Apex Systems as a beneficiary or a loss payee without prior notice to On Assignment;

•	materially modify standard warranty terms for services and products;

•
commence any legal proceeding or compromise, settle, pay or discharge any legal proceeding or dispute, except settlements that involve solely cash settlement payments paid out of cash on hand, provide for the full and unconditional release of Apex Systems from any and all liability in respect of the matters underlying such settlement, and do not include an admission of guilt on the part of Apex Systems or impose any restrictions on the future conduct of Apex Systems;

•
make, change or rescind any material tax election, file any amended material tax return, enter into any closing agreement or settle any tax audit or proceeding, surrender any right to claim a refund for a material amount of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or settle or compromise any tax liability if such action would have the effect of increasing the tax liability or adversely affecting the tax position of On Assignment in a post-closing taxable period; or

•	enter into any agreement, contract, commitment or arrangement to do any of the foregoing actions.

In addition, On Assignment has also agreed that (except as contemplated by the Merger Agreement), without the prior written consent of Apex Systems, it will not:

•
issue, deliver, sell, pledge or otherwise encumber or subject to any lien, except liens permitted pursuant to the Merger Agreement, any equity interests, other than pursuant to the On Assignment 2010 Incentive Award Plan;

•	merge or consolidate with any person, other than the transactions contemplated by the Merger Agreement;

•	take any action that would cause a breach of the representations and warranties regarding the debt financing; or

•	enter into any agreement, contract, commitment or arrangement to do any of the foregoing actions.

These restrictions are subject to certain qualifications set forth in the Merger Agreement.

Commercially Reasonable Efforts to Complete the Merger.  Each of the parties agreed to cooperate with each other and to use its commercially reasonable efforts to take or cause to be taken all appropriate actions and do or cause to be done all things necessary, proper or advisable under the Merger Agreement and applicable laws to complete the merger and the other transactions contemplated by the Merger Agreement, including using commercially reasonable efforts to satisfy conditions, obtaining all necessary regulatory approvals (including the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), and to use commercially reasonable efforts to obtain all necessary consents under contracts or permits in connection with the merger.

Other Covenants.  The Merger Agreement contains certain other covenants, including covenants relating to On Assignment’s receipt of debt financing in the amount of $540 million from Wells Fargo Bank, National Association, Bank of America, N.A., and Deutsche Bank Trust Company Americas, public announcements, access to information, cooperation on tax matters, exclusivity, confidentiality, maintaining Apex Systems employee benefit plans, director and officer indemnification insurance and negotiation of senior executive employment agreements.

Listing of On Assignment Common Stock

We have agreed to use our reasonable best efforts to cause the shares of On Assignment common stock to be issued in connection with the merger to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.  Approval for listing on the NASDAQ Global Select Market of the shares of On Assignment common stock issuable to Apex Systems shareholders pursuant to the merger, subject only to official notice of issuance, is a condition to the obligations of On Assignment and Apex Systems to complete the merger.

Representations and Warranties

The Merger Agreement contains representations and warranties made by each of On Assignment, Merger Sub and Apex Systems to the other parties thereto as of specified dates.

The representations and warranties of On Assignment, Merger Sub and Apex Systems relate to:

•	corporate existence, qualification to conduct business and corporate standing and power;

•	subsidiaries;

•	corporate authority to enter into, and carry out the obligations under, the Merger Agreement and the enforceability of the Merger Agreement;

•	absence of a breach of the certificate of incorporation and bylaws (or their equivalents), applicable law or material agreements as a result of the merger;

•	required approvals and consents as a result of the merger;

•	capital structure;

•	financial statements and, in the case of On Assignment, filings with the SEC and disclosure controls and procedures;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	legal proceedings;

•	material contracts;

•	tax matters;

•	employee benefit plans;

•	compliance with laws and permits;

•	the existence of certain unsuitable payments;

•	information provided for inclusion in this Proxy Statement;

•	required shareholder votes and, in the case of Apex Systems, appraisal rights;

•	in the case of Apex Systems, real and personal property;

•	in the case of Apex Systems, intellectual property;

•	in the case of Apex Systems, insurance;

•	in the case of Apex Systems, environmental matters;

•	in the case of Apex Systems, labor and employee matters;

•	in the case of Apex Systems, related party transactions;

•	in the case of Apex Systems, bank accounts and safe deposit boxes;

•	in the case of Apex Systems, payment of fees to finders or brokers in connection with the Merger Agreement;

•	in the case of On Assignment, the delivery of an executed financing commitment letter;

•	in the case of On Assignment, the opinion of Moelis;

•	in the case of On Assignment, shares of On Assignment common stock issuable as part of the merger; and

•	in the case of On Assignment, the formation and activities of Merger Sub.

Several of the representations and warranties in the Merger Agreement are subject to important qualifications and limitations agreed to by On Assignment and Apex Systems in connection with negotiating the terms thereof, including in certain cases the qualification that only items that would result in a “material adverse effect” would be deemed to make the representation and warranty untrue or other similar qualifications.

As used in the Merger Agreement, the term “material adverse effect” means, when used with respect to any party, any change, effect, event or occurrence or state of facts that either, individually or in the aggregate:

•
is or would reasonably be expected to be materially adverse to the financial condition, business, properties, assets, liabilities or results of operations of such party, taken as a whole in the case of On Assignment and Merger Sub, excluding any change, effect, event or occurrence resulting from:

•	general changes in economic, financial or capital market, regulatory or political conditions that do not have a disproportionate adverse effect on such party;

•
changes in conditions generally applicable to the industries in which such party operates that do not have a disproportionate adverse effect on such party, relative to other participants in such industries;

•
any natural disaster, act of terrorism, sabotage, military action or war (whether or not declared) or any other social or political disruption, in each case including any escalation or worsening thereof, that does not have a disproportionate adverse effect on such party;

•	changes in the law or accounting regulations or principles or interpretations thereof; or

•	any failure, in and of itself, by such party to meet any internal or published projections, forecasts or revenue or earnings predictions; or

•	prevents the consummation by such party of the merger.

Indemnification

The Merger Agreement provides that following completion of the merger On Assignment, on the one hand, and the former Apex Systems shareholders (severally and not jointly), on the other hand, will indemnify each other against losses, fines, costs and expenses incurred as a result of breaches of representations and warranties and violations of covenants contained in the Merger Agreement, subject to exceptions, or as a result of certain pre-closing taxes of Apex Systems.

The respective indemnification obligations of each party are subject to customary limitations.  No claim may be made as a result of a breach of the representations and warranties unless aggregate losses as a result of breach of the representations and warranties is at least $3 million (and recovery may only be received for losses in excess of that amount), subject to certain exceptions.  In addition, no party may recover in excess of $25 million for losses as a result of most breaches of the representations and warranties.  In addition, no party may recover for losses as a result of a breach of the representations and warranties after the end of the survival period for the applicable representation and warranty.  Most of the representations and warranties contained in or made pursuant to the Merger Agreement will survive the closing of the merger for a 15-month period.  Many of these limitations are subject to additional exceptions.

The right to indemnification is the sole and exclusive remedy of the parties to the Merger Agreement in connection with losses arising out of matters set forth in the Merger Agreement, other than in the case of fraud, intentional misrepresentation or willful or criminal misconduct or the right to seek injunctive or equitable relief.

Conditions to the Completion of the Merger

The parties’ respective obligations to complete the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following conditions in the Merger Agreement by us and Apex Systems at or prior to the closing:

•
the receipt of the approval of the Merger Agreement by Apex Systems shareholders by delivery of the written consent of Apex Systems shareholders (which was delivered in connection with the execution and delivery of the Merger Agreement), and the receipt of the approval by On Assignment shareholders of the share issuance proposal;

•	the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which condition we expect to be satisfied on April 30, 2012);

•	the absence of any law, judgment, injunction, decree or other order by a governmental entity that prohibits or enjoins the consummation of the transactions contemplated by the Merger Agreement; and

•	the receipt of the approval for listing by the NASDAQ Global Select Market of On Assignment common stock to be issued pursuant to the merger, subject to the official notice of issuance of the stock.

In addition, individually, the parties’ respective obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions at or prior to the closing:

•
the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the closing date of the merger unless such failures to be true and correct (without giving effect to any materiality or material adverse effect qualifications or exceptions) in respect of those representations and warranties would not, individually or in the aggregate, result in a material adverse effect on the other party (subject to certain limitations or exceptions);

•	the other party having performed and complied in all material respects with all covenants required to be performed and complied with by it under the Merger Agreement;

•	the absence of a material adverse effect on the other party since December 31, 2011; and

•	the receipt by each party of a certificate from an executive officer of the other party with respect to the satisfaction of certain of the closing conditions.

In addition, Apex Systems’ obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions:

•	the receipt of payment by On Assignment of the merger consideration; and

•
On Assignment having made grants of restricted stock units to certain employees of Apex Systems, subject to the recipient of the restricted stock unit grants having executed and delivered to On Assignment a Non-Compete Agreement.

Furthermore, On Assignment’s obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions:

•	the funding of debt financing in an aggregate principal amount of $540 million by Wells Fargo Bank, National Association, Bank of America, N.A. and Deutsche Bank Trust Company Americas;

•	the receipt by Apex Systems of certain required consents in connection with the transaction;

•
the receipt by On Assignment of payoff letters evidencing that certain indebtedness of Apex Systems has been or will be repaid in full and that certain liens on Apex Systems and its assets have been or will be released and discharged as of the closing of the merger; and

•	all loans payable to Apex Systems from officers and directors of Apex Systems having been repaid in full.

Termination of the Merger Agreement

Right to Terminate.  The Merger Agreement may be terminated at any time prior to the completion of the merger in any of the following ways:

•	by mutual written consent of On Assignment and Apex Systems;

•	by either us or Apex Systems:

•
if the merger has not been completed by July 18, 2012 (or such other date to which On Assignment and Apex Systems may agree upon in writing because one or more of the closing conditions has not been satisfied); provided, that a party may not terminate the Merger Agreement pursuant to this provision if such party’s willful breach of any of its obligations under the Merger Agreement caused, or resulted in, the failure of the closing to occur on or before July 18, 2012;

•
if a court of competent jurisdiction has entered into a judgment, injunction, decree or other order that has become final and non-appealable and has the effect of permanently preventing the consummation of the merger; provided, that a party may not terminate the Merger Agreement pursuant to this provision if such party has not used commercially reasonable efforts to prevent the entry of and to procure the removal, reversal, dissolution, setting aside or invalidation of such judgment, injunctions, decree or order;

•
if any closing condition of the terminating party’s obligation to consummate the merger becomes incapable of satisfaction; provided that the right to terminate the Merger Agreement under this provision will not be available to either party if such party’s willful breach of any of its obligations under the Merger Agreement caused the condition to become incapable of satisfaction; or

•	by On Assignment:

•
if there has been (i) a non-curable breach of any representation, warranty, covenant or agreement of Apex Systems in the Merger Agreement that makes the satisfaction of certain closing conditions in the Merger Agreement impossible or (ii) an uncured breach (30 days after written notice thereof) of any representation, warranty, covenant or other agreement made by Apex Systems, and the breach or failure to perform would result in the applicable closing condition to the merger not being satisfied; provided that On Assignment will not have the right to terminate the Merger Agreement under this provision if On Assignment is in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

•	Apex Systems:

•
if there has been (i) a non-curable breach of any representation, warranty, covenant or agreement of On Assignment or Merger Sub in the Merger Agreement that makes the satisfaction of certain closing conditions in the Merger Agreement impossible or (ii) an uncured breach (30 days after written notice thereof) of any representation, warranty, covenant or other agreement made by On Assignment or Merger Sub in the Merger Agreement, and the breach or failure to perform would result in the applicable closing condition to the merger not being satisfied; provided that Apex Systems will not have the right to terminate the Merger Agreement pursuant to this provision if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

Termination Fees/Reimbursement of Expenses.  On Assignment will be required to pay a termination fee of $21 million to Apex Systems in any of the situations below arising from the failure of On Assignment to secure the debt financing:

•
if Apex Systems or On Assignment terminates the Merger Agreement because the closing of the merger does not occur on or before July 18, 2012 (or such other date to which On Assignment and Apex Systems agree upon in writing) because one or more conditions to the obligations of Apex Systems or On Assignment to consummate the closing have not been satisfied; provided that the terminating party’s willful breach of any of its obligations under the Merger Agreement has not caused or resulted in the failure of the closing to occur on or before July 18, 2012 (or such other dated to which On Assignment and Apex Systems agree upon in writing);

•
if Apex Systems terminates the Merger Agreement because there has been (i) a non-curable breach of any representation, warranty, covenant or agreement of On Assignment or Merger Sub in the Merger Agreement that makes the satisfaction of certain closing conditions in the Merger Agreement impossible or (ii) an uncured breach (30 days after written notice thereof) of any representation, warranty, covenant or other agreement made by On Assignment or Merger Sub in the Merger Agreement, and such breach or failure to perform would result in the failure of certain conditions to Apex Systems’ obligation to consummate the closing to be satisfied; provided that Apex Systems is not in material breach of its representations, warranties, covenants or other agreements contained in the Merger Agreement; or

•	if On Assignment terminates the Merger Agreement because conditions to On Assignment’s obligation to consummate the merger are incapable of satisfaction; and

(i) all other conditions to On Assignment’s obligations to consummate the closing (other than receipt of the debt financing) have been or are capable of being satisfied prior to July 18, 2012 and (ii) Apex Systems has confirmed in writing that if the debt financing were funded and all the conditions of Apex Systems’ obligation to consummate the closing were satisfied, it will take actions that are within its control to cause the closing to occur.

The termination fee must be paid within five business days of termination of the Merger Agreement as described above.  If On Assignment fails to pay to Apex Systems the termination fee when due, then On Assignment must reimburse Apex Systems for all costs and expenses incurred by Apex Systems (including reasonable fees and expenses of counsel) in connection with the collection of the termination fee.

The Shareholder Representative

The Apex Systems shareholders have appointed Jeffrey E. Veatch as the Shareholder Representative to serve as their true and lawful agent and attorney-in-fact.  In such capacity, the Shareholder Representative may take any action on behalf of the shareholders of Apex Systems, and may bind them under the Merger Agreement and any other related agreement.

Amendments and Waivers

Amendments and Waivers.  The Merger Agreement may be amended prior to the closing by On Assignment and Apex Systems.  Any amendment after the closing requires approval by On Assignment and the Shareholder Representative.  An amendment to the Merger Agreement must be in writing signed by the required parties.  All waivers must be in writing and signed by the party against whom the waiver is to be effective.  On Assignment does not have any current intention to waive any condition to the merger and cannot predict the circumstances under which it would do so.  On Assignment would re-solicit the votes of its shareholders if it decided to waive a material condition to the merger.

Governing Law.  The Merger Agreement is governed by the laws of the Commonwealth of Virginia, other than with respect to certain remedies provisions and actions related thereto that are governed by the laws of the State of New York.

The Investor Rights Agreement

At the closing, we will enter into the Investor Rights Agreement with certain Apex Systems shareholders listed on the signature pages thereto, who will become shareholders of On Assignment upon completion of the merger, and Jeffrey E. Veatch, in his capacity as the Shareholder Representative under the Merger Agreement.

Composition of the Board

The Investor Rights Agreement will provide that the Shareholder Representative will have the right to designate two nominees for election to the Board for so long as Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch (whom we refer to in this proxy as the “Founders”) own in the aggregate at least 17% of the outstanding shares of On Assignment common stock and one nominee if the Founders own in the aggregate less than 17% but more than 10% of the outstanding shares of On Assignment common stock; provided that if the former Apex Systems shareholders collectively sell more than 5,000,000 shares of On Assignment common stock pursuant to the initial registration described below, then the 17% referred to in this paragraph will be reduced to a percentage equal to the percentage of the outstanding shares of On Assignment common stock held in the aggregate by the Founders upon the closing of the sale of shares of On Assignment common stock pursuant to the initial registration minus 0.5%.  The remaining members of the Board will be nominated by the Nominating and Corporate Governance Committee of the Board.  At each meeting of On Assignment shareholders following the completion of the merger at which directors of On Assignment are to be elected, On Assignment will agree to nominate for election to the Board and recommend that the shareholders elect to the board each of the Shareholder Representative’s designees, subject to certain limitations to comply with law or if a nominee is deemed to be unfit to serve as a director of a publicly traded company or otherwise does not meet applicable eligibility criteria in a material respect.

Based on the amount of shares of On Assignment common stock outstanding as of March 31, 2012 of 37,575,777, immediately following the closing of the merger, the former Apex Systems shareholders are expected to own between 27.6% and 31.8% of the outstanding shares of On Assignment common stock, and the Founders are expected to own between 22.0% and 25.3% of the outstanding shares of On Assignment common stock.  This calculation is based on Apex Systems’ estimated capitalization immediately prior to the closing of the merger.  Pursuant to the Investor Rights Agreement, the Board at the effective time of the merger would be comprised of two designees of the Shareholder Representative and five other directors currently serving on the Board (which are expected to be all of On Assignment’s existing directors).  The Shareholder Representative will be entitled to have one of his designees, who will initially be Theodore S. Hanson, serve on the On Assignment Stock Option Committee, which determines grants to non-executive officers of On Assignment.

Registration Rights

Pursuant to the Investor Rights Agreement, the Apex Systems shareholders who will become On Assignment shareholders pursuant to the merger will have certain registration rights with respect to the shares of On Assignment common stock acquired pursuant to the merger.

Initial Registration.  Subject to certain exceptions, within 45 days of the closing of the merger, On Assignment will use its reasonable best efforts to effect, as soon as reasonably possible, the registration under the Securities Act of the shares of On Assignment common stock issued to the Apex Systems shareholders in connection with the merger.  On Assignment will be responsible for paying the expenses of any such registration.

Demand Registration.  Following the six-month anniversary of the closing or withdrawal of the initial registration, any of the Founders may require On Assignment to register shares of On Assignment common stock issued to the Apex Systems shareholders in connection with the merger for resale under the Securities Act in an underwritten offering.  The Founders may exercise this demand registration right on up to three occasions.  These demand registration rights will be subject to customary conditions and limitations.  On Assignment will be responsible for paying the expenses of any such registration.

Piggyback Registration.  If we propose to register any securities under the Securities Act, each Apex Systems shareholder who will become an On Assignment shareholder pursuant to the merger must receive notice of the registration and may include its shares of On Assignment common stock in the registration.  These “piggyback registration” rights will be subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and On Assignment’s right not to effect a requested registration.  On Assignment will be responsible for paying the expenses of any such registration.

Transfer Restrictions

Restrictions on the Founders of Apex Systems.  From the date of the closing of the merger to the third anniversary of the closing, the Founders may not transfer their shares of On Assignment common stock without the written consent of On Assignment; provided that if the Founders are in breach of their Non-Competition Agreement during such period, then the end of such period will be extended to the third anniversary of the last such breach.

So long as a Founder has not breached his Non-Competition Agreement, the Founder may transfer (a) shares of On Assignment common stock in a registration effected in accordance with the Investor Rights Agreement, (b) shares of On Assignment common stock to certain permitted transferees, provided that certain conditions are satisfied, or (c) up to $7.0 million of shares of On Assignment common stock per year pursuant to a Rule 10b5-1 plan to be established by such Founder.

Restrictions on Senior Executive Holders of Apex Systems.  Without On Assignment’s prior written consent, Randolph C. Blazer and Theodore S. Hanson (whom we refer to in this Proxy Statement as “Senior Executive Holders”) shall not be permitted to Transfer any shares of On Assignment common stock during the period commencing on the closing of the merger and ending on the third anniversary of the closing.  In the event that a Senior Executive Holder’s employment with On Assignment or our subsidiaries terminates for any reason at any time during the three-year period, then the end of such period will be extended to the date that is the third anniversary of the date of the termination.  Also, if a Senior Executive Holder is in breach of his Non-Competition Agreement at any time during the three-year period, then the end of such period will be extended to the date that is the third anniversary of the last breach.

So long as a Senior Executive Holder has not breached his Non-Competition Agreement,

•
pursuant to the initial registration effected in accordance with the Investor Rights Agreement, a Senior Executive Founder may transfer up to a number of shares of On Assignment common stock equal to 30% of the shares of common stock issued to such Senior Executive Holder pursuant to the Merger Agreement;

•
after the closing or withdrawal of the initial registration effected in accordance with the Investor Rights Agreement, a Senior Executive Holder may transfer up to a number of shares of common stock issued to the Senior Executive Holder pursuant to the Merger Agreement equal to (A) one-third of such shares after the first anniversary of the closing of the merger, (B) two-thirds of such shares after the second anniversary of the closing of the merger and (C) all of such shares of common stock after the third anniversary of the closing of the merger; and

•	a Senior Executive Holder may transfer shares of On Assignment common stock to certain permitted transferees provided that certain conditions are satisfied.

Restrictions on Other Employee Holders of Apex Systems.  Without the Company’s prior written consent, each holder of On Assignment common stock that is a signatory on the signature pages to the Investor Rights Agreement, other than a Founder or Senior Executive Holder (whom we refer to in this Proxy Statement as “Other Employee Holders”), shall not be permitted to transfer any of the shares of On Assignment common stock issued to such Other Employee Holder pursuant to the Merger Agreement during the period commencing on the closing of the merger and ending on the third anniversary of the closing, provided that in the event that such Other Employee Holder’s employment with On Assignment or our subsidiaries terminates for any reason at any time during such three-year period, then the end of such period will be extended to the date that is the third anniversary of the date of the termination.  Also, if an Other Employee Holder is in breach of his or her Non-Competition Agreement at any time during such period, then the end of such period will be extended to the date that is the third anniversary of such breach.

So long as such Other Employee Holder has not breached his Non-Competition Agreement:

•
Other Employee Holders may transfer up to a number of shares of common stock issued to such Other Employee Holder pursuant to the Merger Agreement equal to (A) one-third of such shares after the first anniversary of the closing of the merger, (B) two-thirds of such shares after the second anniversary of the closing of the merger and (C) all of such shares of common stock after the third anniversary of the closing of the merger; and

•	Other Employee Holders may transfer shares of common stock to certain permitted transferees; provided that certain pre-conditions are satisfied.

Voting Restrictions

Pursuant to the Investor Rights Agreement, the Founders will vote all of their shares of On Assignment common stock in support of the Board’s slate of directors as described above.

In addition, on all other matters to be voted on by shareholders of On Assignment for the first 12 months after the closing of the merger, the Investor Rights Agreement provides that the Founders will vote their shares of On Assignment common stock in accordance with the recommendations of the Board or, in the absence of such a recommendation, in the same proportions as all other shares of On Assignment common stock that are voted on such matter.  The Founders will also be present, in person or by proxy, at all meetings of the shareholders of On Assignment so that all such shares owned by the Founders may be counted for the purpose of determining the presence of a quorum at such meetings.

These restrictions on voting will remain in effect until the date on which the Founders own less than 10.0% of the outstanding shares of On Assignment common stock.

Board Observers

Pursuant to the Investor Rights Agreement, so long as the Founders hold greater than 10% of the outstanding shares of On Assignment common stock, the Shareholder Representative will have the right to appoint to the Board three observers, who must be reasonably acceptable to On Assignment.  At any time the Shareholder Representative is entitled to designate only one person for nomination for election to the Board, then the observers must include two of the Founders designated by the Shareholder Representative (each of whom we refer to in this Proxy Statement as a “non-executive observer”).  Upon completion of the merger, the initial observers will be Randolph C. Blazer and Theodore S. Hanson, and Jeffrey E. Veatch (who will be the non-executive observer).  Each observer will be able to attend all meetings of the Board, subject to certain restrictions as set forth in the Investor Rights Agreement.

The Non-Competition Agreements

Founders and Senior Executive Holders.  Simultaneously with the execution of the Merger Agreement, we entered into the Non-Competition, Confidentiality and Non-Solicitation Agreement (which we refer to in this Proxy Statement as the “Non-Competition Agreement”) with the Founders and Senior Executive Holders.  The Non-Competition Agreement will become effective upon the completion of the merger.  Each of the Founders and Senior Executive Holders have agreed that, among other things, for seven years after the closing date:

•
they will not engage in the business of Apex Systems in any country in the world in which Apex Systems conducts business as of the closing of the merger or the date of termination of such Founder or Senior Executive Holder’s employment with On Assignment and its subsidiaries;

•	they will not disclose any confidential or proprietary information relating to On Assignment, our subsidiaries or Apex Systems; or

•
they will not (i) solicit or hire employees of Apex Systems or any of its subsidiaries, or (ii) cause any of Apex Systems’ customers or suppliers to cease doing business or reduce the level of business with Apex Systems or any of its subsidiaries.

The “business of Apex Systems” means the business of recruiting or staffing personnel for or on behalf of businesses or providing personnel to businesses on a temporary or permanent basis, and any other business conducted by Apex Systems as of the closing of the merger.

Other Employee Holders.  At the closing of the merger, we will enter into Confidentiality, Noncompetition, Nonsolicitation and Nondisclosure Agreements (which we refer to in this Proxy Statement as the “Other Non-Competition Agreements”) with the Other Employee Holders who will become shareholders of On Assignment pursuant to the merger.  The Other Employee Holders have agreed that:

•
they will not, directly or indirectly, other than in their capacity as an employee of On Assignment or its subsidiaries, perform any employment activities of the type performed by the Other Employee Holder for Apex Systems, On Assignment or our subsidiaries for any business that provides services that are the same or substantially the same, and competitive with, the business of Apex Systems within a 50-mile radius of any office in which the Other Employee Holder regularly worked during the two-year period before the termination of his or her employment with the Apex Systems, On Assignment or our subsidiaries;

•	they will not disclose any confidential or proprietary information relating to On Assignment, our subsidiaries or Apex Systems; or

•	they will not (i) solicit or hire our employees, or (ii) cause any of our customers or suppliers to cease doing business or reduce the level of business with us or any of our subsidiaries.

The restrictions will be in effect for three years following the closing of the merger, 18 months following the termination of an Other Employee Holder’s employment with On Assignment and its subsidiaries, or 18 months from the date a court of competent jurisdiction enters a final order enforcing the terms of the Other Non-Competition Agreement, whichever is later.

The “business of Apex Systems” means recruiting or staffing scientific, engineering, technical, computer, telecommunications, information technology, information systems or applications personnel, or related technical, clerical, legal or financial personnel, for or on behalf of businesses, or providing such personnel to businesses on a temporary or permanent basis, any other business conducted by Apex Systems, On Assignment or our subsidiaries as of the date of termination of employment of the Other Employee Holder with Apex Systems, On Assignment or our subsidiaries.

INFORMATION ABOUT APEX SYSTEMS

Apex Systems Business

Apex Systems is an information technology staffing and services firm specializing in recruiting and placing information technology professionals for contract, contract-to-hire and direct placements.  Apex Systems also offers related workforce solutions to their clients.  Apex Systems was founded in 1995 and is headquartered in Richmond, Virginia.  As of March 31, 2012, Apex Systems has a presence in 49 markets throughout the United States, approximately 1,000 full-time employees and over 950 clients.

Apex Systems serves Fortune 500, mid-market and emerging companies from a wide variety of industries including financial services, business services, consumer industrials, technology, healthcare, government services, communications and others.  Since 2006, it has placed over 55,000 candidates at over 2,100 clients.  Apex Systems has a full service of offerings, including staff augmentation, recruitment process outsourcing, sourcing through skill-based recruiting centers and managed solutions.

Apex Systems provides skilled professionals to clients that require technical, network and telecommunications support related to information technology infrastructure, technical project management, business application expertise in a variety of technical areas and other technical expertise.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

The following table summarizes selected statement of operations data expressed as a percentage of revenues:

	Year Ended
	December 31, 2011	December 25, 2010	December 26, 2009
Net sales	100.0%	100.0%	100.0%
Cost of sales	72.6	71.6	70.5
Gross margin	27.4	28.4	29.5
Operating expenses	20.7	23.3	21.8
Income from operations	6.7	5.1	7.6
Other expenses:
Interest expense	(0.4)	(0.5)	(0.3)
Other expense, net	(0.0)	(0.0)	(0.0)
Total other expenses	(0.4)	(0.5)	(0.4)
Net income	6.3%	4.7%	7.3%

* Columns may not foot due to rounding.

Results of Operations for the Year Ended December 31, 2011 Compared with the Year Ended December 25, 2010

	Year Ended		Change
	(in thousands, except percentages)
	December 31, 2011	December 25, 2010	$	%
Net sales	$705,228	$546,996	$158,232	28.9%
Cost of sales	511,825	391,589	120,236	30.7%
Gross margin	193,403	155,407	37,996	24.4%
Operating expenses	146,190	127,238	18,952	14.9%
Income from operations	47,213	28,169	19,044	67.6%
Other expenses:
Interest expense	(2,904)	(2,502)	(402)	16.1%
Other expense, net	(156)	(142)	(14)	9.9%
Total other expenses	(3,060)	(2,644)	(416)	15.8%
Net income	$44,153	$25,525	$18,628	73.0%

Net Sales.  Net sales increased $158.2 million, or 28.9%, to $705.2 million in 2011 from 2010 mainly due to increasing market share in existing accounts as well as adding new clients.  In 2010 and 2011, net sales from new accounts accounted for 7.5% and 5.1% of net sales, respectively.

For the years ended December 31, 2011 and December 25, 2010, entities affiliated with Wells Fargo Bank, National Association and Bank of America, N.A., which are providing debt financing in connection with the merger, were the largest and fourth-largest clients, respectively, of Apex Systems based on net sales.  Entities affiliated with Wells Fargo Bank, National Association accounted for 13.4% and 15.4% of Apex Systems’ net sales for the year ended December 31, 2011 and December 25, 2010, respectively.

Gross Margin.  Gross margin increased $38.0 million, or 24.4%, to $193.4 million in 2011 from 2010.  The year-over-year gross margin increase was primarily due to higher net sales, which was partially offset by a slight increase in cost of sales as a percentage of net sales.  The slight increase in cost of sales was due to increased wage costs for information technology professionals.  Cost of sales includes wages, taxes, and benefits as well as any associated contractor travel costs.

Operating Expenses.  Operating expenses include field operating expenses, such as costs associated with our network of staffing consultants and branch offices, including staffing consultant compensation, rent, other office expenses, marketing and recruiting expenses for our contract professionals.  Operating expenses also include our corporate and branch office support expenses, such as the salaries of corporate operations and support personnel, recruiting and training expenses for field staff, marketing staff expenses and other general and administrative expenses.

Operating expenses increased $19.0 million in 2011, or 14.9%, to $146.2 million from $127.2 million in 2010.  The increase in operating expenses was primarily due to a $17.0 million increase in compensation and benefits.  The increase in compensation and benefits was due to a $14.4 million increase in bonuses, commissions and stock-based compensation as a result of increased revenue and the attainment of incentive compensation targets as well as a $2.6 million increase in compensation expenses as a result of increased headcount.  Operating expenses as a percentage of net sales decreased to 20.7% in 2011, compared with 23.3% in 2010.

Interest Expense.  Interest expense was $2.9 million in 2011 compared with $2.5 million in 2010, representing a 16.1% increase.  This increase was related to a higher average outstanding balance on the credit facility created by a year over year increase in borrowings under credit facilities of 19.3%, primarily to fund current operations and dividends to shareholders.

Results of Operations for the Year Ended December 25, 2010 Compared with the Year Ended December 26, 2009

	Year Ended		Change
	(in thousands, except percentages)
	December 25, 2010	December 26, 2009	$	%
Net sales	$546,996	$383,468	$163,528	42.6%
Cost of sales	391,589	270,456	121,133	44.8%
Gross margin	155,407	113,012	42,395	37.5%
Operating expenses	127,238	83,780	43,458	51.9%
Income from operations	28,169	29,232	(1,063)	(3.6)%
Other expenses:
Interest expense	(2,502)	(1,265)	(1,237)	97.7%
Other expense, net	(142)	(94)	(48)	51.2%
Total other expenses	(2,644)	(1,359)	(1,285)	94.5%
Net income	$25,525	$27,873	$(2,348)	(8.4)%

Net Sales.  Net sales increased $163.5 million, or 42.6%, to $547.0 million in 2010 from 2009 as a result of increasing market share in existing accounts as well as adding new clients.  In 2009 and 2010, net sales from new accounts accounted for 4.6% and 7.5% of net sales, respectively.  Entities affiliated with Wells Fargo Bank, National Association accounted for 15.4% and 9.1% of Apex Systems’ net sales for the year ended December 25, 2010 and December 26, 2009, respectively.

Gross Margin.  Gross margin increased $42.4 million, or 37.5%, to $155.4 million in 2010 from 2009.  The year-over-year gross margin increase was primarily due to higher net sales, which was partially offset by a slight increase in cost of sales as a percentage of net sales. The slight increase in cost of sales was due to increased wage costs for information technology professionals.

Operating Expenses.  Operating expenses increased $43.5 million, or 51.9%, to $127.2 million in 2010 from $83.8 million in 2009.  The increase in operating expenses was primarily due to a $40.8 million increase in compensation and benefits.  The increase in compensation and benefits was due to a $34.4 million increase in bonuses, commissions and stock-based compensation as a result of increased revenue and the attainment of incentive compensation targets as well as a $6.4 million increase in compensation expenses as a result of increased headcount.  Operating expenses as a percentage of net sales increased to 23.3% in 2010, compared with 21.8% in 2009.

Interest Expense.  Interest expense was $2.5 million in 2010 compared with $1.3 million in 2009, representing a 97.7% increase.  This increase was primarily due to a higher average outstanding balance on the credit facility created by a year over year increase in borrowings under credit facilities of 108.1%, primarily to fund current operations and dividends to shareholders.

Liquidity and Capital Resources

Apex Systems’ working capital (current assets less current liabilities) at December 31, 2011 was $72.9 million, excluding $7.1 million in cash.  Working capital was 10.3% of Apex Systems’ net sales for the 12 months ended December 31, 2011.  Apex Systems considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.  Apex Systems had no cash equivalents at December 31, 2011.  Apex Systems’ restricted cash is stated at cost and is held in an account to secure Apex Systems’ health insurance claims.  At December 31, 2011, Apex Systems’ restricted cash was $67.5 thousand and is included in prepaid expenses and other current assets.

Apex Systems’ working capital requirements consist primarily of the financing of accounts receivable, payroll expenses, retirement plan expenses, expenses related to leased property and equipment and the periodic payments of principal and interest on Apex Systems’ loans.

Net cash provided by operating activities was $55.4 million for 2011 compared with $14.6 million for 2010.  Cash provided by operating activities in 2011 were primarily a function of net income plus incentive compensation plan expenses, accounts payable and accrued expenses, accrued compensation and benefits and deferred compensation expense, less accounts receivable, which increased compared to 2010.  Cash provided by operating activities in 2010 were primarily a function of net income plus income from operations, incentive compensation plan expenses, deferred compensation expense, accounts payable and accrued expenses, accrued compensation and benefits, less accounts receivable, which increased compared to 2009.

Cash used in investing activity for purchase of property and equipment was $338.1 thousand during 2011 and $217.5 thousand in 2010.  Apex Systems estimates that capital expenditures for 2012 will be approximately $4.1 million based on a target of 50 basis points of net sales.

Net cash used in financing activities was $55.5 million for 2011, compared with $7.8 million used in financing activities in 2010.  During 2011, repayments under lines of credit were $54.4 million, versus $33.6 million in 2010.  Deferred financing costs in 2011 were $370.8 thousand, versus $284.4 thousand in 2010.  Proceeds from new borrowings under lines of credit were $69.5 million and $74.1 million in 2011 and 2010, respectively.  In 2011, Apex Systems made distributions to shareholders of $63.5 million and payments for the settlement of incentive compensation plan awards of $6.7 million.  In 2010, these payments were $47.5 million and $0.5 million, respectively.

On September 19, 2011, Apex Systems entered into an $85 million line of credit.  As of December 31, 2011, Apex Systems had $54.7 million available under this line of credit.  Under the terms of Apex Systems’ line of credit an unused commitment fee of 0.2% is payable quarterly on any difference between the maximum commitment and the amount of credit used.

On September 19, 2011, Apex Systems refinanced its existing term loan.  The $45 million four-year term loan entered into by Apex Systems on October 25, 2010, the balance of which was $34.7 million at the date of refinancing, was increased by an additional $45 million and extended to a five-year term.  The full capacity of the refinanced loan is $79.7 million.

During 2011, Apex Systems established standby letters of credit totaling $70.5 thousand as of December 31, 2011 under Apex Systems’ existing lines of credit to guarantee performance under certain contractual arrangements.

Apex Systems’ line of credit and term loan contains certain financial covenants related to the fixed charge coverage and leverage ratios.  Apex Systems was in compliance with these ratios as of December 31, 2011 and is currently in compliance with these ratios. Additionally, these agreements, which are secured by substantially all of Apex Systems’ assets, provide for certain limitations on Apex Systems’ ability to, among other things, incur additional debt, offer loans and incur capital expenditures.

Apex Systems believes that its working capital as of December 31, 2011, its line of credit, term loan and positive operating cash flows expected from future activities will be sufficient to fund operations, including its debt repayment obligations, accounts payable and related payroll expenses, as well as capital expenditure initiatives for the next 12 months.

In connection with the merger, Apex Systems intends to dividend its cash to its shareholders.  In addition, all outstanding debt under its existing line of credit and term loan will be repaid.  The target working capital provided in the Merger Agreement for Apex Systems is 13% of trailing 12 months net sales.

Commitments and Contingencies

Apex Systems leases space for its corporate and branch offices.  Total rent expense, which includes leased office space, computers and equipment, was $8.0 million in 2011, $8.1 million in 2010, $8.2 million in 2009 and is expected to be approximately $8.2 million in 2012. Please see “Additional Interests of Directors, Executive Officers and Certain Beneficial Owners” beginning on page 30 for a discussion of certain Apex Systems’ leases.

Apex Systems makes matching contributions to Apex Systems’ 401(k) plan for the benefit of its eligible employees in an amount equal to 100% of the first 1% and 50% of the next 5% of the employees’ compensation contributed.  Matching contributions in 2011, 2010 and 2009 were approximately $3.3 million, $2.8 million and $1.7 million, respectively.

The following table sets forth, on an aggregate basis, at December 31, 2011, the amounts of specified contractual cash obligations required to be paid in the periods shown:

Contractual Obligations	2012	2013	2014	2015	2016	Thereafter	Total
Long-term debt obligations	$15,946,940	$15,946,940	$15,946,940	$14,907,146	$30,332,615	$—	$93,080,581
Operating lease obligations	7,037,548	6,625,239	3,212,863	2,609,123	1,698,869	606,055	21,789,697
Total	22,984,488	22,572,179	19,159,803	17,516,269	32,031,484	606,055	114,870,278

For additional information about these contractual cash obligations, see Notes 3 and 5 through 8 to Apex Systems’ financial statements attached to this Proxy Statement.  Interest payments related to Apex Systems’ bank debt are not set forth in the table above.  In addition, the table above does not include payments of deferred compensation as described in Notes 8 and 9 of Apex Systems’ financial statements attached to this Proxy Statement.  All stock appreciation rights, incentive, and non-qualified stock options under existing plans will be paid prior to closing pursuant to the Merger Agreement.  The three-year long term incentive program, implemented in 2010, that would provide a total award of up to $10.0 million to eligible employees, based on target revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) goals will remain in effect.  As of December 31, 2011, Apex Systems had accrued approximately $6.7 million for the long term incentive program, included in deferred compensation on the balance sheet.

In May 2011, Apex Systems was notified by the Department of Labor (DOL) that it had purportedly underpaid wages to certain employees working on a specific government contract as a subcontractor to another provider.  The DOL indicated that the underpayment was approximately $2.6 million and was related to both wages and other benefits.  This amount has been accrued in Apex Systems’ financial statements for the year ended December 31, 2011.  Apex Systems believes that some or all of this amount will be reimbursed by the direct provider.  No amount has been accrued for this reimbursement and the amount reimbursed will be recognized in the future as the reimbursements are received.

In addition, Apex Systems is involved in various other legal proceedings, claims and litigation arising in the ordinary course of business.  Apex Systems has recorded accruals for losses that it considered probable and reasonably estimable.  Based on the facts currently available, Apex Systems does not believe that the disposition of any of these matters will have a material adverse effect on its liquidity, financial position or results of operations.

Off-Balance Sheet Arrangements

As of December 31, 2011, Apex Systems had no significant off-balance sheet arrangements other than operating leases and stand-by letters of credit.

Critical Accounting Policies

Apex Systems’ accounting policies are described in Note 2 to its financial statements attached to this Proxy Statement.  Apex Systems prepares its financial statements in conformity with GAAP, which require it to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year.  Actual results could differ from those estimates.  Apex Systems considers the following policies to be most critical in understanding the judgments that are involved in preparing its financial statements and the uncertainties that could impact its results of operations, financial condition and cash flows.

Revenue Recognition.  Apex Systems’ revenue is earned from staffing services performed under contracts with its clients.  Revenue for such services is recognized when performed and approved by the client, based upon contracted billable rates for hours delivered plus reimbursable costs.  Rebates provided to customers are recognized as earned, and are classified as a reduction to sales in the accompanying statements of income.

Accounts Receivable.  Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is Apex Systems’ best estimate of the amount of probable credit losses in Apex Systems’ existing accounts receivable.  Apex Systems reviews its allowance for doubtful accounts monthly.  Past-due balances meeting specific criteria are reviewed individually for collectability.  All other balances are reviewed on a pooled basis.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Derivative Instruments.  Apex Systems recognizes all interest rate swap derivative instruments as either assets or liabilities on the balance sheet at their respective estimated fair values.  Apex Systems does not designate the interest rate swaps as a hedge of the variability of cash flows to be paid related to its outstanding debt.  Under the terms of the agreements, Apex Systems pays the counterparty based on the respective fixed rate and receives payments based upon a floating rate, the net of which is recorded as an increase or decrease to interest expense.

Stock-Based Compensation.  Prior to 2006, Apex Systems applied the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations.  The grants to employees of stock appreciation rights (SARs) and options to purchase common stock were accounted for using variable plan accounting, which required the SARs to be classified as liabilities and the options to be classified as equity.  Vesting in SARs and options to purchase common stock are generally contingent upon the employee meeting certain service and/or performance criteria.

Effective January 1, 2006, Apex Systems adopted Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation (ASC 718).  This guidance supersedes APB No. 25.  ASC 718 requires that all stock-based compensation be recognized as an expense in the financial statements.  This statement was adopted using the prospective-transition method.  Apex Systems’ SARs and option awards are liability classified based on Apex Systems’ intent to settle the awards for cash at the time of exercise, and Apex Systems has elected to measure its liability classified stock-based compensation awards based upon their intrinsic value as defined under the terms of the awards.

Quantitative and Qualitative Disclosures about Market Risk

Apex Systems is exposed to certain market risks arising from transactions in the normal course of business, principally risks associated with interest rates.  Apex Systems’ primary exposure to market risk is interest rate risk associated with its debt instruments.

As of December 31, 2011, Apex Systems had a combined $93.1 million of principal outstanding under revolving credit and term loan agreements which bear interest at variable-rates based on LIBOR plus an applicable margin.  Additionally, Apex Systems has entered into two interest rate swaps with a total notional value of $10.0 million which are intended to partially offset a portion of the exposure to changes in the interest rate associated with its outstanding debt.  The first $5.0 million in notional value expires on June 5, 2013 and the remaining $5.0 million in notional value expires on July 11, 2013.  As of December 31, 2011, the fair value of these swaps was a liability of $0.6 million.

Excluding the effect of Apex Systems’ interest rate swap agreement, a hypothetical 1.0% change in interest rates on variable rate debt would have resulted in interest expense fluctuating approximately $0.9 million based on $93.1 million of debt outstanding for any 12 month period.  Including the effect of our interest rate swap agreement, a 1.0% change in interest rates on variable debt would have resulted in interest expense fluctuating approximately $0.8 million based on $83.1 million of debt outstanding for any 12 month period.

Apex Systems has not entered into any market risk sensitive instruments for trading purposes.

Selected Financial Information

The selected historical financial data set forth below is derived in part from and should be read together with Apex System’s financial statements, the related notes and “Information about Apex Systems—Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Proxy Statement.  The statement of income data for each of the years ended December 29, 2007, December 27, 2008, December 26, 2009, December 25, 2010 and December 31, 2011 and the balance sheet data as of the same dates were derived from Apex System’s audited financial statements appearing in the annexes to this Proxy Statement and the books and records of Apex Systems.  Historical results are not necessarily indicative of results to be expected for future periods.

	Year Ended (in thousands)
	December 31, 2011	December 25, 2010	December 26, 2009	December 27, 2008	December 29, 2007
Net sales	$705,228	$546,996	$383,468	$402,233	$398,481
Cost of sales	511,825	391,589	270,456	273,974	272,691
Gross margin	193,403	155,407	113,012	128,259	125,790
Operating expenses	146,190	127,238	83,780	93,785	102,392
Income from operations	47,213	28,169	29,232	34,474	23,398
Total other expenses	(3,060)	(2,644)	(1,359)	(3,964)	(2,570)
Net income	$44,153	$25,525	$27,873	$30,510	$20,828

Balance Sheet Data (at end of period):
Cash	$7,132	$7,588	$977	$6,020	$73
Working capital	72,907	70,117	52,730	51,444	32,795
Total assets	135,915	124,817	73,343	76,193	72,155
Long-term liabilities	95,623	75,387	39,691	54,315	4,009
Shareholders’ equity (deficit)	(13,520)	4,387	16,563	6,176	31,367

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 are based on the separate historical consolidated financial statements of On Assignment and Apex Systems.  On Assignment’s fiscal year ends on December 31.  Apex Systems uses a 52/53-week fiscal year ending on the Saturday closest to December 31.  These unaudited pro forma condensed combined financial statements reflect the merger and related events using the acquisition method of accounting and apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.  The unaudited pro forma condensed combined balance sheet as of December 31, 2011 reflects the merger and related events as if they had been consummated on December 31, 2011.  The unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 reflect the merger and related events as if they had been consummated on January 1, 2011.

The pro forma adjustments are based upon available information and assumptions that the managements of On Assignment and Apex Systems believe reasonably reflect the merger.  We present the unaudited pro forma condensed combined financial statements for informational purposes only.  The pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger as of the dates indicated.  In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of On Assignment.  You should read this information together with the following:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the separate historical audited financial statements of On Assignment as of and for the year ended December 31, 2011 included in On Assignment’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated by reference into this Proxy Statement; and

•	the separate historical audited financial statements of Apex Systems as of and for the fiscal year ended December 31, 2011, which are included in the annexes to this Proxy Statement.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, with On Assignment as the acquirer.  Accordingly, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma condensed combined financial statements, is allocated to the net tangible and identifiable intangible assets of Apex Systems acquired in connection with the merger, based on their respective estimated fair values.  Should there be an increase in the fair value of the Apex Systems tangible and/or identifiable intangible assets as of the closing date of the merger, the amount of the purchase price allocated to these assets will increase accordingly, resulting in a decrease in the amount of goodwill recorded and an increase in depreciation expense and/or amortization expense.

The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation.  Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.  The final purchase price allocation, which will be determined subsequent to the closing of the merger, and its effect on results of operations may differ significantly from the pro forma amounts included in the unaudited pro forma condensed combined financial statements.  The amounts allocated to identifiable intangible assets and goodwill represent the managements’ best estimate as of the date of this Proxy Statement.  In order to provide a definitive accounting of the purchase price allocation as of the date of the closing of the merger, On Assignment will retain valuation specialists to help establish the fair value of the net tangible and identifiable intangible assets of Apex Systems as of the closing date.  These valuations will primarily include valuations of the fair value of identifiable intangible assets such as tradename, customer relationships, non-compete agreements and contractor relations.  In addition, On Assignment will review and adjust the effective tax rate as required, and adjust estimated transaction costs to actual.  ASC 805 allows the acquiring company one year to complete the final analysis and accounting for the purchase price allocation related to a business combination.

In connection with the plan to integrate the operations of On Assignment and Apex Systems, we anticipate that non-recurring charges, such as costs associated with the implementation of compliance with Sarbanes-Oxley for Apex Systems will be incurred.  We are not able to determine the timing, nature and amount of these charges as of the date of this Proxy Statement.  However, these charges could affect the combined results of operations of On Assignment and Apex Systems in the period in which they are recorded.  The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared.  In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2011
(in thousands)

	On Assignment, Inc.	Apex Systems, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$17,739	$7,132	$(11,382)	(a)	$13,489
Accounts receivable - net	93,925	123,811	-		217,736
Prepaid expenses and other current assets	7,252	2,908	(952)	(b)	9,208
Income tax receivable	2,927	-	-		2,927
Deferred income taxes	9,271	-	-		9,271
	131,114	133,851	(12,334)		252,631

Property, plant and equipment, net	18,057	877	-		18,934
Goodwill	229,234	-	243,770	(c)	473,004
Identifiable intangible assets, net	30,206	-	284,339	(d)	314,545
Other assets	2,054	1,187	15,254	(b)	18,495

Total Assets	$410,665	$135,915	$531,029		$1,077,609

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,112	$10,453	$-		$14,565
Current portion of long-term debt	5,000	15,947	(16,047)	(e)	4,900
Accrued payroll and contract professional pay	24,948	19,342	-		44,290
Deferred compensation	1,896	-	-		1,896
Accrued workers’ comp and med mal loss reserves	10,401	-	-		10,401
Accrued earn-outs	3,488	-	-		3,488
Other	6,564	8,070	(254)	(f)	14,380
	56,409	53,812	(16,301)		93,920

Deferred tax liabilities	14,856	-	-		14,856
Long-term debt, less current portion	81,750	77,134	326,216	(e)	485,100
Accrued earn-outs	6,368	-	-		6,368
Other	4,539	18,489	-		23,028
Total Liabilities	163,922	149,435	309,915		623,272

Shareholders’ Equity:
Preferred stock	-	-	-		-
Common stock	370	19,393	(19,250)	(g)	513
Paid-in capital	229,377	-	216,857	(g)	446,234
Retained earnings (deficit)	19,034	(32,913)	23,507	(h)	9,628
Accumulated other comprehensive loss	(2,038)	-	-		(2,038)
Total Shareholders’ Equity	246,743	(13,520)	221,114		454,337

Total Liabilities and Shareholders’ Equity	$410,665	$135,915	$531,029		$1,077,609

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2011
(in thousands, except share and per share data)

	On Assignment, Inc.	Apex Systems, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$597,281	$705,228	$-		$1,302,509
Cost of services	397,176	511,825	-		909,001
Gross profit	200,105	193,403	-		393,508
Selling, general and administrative expenses	155,706	146,190	15,476	(i)	317,372
Operating income	44,399	47,213	(15,476)		76,136
Interest income	39	-	-		39
Interest expense	(2,975)	(2,904)	(18,855)	(j)	(24,734)
Other expense	-	(156)	-		(156)
Income before income taxes	41,463	44,153	(34,331)		51,285
Provision for income taxes	17,166	-	3,929	(k)	21,095
Net income	$24,297	$44,153	$(38,260)		$30,190

Basic earnings per share	$0.66				$0.59

Weighted average number of shares outstanding	36,876		14,305	(l)	51,181

Diluted earnings per share	$0.64				$0.58

Weighted average number of shares and dilutive shares outstanding	37,758		14,305	(l)	52,063

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of On Assignment and Apex Systems on a combined basis based on the audited historical financial information of each company and after giving effect to the acquisition of Apex Systems by On Assignment. The acquisition will be recorded using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines the historical results for On Assignment for the year ended December 31, 2011 and the historical results for Apex Systems for the twelve months ended December 31, 2011, as if the acquisition had occurred on January 1, 2011.  The unaudited pro forma condensed combined balance sheet as of December 31, 2011 combines the historical results for On Assignment as of December 31, 2011 and the historical results for Apex Systems as of December 31, 2011, as if the acquisition had occurred on December 31, 2011.

2.	Estimated Purchase Price

The estimated purchase price of Apex Systems is summarized as follows:

Common Stock, 14,305 shares	$217,000
Cash	383,000
Total estimated purchase price of acquisition	$600,000

Under the Merger Agreement, Apex Systems shareholders may elect to receive consideration consisting of shares of On Assignment common stock, or a combination of cash and shares of On Assignment common stock in exchange for their shares of Apex Systems common stock, subject to certain proration features.  However, the total number of shares of stock issued cannot exceed 17,486 and the cash cannot exceed $383,000 related to the consideration paid.

3.	Pro Forma Adjustments

Pro forma adjustments to condensed combined balance sheet:

(a) To reflect the following cash transactions:

Proceeds:
Borrowings under new term loan	$490,000

Uses:
Consideration to Apex Systems, including the settlement of existing Apex Systems’ debt and the settlement of existing Apex Systems’ options and SARs, plus return of cash as of December 31, 2011	(390,132)
Repayment of On Assignment debt outstanding as of December 31, 2011	(86,750)
Financing costs	(17,000)
Transaction fees	(7,500)
Net pro forma cash adjustment	$(11,382)

On Assignment expects to borrow $490,000 under a new term loan, which will bear interest at floating rates based upon LIBOR (with a LIBOR floor of 1.25%) plus a spread of 3.75%.

(b) To reflect the following current asset and other asset transactions:

Write-off of On Assignment unamortized loan costs - current	$(414)
Apex shareholder receivable payment	(538)
Net pro forma current assets adjustment	$(952)

Write-off of On Assignment unamortized loan costs - long-term	$(1,164)
Write-off of Apex Systems’ unamortized loan costs - long-term	(582)
Capitalized loan costs of new term loan	17,000
Net pro forma other assets adjustment	$15,254

(c) To reflect the estimated amount of $243,770 of goodwill resulting from the excess of the purchase price over the fair value of net tangible assets and identifiable intangible assets acquired.

(d) To reflect the estimated amount of identifiable intangible assets based on a preliminary valuation:

Customer relationships	$132,245	11 Years
Tradenames	134,616	Indefinite
Non-compete agreements	2,047	7 Years
Contractor relations	15,431	5 Years
	$284,339

(e) To reflect the following debt -related transactions:

Borrowings under a new credit agreement - current	$4,900
Repayment of On Assignment’s existing debt - current	(5,000)
Repayment of Apex Systems’ existing debt - current	(15,947)
Net pro forma current portion of debt adjustment	$(16,047)

Borrowings under a new credit agreement - long-term	$485,100
Repayment of On Assignment’s existing debt - long-term	(81,750)
Repayment of Apex Systems’ existing debt - long-term	(77,134)
Net pro forma long-term debt adjustment	$326,216

On Assignment will pay off Apex Systems’ debt with proceeds from the new term loan.  Such payment will reduce the cash to be paid to shareholders of Apex Systems.

(f) To reflect the elimination of On Assignment’s and Apex Systems’ historical accrued interest related to debt that will be paid-off at the time of the acquisition of $12 and $242, respectively.

(g) To reflect the following common stock and additional paid-in capital transactions:

Elimination of existing Apex Systems’ common stock	$(19,393)
Par value for issuance of 14,305 On Assignment shares related to merger	143
Net pro forma common stock adjustment	$(19,250)

Additional paid-in capital adjustment for excess fair value over par value for issuance of 14,305 On Assignment shares	$216,857

(h) To reflect the following retained earnings transactions:

Elimination of existing Apex Systems’ accumulated deficit	$32,913
Write-off of deferred financing costs for On Assignment and Apex Systems’ existing debt	(2,160)
Elimination of accrued interest for On Assignment and Apex Systems’ existing debt	254
Impact of non-recurring transaction costs	(7,500)
Net pro forma retained earnings adjustment	$23,507

Pro forma adjustments to condensed combined statement of operations:

(i) To reflect additional amortization expense of $15,401 related to the fair value of identifiable intangible assets subject to amortization for the year ended December 31, 2011.  Additionally, $125 for additional administrative bank fees related to the new term loan offset by $50 for the elimination of administrative fees related to the On Assignment existing debt.

(j) To reflect the following interest activity:

Incremental interest expense related to the new term loan	$22,355
Deferred financing cost amortization	2,833
Elimination of On Assignment’s historical interest expense on debt being repaid	(2,949)
Elimination of Apex Systems’ historical interest expense on debt being repaid	(3,384)
Net pro forma interest adjustment	$18,855

A 1/8% change in the floating rate would result in a $594 change in interest expense annually.

(k) Pro forma income tax expense for the year ended December 31, 2011 reflects a 40% statutory rate applicable to pro forma adjustments, as well as increasing Apex Systems’ 2011 income tax provision from an S-Corporation tax rate to a C-Corporation tax rate, and does not reflect impact of Section 338(h)(10) election.

(l) To reflect the issuance of 14,305 shares of common stock on the date of acquisition as a part of the consideration for the acquisition.  The share price used to determine the number of shares was based on the minimum under the fixed price collar, as the closing price of the stock on March 27, 2012 of $17.31 results in a lesser amount.  There is a fixed price collar of plus or minus 10% on the number of shares to be issued to Apex Systems’ shareholders for a maximum of 17,486 and a minimum of 14,305 new On Assignment shares.

PROPOSAL TWO – ELECTION OF DIRECTORS

The Bylaws of On Assignment provide that our Board shall be comprised of not less than four or more than seven directors and the exact number may be fixed by the Board.  The Board fixed the authorized number of directors at five following the 2007 Annual Meeting.  If the On Assignment shareholders approve the share issuance proposal and the merger is completed, the Board will be comprised of seven directors, two of whom will be designated by the Shareholder Representative.  Please see “The Merger” beginning on page 17 for a detailed discussion of the merger.  The Board is divided into three classes, as equal in number as possible.  At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, two directors will be elected to serve until our 2015 Annual Meeting or until their successors are elected and qualified.  Mr. Jeremy M. Jones, who currently serves as an independent director and Chairman of the Board and whose term is expiring, has been nominated to stand for re-election.  Mr. Edward L. Pierce, who currently serves as an independent director and chairman of the Audit Committee and whose term is expiring, has been nominated to stand for re-election.  Unless otherwise instructed by shareholders, the persons named as proxies will vote the proxies received by them FOR the election of Mr. Jones and Mr. Pierce.  Mr. Jones and Mr. Pierce have consented to serve if elected, but if either is unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal Two

The nominees receiving the highest number of FOR votes cast will be elected as director.  The Board unanimously recommends that our shareholders vote FOR the election of our nominees.

Set forth below are the biographies which include the skills, qualities and experiences of each of the nominees and each director.

Directors with Terms Ending in 2015

Name	Age	Principal Occupation and Directorship

Jeremy M. Jones	70
Jeremy Jones has served as a director since May 1995 and was appointed Chairman of the Board in February 2003.  Mr. Jones has been an investor and business development consultant since February 1998.  From 1987 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991.  Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., which also provided home healthcare services.  Mr. Jones served as Chairman of the Board of Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from February 1999 until its sale in March of 2008.  Mr. Jones was a director for Access Point Medical from May 2004 to December 2005.  Mr. Jones was a director of US Labs, an esoteric oncology and hematopathology laboratory from November 2003 through February 2005.  From July 2003 to January 2011, Mr. Jones served as a director for Lifecare Solutions, Inc., a provider of integrated home healthcare products and services.  Mr. Jones possesses significant business management and corporate governance experience.  Mr. Jones contributes an extensive understanding of the healthcare industry.

Edward L. Pierce	55
Edward Pierce has served as a director since December 2007.  Mr. Pierce currently is an executive in residence at Flexpoint Ford, a private equity firm.  From February 2008 to March 2011, Mr. Pierce served as the President of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance.  Mr. Pierce served as Executive Vice President and Chief Financial Officer of First Acceptance Corporation from October 2006 through February 2008.  From May 2001 through February 2006, Mr. Pierce served as Executive Vice President and Chief Financial Officer and as a director of BindView Development Corporation, a publicly-traded network security software development company where he was responsible for accounting, finance, risk management, information technology, human resources and other administrative functions.  From November 1994 through January 2001, Mr. Pierce held various financial management positions, including Executive Vice President and Chief Financial Officer of Metamor Worldwide, Inc., then an international publicly-traded information technology consulting/staffing company. From November 1989 to November 1994, Mr. Pierce was the corporate controller of American Oil and Gas Corporation, a NYSE traded intra-state pipeline and natural gas liquids processor.  Prior thereto, Mr. Pierce also worked as a senior audit manager at Arthur Andersen & Co. where he planned, supervised and managed financial audits of publicly-traded companies.  Mr. Pierce received his Bachelor of Science degree in Accounting from Harding University.  Mr. Pierce has had extensive experience with the analysis and preparation of financial statements and risk management.  In addition, Mr. Pierce provides the Board with business, corporate management and staffing industry experience.

Continuing Directors

Set forth below is certain information regarding On Assignment’s continuing directors including their age as of the Annual Meeting, term of office as director and business experience.

Director with Term Ending in 2013

Name	Age	Principal Occupation and Directorship

Senator William E. Brock	81
Senator Brock has served as a director of the Company since April 1996. Senator Brock is the founder, and from 1994 to present, CEO of The Brock Offices, a consulting firm specializing in international trade and human resource development. From 1988 to 1991, Senator Brock served as Chairman of the National Endowment for Democracy, an organization he helped found in 1980. Senator Brock served in President Reagan’s cabinet as Secretary of Labor from 1985 to 1987 and as United States Trade Representative from 1981 to 1985. As United States Trade Representative, Senator Brock organized the Quad Forum of trade and economic ministers from Europe, Japan and Canada and led the group to initiate the World Trade Organization.  From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party.  From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970, he was a member of the U.S. House of Representatives.  The National Academy of Human Resources has recognized Senator Brock for his outstanding contribution to human development in the United States.  Senator Brock is a member of the Board for Catalyst Health Solutions, Inc., a publicly traded company centered on the management of prescription drug benefits, and serves on its Executive and Audit Committees.  Senator Brock is a member of the Board of Strayer Education, Inc., a publicly traded education services holding company that owns Strayer University, which provided professional education to working adults, and serves on its Compensation Committee and its Nomination and Governance Committee.  Senator Brock is a member of the Board of ResCare, a publicly traded provider of home care, residential support services to the elderly and persons with disabilities as well as vocational training and job placement for people of all ages and skill levels, and serves on its Audit and Mergers and Acquisitions Committees.  Through his extensive governmental experience, he provides in-depth knowledge in the areas of business, regulatory compliance and risk management.  Senator Brock provides the Board with a wealth of business operations experience including direct experience with healthcare, human resource development and public company corporate governance.

Directors with Terms Ending in 2014

Name	Age	Principal Occupation and Directorship

Peter T. Dameris	52
Peter Dameris was appointed as our Chief Executive Officer and President as of September 28, 2004, and has served as a director since December 10, 2004.  Prior to such appointment, Mr. Dameris had been Executive Vice President and Chief Operating Officer of On Assignment since November 2003. From February 2001 through October 2002, Mr. Dameris served as Executive Vice President and Chief Operating Officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries.  Mr. Dameris created a regional operating organization for 85 acquired businesses and developed materials to support marketing and a national corporate image to support outsourcing initiatives, established cash generation, credit management, balance sheet improvement initiatives.  From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded information technology consulting/staffing company. Mr. Dameris’ positions at Metamor Worldwide included Chairman of the Board, President and Chief Executive Officer, Executive Vice President, General Counsel, Senior Vice President and Secretary.  Mr. Dameris negotiated the $1.9 billion sale of Metamor to PSINet.  Mr. Dameris was a member of the Board of Bindview Corporation, a publicly-traded network security software development company (acquired by Symantec Corporation in January 2006) from November 2002 to January 2006.  Mr. Dameris holds a Juris Doctorate from the University of Texas Law School and a Bachelor of Science degree in Business Administration from Southern Methodist University.  Mr. Dameris provides the Board with extensive staffing industry experience, having served in various capacities at publicly-traded staffing companies and having represented staffing companies in the private practice of law.  Mr. Dameris has comprehensive experience from his roles in senior executive management, leadership and legal positions as well as his work as an attorney in the private practice of law.  Mr. Dameris has extensive experience in international and domestic staffing, financial reporting, compensation, legal matters and corporate affairs which are valuable in his position as a director and chief executive officer of the company.

Jonathan S. Holman	66
Jonathan Holman has served as a director since March 1994.  Mr. Holman is the founder and since 1981 has been the President of The Holman Group, Inc., an executive search firm.  To date, Mr. Holman has recruited over 140 CEOs to public and private companies, ranging from start-ups to companies with over $1 billion in revenue and in a variety of industries.  Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers.  Mr. Holman regularly speaks at technology industry gatherings.  Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions.  Mr. Holman holds his Master of Business Administration from Stanford University and a Bachelor of Arts degree from Princeton University, both with high academic honors.  In his role at the Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters.  Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies.  In addition, Mr. Holman provides the Board with human resources experience.

Independent Directors and Material Proceedings

Following the Annual Meeting, the Board will continue to consist of five members, a majority of which are deemed by the Board to be “independent directors” under the current listing standards of the NASDAQ Global Select Market.  Our independent directors are Senator Brock, Mr. Holman, Mr. Jones and Mr. Pierce.  If the On Assignment shareholders approve the share issuance proposal and the merger is completed, the Board will be comprised of seven directors, two of whom will be designated by the Shareholder Representative.  Please see “The Merger” beginning on page 17 for a detailed discussion of the merger.  The Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.  In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to On Assignment and members of management.  There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is subject.  There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company.  The Board ensures that the long-term interests of the shareholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chairman of the Board.  The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently.  The Company has determined its leadership structure is appropriate because the Chairman of the Board is independent, as defined by the NASDAQ Global Select Market and the SEC.  An independent Chairman, like independent Board members, allows for an objective evaluation of the performance of the Company and its offices.  Nonetheless, the Board recognizes that the President and CEO has invaluable insight into the Company due to the nature of his position and recognizes the value of having the CEO on the Board.  Accordingly, the Board believes that the Company’s shareholders and interests are best served by keeping the position of President/Chief Executive Officer and Chairman of the Board as separate and independent positions.

Board Committees and Meetings

The Board held six meetings during the year ended December 31, 2011 and acted by unanimous written consent on three occasions.  The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee.  The Board has determined that the Chairmen and committee members of each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are independent under the applicable NASDAQ Global Select Market and SEC rules.

The members and chairmen of the Committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Stock Option Committee
William E. Brock		X	Chair
Peter T. Dameris				Chair
Jonathan S. Holman	X	Chair	X
Jeremy M. Jones	X	X	X
Edward L. Pierce	Chair

Of the named executive officers, Mr. Brill currently serves as a director of Onvia, Inc., where he the chairman of the Audit Committee.  Mr. Brill served as a member of the Compensation Committee of Onvia, Inc. in 2007.

Compensation Committee.  The Compensation Committee held seven meetings during 2011 and acted by unanimous written consent on eight occasions.  The Compensation Committee meets in executive session without management present on a regular basis.  The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the CEO, and administers our equity plans.  The Compensation Committee approves the compensation, including incentive compensation, of certain senior executive officers of On Assignment and determines the terms of key agreements concerning employment, compensation and termination of employment.  The Board has determined that each member of the Compensation Committee is independent within the meaning of the NASDAQ Global Select Market rules requiring members of compensation committees to be independent.  The Compensation Committee charter provides that the Compensation Committee may delegate its authority, subject to the terms in the charter, but the Compensation Committee has never delegated such authority.

Audit Committee.  The Audit Committee held six meetings during 2011.  The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters.  The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NASDAQ Global Select Market.  The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

-	the quality and integrity of our financial statements and our financial reporting and disclosure practices

-	our systems of internal controls regarding finance and accounting compliance

-	the independence and performance of our outside accountants appointment, compensation, evaluation, retention and oversight of On Assignment’s independent accountants

-	our ethical compliance programs

-	risk issues related to financial statements

The Audit Committee’s functions include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent accountants, and regularly meeting with our independent accountants and internal audit staff to review the adequacy of our internal controls.

Rules adopted by the NASDAQ Global Select Market and the Securities and Exchange Commission (SEC) impose strict independence requirements for all members of the Audit Committee.  Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee.  In addition, an Audit Committee member may not be an affiliated person, as defined in Securities Exchange Act of 1934, as amended, of the Company except in his capacity as a member of the Board and any Board committee.  The Board has determined that each member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the company that would jeopardize the director’s ability to exercise independent judgment.  The Board has determined that Mr. Pierce, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules and also meets the additional criteria for independence of audit committee members set forth in the Exchange Act.

The Company has adopted a process, which the Audit Committee oversees, for disclosing related-party transactions and identifying significant deficiencies each quarter in connection with filing our quarterly reports on Form 10-Q and our annual report on Form 10-K.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as committee members.  In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees.  The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NASDAQ Global Select Market rules requiring members of nominating committees to be independent.  The Nominating and Corporate Governance Committee met twice in 2011 and acted by unanimous written consent once in 2011.  The Nominating and Corporate Governance Committee recommended the nominations of Mr. Jones and Mr. Pierce for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees.  However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.  Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

-	personal and professional ethics and integrity;

-	sound judgment;

-	the ability to make independent analytical inquiries;

-	willingness and ability to devote adequate time and resources to diligently perform the duties of a director;

-	relevant business experience and acumen;

-	specific industry expertise;

-	familiarity with general issues affecting our business;

-	qualifications as an audit committee financial expert;

-	diversity in a variety of areas;

-	qualifications as an independent director; and

-
areas of expertise that the Board should collectively possess such as board experience, CEO experience, human resources experience, accounting and financial oversight experience and corporate governance experience.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms.  In 2011, no professional recruiting firms or consultants were needed and, accordingly, no fees were paid in this regard to professional recruiting firms or consultants.  Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.  In addition, On Assignment’s Corporate Governance Guidelines provide that the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise will be considered for purposes of nominating directors.  The Nominating and Corporate Governance Committee considers diversity in identifying nominees, including differences in skill, viewpoints and experience as well as gender, race and nationality.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our shareholders.  Shareholders wishing to suggest a candidate for director nomination for the 2013 Annual Meeting should mail their suggestions to On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary.  Pursuant to our Bylaws, suggestions must be received by the Secretary of On Assignment not less than thirty days or more than sixty days prior to the 2013 Annual Meeting.  The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated.  There were no director candidates put forward by shareholders for consideration at the 2012 Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the CEO and Chairman of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board and is best aligned with the interests of its shareholders.

The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Investor Relations-Corporate Governance page of our website at http://www.onassignment.com.  You may also obtain a copy of any of these documents without charge by writing to:  On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary.

Stock Option Committee.  The Stock Option Committee consists of one director, Mr. Dameris.  The Stock Option Committee acted by written consent on 51 occasions during 2011.  The Stock Option Committee has been delegated limited authority by our Board to grant stock options to eligible individuals who are not executive officers or directors within pre-approved limits.

Risk Oversight.  The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks.  Company representatives regularly report to the Board on risks that the Company faces.  The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes.  The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, including decisions about compensation.  The Board oversees officers’ identification and management of risk management issues and regularly meets with such officers regarding risk management issues of the Company and the processes and procedures used for identifying and managing risk.  In addition, the Board also regularly reviews the reporting processes from those officers that are responsible for the day-to-day management of the Company’s risks to determine if these reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices.  The Audit Committee charter provides that the Audit Committee’s responsibilities include inquiring of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas.  In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.  The Audit Committee is also responsible for inquiring of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices.  Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.  In making this determination, the Compensation Committee considered that none of the compensation policies and practices at a business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, is significantly more profitable than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

Meetings.  Each current director attended 100% of the meetings of the Board and Committees of the Board on which he served during 2011.  Our independent directors regularly meet as a group in executive sessions outside of the presence of management.

Attendance of Directors at 2011 Annual Meeting of Shareholders.  On Assignment has not adopted a formal policy with respect to director attendance at the annual meetings of the shareholders and our Bylaws allow the annual meetings to be conducted by the presiding officer of such meeting.  Of the current directors who were serving on the Board on June 2, 2011, Mr. Dameris attended our 2011 Annual Meeting of Shareholders.

Director Compensation

The following table shows compensation information for each of On Assignment’s non-employee directors for the year ended December 31, 2011.  The compensation of our President and Chief Executive Officer, who is also a director, is disclosed in the “Summary Compensation Table”; he receives no additional compensation for his service as a director.

Fiscal Year 2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jeremy M. Jones	64,000	59,998	123,998
Jonathan S. Holman	54,000	59,998	113,998
William E. Brock	51,750	59,998	111,748
Edward L. Pierce	56,750	59,998	116,748

(1)	This amount includes the quarterly retainer fees and fees for meeting attendance which each non-employee director earned for his service during 2011.

(2)
The amounts set forth in the Stock Awards column represent the value of the award to each non-employee director of 6,818 restricted stock units (“RSUs”) as computed in accordance with FASB ASC Topic 718.  The amounts were calculated based on the grant date fair value per share of $8.80, which was the closing sale price of Common Stock on the date of grant, August 9, 2011.  Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 10 to the consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K filed March 14, 2012 and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Form 10-K.

The Compensation Committee reviews and approves the form and amount of director compensation.  The current practice of the Compensation Committee is to base a substantial portion of a director’s annual retainer on equity compensation.  Accordingly, for 2011 service, each non-employee director received an annual RSU grant with a grant-date value of $60,000, subject to Board approval of the grant.  These grants were made on August 9, 2011 to Senator Brock, Mr. Holman, Mr. Pierce and Mr. Jones in the amount of 6,818 RSUs each, of which 50% vested immediately upon issuance and the remaining 50% will vest on August 9, 2012, subject to the director’s continued service as of that date.  The grant-date fair value of these awards was $8.80 per share.

Each non-officer director receives $2,000 for each regularly scheduled quarterly Board meeting attended, $750 for each special telephonic Board meeting attended, $1,000 for each committee meeting, if held separately and attended in person, or $750 if attended by telephone.  In addition, we reimburse all non-officer directors for their reasonable expenses incurred in attending Board or committee meetings.

During 2011, each of the non-employee directors received a $30,000 annual cash retainer fee, in addition to which committee chairs were entitled to the following chair fees.  All cash retainer fees are paid quarterly in arrears.

Outside Director	Additional Retainer
Chairman of the Board	Additional Cash Retainer for Chairman of Board: $20,000/ yr
Audit Committee Chair	Additional Cash Retainer for Audit Committee Chair: $15,000/ yr
Compensation Committee Chair	Additional Cash Retainer for Compensation Committee Chair: $10,000/ yr
Nominating and Corporate Governance Committee Chair	Additional Cash Retainer for Nom. & Corp. Governance Chair: $10,000/ yr

Communicating with the Board

We invite shareholders and other interested parties to communicate any concerns they may have about On Assignment directly and confidentially with either the Chairman of the Board or the non-management directors as a group by writing to the attention of either the Chairman of the Board or the non-management Directors at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.  Any such communication will be forwarded, unopened, to Mr. Jeremy Jones, Chairman of the Board.

Ethics

On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment.  It complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002.  More importantly, it reflects On Assignment’s policy for dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity.  A copy of On Assignment’s Code of Business Conduct and Ethics can be found on the Investor Relations-Corporate Governance page of our website at http://www.onassignment.com.  You may also obtain a copy of any of this document without charge by writing to:  On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn:  Secretary.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011 the Compensation Committee of the Board was composed of Senator Brock, Mr. Jones and Mr. Holman.  There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of On Assignment or its subsidiaries and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions.  None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of On Assignment’s common stock as of March 31, 2012 and after giving effect to the merger.

Certain information in the table concerning shareholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the Securities and Exchange Commission.  Pursuant to Rule 13d 3 of the Securities Exchange Act of 1934, as amended, among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date that information is provided.  In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.  In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) by reason of the acquisition rights described above, but excludes any securities held by or for the account of the Company or its subsidiaries.  As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power.  As of March 31, 2012, there were 37,575,777 shares of On Assignment common stock outstanding.

Ownership of On Assignment before the Merger

The following table sets forth the beneficial ownership of On Assignment’s common stock as of March 31, 2012 for the following persons:

•	all shareholders known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers, as identified; and

•	of our directors and named executive officers as a group.

The address of each person listed is in care of On Assignment, 26745 Malibu Hills Road, Calabasas, California 91301, unless otherwise set forth below such person’s name.  In addition, unless otherwise indicated, each person listed has sole voting power and sole investment power.

	Shares Beneficially Owned
Name	Shares of Common Stock(1)		Right to Aquire within 60 days of March 31, 2012(2)	Percent of Outstanding Shares
BlackRock, Inc. (3)
40 East 52nd Street
New York, NY 10022	3,783,636		―	10.1
T. Rowe Price Associates, Inc. (4)
100 E. Pratt Street
Baltimore, MD 21202	3,148,580		―	8.4
TimesSquare Capital Management, LLC (5)
1177 Avenue of the Americas – 39th Floor
New York, NY 10036	3,115,566		―	8.3
Wells Fargo & Co. (6)
420 Montgomery Street
San Francisco, CA 94104	2,099,432		―	5.6
The Vanguard Group (7)
100 Vanguard Blvd.
Malvern, PA 19355	1,978,108		―	5.3
Dimensional Fund Advisors LP (8)
6300 Bee Cave Road
Austin, TX 78746	1,888,309		―	5.0
William E. Brock**	39,711	(9)	9,000	*
Jonathan S. Holman**	33,632	(9)	4,500	*
Jeremy M. Jones**	107,197	(10)	9,000	*
Edward L. Pierce**	37,810	(9)	18,000	*
Peter T. Dameris**	548,087	(11)	579,304	3.0
James L. Brill**	186,023	(12)	100,024	*
Emmett B. McGrath**	88,456	(13)	105,000	*
Michael J. McGowan**	279,560	(14)	120,000	1.1
Mark S. Brouse**	48,920	(15)	30,000	*
All directors and executive officers as a group	1,389,023		1,008,165	6.4
(11 persons)

*	Represents less than 1% of the shares outstanding.
**	Directors’ and officers’ shares as of March 31, 2012.

(1)
Includes shares for which the named person has sole voting and investment power and/or has shared voting and investment power with a spouse or minor child.  Excludes shares that may be acquired through exercise of stock options, warrants and vesting of restricted stock units.

(2)
Includes shares that can be acquired upon the exercise of stock options which vested prior to or on March 31, 2012, but remain unexercised, as well as stock options which vest within 60 days after March 31, 2012 and restricted stock units that vest within 60 days after March 31, 2012.

(3)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on March 12, 2012.  The reporting person has sole voting power for 3,783,636 and sole dispositive power for 3,783,636 shares.

(4)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2012.  The reporting person has sole voting power for 996,430 and sole dispositive power for 3,148,580 shares.

(5)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012.  The reporting person has sole voting power for 2,830,166 shares and sole dispositive power for 3,115,566 shares.

(6)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2012.  The reporting person has sole voting power for 1,878,472 shares and sole dispositive power for 2,099,260.

(7)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2012.  The reporting person has sole voting power for 49,113 shares and sole dispositive power for 1,928,995 shares.

(8)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012.  The reporting person has sole voting power for 1,806,646 shares and sole dispositive power for 1,888,309 shares.

(9)
The total number of shares beneficially owned does not include 3,409 unvested restricted stock units which were reported in a Form 4 at or around the time of the grant.  Named person has sole voting and investment power over all shares.

(10)
Includes 51,750 shares held by the Jones Family Trust for which Mr. Jones has sole voting and investment power.  The total number of shares beneficially owned does not include 3,409 unvested restricted stock units which were reported in a Form 4 at or around the time of grant.

(11)
Includes 386,935 shares held in a trust for which Mr. Dameris has sole voting and investment power.  Mr. Dameris also has sole voting and investment power for the remaining shares.  The total number of shares beneficially owned includes 132,741 restricted stock units that would vest and to which Mr. Dameris would be entitled to if he had been terminated by the Company without cause on March 31, 2012.

(12)
Mr. Brill and his wife share voting and investment power for all shares.  The total number of shares beneficially owned does not include 56,528 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(13)
Mr. McGrath has sole voting and investment power for all shares.  The total number of shares beneficially owned does not include 32,118 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(14)
Includes 5,000 shares held by Mr. McGowan in a trust for which Mr. McGowan has sole voting and investment power.  The total number of shares beneficially owned does not include 56,528 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(15)
Mr. Brouse has sole voting and investment power for all shares.  The total number of shares beneficially owned does not include 11,114 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

Pro Forma Ownership of On Assignment after the Merger

The following table provides an illustration, after giving pro forma effect to the merger, of the amount of common stock that we expect will be beneficially owned immediately following the effective time of the merger by the following persons:

•	all shareholders that we expect to beneficially own more than 5% of our common stock;

•	each of our directors (including the two directors and the non-executive observer appointed by the Shareholder Representative who will join the Board upon the completion of the merger);

•	each of our named executive officers, as identified; and

•
all of our directors (including the two directors and the non-executive observer appointed by the Shareholder Representative who will join the Board upon the completion of the merger) and named executive officers as a group.

The table below assumes the following:
•	that merger resulted in the issuance of the minimum number of On Assignment common stock of at least 14,304,548 shares;

•	that number of outstanding shares of On Assignment common stock at the effective time of the merger was substantially the same as the number of shares outstanding on March 31, 2012; and

•
that shares and securities convertible into shares of On Assignment common stock held by the people and entities below at the effective time of the merger was substantially the same as the holdings of these people and entities on March 31, 2012, except for shares issued and conversions of convertible securities pursuant to the merger.

The address of each person listed is in care of On Assignment, 26745 Malibu Hills Road, Calabasas, California 91301, unless otherwise set forth below such person’s name.  In addition, unless otherwise indicated, each person listed has sole voting power and sole investment power.

	Shares Beneficially Owned
Name	Shares of Common Stock(1)		Right to Acquire within 60 days of March 31, 2012(2)	Percent of Outstanding Shares
Jeffrey E. Veatch***
4400 Cox Road, Suite 200
Glen Allen, VA	3,797,432		―	7.3
BlackRock, Inc. (4)
40 East 52nd Street
New York, NY 10022	3,783,636		―	7.3
T. Rowe Price Associates, Inc. (5)
100 E. Pratt Street
Baltimore, MD 21202	3,148,580		―	6.1
TimesSquare Capital Management, LLC (6)
1177 Avenue of the Americas – 39th Floor
New York, NY 10036	3,115,566		―	6.0
William E. Brock**	39,711	(10)	9,000	*
Jonathan S. Holman**	33,632	(10)	4,500	*
Jeremy M. Jones**	107,197	(11)	9,000	*
Edward L. Pierce**	37,810	(10)	18,000	*
Peter T. Dameris**	548,087	(12)	579,304	2.2
James L. Brill**	186,023	(13)	100,024	*
Emmett B. McGrath**	88,456	(14)	105,000	*
Michael J. McGowan**	279,560	(15)	120,000	*
Mark S. Brouse**	48,920	(16)	30,000	*
Brian J. Callaghan***	3,797,432	(3)	―	7.3
Edwin A. Sheridan, IV***	3,797,432	(3)	―	7.3
All directors and executive officers as a group	8,983,887		1,008,165	19.3
(13 persons)

*	Represents less than 1% of the shares outstanding.

**	Directors’ and officers’ shares as of March 31, 2012.

***
Represents the number of shares to be issued upon the closing of the merger. The Shareholder Representative has appointed two directors, Brian J. Callaghan and Edwin A. Sheridan, IV, and a non-executive observer, Jeffrey E. Veatch, to join the Board upon the completion of the merger.

(1)
Includes shares for which the named person has sole voting and investment power and/or has shared voting and investment power with a spouse or minor child.  Excludes shares that may be acquired through exercise of stock options, warrants and vesting of restricted stock units.

(2)
Includes shares that can be acquired upon the exercise of stock options which vested prior to or on March 31, 2012, but remain unexercised, as well as stock options which vest within 60 days after March 31, 2012 and restricted stock units that vest within 60 days after March 31, 2012.

(3)
The pro forma shares were calculated based on Apex Systems’ estimated capitalization immediately prior to the closing of the merger and using the minimum number of shares to be issued in accordance with the fixed price collar.

(4)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on March 12, 2012.  The reporting person has sole voting power for 3,783,636 and sole dispositive power for 3,783,636 shares.

(5)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2012.  The reporting person has sole voting power for 996,430 and sole dispositive power for 3,148,580 shares.

(6)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012.  The reporting person has sole voting power for 2,830,166 shares and sole dispositive power for 3,115,566 shares.

(7)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2012.  The reporting person has sole voting power for 1,878,472 shares and sole dispositive power for 2,099,260.

(8)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2012.  The reporting person has sole voting power for 49,113 shares and sole dispositive power for 1,928,995 shares.

(9)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012.  The reporting person has sole voting power for 1,806,646 shares and sole dispositive power for 1,888,309 shares.

(10)
The total number of shares beneficially owned does not include 3,409 unvested restricted stock units which were reported in a Form 4 at or around the time of the grant.  Named person has sole voting and investment power over all shares.

(11)
Includes 51,750 shares held by the Jones Family Trust for which Mr. Jones has sole voting and investment power.  The total number of shares beneficially owned does not include 3,409 unvested restricted stock units which were reported in a Form 4 at or around the time of grant.

(12)
Includes 386,935 shares held in a trust for which Mr. Dameris has sole voting and investment power.  Mr. Dameris also has sole voting and investment power for the remaining shares.  The total number of shares beneficially owned includes 132,741 restricted stock units that would vest and to which Mr. Dameris would be entitled to if he had been terminated by the Company without cause on March 31, 2012.

(13)
Mr. Brill and his wife share voting and investment power for all shares.  The total number of shares beneficially owned does not include 56,528 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(14)
Mr. McGrath has sole voting and investment power for all shares.  The total number of shares beneficially owned does not include 32,118 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(15)
Includes 5,000 shares held by Mr. McGowan in a trust for which Mr. McGowan has sole voting and investment power.  The total number of shares beneficially owned does not include 56,528 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(16)
Mr. Brouse has sole voting and investment power for all shares.  The total number of shares beneficially owned does not include 11,114 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This section explains On Assignment’s compensation philosophy and compensation program as it relates to the following named executive officers (hereinafter referred to as executive officers or executives) whose compensation is disclosed pursuant SEC rules:

Peter T. Dameris	President and Chief Executive Officer

James L. Brill	Senior Vice President and Chief Financial Officer

Michael McGowan	President, Oxford Global Resources

Emmett McGrath	President, Allied Healthcare and Life Sciences

Mark Brouse	President, VISTA Staffing Solutions

Mr. Brouse’s employment with the Company as President of VISTA was terminated on January 4, 2012.  On August 1, 2011, Mr. Brouse and On Assignment entered into a Second Amended and Restated Employment Agreement, effective on January 4, 2012, under which Mr. Brouse currently serves as a Special Advisor to the Chief Executive Officer of On Assignment.

Executive Summary

Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees, and also to incentivize employee contributions that are consistent with our corporate objectives and shareholder interests.  It is our policy to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met.

The following table sets forth the key elements of our named executive officers’ compensation, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To provide stable income as compensation for ongoing performance of job responsibilities.
Annual performance-based cash compensation (bonuses)	To incentivize short-term corporate objectives and individual contributions to the achievement of those objectives.
Long-term equity incentive compensation
To incentivize long-term performance objectives, align the interests of our named executive officers with shareholder interests, encourage the maximization of shareholder value and retain key executives.

Severance and change in control benefits
To encourage the continued attention and dedication of our named executive officers and provide reasonable individual security to enable our named executive officers to focus on our best interests, particularly when considering strategic alternatives.

Deferred compensation	To permit savings in a tax-efficient manner in excess of limits imposed under our 401(k) plan.
Retirement savings (401(k)) plan	To provide retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide standard protection with regard to health, dental, life and disability risks as part of a market-competitive compensation package.

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible and complementary rather than purely formulaic.  In alignment with the objectives set forth above, the Compensation Committee has generally determined the overall compensation of our named executive officers and its allocation among the elements described above, relying on the analyses and advice provided by its compensation consultant as well as input from our management team.

Our compensation decisions for the named executive officers in 2011, including each of the key elements of our executive compensation program, are discussed in more detail below.  This discussion is intended to be read in conjunction with the executive compensation tables and related disclosures.

Compensation Philosophy

The Company seeks to attract, motivate and retain key talent needed to enable On Assignment to operate successfully in a competitive environment.  The Company’s fundamental policy is to offer On Assignment’s named executive officers competitive and fair compensation opportunities based upon their relevant experience, their individual performance and the overall financial performance of On Assignment in a way that is aligned with the long-term interests of the Company’s shareholders.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers.  The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of its executive officers.  Through these agreements, On Assignment seeks to further motivate such individuals or retain their services as well as to secure confidentiality and nonsolicitation obligations from such executives, applicable both during and after their employment.  These agreements with executive officers include executive employment agreements and severance arrangements.

In exercising discretion to determine compensation, the Compensation Committee carefully considers the experience, responsibilities and performance of each executive officer and the Company’s overall financial performance.  At the Compensation Committee’s request, Mr. Dameris reviews with the Compensation Committee the performance of the other executive officers.  The Compensation Committee considers the compensation, to the extent accessible, of executive officers of competitor companies.  The Compensation Committee works closely with the Chief Executive Officer in setting compensation for the executive officers, giving weight to Mr. Dameris’ evaluation of the other executive officers because of his direct knowledge of their performance.  The Company believes that the compensation program for the executive officers is instrumental in the Company’s performance.

In determining appropriate compensation for our executives, On Assignment considers numerous factors including, but not limited to:  rewarding results which are beneficial for the shareholders, competitive compensation, balancing cash and equity payments, recognizing external effects on our business (i.e. the economy), retention of executives and key employees, skills of the executive officers, the Company’s business and growth strategy and the overall reasonableness of compensation.  The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which align with our shareholders’ interests, but does not rely on a formal policy or formula for making allocations allocation between these elements.  Instead, the Compensation Committee balances various goals, longer-term performance objectives and vesting conditions based on its subjective assessment derived from its collective experience.  The Company limits the size of compensation that is not linked to performance metrics and instead emphasizes compensation that rewards good performance.

A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon On Assignment’s performance as well as upon his own individual level of performance such that each executive officer is compensated for results.  The Compensation Committee may further this objective through an annual performance-based incentive compensation program using multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria, including periodic equity grants with performance-based vesting components.  The Compensation Committee strives to align the remuneration potential for the executive officers with shareholder interests through the use of equity awards.  The mechanics and attainment criteria for annual incentive awards and long-term incentive awards are discussed in greater detail below.

Generally, as an executive officer’s level of responsibility increases, the Compensation Committee links a greater portion of the executive’s total compensation to the performance of the Company or division over which the executive has responsibility (if appropriate), quantified by measurements such as revenue, profitability, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA (which, for the purposes of incentive compensation targets, is earnings before interest, taxes, depreciation and amortization but excluding gains losses or expenses associated with unusual items) and branch contribution (which, for the purposes of incentive compensation targets, is revenue less cost of sales and less branch expenses).  The Compensation Committee has determined that unusual items include restructurings, force majeure, litigation, judgments and settlements, changes in tax laws or accounting principles, severance, equity based compensation expense, one-time gains or losses from disposal or sale of assets and impairment of goodwill or other identifiable intangible assets), gross profit, branch contribution, rather than solely upon the executive’s salary.  The Compensation Committee believes this structure is appropriate because as the executive’s level of responsibility increases, the impact of his efforts and business judgment upon the performance of the Company and the Company’s stock price also increases.  To that end, our executive officers receive annual cash incentive compensation opportunities with attainment targets set each year by the Compensation Committee, based on percentages of their annual salary depending upon the scope of the executive’s responsibilities.  Additionally, our executive officers receive RSU equity grants, the size of which increase as the executive’s level of responsibility and impact on overall Company performance increases.  The value of the equity grants are tied to the value of On Assignment’s common stock, with vesting schedules that are based on the passage of time and upon the attainment of performance-based goals established by the Compensation Committee.

The Compensation Committee believes the use of both annual and long-term incentive awards encourages the executive officers to balance and manage short-term returns against long-term Company goals and investments in future opportunities.  Annual incentive awards are generally cash awards intended to reward the executive for achieving growth on one or more designated business unit level or consolidated performance metrics.  Multi-year, long-term incentive awards are typically equity awards, with vesting triggered by the passage of time and/or by the attainment of designated levels of Company financial performance.  The Compensation Committee may specify the amount of the incentive award as a percentage of the executive’s annual salary or as another amount that need not bear a strictly mathematical relationship to the performance goals.  The Compensation Committee may, in its discretion, reduce the amount of certain awards otherwise payable in connection with an incentive program if the Compensation Committee determines that the assumptions applied when setting the goals ultimately proved invalid, unanticipated factors not tied to executive performance resulted in the executive’s attainment of the targets, or the Compensation Committee determines that other considerations dictate that the award should be reduced.  Awards to individuals who are covered under Code Section 162(m) (discussed below) or who the Compensation Committee believes may be covered in the future, may be structured by the Compensation Committee, in its discretion, to constitute “qualified performance-based compensation” under Code Section 162(m) in order to preserve the deductibility of the awards.

The key factors considered in establishing the components of each executive officer’s compensation package for 2011 are summarized below.

Say-on-Pay

We provide our shareholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”).  At our annual shareholder’s meeting held on June 2, 2011, a majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.  The Compensation Committee believes this affirms our shareholders’ support of the compensation program, objectives and policies for our named executive officers, and did not change the approach in 2011 in connection with the vote on our 2011 say-on-pay proposal.  The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Compensation Program Elements

The key elements of executive compensation are:

■	base salary

■	performance-based cash incentive compensation

■	long-term equity-based incentive awards, which include time vesting and performance-based vesting grants

■	fringe benefits and participation in Company-sponsored employee benefit plans

The discussion that follows summarizes key features and the purpose of the elements of the 2011 executive compensation program for the Company.

Base Salary

One component of our compensation package is an annual salary commensurate with each executive officer’s experience, scope of responsibility, skill in executing those responsibilities and overall value to the organization.  The Company considers the following factors in determining base salary for each executive officer:

-	individual performance as measured by the success of the executive officer’s business division or area of responsibility

-
competitiveness with salary levels of similarly sized companies evaluated through informal salary surveys, internal compensation parity standards and On Assignment’s ability to pay an appropriate and competitive salary

-	the range of the Company’s other executive officer salaries and annual salary increases awarded to the Company’s other employees and executive officers

-	the performance of the Company and the overall economic climate

-	whether the base salary equitably compensates the executive for the competent execution of his duties and responsibilities

-	the executive officer’s past performance with the Company

-	the executive officer’s experience

-	the anticipated impact of the executive officer’s business division or area of responsibility

The amount and timing of any increase in base compensation depends upon, among other things, overall economic conditions, the performance of the Company and the executive officer’s business unit (if applicable), the individual’s performance, internal compensation parity and the time interval and any responsibilities assumed since the last salary increase.  While the Compensation Committee allocates a competitive base salary for each executive, base salary is only a portion of the overall compensation program.  Executive officers’ performance, including over-achievement, is generally rewarded through incentive programs, rather than base salary.

In determining whether or not to apply a 2011 salary increase, the Compensation Committee considered that the Company was recovering from the economic downturn and also considered where compensation investment dollars are best spent.  In addition, the Compensation Committee evaluated the overall value of each executive officer’s compensation and equity, the performance of the Company and the division over which the executive has responsibility (if applicable), the percentage of executive compensation compared to the Company’s overall expenses, the performance of the staffing industry during 2011, the Company’s need to invest in new headcount and the overall economic climate.  Based on this analysis, in 2011, each named executive officer agreed to not accept a salary increase and, accordingly, none of the executive officers received salary increases in 2011.  Mr. Dameris’ salary was $635,250 in 2011; which amount was set as of August 2008.  Mr. Dameris did not receive a salary increase in 2009, 2010 or 2011.  The other executive officers continued with their 2010 salary amounts during 2011.  Mr. Brill’s annual base salary for 2011 was $323,136.  Mr. McGowan’s base salary for 2011 was $379,500.  Mr. McGrath’s 2011 annual salary was $322,524 and Mr. Brouse’s salary was $271,440.

Annual Cash Incentive Compensation

Annual Cash Incentive Bonus

Executive officers are eligible for annual incentive compensation payable in cash and tied to achievement of performance goals, which typically include components related to revenues and profitability, either at the divisional or corporate levels, or a combination, depending upon the executive’s area of responsibility.  By focusing on revenues and profitability measures, the Compensation Committee attempts to relate annual cash incentive compensation to performance measures that demonstrate appropriate growth and contribute to overall shareholder value.  Within the first 90 days of each fiscal year, the Compensation Committee establishes performance targets and corresponding incentive compensation, which is typically calculated as a percentage of the individual’s base salary, with higher level executives eligible for higher percentages.  Currently these percentages range from 75% of annual salary to 120% of annual salary, assigned according to the rank and the scope of responsibilities of the executive and provisions in the executive employment agreements.  For most of our officers, half or more of each annual compensation package is attached to attainment of the respective incentive compensation program targets.  The Compensation Committee feels this arrangement appropriately links the executives’ remuneration to the performance of the Company and the benefits derived by the shareholders.  The targets are based on full year performance measures and are, therefore, determined at a time when attainment is substantially uncertain.  In recent years, including 2011, this incentive bonus has consisted of two components:  a “target bonus” for the achievement of set objectives the Compensation Committee established at the beginning of the year and an additional bonus based on extraordinary performance surpassing those objectives, paid incrementally up to a pre-set level.  Structuring the annual incentive compensation in this manner upholds On Assignment’s philosophy of paying for performance.  The target bonus is designed to be achievable based upon highly competent management performance on the executive’s part, assuming certain economic conditions and other circumstances at the time the goal was established.  The maximum additional target bonus is designed to be difficult to achieve under those circumstances and to reward truly exceptional performance.

In 2011, the Compensation Committee established the cash incentive compensation percentage based on provisions in each executive officer’s employment agreement, historical cash incentive compensation amounts and the same general factors that the Compensation Committee considered for annual base salary.  The targets are set by the Compensation Committee after consultation with the Chief Executive Officer and represent a percentage attainment of the amount forecasted by the Company or a division for the fiscal year as set forth in the 2011 Board-approved budget.  In addition, the Compensation Committee considers specific factors relevant to the success of the Company and the success of each division for that year.  In 2011, the Compensation Committee determined that growth and success in the areas of Adjusted EBITDA, gross profit, branch contribution and revenue would indicate growth and success for the Company.  The Compensation Committee believes that the Company’s success in these areas is in the best interest of our shareholders.  As described under “Compensation Philosophy” above, Adjusted EBITDA for the purposes of incentive compensation targets is earnings before interest, taxes, depreciation and amortization but excluding gains losses or expenses associated with unusual items, and branch contribution, for the purposes of incentive compensation targets, is revenue less cost of sales and less branch expenses.

For 2011, the cash incentive compensation component, and amount attained, for each executive officer is set forth below.  The Compensation Committee may exercise negative discretion to reduce the amount of an award otherwise to be made in connection with certain incentive plans.

President and Chief Executive Officer and Chief Financial Officer.  Mr. Dameris earned $762,300 out of a maximum possible $762,300 of his 2011 cash incentive bonus.  Mr. Dameris’ target cash incentive compensation remained at 120% of his base salary based on his employment agreement.  Mr. Brill earned $323,136 out of a maximum possible $323,136 of his 2011 cash incentive bonus.  Pursuant to his employment agreement and consistent with Mr. Brill’s previous cash incentive bonus opportunities, the Compensation Committee determined that Mr. Brill was eligible for an annual cash incentive award of up to 100% of his annual base salary for 2011 performance.  The targets are set by the Compensation Committee after consultation with Mr. Dameris and the amounts earned were determined as noted below.

Tier 1.  For 2011, Mr. Dameris was eligible to earn a cash incentive bonus equal to 60% of his annual base salary and Mr. Brill was eligible to earn an annual cash incentive bonus equal to 50% of his annual base salary upon the Company’s attainment of the following targets during 2011 described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Dameris Incentive Opportunity	Dameris Incentive Amount Earned	Brill Incentive pportunity	Brill Incentive Amount Earned
60%	Company achieves $40,433,000 in Adjusted EBITDA	$61,211,000	$228,690	$228,690	$96,941	$96,941
40%	Company achieves $164,500,000 in consolidated gross profit	$200,105,000	$152,460	$152,460	$64,627	$64,627

Tier 2.  Mr. Dameris was eligible to earn an additional cash incentive bonus of up to 60% of his annual base salary and Mr. Brill was eligible to earn an additional cash incentive bonus of up to 50% of his annual base salary upon the Company’s attainment of the following targets during 2011 described here as Tier 2 Targets:

% of Tier 2 Target	Performance Target	Actual Performance	Dameris Incentive Opportunity	Dameris Incentive Amount Earned	Brill Incentive Opportunity	Brill Incentive Amount Earned
70%	0 to 100% of bonus opportunity on a sliding scale based on Company achieving $42,561,828 to $44,562,000 in Adjusted EBITDA	$61,211,000	$266,805	$266,805	$113,098	$113,098
30%	0 to 100% of bonus opportunity on a sliding scale based on Company achieving $173,199,801 to $181,860,000 in gross profit	$200,105,000	$114,345	$114,345	$48,470	$48,470
	Tier 1 + Tier 2 Total		$762,300	$762,300	$323,136	$323,136

President, Oxford Global Resources.  Mr. McGowan earned $379,500 out of a maximum possible $379,500 of his 2011 cash incentive bonus.  Pursuant to his employment agreement, Mr. McGowan is eligible for an annual cash incentive award of up to 100% of his annual base salary based on achievement and over-achievement of performance metrics.  The amount of cash incentive bonus that Mr. McGowan earned for 2011 performance was determined as noted below.

Tier 1.  For 2011, Mr. McGowan was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Oxford and/or the Company’s attainment of the following targets during 2011 described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
18%	Company achieves Adjusted EBITDA of $40,433,000	$61,211,000	$34,155	$34,155
12%	Company achieves gross profit of $164,500,000	$200,105,000	$22,770	$22,770
42%	Oxford achieves Adjusted EBITDA of $25,306,452	$37,157,000	$79,695	$79,695
28%	Oxford achieves gross profit of $77,845,000	$94,967,000	$53,130	$53,130

Tier 2.  Mr. McGowan was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Oxford and/or the Company’s attainment of the following targets during 2011 described here as Tier 2 Target(s):

% of Tier 2 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
21%	0 to 100% of bonus opportunity on a sliding scale based on achieving $42,561,828 to $44,562,000 of Adjusted EBITDA	$61,211,000	$39,847	$39,847
9%	0 to 100% of bonus opportunity on a sliding scale based on Company achieving $173,199,801 to $181,860,000 in gross profit	$200,105,000	$17,078	$17,078
49%	0 to 100% of bonus opportunity on a sliding scale based on Oxford achieving $25,306,452 to $27,396,278 in Adjusted EBITDA	$37,157,000	$92,978	$92,978
21%	0 to 100% of bonus opportunity on a sliding scale based on Oxford achieving $77,845,000 to $84,207,338 in gross profit	$94,967,000	$39,847	$39,847
	Tier 1 + Tier 2 Total		$379,500	$379,500

President, Life Sciences and Allied Healthcare. Mr. McGrath earned a total of $96,757 out of a maximum possible $322,524 of his 2011 cash incentive bonus.  Pursuant to his employment agreement, Mr. McGrath was eligible to earn an annual cash incentive award of up to 100% of his annual base salary based on achievement and over-achievement of performance metrics.  The amount of cash incentive bonus that Mr. McGrath earned for 2011 performance was determined as noted below.

Tier 1.  For 2011, Mr. McGrath was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Life Sciences, Allied Healthcare and/or the Company attaining the following targets in 2011 described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
18%	Company achieves $40,433,000 in Adjusted EBITDA	$61,211,000	$29,027	$29,027
12%	Company achieves $164,500,000 in gross profit	$200,105,000	$19,351	$19,351
27%	Life Sciences achieves $26,946,673 in branch contribution	$26,037,000	$43,541	--
18%	Life Sciences achieves $54,067,000 in gross profit	$52,645,000	$29,027	--
15%	Allied Healthcare achieves $4,032,272 in branch contribution	$3,813,000	$24,189	--
10%	Allied Healthcare achieves $14,528,140 in branch contribution	$14,360,000	$16,126	--

Tier 2.  For 2011, Mr. McGrath was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Life Sciences, Allied Healthcare and/or the Company achieving the following targets in 2011 described here as Tier 2 Target(s):

% of Tier 2 Target	Performance Target	Actual ormance	Incentive Opportunity	Incentive mount Earned
21%	0 to 100% of bonus opportunity on a sliding scale based on Company achieving $42,561,828 to $44,562,000 of in Adjusted EBITDA	$61,211,000	$33,865	$33,865
9%	0 to 100% of bonus opportunity on a sliding scale based on Company achieving $173,199,801 to $181,860,000 in gross profit	$200,105,000	$14,514	$14,514
32%	0 to 100% of bonus opportunity on a sliding scale based on Life Sciences achieving $26,946,673 to $28,293,000 in branch contribution	$26,037,000	$50,798	--
14%	0 to 100% of bonus opportunity on a sliding scale based on Life Sciences achieving $54,067,000 to $56,617,000 in gross profit	$52,645,000	$21,770	--
17.50%	0 to 100% of bonus opportunity on a sliding scale based on Allied Healthcare achieving $4,032,272 to $4,233,600 in branch contribution	$3,813,000	$28,221	--
7.50%	0 to 100% of bonus opportunity on a sliding scale based on Allied Healthcare achieving $14,528,140 to $15,254,000 in gross profit	$14,360,000	$12,095	--
	Tier 1 + Tier 2 Total		$322,524	$96,757

President, VISTA Staffing Solutions.  Mr. Brouse earned a total of $61,074 out of a possible $203,580 for his 2011 cash incentive compensation.  Pursuant to his employment agreement and consistent with Mr. Brouse’s previous cash incentive bonus opportunities, the Compensation Committee determined that Mr. Brouse was eligible for an annual cash incentive award of up to 75% of his annual base salary for 2011 performance.  The amounts earned by Mr. Brouse were determined as noted below.

Tier 1.  For 2011, Mr. Brouse was eligible to earn an annual incentive bonus up to 37.5% of his annual base salary contingent upon VISTA Staffing Solutions and/or the Company attaining the following targets in 2011 described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
18%	Consolidated Adjusted EBITDA of $40,433,000 in 2011	$61,211,000	$18,322	$18,322
12%	Consolidated gross profit of $164,500,000 in 2011	$200,105,000	$12,215	$12,215
35%	VISTA revenue of $80,172,000 in 2011	$69,422,206	$35,627	--
17.5%	VISTA Adjusted EBITDA of $8,469,981in 2011	$6,782,130	$17,813	--
17.5%	VISTA gross profit of $25,844,870 in 2011	$23,129,942	$17,813	--

Tier 2.  For 2011, Mr. Brouse was eligible to earn an annual incentive bonus up to 37.5% of his annual base  salary contingent upon VISTA Staffing Solutions and/or the Company attaining the following targets in 2011 described here as Tier 2 Target(s):

% of Tier 2 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
21%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $42,561,828 to $44,562,000 in Adjusted EBITDA (105% of Board Budget)	$61,211,000	$21,376	$21,376
9%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $173,199,801 to $181,860,000 in gross profit	$200,105,000	$9,161	$9,161
21%	0 to 100% of bonus opportunity on a sliding scale based on VISTA achieving $80,172,000 to $84,191,000 in revenue	$69,422,206	$21,376	--
28%	0 to 100% of bonus opportunity on a sliding scale based on VISTA achieving $8,469,000 to $8,893,480 in adjusted EBITDA	$6,782,130	$28,501	--
21%	0 to 100% of bonus opportunity on a sliding scale based on VISTA achieving $25,844,870 to $27,137,113 in gross profit	$23,129,942	$21,376	--
	Tier 1 + Tier 2 Total		$203,580	$61,074

Discretionary Bonuses

The Compensation Committee may also award additional discretionary incentive compensation, based on such factors as substantial over-achievement of performance targets for which the annual incentive compensation program otherwise provides no award, upon a change in the executive officer’s employment status or in recognition of an executive’s success in implementing change or otherwise attaining results that delivered value to the Company, but were not captured in the annual incentive program performance targets.

On December 7, 2011 the Compensation Committee approved payment of a one-time, discretionary bonus to Mr. McGowan in the amount of $100,000 in recognition of the success of Oxford during 2011 under Mr. McGowan’s leadership.  The Compensation Committee considered the performance of Oxford during 2011 including the EBITDA contribution to the Company and the organic growth of that division.  In addition, on February 3, 2012 the Compensation Committee approved payment of a one-time, discretionary bonus to Mr. McGrath in the amount of $25,000 in recognition of Mr. McGrath’s attainment of qualitative goals relating to the operations of the Life Sciences and Allied Healthcare divisions during 2011.  The Compensation Committee specifically noted that, while Mr. McGrath did not attain the targets in his cash incentive compensation, the lines of business under Mr. McGrath’s leadership experienced success during 2011 measured by other performance criteria.

Annual Equity Incentive Compensation

The Compensation Committee periodically approves grants of stock options, restricted stock and restricted stock units to On Assignment’s executive officers.  These grants are designed to balance the comparatively short-term goals of the annual cash incentive compensation targets with long-term stock price performance, to align the interests of each executive officer with those of the shareholders and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business.  Option grants generally allow the executive officer to acquire shares of common stock over a specified period of time of up to ten years.  Because our stock options are granted at fair market value, these grants provide a return to the executive officer only if the market price of the shares appreciates over the option term.  RSU grants are generally made in exchange for nominal consideration only therefore these grants confer the full share value on their recipients and therefore continue to encourage the recipient to maximize the value of the Company’s common stock, even where short-term stock price drops may render awards based solely on stock appreciation (such as options and stock appreciation rights) worthless.

The Company continues to rely primarily on long-term equity awards in the form of RSUs to ensure a strong connection between the executive compensation program and the long-term interests of the Company’s shareholders.  RSUs enable the Company to confer value in excess of simple future appreciation, providing a valuable incentive in a volatile market.  Accordingly, the Company believes that RSUs are effective compensation element for attracting executives and promoting their long-term commitment to the Company.  RSUs also serve as valuable retention incentives for the Company because RSUs vest only if the executive officer provides services to the Company until the vesting date.  On Assignment believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.

RSU grants may condition the vesting of some percentage of the award upon achievement of defined performance criteria within a specific timeframe.  The Compensation Committee believes that conditioning some of the vesting of RSU awards (which confer full share value) on the attainment of performance objectives is appropriate.  This type of award creates an incentive for the executive to attain the designated performance criteria, for vesting purposes, as well as to execute business plans that increase the overall fair market value of our common stock and align the executives’ interests with the Company’s shareholders.  The Compensation Committee prefers RSUs because, unlike stock options, RSUs are not at risk of becoming “underwater” during the three year vesting period and thereby failing in their fundamental purpose of providing an incentive to the executives to remain employed with the Company and focus efforts on achieving the performance targets necessary for vesting.

The size of the RSU grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the executive’s current position and ability to impact the stock price.  The size of the award or grant is also generally linked to the executive officer’s annual salary and incentive compensation opportunity.  Equity awards or grants also take into account the scope and business impact of the executive’s position, the individual’s potential to assume future duties and responsibility on behalf of On Assignment over the vesting schedule and/or option term, the executive’s individual performance in recent periods and the executive’s current holdings of On Assignment stock and options received through previous equity grants as well as the per individual, per period award limits, quality of service to the Company, experience of the officer, the then-current fair market value of the Company’s common stock, and the overall equity awarded to each executive officer.  The Compensation Committee feels that taking all of these factors into consideration enhances our ability to provide meaningful and appropriate incentives.

Long-term equity incentive compensation, structured in a way that aligns compensation of the executive officers with interests of our shareholders, comprised a portion of the executive officers’ total 2011 compensation.  For Mr. Dameris, the Company’s President and Chief Executive Officer, the Compensation Committee granted Mr. Dameris equity awards in accordance with the terms of his employment agreement.  Pursuant to his employment agreement, his 2011 equity awards have multi-year vesting schedules and/or vest based on the attainment of specified Adjusted EBITDA goals.  The Compensation Committee believes that a multi-year vesting schedule encourages Mr. Dameris’ continuation in service with the Company through those vesting dates.  In addition, the Compensation Committee believes Mr. Dameris’ RSU grants provide Mr. Dameris with incentive to focus on increasing the long-term value of the Company as measured by the Company’s Adjusted EBITDA.  The use of Adjusted EBITDA targets encourages Mr. Dameris to focus on producing financial results that align with the interests of the shareholders.  In addition, one of Mr. Dameris’ 2011 equity awards is based on the attainment of Adjusted EBITDA per share during the twelve month performance period, which encourages Mr. Dameris to strive for quality stock performance of the Company and benefits the interests of our shareholders.

The Compensation Committee similarly strives to align the remuneration potential for the other executive officers with shareholder interests through the use of RSU equity awards during 2011.  Equity awards for Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse include a multi-year time-vesting portion and a portion which vest based on Adjusted EBITDA performance targets set by the Company.  Consistent with its overall compensation philosophy, the Compensation Committee believes that the time-vesting portion of the RSU grant rewards the executive officers for exercising business judgment that maximizes the trading price of the Company’s common stock over a multi-year period.  The Compensation Committee believes the performance-vesting portion of the RSU grant encourages the executives to strive for superior Adjusted EBITDA results which is a true measurement of the Company’s success for the shareholders.

For 2011, the long-term equity incentive compensation granted to each executive officer is set forth below.

President and Chief Executive Officer.  Mr. Dameris was entitled to receive three equity incentive compensation opportunities in 2011 under his employment agreement.

■
In March 2011, pursuant to his employment agreement, Mr. Dameris was granted 58,754 RSUs which are eligible to vest as to 50%-100% of the award based on the Company’s attainment of an EBITDA target over the 12 month period ending of January 1, 2012, with the earned portion of the award vesting and becoming payable in two equal components on January 1, 2012 and January 1, 2013, subject to continued employment.  The Compensation Committee set the Adjusted EBITDA target as follows:  Mr. Dameris will earn 50% of this award based on the Company achieving $34,049,462 of Adjusted EBITDA in 2011 and he will earn up to 50% of this award, on a sliding scale, based on the Company achieving Adjusted EBITDA greater than $34,049,462  to a maximum of $42,561,828.  The Company achieved $61,211,000 in Adjusted EBITDA in 2011 so Mr. Dameris vested in all 58,754 restricted stock units.

■
In March 2011, pursuant to the 2010 Employment Agreement, Mr. Dameris was also granted a restricted stock unit award with a fair market value of approximately $1,000,000 on the date of grant.  Pursuant to the grant terms, Mr. Dameris is eligible to receive a linear pro ration of the grant based on percentage attainment of the target.  The Compensation Committee set the target as the Company attaining Adjusted EBITDA per Share of $1.15 during the twelve month performance period ending December 31, 2011.  The Company achieved this target and Mr. Dameris vested in this award.  The first award under this grant (equal to $500,000) will be payable as soon as practicable after February 1, 2013 and the second award under this grant (equal to $500,000) will be payable as soon as practicable after February 1, 2014.

Other Executive Officers.  In 2011, the Company granted Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse RSU awards which have a time-based vesting component and a performance-based vesting component.

Specifically, in 2011, Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse received grants of 51,704, 51,704, 29,377 and 22,855 RSUs, respectively, sixty percent of which time vests in three equal, annual installments on January 3, 2012, January 3, 2013 and January 3, 2014, subject to continued employment.  The remaining 40% of the award is performance-based, vesting in three equal, annual installments, on the first three anniversaries of the grant date as set forth above subject to attainment of performance targets established by the Compensation Committee for that year, subject to continued employment (the “Performance Vesting Grant”).  The Compensation Committee established the following target for the 2011 Performance Vesting Grant for Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse:

Fifty percent of the 2011 Performance Vesting Grant vests contingent upon the Company attaining Adjusted EBITDA of $36,177,554 in 2011. An additional 50% of the grant vests incrementally to the extent that the Company achieves between $36,177,554 to $46,818,011 in Adjusted EBITDA in 2011.

According to the terms of the grant, the portion of the 2011 Performance Vesting Grant which does not vest because the performance goal was not attained rolls forward to become part of the 2012 Performance Vesting Grant scheduled to vest in January 2013 contingent upon attainment of the applicable target for 2012.  Because the target for the 2011 Performance Vesting Grant was achieved, the 2011 Performance Vesting Grant was earned in full and no RSUs from the 2011 Performance Vesting Grant rolled forward to become part of the 2012 Performance Vesting Grant.  The Company achieved $61,211,000 of Adjusted EBITDA in 2011 so each of Messrs.  Brill, McGowan, McGrath and Brouse vested in full in each of their 2011 Performance Vesting Grants.

On August 1, 2011, Mr. Brouse and On Assignment entered into a Second Amended and Restated Employment Agreement, effective on January 4, 2012, under which Mr. Brouse serves as a Special Advisor to the Chief Executive Officer of On Assignment.  In connection with entering into this agreement and in acknowledgement of his reduced responsibilities going forward, Mr. Brouse forfeited 4,926 shares subject to his time-based vesting RSU award granted in January 2011.

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company sponsored health and welfare plans.  These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote On Assignment’s goals.  The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving On Assignment’s growth, profitability and other goals.

Severance and Change-in-Control Benefits

The executive employment agreements also provide for severance arrangements with each executive officer in the event of an involuntary termination without “cause” or, in some cases, a “constructive termination” or a termination by the executive for “good reason” as those terms are defined in the executive employment agreements.  Additionally, pursuant to our Executive Change of Control Agreements with Mr. Brill and Mr. Dameris and the On Assignment Change in Control Severance Plan in which our other named executive officers participate, On Assignment provides for payments of the executive officer’s then-current annual salary and incentive compensation and continuation of health and welfare plan participation or lump-sum payment of the cost of such continued coverage for a pre-defined period of time, without cost to the executive, in the event the executive is terminated under certain defined circumstances following a change in control.  We feel that these severance triggers and levels are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to ensure that they remain focused on their duties and responsibilities and promote the best interests of On Assignment in all circumstances.

Pursuant to the Executive Change of Control Agreements with Mr. Brill and Mr. Dameris, immediately prior to a change of control (as defined in the agreements), all stock options and other unvested equity awards then held by the executive will become fully vested and exercisable subject, in Mr. Dameris’ case, to exceptions with respect to certain equity awards granted under his employment agreement.  Under the Executive Change of Control Agreements as well as the On Assignment Change in Control Severance Plan, in the event it is determined that any payment arising under such agreement or plan would be subject to the excise tax imposed by Code Section 4999, then the executive shall be entitled to receive an additional payment in an amount equal to the excise tax imposed upon the payments.  The Compensation Committee believes that the change in control arrangements serve to minimize any distraction to the executive officer resulting from a potential change in the control of the Company and decrease the risk that these individuals would leave On Assignment when a transaction was imminent which would reduce the value of On Assignment to a prospective buyer, or to the shareholders in the event the transaction failed to close.  Structuring the change in control severance benefits as primarily “double-trigger” (becoming payable only upon the occurrence of the executive’s involuntary or constructive termination following the change in control) appropriately serves these goals yet avoids bestowing a windfall on the executive officer in the event he is not involuntarily terminated following such an event.  The Compensation Committee believes use of the “single-trigger” accelerated vesting of stock options and other unvested equity awards held by Mr. Brill and Mr. Dameris (which occurs immediately prior to a change in control regardless of whether the executive is involuntarily terminated upon or following the transaction), properly acknowledges the direct link between the executive’s leadership of the Company and the value of the equity and recognizes that the link is greatly attenuated after a change in control, regardless of the executive’s actual employment status.  The single-trigger arrangement permits Mr. Brill and Mr. Dameris to receive the benefit of an increase in the fair market value of the equity resulting from their efforts to consummate a transaction approved by our shareholders.  The executive employment, severance and change of control arrangements are described under the heading “Employment Agreements” and “Payments upon Termination or Change in Control” below.

Perquisites

On Assignment also makes reasonable perquisites available to certain of its executive officers, consisting of a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits) and payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits).  The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of On Assignment and authorizes these benefits in order to limit the impact of attending to these personal responsibilities.  Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Deferred Compensation Plans

On Assignment offers tax-qualified 401(k) plans to its U.S. employees.  Some of our executives and other employees are not eligible to participate, or to fully participate up to the maximum contribution levels permitted by the Code, in the applicable On Assignment 401(k) plan as a result of their status as “highly compensated” employees under the Code.  Therefore, On Assignment in 2011 offered the Deferred Compensation Plans (which consists of the 1998 Deferred Compensation Plan and the 2008 Deferred Compensation Plan, as described in more detail under the heading “Deferred Compensation” elsewhere in this Proxy Statement), a separate non-qualified savings plan, for eligible employees which currently permits employees and directors determined to be eligible by the Compensation Committee to annually elect to defer up to 100% of their base salary, incentive compensation, and/or director fees on a pre-tax basis and earn tax-deferred income on these amounts.  The Company believes that these tax advantaged savings plans are valuable in recruiting talented executives.  The Deferred Compensation Plans permit matching Company contributions and other benefits similar to, though not as favorable for tax purposes, as the 401(k) plans.  The Compensation Committee maintains these programs in an effort to provide the executive officers with retirement benefits that are comparable to and competitive with the benefits available to similarly situated executives in the market.

In April 2011, the Board terminated the Deferred Compensation Plans, due to low participation and the cost of maintaining the Deferred Compensation Plans.  The Deferred Compensation Plans are described in more detail under the heading “Deferred Compensation” elsewhere in this Proxy Statement.

Employee Stock Purchase Plan

At the 2010 Annual Meeting, the shareholders of On Assignment adopted the Employee Stock Purchase Plan which was approved by the Board after the previous Employee Stock Purchase Plan terminated on February 27, 2009 due to the depletion of shares available for issuance.  We believe that implementing an employee stock purchase plan helps incentivize our executive officers and provides the incentives of ownership generally to our employees.

Incentive Award Plan

The shareholders of On Assignment approved the 2010 Incentive Award Plan at the 2010 Annual Meeting.  The 2010 Incentive Award Plan is designed to permit the Compensation Committee to grant awards that may qualify as performance-based for purposes of satisfying the conditions of Code Section 162(m), including stock options, other performance-vesting awards and cash incentive awards.  Other awards under the plan, including time-vesting restricted stock and restricted stock units may not qualify as performance-based awards.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment.  The Compensation Committee considers the requirements of Code Sections 409A and 162(m) when structuring the executive compensation packages.  Code Section 162(m) limits the tax deductibility to the Company of annual compensation in excess of $1,000,000 that is paid to our Chief Executive Officer, and our three other most highly compensated executive officers (other than the Chief Financial Officer).  However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals that are based on shareholder-approved performance criteria and the committee that establishes and certifies such goals consists only of “outside directors.”  Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters.  Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans.  Changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.  While the Compensation Committee endeavors to minimize deductibility limitations for the Company, the Compensation Committee may, in appropriate circumstances, authorize payments that may become subject to these limitations in order to properly incentivize an executive officer.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control.  In addition, Code Section 4999 imposes a 20 percent penalty on the individual receiving the excess payment.  Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation.  Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation.  In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G.  However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Code Section 280G and the imposition of excise taxes under Code Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.  With respect to Mr. Dameris and Mr. Brill, the Compensation Committee has also provided for tax gross-up payments to alleviate the impact of Section 4999.  The Compensation Committee believes these payments are appropriate to properly incentivize and motivate these executives in the event of a potential transaction.

The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards.  In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards.  As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives.  The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.  The Compensation Committee may award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our shareholders’ best interests.

Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to On Assignment for the years ended December 31, 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary (2)	Bonus	Stock Awards (3)		Non- Equity Incentive Plan Comp (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Peter Dameris Chief Executive Officer and President	2011	$635,250	$—	$1,589,303		$762,300	$—	$—	$2,986,853
	2010	$635,250	$—	$1,378,112		$517,999	$155,860	$—	$2,195,336
	2009	$635,250	$—	$3,154,507		$366,621	$433,866	$—	$4,598,529
James Brill Senior Vice President, Finance and Chief Financial Officer	2011	$323,136	$—	$516,432		$323,136	$—	$10,588	$1,173,292
	2010	$314,888	$—	$613,222		$219,578	$—	$—	$1,156,408
	2009	$293,760	$—	$257,948		$141,281	$—	$—	$696,878
Emmett McGrath President, Life Sciences & Allied Healthcare	2011	$322,524	$25,000	$293,426		$96,757	$—	$—	$737,707
	2010	$320,748	$—	$417,461		$232,801	$—	$—	$977,730
	2009	$316,200	$—	$146,561		$149,312	$—	$—	$620,245
Michael McGowan President, Oxford Global Resources, Inc.	2011	$379,500	$100,000	$471,628		$379,500	$—	$—	$1,330,628
	2010	$370,211	$—	$523,934		$330,851	$—	$—	$1,229,830
	2009	$345,000	$—	$146,561		$143,304	$—	$—	$640,942
Mark Brouse President, VISTA Staffing Solutions, Inc.	2011	$271,440	$—	$228,271	(6)	$61,074	$—	$—	$560,785
	2010	$271,440	$—	$370,028		$55,335	$—	$—	$697,626
	2009	$271,440	$—	$114,024		$161,409	$—	$—	$546,873

(1)
Mr. Dameris became Chief Executive Officer effective as of September 28, 2004.  Mr. Brill joined On Assignment as its Senior Vice President and Chief Financial Officer effective January 1, 2007.  Mr. McGrath became an executive officer in 2004, and in January 2008 assumed added responsibilities related to our Allied Healthcare Division.  Mr. McGowan became an executive officer in January 2007, upon the closing of On Assignment’s acquisition of Oxford Global Resources, Inc. (“Oxford”).  Mr. Brouse became an executive officer in January 2007, upon the closing of On Assignment’s acquisition of VISTA Staffing Solutions, Inc. (“VISTA”).  On January 4, 2012, Mr. Brouse was succeeded by Mr. Christian Rutherford.

(2)	Represents amount of salary earned by executive in 2011, 2010 or 2009.

(3)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 10 to the consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10 K filed March 14, 2012 and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Form 10 K.

(4)	All non-equity incentive plan compensation amounts were earned based on performance in the year reported and payable, by their terms, in the subsequent year, except as noted otherwise.

(5)
All other compensation, including auto allowance, health insurance, tax preparation, financial planning and life insurance premium costs, if applicable, totaling less than $10,000 for any executive officer is not disclosed. For Mr. Brill, amounts reflect perquisites in $2,500 of tax preparation, $1,500 of an annual physical, $5,400 of auto allowance and $1,188 of life insurance premium costs.

(6)
In connection with entering into his amended and restated employment agreement in August 2011, Mr. Brouse forfeited 4,926 shares subject to the time-based vesting portion of this award (thus reducing the number of shares subject to the time-based vesting portion of the award to 8,787).

Grants of Plan Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2011.

Fiscal Year 2011 Grants of Plan Based Awards

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)						All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target	Maximum	Threshold		Target		Maximum		Units (#) (3)	Awards ($) (4)
Peter Dameris		—	381,150	762,300
	3/8/11				—	(5)	—	(5)	—	(5)		1,000,000	(5)
	3/8/11				—		52,879		58,754			589,303

James Brill		—	161,568	323,136
	1/3/11										31,022	263,997
	3/8/11				—		12,584		25,168			252,435

Emmett McGrath		—	161,262	322,524
	1/3/11										17,626	149,997
	3/8/11				—		7,150		14,300			143,429

Michael McGowan		—	189,750	379,500
	1/3/11										31,022	263,997
	3/8/11				—		10,351		20,701			207,631

Mark Brouse		—	101,790	203,580
	1/3/11										13,713	116,697	(6)
	3/8/11				—		5,562		11,124			111,574

(1)
Executive annual incentive compensation is determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Annual Incentive Compensation” for a general description of the criteria used in determining incentive compensation paid to our executive officers.

(2)
Performance-vesting restricted stock units granted under the 2010 Incentive Award Plan as a part of long-term incentive compensation as determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Annual Equity Incentive Compensation” for a general description of the criteria used by the Compensation Committee in approving grants of restricted stock units to our executive officers.

(3)
Time-vesting restricted stock units granted under the 2010 Incentive Award Plan as a part of long-term incentive compensation as determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Annual Equity Incentive Compensation” for a general description of the criteria used by the Compensation Committee in approving grants of restricted stock units to our executive officers.

(4)
Amounts shown in the table reflect the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based grants are included in Note 10 to the consolidated financial statements for the year ended December 31, 2011 included in our Annual Report on Form 10-K filed March 14, 2012 and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies—Stock-Based Compensation” in the Form 10-K.

(5)	Number of shares awarded will be determined by dividing $500,000 on each of February 1, 2013 and February 1, 2014 by the fair market value of our common stock on the applicable date.

(6)	This award was partially forfeited in August 2011, thus reducing the number of shares to 8,787; the corresponding fair value of the remaining award equals $89,188.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

This section is a discussion of the awards disclosed in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table to the extent not described in the Compensation Discussion & Analysis which preceded those tables.

Employment Agreements

We have entered into employment agreements with our named executive officers, as described in this section.  Under the terms of their employment agreements, all named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment.  See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and Change of Control agreements upon their termination of employment and/or change in control.

Chief Executive Officer

On November 4, 2009, Mr. Dameris entered into an employment agreement with the Company that is effective from January 1, 2010 through January 31, 2013 (the 2010 Employment Agreement), with automatic renewals for one year periods, and provides for annual salary, cash incentive compensation and equity incentive awards.  Under his 2010 Employment Agreement, Mr. Dameris is eligible to receive annual cash incentive compensation of up to 120% of his annual salary.  Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans to the extent applicable to other peer executives of the Company.  Mr. Dameris receives, pursuant to his employment agreement, a stipend of $450 per month for lease of an automobile and other related expenses.  He is eligible to receive payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

Under the 2010 Employment Agreement, Mr. Dameris is be eligible to receive the following long-term incentive awards:  (i) three annual $800,000 stock award grants (in each of 2010, 2011 and 2012) that vest and become payable (if applicable), subject to continued employment, on February 1 of the year following grant determined by reference to the Company’s Adjusted EBITDA during the vesting period, except with respect to calendar years 2011 and 2012, the grant shall vest and become payable (if applicable), on January 1 of the year following grant; (ii) three annual $500,000 stock award grants (in each of 2010, 2011 and 2012) that vest and become payable (if applicable), subject to continued employment, as to 50% of the earned portion of the award on February 1 of each of the first two years following grant, with the earned portion determined by reference to the Company’s Adjusted EBITDA during the thirteen months ending on the first February 1 following grant, except with respect to calendar years 2011 and 2012, the performance period shall be 12 months and the vesting date shall be January 1 of each of the first two calendar years immediately following the year of grant and (iii) three annual awards, each providing an opportunity to earn up to $1,500,000 during measurement periods beginning on January 1 of 2010, 2011 and 2012 (“Additional Grants”), payable at the end of each 37-month performance period in shares of Company stock based on attainment of performance criteria.  The 2010 Employment Agreement was amended to provide that the performance period for the 2011 Additional Grant commenced on January 1, 2011 and continued through December 31, 2011.  These long-term incentive awards will vest in full and become payable upon a change of control of the Company and Mr. Dameris will be eligible for pro-rated vesting and payouts under these awards upon certain terminations of employment.

Other Named Executive Officers

Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse entered into amended and restated versions of their employment agreements on December 11, 2008 and Mr. McGowan entered into an amended and restated version of his employment agreement, as amended, on December 30, 2008 all of which included certain changes designed to make the payments and benefits provided thereunder exempt from or compliant with the requirements of Code Section 409A.  Under the terms of their employment agreements, Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse are entitled to a minimum annual base salary, subject to annual increases thereafter.  Mr. Brill, Mr. McGowan, McGrath and Mr. Brouse and their legal dependents are entitled to participate in our incentive, savings, retirement and welfare plans.  In addition, each of their employment agreements includes the following provisions:

James Brill.  Pursuant to his employment agreement, Mr. Brill serves as the Senior Vice President and Chief Financial Officer of On Assignment.  Mr. Brill’s employment agreement provides that he is eligible for an annual cash bonus which is determined by reference to attainment of objective performance criteria.  Under his employment agreement, Mr. Brill receives an automobile allowance of $450 per month, payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

Michael McGowan.  Pursuant to his employment agreement, Mr. McGowan serves as President of Oxford, a wholly-owned subsidiary of On Assignment.  Mr. McGowan’s employment agreement provides that he is eligible for an annual cash bonus with a potential to earn up to 100% of his base salary based on achievement of targets (50% of bonus opportunity) and over-achievement of targets (50% of bonus opportunity, on a sliding scale).  Also pursuant to his employment agreement, Mr. McGowan receives payment or reimbursement for actual, properly substantiated expenses incurred in connection with:  a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500 and tax preparation and financial planning services up to $2,500.

Emmett McGrath.  Pursuant to his employment agreement, Mr. McGrath serves as President of the Life Sciences and Allied Healthcare lines of business.  Mr. McGrath’s employment agreement provides that he is eligible to earn a cash bonus in an amount up to 100% of his annual base salary with 50% of the bonus opportunity based on achievement of targets and an additional 50% based on over-achievement of financial targets and/or accomplishment of key operating objectives.  Additionally, pursuant to his employment agreement, Mr. McGrath receives a car allowance of $450 per month, which may be used in his discretion towards lease or financing payments, maintenance and/or other car-related expenses.

Mark Brouse.  Pursuant to his employment agreement, Mr. Brouse serves as President of Vista Staffing Solutions, Inc., a subsidiary of On Assignment.  Mr. Brouse’s employment agreement provides that he is eligible for an annual cash bonus which is determined by reference to the attainment of objective performance criteria.  Also, to the extent that Mr. Brouse accrues miles (or comparable reward credit) based on his use of the corporate credit card furnished by the Company for expenses incurred directly by Mr. Brouse for his own work-related travel, lodging and/or other individual business expenses, Mr. Brouse is permitted to apply any miles or reward credit so accrued to personal and/or business use in his sole discretion.  If Mr. Brouse charges to the corporate credit card expenses incurred on behalf of other employees or consultants of the Company (including without limitation, other employees’ or consultants’ travel and lodging) or items or services purchased on behalf of the Company, he may apply the resulting miles or reward credit to the purchase of travel, lodging and/or related upgrades associated with business-related travel only.  Notwithstanding the foregoing permitted uses, such miles or reward credit shall be and remain the sole property of the Company.  In addition, for each calendar year during his employment, Mr. Brouse may designate a tax-exempt charitable organization to which On Assignment will contribute up to $5,000 prior to the end of such year, as directed by Mr. Brouse, contingent upon his continued employment with On Assignment through the end of such year.  Additionally, Mr. Brouse will receive a pro-rata portion of his annual incentive compensation that would otherwise become payable in respect of the year in which the termination occurs, if and to the extent that, as of the termination date, On Assignment is on track to attain the performance objectives applicable to such annual incentive compensation.

Mr. Brouse’s employment with the Company as President of VISTA was terminated on January 4, 2012.  On August 1, 2011, Mr. Brouse and On Assignment entered into a Second Amended and Restated Employment Agreement, effective on January 4, 2012, under which Mr. Brouse serves as a Special Advisor to the Chief Executive Officer of On Assignment.  On August 1, 2011, Christian Rutherford entered into an Employment Agreement with On Assignment under which he assumes the role of President of Vista Staffing Solutions, succeeding Mr. Brouse in that position.  Mr. Brouse and Mr. Rutherford both held the position of President of Vista Staffing Solutions from November 1, 2011 through January 4, 2012 while leadership responsibilities of VISTA were transitioned from Mr. Brouse to Mr. Rutherford.

Summary of Outstanding Equity Awards

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2011.

Fiscal Year 2011 Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plans Awards: Number of Securities Underlying Unearned Unexercised Options	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Peter Dameris	54,070				5.22	11/12/13
	257,811				5.11	3/23/14
	47,265				4.45	9/27/14
	85,030				6.68	8/29/15
	137,500				11.39	12/14/16
	51,700				11.75	6/1/17
							2,507	(3)	28,028
							33,784	(4)	377,705
							94,007	(3)	1,050,998
							58,754	(5)	656,870
											72,596	(6)	800,000
									500,000	(7)
									1,000,000	(8)

James Brill	100,024				11.75	1/1/17
							15,520	(9)	173,514
							23,783	(10)	265,894
							31,022	(11)	346,826
							25,168	(12)	281,378

Emmett McGrath	74,209				4.97	8/30/14
	33,791				4.96	12/10/14
	14,687	313	(2)		6.38	1/2/18
							8,818	(9)	98,585
							13,513	(10)	151,075
							17,626	(11)	197,059
							14,300	(12)	159,874

Michael McGowan	120,000				12.90	1/31/17
							8,818	(9)	98,585
							23,783	(10)	265,894
							31,022	(11)	346,826
							20,701	(12)	231,437

Mark Brouse	30,000				13.31	6/1/17
							6,860	(9)	76,695
							10,513	(10)	117,535
							8,787	(11)	98,239
							11,124	(12)	124,366

(1)	Represents the closing price of a share of the Company’s common stock on the NASDAQ Stock Market on the option grant date.
(2)	The remaining stock options fully vested on January 2, 2012
(3)	The remaining restricted stock units fully vested on January 2, 2012.
(4)	The remaining restricted stock units fully vested on February 1, 2012.
(5)	Fifty percent of remaining restricted stock units fully vested on January 2, 2012 and the remaining fifty percent will vest on January 2, 2013.
(6)
Shares awarded were determined by dividing $800,000 by the January 3, 2012 closing price of ASGN stock of $11.02.  Upon achievement of certain performance objectives, the shares will vest on January 1, 2013.

(7)	Shares awarded will be determined by dividing $500,000 by closing price of ASGN stock on the February 1, 2013, and will be fully vested on December 31, 2012.
(8)	Shares awarded will be determined by dividing $500,000 by closing price of ASGN stock on each of February 1, 2013 and February 1, 2014.
(9)	The restricted stock units fully vested on January 2, 2012
(10)	The restricted stock units vest in equal increments, half on January 4, 2012 and the remaining half on January 4, 2013.
(11)	The restricted stock units vest in equal increments, one third on January 3, 2012, one third on January 3, 2013 and the remaining third on January 3, 2014.
(12)	The restricted stock units fully vested on January 3, 2012.

Summary of Option Exercises and Stock Vested

The table below sets forth information concerning the exercise of options and the vesting of restricted stock or restricted stock units during the 2011 fiscal year by our named executive officers.

Fiscal Year 2011 Option Exercises and Stock Vested

	Options Awards		Stock Unit or Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of shares Acquired on Vesting	Value Realized on Vesting
Peter Dameris	110,912	$1,155,685	281,745	$2,721,990
James Brill	―	―	94,133	$805,405
Emmett McGrath	―	―	57,665	$493,305
Michael McGowan	―	―	54,479	$465,161
Mark Brouse	―	―	44,327	$380,481

Deferred Compensation

The Company’s Deferred Compensation Plans are “non-qualified” plans within the meaning of Code Section 401(a) and are “unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Sections 201(2), 301(a)(3) and 401(a)(1).

On September 4, 2008, effective as of January 1, 2008, the Company amended the On Assignment Deferred Compensation Plan so that it applies to deferrals made before January 1, 2005 only (the 1998 Deferred Compensation Plan) and, also effective January 1, 2008, adopted a new plan, called the On Assignment Deferred Compensation Plan - Effective January 1, 2008, applicable to deferrals made on or after January 1, 2005 (the 2008 Deferred Compensation Plan and, collectively, the Deferred Compensation Plans).

Upon initial enrollment, participants in the 2008 Deferred Compensation Plan choose one or more measurements funds, the market performance of which over the measurement period are used to determine the additional amounts to be credited to his or her account, and allocates, in increments of 1% or more, how much of the participant’s account balance to attribute to each selected measurement fund.  Participants can change funds or allocations at their discretion.  A participant’s account balance and annual deferral amount actually deferred during any calendar quarter are credited or debited on a daily basis based on the performance of each selected measurement fund, as though the participant’s account balance was actually invested in the measurement funds selected by the participant, in the percentages allocated by the participant.  Participants in the 2008 Deferred Compensation Plan may elect to commence distributions under the plan within 60 days following the participant’s termination of employment, in a lump sum or in annual installments of up to 15 years, except that if the participant’s account balance is less than the applicable dollar amount specified in Code Section 402(g)(1)(B), in effect for the year in which the distribution is to occur, payment shall be made in a lump sum.  Notwithstanding the foregoing, in compliance with certain requirements of Section 409A, plan distributions to “specified employees” will commence the first day after the end of the six month period immediately following the date on which the participant experiences a termination of employment.  Additionally, if the Company reasonably anticipates that the Company’s deduction with respect to any distribution from the 2008 Deferred Compensation Plan would be limited or eliminated by application of Section 162(m), then to the extent permitted by applicable treasury regulations, payment shall be delayed until the earliest date the Company reasonably anticipates that the deduction of the payment will not be limited or eliminated by application of Section 162(m).

On April 20, 2011, the Board authorized and directed the termination of the 1998 Deferred Compensation Plan for amounts attributable to elective deferrals made by eligible participants from January 1, 1998 through January 1, 2005.  Pursuant to the terms of the 1998 Deferred Compensation Plan, the Company may terminate the 1998 Deferred Compensation Plan at any time and immediately distribute the accrued account balances held in the 1998 Deferred Compensation Plan in accordance with the provisions of the 1998 Deferred Compensation Plan.  Of the outside directors and executive officers, Senator Brock is the only participant in the 1998 Deferred Compensation Plan.  The Board believed termination of the 1998 Deferred Compensation Plan was in the best interest of the Company due to low participation and the cost of maintaining the 1998 Deferred Compensation Plan.  The Company did not incur any costs or penalties in connection with termination of the 1998 Deferred Compensation Plan.  Termination of the 1998 Deferred Compensation Plan was effective on May 2, 2011 and distributions will be made according to the terms of the plan in compliance with applicable law.

On April 20, 2011, the Board of the Company authorized and directed the termination of the 2008 Deferred Compensation Plan.  Pursuant to the terms of the 2008 Deferred Compensation Plan, the Company may terminate the 2008 Deferred Compensation Plan at any time and distribute the accrued balances held in the 2008 Deferred Compensation Plan in accordance with the provisions of the 2008 Deferred Compensation Plan and applicable law including, but not limited to, Section 409A of the Internal Revenue Code.  Mr. Dameris is the only executive officer or director who participated in the 2008 Deferred Compensation Plan.  The Board believed termination of the 2008 Deferred Compensation Plan is in the best interest of the Company due to low participation and the cost of maintaining the 2008 Deferred Compensation Plan.  The Company did not incur any costs or penalties in connection with termination of the 2008 Deferred Compensation Plan.  Termination of the 2008 Deferred Compensation Plan was effective on May 2, 2011 and distribution will be made according to the terms of the plan in compliance with applicable law.

The following table sets forth a summary of all nonqualified deferred compensation contributions and nonqualified deferred compensation received by each of the named executive officers for the year ending December 31, 2011 and the aggregate balance under such arrangements at the end of the year.

Fiscal Year 2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2011($)
Peter Dameris	―	―	―	―	1,253,102
James Brill(2)	―	―	―	―	―
Emmett McGrath(2)	―	―	―	―	―
Michael McGowan(2)	―	―	―	―	―
Mark Brouse(2)	―	―	―	―	―

(1)	Aggregate losses during 2011 are not reflected in the table.

(2)	Does not participate in any nonqualified deferred compensation plan.

Payments Upon Termination or Change in Control

Described below are the arrangements the Company has entered into with each of our named executive officers and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment terminated under certain circumstances as of December 31, 2011 and, where applicable, a change in control of the Company on that date, using the closing price of our common stock on December 31, 2011 ($11.18 per share).  In each case, the executive officer’s right to receive severance benefits is subject to his execution of a valid and binding release agreement and contingent upon his continued adherence to certain confidentiality and nonsolicitation agreements.

Termination under Chief Executive Officer Employment Agreement

Under Mr. Dameris’ 2010 Employment Agreement upon a termination of Mr. Dameris’ employment by the Company “without cause” or by Mr. Dameris for “good reason” and Mr. Dameris experiences a separation from service as a result of that termination, Mr. Dameris will be entitled to (1) continuation of 150% of his annual base salary for a period of 18 months following such termination; (2) a cash amount equal to the aggregate premiums that the Company would have paid over 18 months for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination; (3) during the 18 month period, subject to Mr. Dameris’ proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums.  Under the 2010 Employment Agreement, “Cause” includes (1) conviction of felony, commission of a material act or omission of dishonesty or fraud, misappropriation of material funds or assets, engagement in unlawful harassment or discrimination (2) uncured substantial and repeated neglect of duties (3) gross negligence or willful misconduct (4) uncured breach by Mr. Dameris of certain provisions of the employment agreement.  Termination for “Good Reason” means Mr. Dameris’ resignation from the company after the failure of the Company to pay an amount owing under the 2010 Employment Agreement in breach of the agreement, relocation and the Company’s failure to cure those facts or circumstances.  If Mr. Dameris’ employment terminates because of his death or disability, Mr. Dameris or his estate is entitled to disability income or life insurance payments from insurance policies maintained by the Company (other than “key man” life insurance policy) and entitled to payment of an amount equal to 50% of Mr. Dameris’ base salary payable over six months in equal installments.

Under Mr. Dameris’ 2010 Employment Agreement, if Mr. Dameris’ employment with the Company terminates due to his death, disability (as defined therein), due to a termination by the Company without cause or by Executive for good reason (each a qualifying termination), Mr. Dameris’ long-term equity grants shall vest as follows:

•
For 2011 and 2012, RSU awards which vest upon the Company attaining positive EBITDA will remain outstanding and be eligible to vest pro rata on January 1 of the year following grant, based on days employed during the twelve month performance period, if Adjusted EBITDA is positive for the full twelve-month period.

•
For 2011 and 2012, RSU awards which vest upon attainment of adjusted EBITDA targets will remain outstanding and eligible to vest pro rata on January 1 of the year following grant, based on (i) days employed during the twelve-month performance period and (ii) attainment of the applicable Adjusted EBITDA target for the full twelve-month period.  If the performance period ends prior to the qualifying termination, the entire earned portion of the award will vest on the qualifying termination.

•
Outstanding, unvested components of each Additional Grants will remain outstanding and eligible to vest pro rata on February 1 of the year following grant, based on (i) days employed during the performance period and (ii) attainment of the applicable performance goal for the full performance period.  Components of the Additional Grants that vest prior to any termination of employment will be paid on or shortly after the February 1 following the date of termination.  Under the 2011 Additional Grant, upon qualifying termination, the 2010 Additional Grant is paid on a pro-rata basis by reference to (i) the portion of the performance period worked and (ii) actual performance through December 31, 2011.

In the event of a termination in connection with a change of control, the severance provisions of Mr. Dameris’ employment agreement will be superseded by his Executive Change of Control Agreement (described below).

Termination under Chief Financial Officer Employment Agreement

Under Mr. Brill’s December 11, 2008 employment agreement, if Mr. Brill’s employment terminates because of his death, disability or if the Company terminates his employment without cause, Mr. Brill is entitled to his accrued obligations (which include his base salary, accrued and unpaid vacation time, reimbursement for business expenses and vested benefits) and continuation of 100% of his base salary for a period of 12 months following such termination.  Under the employment agreement, “Cause” includes (1) Mr. Brill’s material breach of the employment agreement, (2) his willful or repeated failure or refusal substantially to perform his duties, (3) his indictment for any felony or other crime involving moral turpitude, (4) his commission of fraud, embezzlement or misappropriation relating to the Company or its funds, properties, corporate opportunities or other assets to the extent that the Company reasonably determines such act to be materially injurious to the Company, or (5) Mr. Brill’s repeatedly acting in a manner or repeatedly making any statements which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

Termination upon Change in Control for Chief Executive Officer & Chief Financial Officer

Mr. Dameris and Mr. Brill each entered into an Amended and Restated Executive Change of Control Agreement (each, an Executive Change In Control Agreement), as amended and restated on December 11, 2008 which governs if Mr. Dameris’ or Mr. Brill’s employment is involuntarily terminated following a change of control.  Pursuant to those agreements, Mr. Dameris and Mr. Brill will each be entitled to receive the following amounts for an involuntary termination of employment which occurs within six months and ten days after a change in control (as defined in the Executive Change in Control Agreements):  (1) all then accrued compensation (earned and unpaid salary, reimbursement of expenses,  and accrued but unused vacation time) and a pro-rata portion (based on number of days worked) of the executive’s Target Bonus for the year in which the termination is effected; (2) 3.0 times Mr. Dameris’ then-current base salary plus target bonus for the year in which the termination is effected and 2.5 times Mr. Brill’s then-current base salary plus the executive’s Target Bonus for the year in which the termination is effected; (3) continuation of the executive’s then-current automobile allowance for a period of up to 18 months following the date of termination; (4) continuation of COBRA benefits for a period of up to 18 months following the date of termination; (5) a cash amount equal to the aggregate premiums that the Company would have paid for 18 months of basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance coverage, each as in effect on the date of termination; (6) continued contributions to the Company’s retirement plans for 18 months following the date of termination; (7) reimbursement, up to $15,000, for outplacement services.  “Target Bonus” is defined in the Executive Change in Control Agreement as the bonus which would have been paid for the full achievement of the Company’s base business plan or budget and/or for the attainment of specific performance objectives and shall not mean the maximum bonus which Mr. Brill or Mr. Dameris might have been paid for overachievement base business plan or budget and/or for the attainment of specific performance objectives; for 2011, this is “Tier 1” of the “Cash Incentive Compensation” described above.

Following a change in control, if the employment of Mr. Dameris or Mr. Brill is terminated for cause (as defined in the Executive Change in Control Agreement) or Mr. Dameris or Mr. Brill resigns other than in connection with an involuntary termination or due to death or disability, the Executive Change in Control Agreement will terminate.

Also pursuant to the Executive Change of Control Agreement, immediately prior to a change of control and regardless of whether Mr. Dameris or Mr. Brill is terminated upon or following the change in control transaction, all stock options and other unvested equity awards then held by Mr. Dameris or Mr. Brill will become fully vested and exercisable.  Mr. Dameris’ 2010 Employment Agreement similarly provides that performance-vesting equity awards granted thereunder shall vest fully as if all applicable performance targets were fully attained and all service requirements were satisfied.  Payments under Mr. Dameris’ and Mr. Brill’s Executive Change of Control Agreement are subject to additional “Gross-Up” payments to cover any excise tax that may be imposed.

The estimated payments or benefits which would have been paid to Mr. Dameris and Mr. Brill in the event of his termination on December 31, 2011 under the specified circumstances are as follows:

	Termination for Good Reason ($)	Termination Without Cause ($)	Involuntary Termination after CIC ($)	Death Or Disability ($)
Peter Dameris
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	1,429,312	1,429,312	3,049,200	317,625
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	2,574,320	2,574,320	2,574,320	2,574,320
Total Insurance Benefits	34,319	34,319	34,319	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	4,323	4,323	4,323	4,323
Total Automobile Allowance	—	—	8,100	—
Total Value of Outplacement Services	—	—	15,000	—
Total Gross Ups	—	—	1,010,002	—

Total Severance, Benefits & Accelerated Equity	4,042,274	4,042,274	6,695,264	2,896,268

James Brill
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	—	323,136	1,211,760	323,136
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	1,067,612	—
Total Insurance Benefits	—	—	36,641	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	—	—	—	—
Total Automobile Allowance	—	—	8,100	—
Total Value of Outplacement Services	—	—	15,000	—
Total Gross Ups	—	—	403,195	—

Total Severance, Benefits & Accelerated Equity	—	323,136	2,742,308	323,136

McGowan, McGrath and Brouse - Termination Under Employment Agreements

■
Michael McGowan.  If the Company terminates Mr. McGowan’s employment without “Cause,” or Mr. McGowan terminates his employment as a result of the Company imposing a change in key terms, (i.e. a change in his reporting relationship or requiring him to relocate to a principal work location that is more than 50 miles from Beverly, Massachusetts), if Mr. McGowan’s employment terminates because of his death or disability Mr. McGowan is entitled to (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination; and (3) accrued obligations (earned and unpaid salary, accrued and unpaid vacation time and reimbursement of expenses).  Under his Employment Agreement, “Cause” includes willful breach of duty, unauthorized use or disclosure of confidential information or trade secrets of the Company, breach of an applicable non-competition or non-solicitation agreement, conviction of a felony under the laws of the United States or any state thereof, or gross negligence).

■
Emmett McGrath.  If the Company terminates Mr. McGrath’s employment without “Cause” (“Cause” includes gross negligence, willful misconduct, fraud and uncured breach by Mr. McGrath of certain provisions of the employment contract), Mr. McGrath is entitled to (1) continuation of his base salary for a period of 12 months following such termination; (2) a cash amount equal to the aggregate premiums that the Company would have paid for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination (as defined in his employment agreement), had he remained employed by the Company for a period of 12 months following such termination; (3) during that 12 month period, subject to Mr. McGrath’s proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums for a period of 12 months following termination; (4) a lump-sum payment representing the value of any accrued but unused vacation.  If Mr. McGrath’s employment terminates because of his death or disability, pursuant to his employment agreement, he or his estate is entitled to any disability income or life insurance payments from any insurance policies (other than any “key man” life insurance policy) maintained by the Company.  In addition, in the event of such a termination, for a period of six months following the date of termination, Mr. McGrath or his estate shall be entitled to payment of an amount equal to 50% of his annual salary, payable over six months in approximately equal installments on regular salary payment dates.

■
Mark Brouse.  If the Company terminates Mr. Brouse’s employment without “Cause” or Mr. Brouse is “constructively terminated,” or if Mr. Brouse’s employment terminates because of his death or disability, Mr. Brouse will receive (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination; (3) a lump-sum payment representing the value of any accrued but unused vacation, earned and unpaid salary and reimbursement of expenses; and (4) a prorated portion of the annual bonus that would otherwise become payable to Mr. Brouse in respect of the year in which the termination occurs, if and to the extent that, as of the date of termination, the Company is on track to attain the performance objectives applicable to such annual bonus, as determined in the reasonable discretion of the Compensation Committee.  “Cause” includes Mr. Brouse’s material breach of the employment agreement, his willful or repeated failure substantially to perform his material duties, his commission of any felony or other crime involving moral turpitude, his commission of fraud, embezzlement or misappropriation relating to the Company or its funds, properties, corporate opportunities or other assets to the extent that the Company reasonably determines such act to be materially injurious to the Company, or his repeatedly acting in a manner or repeatedly making any statements which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company.  “Constructive Termination” means the material reduction in Mr. Brouse’s duties or responsibilities, a material reduction of the base salary, the assignment of duties or responsibilities that are materially inconsistent with his position as the President of VISTA, action by the Company that requires, or would require, Mr. Brouse to take any action that is illegal or unethical, or the Company’s relocation of Mr. Brouse’s principal place of work to a location outside of Salt Lake County, Utah.

McGowan, McGrath and Brouse - Termination Pursuant to Change in Control

If the employment of Mr. McGowan, Mr. McGrath or Mr. Brouse is involuntarily terminated following a change of control, benefits will be determined in accordance with the On Assignment Change in Control Severance Plan, as amended and restated on December 11, 2008.  Pursuant to that Change in Control Plan, upon involuntary termination within 18 months of a change in control transaction, Mr. McGowan, Mr. McGrath and Mr. Brouse are entitled to receive (1) 200% of his annual salary and target bonus in effect at the time of the involuntary termination; and (2) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination.  Payments under the Severance Plan are subject to additional “Gross-Up” payments to cover any excise tax that may be imposed.  Under the On Assignment Change in Control Severance Plan, “Target Bonus” means the bonus which would be paid for achievement of performance objectives pertaining to the Company or its specific business units and does not mean the maximum bonus to which the executive officers might be paid for overachievement or any purely discretionary bonus; for 2011, this is “Tier 1” of the “Cash Incentive Compensation” described above.

The estimated payments or benefits which would have been paid to Mr. McGowan, Mr. McGrath and Mr. Brouse in the event of his termination on December 31, 2011 under the specified circumstances are as follows:

	Termination for Good Reason ($)	Termination Without Cause ($)	Involuntary Termination after CIC ($)	Death Or Disability ($)
Michael McGowan
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	—	379,500	1,138,500	379,500
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	—	—
Total Insurance Benefits	—	15,582	23,721	15,582
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	—	—	—	—
Total Automobile Allowance	—	—	—	—
Total Value of Outplacement Services	—	—	—	—
Total Gross Ups	—	—	156,544	—

Total Severance, Benefits & Accelerated Equity	—	395,082	1,318,765	395,082

Emmett McGrath
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	—	322,524	741,804	161,262
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	—	—
Total Insurance Benefits	—	22,135	33,202	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	—	—	—	—
Total Automobile Allowance	—	—	—	—
Total Value of Outplacement Services	—	—	—	—
Total Gross Ups	—	—	—	—

Total Severance, Benefits & Accelerated Equity	—	344,659	775,006	161,262

Mark Brouse
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	—	301,977	603,954	301,977
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	—	—
Total Insurance Benefits	—	14,175	21,263	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	—	—	—	—
Total Automobile Allowance	—	—	—	—
Total Value of Outplacement Services	—	—	—	—
Total Gross Ups	—	—	—	—

Total Severance, Benefits & Accelerated Equity	—	316,152	625,217	301,977

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2011 for (i) all compensation plans previously approved by shareholders; and (ii) all compensation plans not previously approved by shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2)	the weighted-average exercise price of such outstanding options, warrants and rights; and

(3)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	2,043,181	(1)	8.22	1,606,921	(2)
Equity compensation plans not approved by shareholders	220,024	(3)	12.38	―
Total	2,263,205		8.62	1,606,921

(1)	Consists of the On Assignment, Inc. 2010 Incentive Award Plan (the Plan) and the On Assignment, Inc. restated 1987 Stock Option Plan (the Prior Plan)

(2)	Consists of 56,193 awards that may be issued under the Prior Plan and 1,548,008 that maybe issued under the Plan.

(3)
Consists of Board approved inducement awards granted to Jim Brill and Michael McGowan in 2007, in conjunction with their employment agreements. Based on the terms of the individual grants, the options granted expire ten years after the grant date.

Compensation Committee Report

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled “Compensation Committee Report” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Compensation Committee has reviewed and discussed the section of the Proxy Statement entitled, “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and be incorporated by reference into the Annual Report on Form 10 K for the year ended December 31, 2011.

Jonathan S. Holman, Chairman
William E. Brock
Jeremy M. Jones

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S-K.  Our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers in light of the fact that a majority of the votes cast at our annual shareholders’ meeting held in May 2011 voted in favor of holding an annual advisory vote.  Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to On Assignment, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, team of executives who will provide leadership for the Company’s success.  We attempt to accomplish this goal in a way that aligns with the long-term interests of our shareholders.  We are committed to responsible compensation practices and structures and strive to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success.  This advisory vote is referred to as “say-on-pay.”  At the 2010 Annual Meeting, more than a majority of the votes cast were voted in favor of the Board’s recommendation of holding the say-on-pay vote annually.  In light of the shareholder vote and other factors considered by the Board, the Board has determined that the Company will hold the say-on-pay vote every year until the next required vote on the frequency of the say-on-pay vote.

The Compensation Discussion and Analysis of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions in 2011.  Highlights of the executive compensation program include:

•	Mr. Dameris has not received a salary increase since 2008 and none of our named executive officers received a salary increase in 2011.
•	Cash compensation constitutes only a portion of the compensation of the executive officers.
•
The executive officers generally receive equity awards in the form of restricted stock units, a portion of which is tied to performance and vest over a period of time, which aligns with the long-term interests of the shareholders.

•
The executive officers receive RSU awards which vest one, two and three years after the award date.  These RSU awards are intended as a long-term incentive and should be viewed as compensation over the vesting period not as compensation only for 2011.

•	The compensation program for the executive officers is instrumental in helping the Company achieve its strong financial performance.
•
In 2011, the Company’s revenues grew to $597,281,000, representing an increase of $159,215,000 or 36.3% over the prior year, and the Company’s Adjusted EBITDA grew to $61,233,000 representing an increase of $26,279,000 or 75.2% over the prior year.  Performance-based vesting RSUs granted to our named executive officers vested based on our strong performance in these areas.

•
If it is determined that 2011 performance was based on materially inaccurate performance criteria or if an executive materially violates risk limits, the executive officers’ incentive compensation for 2011 is subject to a claw back from the Company (i.e. executive officers’ forfeiture of the incentive compensation).

Shareholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss, in detail, our compensation philosophy and practices.

The advisory vote set forth in this Proposal Three is not binding upon the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders.  The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Three requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board recommends a vote FOR Proposal Three.

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as independent accountants to audit On Assignment’s consolidated financial statements for the fiscal year ending December 31, 2012, and is asking shareholders to ratify this appointment at the Annual Meeting.

Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986.  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.  Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2011 and December 31, 2010 is set forth herein.

Our Bylaws do not require that shareholders ratify the appointment of our independent accountants.  We are seeking ratification because we believe it is a matter of good corporate governance practice.  In the event that shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent accountants.  Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its shareholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services provided by Deloitte & Touche LLP for the audit of On Assignment’s financial statements for fiscal years 2011 and 2010 and fees billed for tax and all other services rendered by Deloitte & Touche LLP for fiscal years 2011 and 2010:

	2010	2011
Audit Fees(1)	$1,085,356	$1,183,172
Tax Fees(2)	$16,571	$16,447
All other fees(3)	$136,892	$2,200

(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Represents fees for services provided in connection with On Assignment’s tax services concerning foreign income tax compliance for Canada and Europe.

(3)
Represents fees for services provided to On Assignment not otherwise included in the categories seen above including, but not limited to, subscription and technical library.  None of these fees were for services related to the design or implementation of financial information systems.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Approval of Proposal Four

Our Board unanimously recommends that our shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Audit Committee of the Board consists of Mr. Holman, Mr. Jones and Mr. Pierce, who serves as Chairman.  The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent accountants were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. The Audit Committee Charter, which was amended and adopted on February 12, 2004 and further amended on March 19, 2009 and March 9, 2011, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of the NASDAQ Global Select Market. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2011

The Audit Committee reviewed and discussed On Assignment’s audited consolidated financial statements for the year ended December 31, 2011, with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment’s independent accountants, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee received the written disclosures and letter from On Assignment’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with On Assignment’s accountants its independence.  Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that On Assignment’s consolidated financial statements for the year ended December 31, 2011 be included in its Annual Report on Form 10 K for that fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

Edward L. Pierce, Chairman
Jonathan S. Holman
Jeremy M. Jones

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest.  Under SEC rules, “related persons” include directors, officers, nominees for director, 5% shareholders and their immediate family members.  Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires.  Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations.  As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business.  The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for same.  There were no related party transactions or relationships in fiscal year 2011.

Apex Systems leases two properties, Cox Road and Sadler Place, located in Glen Allen, Virginia and Apex Systems uses these properties as corporate headquarters.  Cox Road and Sadler Place are owned by ASI Partners, LLC and ASI Partners Sadler Place, LLC, respectively.  These entities are wholly owned by Jeffrey E. Veatch, Edwin A. Sheridan, IV, Brian J. Callaghan and Theodore S. Hanson.  The lease for Cox Place expires in 2015, with the option to renew for an additional term of 60 months. The lease for Sadler Place expires in 2017, with an automatic one-year extension unless either party gives written notice of termination. Rent paid for these properties aggregated approximately $1.1 million in 2009, $1.2 million in 2010 and $1.2 million in 2011.

In connection with the merger, assuming the minimum and maximum number of shares of On Assignment common stock are issued, (i) each of Brian J. Callaghan, Edwin A. Sheridan, IV and Jeffrey E. Veatch will own between 3,797,432 and 4,641,986 shares of On Assignment common stock which represents 7.3% and 8.4%, respectively, of On Assignment common stock, based on the number of issued and outstanding shares of On Assignment common stock as of March 31, 2012, (ii) Theodore S. Hanson will own between 695,225 and 849,844 shares of On Assignment common stock which represents 1.3% and 1.5%, respectively, of On Assignment common stock, based on the number of issued and outstanding shares of On Assignment common stock as of March 31, 2012, and (iii) Randolph C. Blazer will own between 261,901 and 320,148 shares of On Assignment common stock, which represents 0.5% and 0.6%, respectively, of On Assignment common stock, based on the number of issued and outstanding shares of On Assignment common stock as of March 31, 2012.  These calculations are based upon Apex Systems’ estimated capitalization immediately prior to the closing of the merger.

Certain directors and executive officers of Apex Systems have interests in the merger and have arrangements that are different from, or in addition to, those of Apex Systems shareholders generally. Specifically, pursuant to the Investor Rights Agreement, On Assignment will enter into a consulting or other agreement with each non-executive observer, who will initially be Jeffrey E. Veatch, pursuant to which such non-executive observer will receive the same fees and stock awards as the other members of the Board and may attend meetings, executive sessions or meetings of a committee of the Board; provided that such non-executive observer will not be entitled to vote on matters determined by the Board or any committee of the Board.

Theodore S. Hanson and Randolph C. Blazer will each receive a grant of 32,895 restricted stock units, which will be granted as “inducement awards” within the meaning of NASDAQ Rule 5635(C)(4).  Each restricted stock unit will represent the right to receive one share of On Assignment common stock, subject to vesting and payment conditions set forth in the applicable plan governing such grants. Additionally, these restricted stock units are expected to vest (assuming continued employment through the applicable vesting date) 60% ratably over a number of years (to be determined by On Assignment, Mr. Hanson and Mr. Blazer) and 40% upon achievement of performance conditions (to be established by On Assignment, Mr. Hanson and Mr. Blazer).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires each of our directors and officers and each beneficial owner of more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and subsequent reports regarding changes in such ownership.

Based on our records and other information, we believe that each person who was subject to Section 16(a) during fiscal year 2011 filed on a timely basis all such reports required for the year, except for the following:  Katie Hoffman-Abby’s grant of RSUs and disposition for taxes on March 17, 2011 were late in being reported and were reported on March 23, 2011.  Christina Gibson’s grant of RSUs on January 19, 2011 was late in being reported and was reported on February 22, 2011.  Christina Gibson’s grant of stock on December 6, 2011 was late in being reported and was reported on December 13, 2011.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

On Assignment files annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy any reports, Proxy Statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F. Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of reports, Proxy Statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at On Assignment, Inc., Attention:  Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301 (818) 878-3136. If you would like to request documents, please do so by      , 2012 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2011
Current Reports on Form 8-K	Filed March 20, 2012 and March 26, 2012

A copy of On Assignment’s Annual Report to Shareholders for the year ended December 31, 2011 on Form 10-K has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Shareholders may obtain an additional copy of this report, without charge, by writing to the Investor Relations Department at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.

PROPOSALS BY SHAREHOLDERS

Proposals that shareholders intend to present at the 2013 Annual Meeting of Shareholders pursuant to Rule 14a 8 of the Exchange Act, must be received at On Assignment’s principal executive offices in Calabasas, California no later than December 15, 2012, for inclusion in the proxy material for that meeting. Pursuant to On Assignment’s Bylaws, proposals submitted other than pursuant to Rule 14a 8, including nominations to the Board, must be received by the Secretary not less than thirty days nor more than sixty days prior to the date of the meeting. Shareholder notices should be delivered to the Secretary at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

Shareholders are urged to sign and date the enclosed proxy card and return it today in the enclosed envelope.

By Order of the Board,

Secretary

, 2012
Calabasas, California

DETACH PROXY CARD HERE

PROXY - ON ASSIGNMENT, INC.

26745 Malibu Hills Road, Calabasas, California 91301
This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders to be held on      , May      , 2012

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders, the Proxy Statement and the Annual Report to Shareholders of On Assignment, Inc. (the “Company”), and appoints Peter T. Dameris and James L. Brill and each of them, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April      , 2012, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on      , May      , 2012  at 10:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy may be revoked at any time before it is voted by delivering to the Company’s Secretary either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS ONE, TWO, THREE AND FOUR UNLESS CONTRARY DIRECTIONS ARE GIVEN, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

(continued from other side)

A.  Proposals - The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

1.
To approve the issuance of up to 17,485,898 shares of On Assignment common stock in the merger contemplated by the Agreement of Merger, dated March 20, 2012, by and among On Assignment, Inc., OA Acquisition Corp., Apex Systems, Inc., a Virginia corporation, and Jeffrey E. Veatch, as shareholder representative.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To elect the Board’s nominees, Jeremy M. Jones and Edward L. Pierce, to serve as directors until the 2014 Annual Meeting of Shareholders or until his successor is elected and qualified:

01.  Mr. Jeremy M. Jones

☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE

02.  Mr. Edward L. Pierce

☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE

3.	Non-binding advisory vote to approve compensation of our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To ratify the appointment of Deloitte & Touche LLP to serve as independent accountants for the fiscal year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you wish to vote in accordance with the recommendation of the Board, all you need to do is sign and return this proxy card. The proxy holder(s) cannot vote your shares unless you sign and return the proxy card.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:		, 2012

Signature

Signature if held jointly

Annex A

Execution Version

AGREEMENT OF MERGER

dated as of March 20, 2012

by and among

ON ASSIGNMENT, INC.

OA ACQUISITION CORP.,

APEX SYSTEMS, INC.

And

JEFFREY E. VEATCH, AS SHAREHOLDER REPRESENTATIVE

i

(continued)

(continued)

Page

Exhibits:
Exhibit 1.1(a):	Form of Articles of Merger
Exhibit 1.1(b)	Form of Non-Compete Agreement
Exhibit 1.1(c):	Form of Plan of Merger
Exhibit 2.2(b):	Form of Amended and Restated Articles of Incorporation
Exhibit 2.2(c):	Form of Bylaws
Exhibit 2.6(b):	Example NWC Statement
Exhibit 2.7(a)(x):	Form of Investor Rights Agreement
Exhibit 2.8(a):	Form of Escrow Agreement
Exhibit 5.12(d)	“Shared Services” Business Employees
Exhibit 6.2(f):	Restricted Stock Unit Grants
Exhibit 9.1(a):	Form of Shareholder Representative Agreement

AGREEMENT OF MERGER

This AGREEMENT OF MERGER (this “Agreement”), dated as of March 20, 2012, is made by and among On Assignment, Inc., a Delaware corporation (the “Purchaser”), OA Acquisition Corp., a Virginia corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), Apex Systems, Inc., a Virginia corporation (the “Company”), and Jeffrey E. Veatch as representative of the Company’s shareholders (the “Shareholder Representative”).

Recitals:

A.           The Company is an IT staffing and services firm specializing in providing IT professionals for contract, contract-to-hire and direct placements (the “Business”).

B.           The Purchaser, Merger Sub and the Company wish to provide for the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement and the related Plan of Merger (as defined below) and in accordance with the Virginia Stock Corporation Act (the “VSCA”), whereby all of the Company Shares that are issued and outstanding immediately prior to the Effective Time will, by operation of law, be converted into the right to receive the Merger Consideration.

C.           The respective boards of directors of the Purchaser, Merger Sub and the Company have each approved the Merger and the related Plan of Merger and the acquisition by the Purchaser of the Company thereby upon the terms and subject to the conditions set forth herein and declared them to be advisable and in the best interests of their respective stockholders.

D.           As of the date of this Agreement, shareholders of the Company (the “Company Shareholders”; from and after the Closing the “Company Shareholders” shall include all Persons who are shareholders of the Company as of the Effective Time) collectively owning, at the time of execution, all of the issued and outstanding Company Shares have executed and delivered a voting agreement (the “Voting Agreement”) with the Purchaser pursuant to which, among other things, the Company Shareholders have agreed, subject to the terms thereof, to execute and deliver the Company Shareholder Consent (as defined below) pursuant to which the Company Shareholders will, among other things, authorize and approve this Agreement and the related Plan of Merger, the Merger and the other transactions contemplated hereby.

E.            The parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.

Agreement:

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.  Except as otherwise provided herein, all capitalized terms used herein shall have the meanings assigned to them below.

“2000 Plan” means the Apex Systems, Inc. 2000 Incentive Stock Option Plan, as amended.

“2008 Plan” means the Apex Systems, Inc. 2008 Option Plan, as amended.

“2010 LTIP” has the meaning set forth in Section 5.12(e).

“Accredited Investor” has the meaning set forth in Section 2.3(f).

“Advisors” means the investment bankers, legal counsel, accountants and any other professional advisors to the Company or any Company Shareholder (to the extent the Company is responsible for payment of the fees, costs and expenses of such Company Shareholder advisors).

“Affiliate” of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person, with “control” of a Person meaning the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, through contract rights or otherwise, and “controlling” and “controlled” having correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 5.15(a)(ii).

“Alternative Transaction” has the meaning set forth in Section 5.9.

“Antitrust Division” has the meaning set forth in Section 5.7(b).

“Articles of Merger” means the articles of merger, in the form attached hereto as Exhibit 1.1(a).

“Assets” has the meaning set forth in Section 3.11(b).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day of the year other than: (a) any Saturday or Sunday; or (b) any other day on which the banks located in the State of California, the State of New York or the Commonwealth of Virginia are required to be closed for business.

“Business Employee” has the meaning set forth in Section 5.12(a).

2

“Cash” means cash and cash equivalents of the Company determined in accordance with GAAP consistent with the manner of preparation of the Company Financial Statements.

“Cash and Stock Election” has the meaning set forth in Section 2.9(c).

“Cash Merger Consideration” has the meaning set forth in Section 2.6(a)(ii).

“Cash Payment in Lieu of Fractional Shares” has the meaning set forth in Section 2.9(h).

“Claim” means any complaint, allegation, charge, petition, appeal, demand, notice, filing or claim of any kind that commences, alleges a basis to commence or threatens to commence any Proceeding by or before any Governmental Entity or Judicial Authority, or that asserts, alleges a basis to assert or threatens to assert any right, breach, default, violation, noncompliance, termination, cancellation or other action or omission.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Balance Sheet” has the meaning set forth in Section 2.11(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Closing NWC Adjustment” has the meaning set forth in Section 2.6(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), and each other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant of the Company which is maintained, sponsored or contributed to by the Company, or under which the Company has or may have any obligation or liability, whether fixed or contingent, direct or indirect, including without limitation, all incentive, retention, deferred compensation, equity or equity-linked compensation, severance, change in control,  employment, consulting, services, retirement, pension, supplemental retirement, excess benefit, vacation, holiday, sick leave, cafeteria, health, welfare, fringe benefits, medical (including retiree medical), dental, vision, prescription, flex spending, disability plans or similar  policies, programs, practices, understandings, agreements or arrangements.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to the Purchaser concurrently with the execution of this Agreement and forming a part hereof.

“Company Financial Statements” has the meaning set forth in Section 3.4(a).

3

“Company Indebtedness” means all obligations or other liabilities of the Company: (a) for borrowed money (whether or not evidenced by bonds, debentures, notes or other similar instruments or debt securities and including all principal, interest, premiums, penalties and breakage fees whether accrued or otherwise); (b) in respect of letters of credit, bankers’ acceptances or other similar instruments or reimbursement obligations with respect thereto; (c) to pay the deferred purchase price of any asset, property or right; (d) under any capital leases; (e) arising from cash/book overdrafts; (f) under an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract or other similar instrument or agreement, or foreign currency hedge, exchange, purchase or similar instrument or agreement (including any termination or breakage fees); (g) of the types described in clauses (a) through (f) above that are guaranteed, directly or indirectly, by the Company; and (h) under any mortgage, deed of trust, indenture, security agreement or other agreement securing any of the foregoing obligations.

“Company Information” has the meaning set forth in Section 5.16(a).

“Company Material Adverse Effect” means any change, effect, event or occurrence or state of facts that either, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the financial condition, business, properties, assets, liabilities or results of operations of the Company, excluding any change, effect, event or occurrence resulting from: (i) general changes in economic, financial or capital market, regulatory or political conditions that do not have a disproportionate adverse effect on the Company; (ii) changes in conditions generally applicable to the industries in which the Company operates that do not have a disproportionate adverse effect on the Company, relative to other participants in such industries; (iii) any natural disaster, act of terrorism, sabotage, military action or war (whether or not declared) or any other social or political disruption, in each case including any escalation or worsening thereof, that does not have a disproportionate adverse effect on the Company; (iv) changes in the Law or accounting regulations or principles or interpretations thereof; or (v) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the exception in this clause (v) shall not prevent or otherwise affect a determination that the underlying cause of such failure constitutes a Company Material Adverse Effect); or (b) prevents the consummation by the Company of the Merger.

“Company Options” means options to purchase Company Shares.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Permits” has the meaning set forth in Section 3.15(b).

“Company Representatives” has the meaning set forth in Section 5.9.

“Company Shareholder Consent” means a written consent of the Company Shareholders, in the form attached to the Voting Agreement, pursuant to which the Company Shareholders will, among other things, authorize and approve this Agreement, the Merger and the other transactions contemplated hereby.

“Company Shareholders” has the meaning set forth in the Recitals.

“Company Shareholder Indemnified Party” has the meaning set forth in Section 8.2(b).

4

“Company Shareholder Indemnity Threshold Amount” has the meaning set forth in Section 8.3(a).

“Company Shares” means shares of the Company’s Common Stock, no par value per share.

“Company Transaction Expenses” means (a) the investment banking, legal, accounting and other professional fees, costs and expenses of the Advisors incurred on or before the Closing Date and payable by the Company, (b) any amounts payable by the Company to any third party in connection with obtaining any Consent required to be obtained by the Company in connection with the consummation of the Transactions and (c) all amounts (plus any associated withholding Taxes or any Taxes required to be paid by the Company with respect thereto) payable by the Company, whether immediately or in the future, under any “change of control,” retention, termination, compensation, severance or other similar arrangements solely as a result of the consummation of the Transactions (and not as a result of any “double trigger” provision where the Merger is the first such trigger).

“Confidential Information” means information in any form, whether it is tangible or intangible, which includes any information, data, reports, records, technology, technical data, trade secrets, know-how or ideas, including that which relates to business operations, products, services, customers, plans, markets, research, inventions, processes, designs, drawings, engineering, marketing or finances, which information is intended by the applicable party or its Affiliate to be treated as confidential as determined by its nature and content; provided, however, that any information that is or becomes generally available to the public through no breach by the recipient of the information of any contractual or legal confidentiality obligation shall not be deemed to be Confidential Information.

“Confidentiality Agreement” has the meaning set forth in Section 5.6.

“Conflict” has the meaning set forth in Section 3.3(a).

“Consent” means, with respect to any Person, any approval, authorization, exemption, waiver, permission or consent of any kind of such Person.

“Contract” means any written or oral contract, subcontract, agreement, note, bond, mortgage, warranty, indenture, deed of trust, trust document, lease, sublease, license, sublicense, purchase or sale order, insurance policy or other commitment, obligation undertaking or instrument of any nature that is binding or enforceable upon the parties thereto.

“Disclosed Conditions” has the meaning set forth in Section 4.15(b).

“Downward Post-Closing NWC Adjustment” has the meaning set forth in Section 2.11(c).

“Effective Time” has the meaning set forth in Section 2.2(a).

“Election” shall have the meaning set forth in Section 2.9(c).

5

“Election Deadline” has the meaning set forth in Section 2.9(f).

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” means any applicable federal, state or local statute, regulation, ordinance or other legal requirement currently in effect relating to the protection of the environment, natural resources or human health or safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) as each has been amended and the regulations promulgated pursuant thereto.

“Equitable Exceptions” means any limitations with respect to the enforceability of  any obligations resulting from: (a) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other requirements of Laws, Orders or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors’ rights or debtors’ obligations generally; and (b) as to the remedy of specific performance and injunctive and other forms of equitable relief, the imposition of equitable defenses and the discretion of the Judicial Authority before which any Proceeding therefor may be brought, whether at law or in equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each entity other than the Company which, together with the Company, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Escrow Account” has the meaning set forth in Section 2.8(a).

“Escrow Agent” has the meaning set forth in Section 2.8(a).

“Escrow Agreement” has the meaning set forth in Section 2.8(a).

“Escrow Period Expiration Date” has the meaning set forth in Section 2.8(c).

“Escrowed Cash” has the meaning set forth in Section 2.8(a).

“Escrowed Shares” has the meaning set forth in Section 2.8(a).

“Estimated Closing Balance Sheet” has the meaning set forth in Section 2.6(b).

“Estimated Closing Cash” has the meaning set forth in Section 2.6(b).

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.6(b).

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“Estimated Company Transaction Expenses” has the meaning set forth in Section 2.6(b).

“Estimated Merger Consideration” has the meaning set forth in Section 2.6(b).

“Estimated NWC” has the meaning set forth in Section 2.6(b).

“Example NWC Statement” has the meaning set forth in Section 2.6(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Fee Letter” has the meaning set forth in Section 4.15(a).

“Final Allocation Schedule” has the meaning set forth in Section 5.15(a)(ii).

“Final Closing Cash” has the meaning set forth in Section 2.11(a).

“Final Closing Indebtedness” has the meaning set forth in Section 2.11(a).

“Final Company Transaction Expenses” has the meaning set forth in Section 2.11(a).

“Final NWC” has the meaning set forth in Section 2.11(a).

“Final Order” means any Order that has become final and nonappealable.

“Final Post-Closing NWC Statement” has the meaning set forth in Section 2.11(a).

“Financing Commitment Letter” has the meaning set forth in Section 4.15(a).

“Financing Parties” has the meaning set forth in Section 5.16(a).

“Foreign Benefit Plan” has the meaning set forth in Section 4.11(d).

“Form of Election” has the meaning set forth in Section 2.9(f).

“FTC” has the meaning set forth in Section 5.7(b).

“Fully Diluted Shares” means (a) the issued and outstanding Company Shares, plus (b) the number of Company Shares issuable upon exercise of all issued and outstanding vested or unvested Company Options plus (c) the number of outstanding vested or unvested Performance Units.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, applied on a consistent basis.

“Governmental Entity” means any government (including any United States or foreign federal, state, provincial, municipal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive, or legislative department, court, arbitrator, commission, body, agency, authority or instrumentality of any of the foregoing.

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“Hazardous Material” means any “hazardous substance” (as defined in 42 U.S.C. § 9601(14)), any “hazardous waste” (as defined by 42 U.S.C. §6903(5)), any “pollutant” or “contaminant” (each as defined by 42 U.S.C. §9601(33)), any toxic substance, oil or hazardous material or other chemical or substance (including any petroleum product or by-product, asbestos in any form, polychlorinated biphenyls, urea formaldehyde or perchlorate) regulated by, or forming the basis upon which liability may be imposed by a Person under, any applicable Environmental Laws, or any other material or substance that is listed or classified as hazardous pursuant to any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

“Income Taxes” means any United States or foreign federal, state, provincial, municipal or county Tax that, in whole or in part, is based on, measured by or calculated by reference to net income, profits or gains, including any state or local franchise Tax, and including any interest, penalty or addition thereto, whether disputed or not.

“Income Tax Return” means any Tax Return with respect to Income Taxes.

“Indemnified Party” has the meaning set forth in Section 8.4(a).

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Indemnified Taxes” means, without duplication and except to the extent reflected in the Closing Balance Sheet and taken into account in the Final NWC, (i) all Taxes (or the non-payment thereof) of the Company for any Pre-Closing Taxable Period and (ii) any Taxes of any Person for any Pre-Closing Taxable Period imposed on the Company (a) pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign law or regulation, or (b) as a transferee or successor, by contract or otherwise, provided that, Indemnified Taxes shall not include any adverse consequences consisting of, or relating to, Taxes imposed solely on the Company, and not required to be taken into account by the Company Shareholders under the Code, resulting from (i) a Section 338(h)(10) Election (except any such Taxes imposed on the Company as a result of a breach of a representation or warranty set forth in Section 3.8(l), (m) or (n)) or (ii) any transactions occurring on the Closing Date after the Closing (other than as explicitly contemplated by this Agreement).

“Indemnity Claim Notice” has the meaning set forth in Section 8.4(a).

“Indemnity Claim Response” has the meaning set forth in Section 8.4(b).

“Independent Accountants” has the meaning set forth in Section 2.11(a).

“Individual Shareholder Claim” has the meaning set forth in Section 9.1(e).

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“Intellectual Property” means all rights arising from or in respect of the following: (i) inventions (whether patentable or unpatentable), improvements, patents and applications therefor, including continuations, divisionals, continuations-in-part, reexaminations, renewals, extensions, provisionals and reissues thereof (collectively, “Patents”), (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, slogans, designs, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, “Marks”), (iii) copyrights and registrations and applications therefor, works of authorship (whether copyrightable or not) and mask work rights (collectively, “Copyrights”), (iv) Software, (v) trade secrets, know-how, computer hardware and information technology systems, (vi) all moral and economic rights of authors and inventors, however denominated and (vii) any similar or equivalent rights to any of the foregoing.

“Investor Rights Agreement” has the meaning set forth in Section 2.7(a)(x).

“IRS” means the Internal Revenue Service of the United States.

“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Entity exercising judicial powers or functions of any kind).

“Knowledge of the Company” and correlative phrases such as “the Company’s Knowledge” means all facts known by any of Edwin Sheridan, Brian Callaghan or Jeffrey Veatch, Rand Blazer, Ted Hanson, Paige Turnes and Buddy Omohundro on the date hereof or on the Closing Date (as applicable), in each case after reasonable inquiry.

“Knowledge of the Purchaser” and correlative phrases such as “the Purchaser’s Knowledge” means all facts known by any of Peter Dameris, James Brill or Tarini Ramaprakash on the date hereof or on the Closing Date (as applicable), in each case after reasonable inquiry.

“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Entity or Judicial Authority.

“Leased Real Property” has the meaning set forth in Section 3.11(a).

“Lenders” has the meaning set forth in Section 4.15(a).

“Liability” means any liability, indebtedness, obligation, loss incurred, cost, expense, expenditure, charge, fee or any other sum or amount due or otherwise required to be paid (whether known or unknown, absolute, accrued, contingent, fixed, liquidated, unliquidated or otherwise, or whether due or to become due).

“License Agreements” has the meaning set forth in Section 3.12.

“Lien” means any mortgage, pledge, charge, deed of trust, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction, security interest or other lien or encumbrance.

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“Loss” means any Liability, fine, penalty, shortage, damage, cost, expense, amount incurred or paid with respect to an Order, claim, demand, suit, action, cause of action, diminution in value, settlement, deficiency or loss of any kind including reasonable attorney fees.

“Material Contracts” has the meaning set forth in Section 3.6(a).

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 2.6(a).

“Merger Consideration Payment Conditions” has the meaning set forth in Section 2.10(b).

“Merger Sub” has the meaning set forth in the preamble.

“New Financing” has the meaning set forth in Section 4.15(a).

“Non-Compete Agreement” means a non-compete agreement in the form of Exhibit 1.1(b).

“Non-Recourse Financing Party” means any one or more of the following Persons: (i) any provider of the New Financing, including but not limited to any Lender and (ii) any shareholders, partners, members, Affiliates, directors, officers, employees or agents of any Person described in the preceding clause (i).

“Non-Representation Information” has the meaning set forth in Section 3.23.

“NWC” means Current Assets minus Current Liabilities with: (a) the “Current Assets” consisting of accounts receivable, prepaid expenses and other current assets of the Company but excluding Cash, in each case as determined in accordance with: (i) GAAP consistent with the manner of preparation of the Company Financial Statements and (ii) the Example NWC Statement; and (b) the “Current Liabilities” consisting of accounts payable, current accrued compensation and benefits, accrued expenses and other current liabilities, and accrued volume rebates of the Company but excluding the current portion of deferred compensation, in each case as determined in accordance with: (i) GAAP consistent with the manner of preparation of the Company Financial Statements and (ii) the Example NWC Statement.

“NWC Dispute Notice” has the meaning set forth in Section 2.11(a).

“Option Payments” has the meaning set forth in Section 2.3(c).

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award or order (including any consent decree or cease and desist order) of any kind of any Governmental Entity or Judicial Authority.

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“Organizational Documents” of a Person means: (a) the articles of incorporation,  certificate of incorporation, certificate of formation or similar document(s) filed with a Governmental Entity, which filing forms or organizes such Person; and (b) the bylaws, limited liability company operating agreement, partnership agreement, trust agreement or similar document(s), whether or not filed with a Governmental Entity, which organize and/or govern the internal affairs of such Person, in the case of each of the foregoing clause (a) and (b), as in effect at the time in question.

“Outstanding Option Shares” means the number that equals (i)(A)(1)the number of outstanding Company Options multiplied by (2) the Per Share Merger Consideration less (B) the aggregate exercise price for all outstanding Company Options divided by (ii) the Per Share Merger Consideration.

“Overall Company Shareholder Indemnity Cap” has the meaning set forth in Section 8.3(a).

“Overall Purchaser Indemnity Cap” has the meaning set forth in Section 8.3(c).

“Paying Agent” has the meaning set forth in Section 2.10(a).

“Paying Agent Agreement” has the meaning set forth in Section 2.10(a).

“Pending Claims Amount” has the meaning set forth in Section 2.8(c).

“Performance Unit” has the meaning set forth in Section 2.3(d).

“Permit” means any consent, franchise, license, approval, authorization, certificate of public convenience and necessity, waiver, certification or permit issued or granted by any Governmental Entity.

“Permitted Lien” means: (a) mechanics’, materialmen’s and similar Liens not yet due and payable; (b) Liens for Taxes not yet due and payable; (c) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (d) in the case of tangible personal property or owned or leased real property, imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value of, or materially interfere with the present or presently contemplated use of, the property subject thereto or affected thereby.

“Per Share Merger Consideration” means: (a) the sum of (i) the Merger Consideration plus (ii) the aggregate exercise price of all issued and outstanding vested and unvested Company Options plus (iii) the aggregate value on the date of grant of all outstanding vested and unvested Performance Units (as determined pursuant to the SARs Plan); divided by (b) the Fully Diluted Shares as of the Effective Time.

“Person” means an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Governmental Entity or any other entity, body or association of any kind.

“Plan of Merger” means the plan of merger pursuant to which Merger Sub will merge with and into the Company in the form of Exhibit 1.1(c) attached hereto.

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“Post-Closing Plans” has the meaning set forth in Section 5.12(b).

“Post-Closing NWC Adjustment” has the meaning set forth in Section 2.11(b).

“Post-Closing NWC Statement” has the meaning set forth in Section 2.11(a).

“Pre-Closing Period” has the meaning set forth in Section 5.2.

“Pre-Closing Taxable Period” means any taxable period (or portion thereof) ending on or before the Closing Date, including, in the case of a Straddle Period, the portion of such Straddle Period ending on the Closing Date.  Except as provided in the following sentence, for the purpose of apportioning any Taxes based on or measured by income, rent, purchases, payroll or other employee compensation, sales, use or consumption (including, but not limited to, excise and severance taxes), or receipts of the Company, relating to a Straddle Period, such apportionment to a Pre-Closing Taxable Period shall be made assuming that the relevant entity had a taxable year that ended at the close of business on the Closing Date.  In the case of property Taxes and similar Taxes which apply ratably to a taxable period, the amount of Taxes allocable to the portion of the Straddle Period that is a Pre-Closing Taxable Period shall equal the Tax for the period multiplied by a fraction, the numerator of which shall be the number of days in the period up to and including the Closing Date, and the denominator of which shall be the total number of days in the period.

“Preliminary NWC Statement” has the meaning set forth in Section 2.6(b).

“Proceeding” means any action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry or other proceeding of any kind (public or private) involving any arbitration panel, Governmental Entity, any Judicial Authority or any other Person.

“Pro Rata Cash Share” means, with respect to each Company Shareholder, holder of Company Options and holder of Performance Units, the percentage determined by dividing: (a) the amount of the Cash Merger Consideration to be received by such Person; by (b) the aggregate amount of the Cash Merger Consideration.

“Pro Rata Share” means, with respect to each Company Shareholder, the percentage determined by dividing: (a) the number of Company Shares held by such Company Shareholder as of the Effective Time; by (b) the aggregate number of outstanding Company Shares as of the Effective Time.

“Proxy Statement” means the proxy statement relating to the Purchaser Stockholder Meeting, as amended from to time.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Benefit Plans” means any plan, Contract or arrangement (regardless of whether funded or unfunded) which is sponsored by the Purchaser or any of its Subsidiaries, or to which Purchaser or any of its Subsidiaries make contributions, which provides compensation or benefits to any employee of the Purchaser or any of its Subsidiaries(in his or her capacity as an employee) or to which the Purchaser or any of its Subsidiaries have any obligation with respect to any current or former employee (in such capacity).

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“Purchaser Certifications” has the meaning set forth in Section 4.3(a).

“Purchaser Disclosure Schedule” means the disclosure schedule delivered by the Purchaser to the Company concurrently with the execution of this Agreement and forming a part hereof.

“Purchaser Financial Statements” has the meaning set forth in Section 4.3(c).

“Purchaser Indemnified Party” has the meaning set forth in Section 8.2(a).

“Purchaser Indemnity Threshold Amount” has the meaning set forth in Section 8.3(c).

“Purchaser Material Adverse Effect” means any change, effect, event or occurrence or state of facts that either, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the financial condition, business, properties, assets, liabilities or results of operations of the Purchaser and its Subsidiaries, taken as a whole, excluding any change, effect, event or occurrence resulting from: (i) general changes in economic, financial or capital market, regulatory or political conditions that do not have a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole; (ii) changes in conditions generally applicable to the industries in which the Purchaser and its Subsidiaries operate that do not have a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole, relative to other participants in such industries; (iii) any natural disaster, act of terrorism, sabotage, military action or war (whether or not declared) or any other social or political disruption, in each case including any escalation or worsening thereof, that does not have a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole; (iv) changes in the Law or accounting regulations or principles or interpretations thereof; or (v) any failure, in and of itself, by the Purchaser and its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the exception in this clause (v) shall not prevent or otherwise affect a determination that the underlying cause of such failure constitutes a Purchaser Material Adverse Effect); or (b) prevents the consummation by the Purchaser and Merger Sub of the Merger.

“Purchaser Material Contracts” has the meaning set forth in Section 4.12.

“Purchaser Preferred Stock” has the meaning set forth in Section 4.4.

“Purchaser SEC Reports” has the meaning set forth in Section 4.3(a).

“Purchaser Stock” means the common stock, par value $0.01 per share, of the Purchaser.

“Purchaser Stock Value” has the meaning set forth in Section 2.9(e).

“Purchaser Stockholder Approval” means the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of Purchaser Stock approving the issuance of Purchaser Stock pursuant to this Agreement.

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“Purchaser Stockholder Meeting” means the duly called meeting of the stockholders of the Purchaser for the purposes of obtaining the Purchaser Stockholder Approval.

“Registered IP” means all Patents, all Copyright registrations and applications therefor, all registrations and registration applications for Marks and all Intellectual Property underlying such Patents, registrations and applications.

“Regulation S-X” means Regulation S-X under the Securities Act and the Exchange Act, as amended.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching (including the abandoning or discarding of barrels, containers or other receptacles) into the environment.

“Remedial Action” means all actions required by Environmental Laws to remediate, clean up, remove, restore, treat or address any Hazardous Material in the environment, including pre-remedial studies and investigations or post-remedial monitoring and care.

“Required Consents” means the consents of the counterparties to such Contracts to which the Company is a party as are indicated with an asterisk in Section 3.3(a) of the Company Disclosure Schedule.

“Restricted Nations” means the Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iraq, Iran, Lebanon, Liberia, Libya, North Korea, Somalia, Sudan, Syria or Zimbabwe.

“Restricted Stock Unit Grants” means the restricted stock unit grants to be made by the Purchaser to certain Business Employees as set forth on Exhibit 6.2(f).

“Reverse Termination Fee” has the meaning set forth in Section 7.2(b).

“Rights Agreement” means that certain Rights Agreement, dated as of June 4, 2003, between the Purchaser and U.S. Stock Transfer Corporation, as Rights Agent.

“SARs Payments” has the meaning set forth in Section 2.3(d).

“SARs Plan” has the meaning set forth in Section 2.3(d).

“SCC” means the State Corporation Commission of the Commonwealth of Virginia.

“SEC” means the United States Securities and Exchange Commission.

“Section 338(h)(10) Election” has the meaning set forth in Section 5.15(a)(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Senior Debt Facilities” means: (a) the Credit Agreement, dated as of September 19, 2011, by and among the Company and the lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer, and Bank of America, N.A., as Existing L/C Issuer and Swing Line Lender; and (b) any other, notes, agreements and documents entered into in connection with such agreement.

“Senior Debt Payoff Amount” means the amount necessary to pay off in full all amounts due as of the Closing under the Senior Debt Facilities.

“Senior Executives” means Ted Hanson and Rand Blazer, so long as they remain employees of the Company or the Purchaser.

“Shareholder Representative” has the meaning set forth in the preamble.

“Shareholder Representative Agreement” has the meaning set forth in Section 9.1(a).

“Software” means any and all: (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation including user manuals and other training documentation related to any of the foregoing.

“Specially Designated National” means a Person who is on the United States Office of Foreign Assets Controls’ list of Specially Designated Nationals, the U.S. Department of Commerce’s Bureau of Industry and Security’s list of denied persons or the Department of State’s Directorate of Defense Trade Controls’ lists of debarred parties, as each may be amended from time to time.

“Stock Certificates” has the meaning set forth in Section 2.3(a).

“Stock Certificate Surrender Instructions” has the meaning set forth in Section 2.10(b).

“Stock Election” has the meaning set forth in Section 2.9(b).

“Stock Event” has the meaning set forth in Section 2.9(e).

“Stock Merger Consideration” has the meaning set forth in Section 2.6(a)(i).

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” means any Person with respect to which another Person, directly or indirectly, owns equity securities collectively having the voting power to be able to elect a majority of the members of the board of directors or similar body or otherwise control the management and operations of such Person.

“Survival Date” has the meaning set forth in Section 8.1.

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“Surviving Corporation” has the meaning set forth in Section 2.1.

“Target NWC” means 13.0% of the trailing 12-month net sales of the Company (determined in accordance with the Company Financial Statements) measured as of the month end immediately prior to the Closing.

“Tax” or “Taxes” means any United States or foreign federal, state, provincial, municipal or county income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, service, recording, import, export, estimated or other tax, fee or assessment of any kind whatsoever, including without limitation, the Federal Universal Service Fund, whether computed on a separate, consolidated, unitary, combined or any other basis, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the tax Liability of any Person.

“Tax Authority” means, with respect to any Tax, a Governmental Entity that imposes such Tax, and any Governmental Entity or Judicial Authority charged with the collection of, or is otherwise empowered to collect, such Tax.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any information return or report with respect to backup withholding and payments to third parties, and including any schedule or attachment thereto and any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.4(a).

“Transaction Documents” means this Agreement, the Escrow Agreement, the Paying Agent Agreement, the Voting Agreement, the Investor Rights Agreement and any other document or instrument to be entered into by the parties in connection with the Transactions.

“Transaction Tax Deductions” means any item of loss or deduction resulting from or attributable to, without duplication, (i) Company Transaction Expenses, (ii) transaction bonuses, change-in-control payments, severance payments, retention payments, or similar payments made to employees or other service providers of the Company, (iii) the fees, expenses, and interest (including unamortized original issue discount and any other amounts treated as interest for Income Tax purposes and any prepayment penalty or breakage fees or accelerated deferred financing fees) incurred by the Company with respect to the payment of any indebtedness, (iv) the amount of investment banking, legal, and accounting fees and expenses paid or payable by the Company, (v) accelerated vesting of restricted common stock of the Company held by employees of the Company, and (vi) the amount of any deductions for Income Tax purposes as a result of the exercise or payment for cancellation of employee or other compensatory options, in each case arising in connection with the transactions contemplated by this Agreement and properly taken into account in a Pre-Closing Taxable Period, as determined by the Company Shareholders in good faith.

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“Transactions” means the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Transmittal Letter” has the meaning set forth in Section 2.10(b).

“Upward Post-Closing NWC Adjustment” has the meaning set forth in Section 2.11(c).

“Virtual Data Room” means the virtual data room established by the Company with Intralinks in connection with the Transactions.

“Voting Agreement” has the meaning set forth in the Recitals.

“VSCA” has the meaning set forth in the Recitals.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

ARTICLE II

THE MERGER

Section 2.1            The Merger.  Upon and subject to the terms and conditions of this Agreement, the other Transaction Documents and Section 13.1-716 of the VSCA, Merger Sub will be merged with and into the Company at and as of the Effective Time (the “Merger”).  The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall become a wholly-owned indirect Subsidiary of the Purchaser.  The separate existence of Merger Sub shall terminate at and as of the Effective Time.

Section 2.2            Effect of the Merger.

(a)           General.  The Merger shall become effective at 5:00 p.m., Richmond, Virginia time, on the Closing Date or at such later time as may be agreed to by the Company in writing and specified in the Articles of Merger (the “Effective Time”).  The Merger shall have the effects set forth in the VSCA.

(b)           Articles of Incorporation.  The Articles of Incorporation of the Company shall be amended and restated at and as of the Effective Time to be in the form of the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit 2.2(b) and as so amended shall be the articles of incorporation of the Surviving Corporation.

(c)           Bylaws.  The bylaws of the Company shall be amended and restated at and as of the Effective Time to be in the form of the Bylaws attached hereto as Exhibit 2.2(c) and as so amended shall be the bylaws of the Surviving Corporation.

(d)           Directors and Officers.  The parties shall take all requisite action so that the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws as in effect from time to time.

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Section 2.3            Conversion of Shares and Options.

(a)           Conversion of Company Shares in the Merger.  At and as of the Effective Time, except as provided below and in Section 2.4, each Company Share that is issued and outstanding immediately prior to the Effective Time shall, by operation of law, be converted into and represent the right to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement and each certificate that theretofore evidenced ownership of any such Company Share (each, a “Stock Certificate”) shall instead only evidence the right to receive such Per Share Merger Consideration in accordance with the terms and conditions of this Agreement and the applicable provisions of the VSCA.  Each Company Share that is held by the Company immediately prior to the Effective Time shall, by operation of law, be canceled and retired and no consideration or payment shall be made or delivered in respect of such Company Share.  From and after the Effective Time, no Company Share shall be deemed to be outstanding or to have any rights whatsoever, other than those expressly set forth in this Section 2.3(a) or Section 2.4.  The payment of Merger Consideration pursuant to this Section 2.3(a) shall be deemed to have been issued in full, final and complete satisfaction of all rights pertaining to all of the Company Shares, and, from and after the Effective Time, there shall be no further registration of transfers on the books of the Surviving Corporation of any Company Shares that were issued and outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Stock Certificates representing any Company Shares that were outstanding immediately prior to the Effective Time are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement and the Paying Agent Agreement.

(b)           Conversion of Merger Sub Shares in the Merger.  At and as of the Effective Time, each share of the common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of the common stock, no par value per share, of the Surviving Corporation and each stock certificate that theretofore evidenced ownership of any share of the common stock of Merger Sub shall instead, from and after the Effective Time, evidence only ownership of such shares of common stock of the Surviving Corporation.

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(c)           Effect of the Merger on Company Options. No later than ten days prior to the Closing Date, each unvested Exempt Option granted under the 2008 Plan held by a Selected Employee (each, as defined in the 2008 Plan), and each unvested Company Option granted under the 2000 Plan held by a Selected Employee (as defined in the 2000 Plan), shall vest and become exercisable in full, with the vesting and exercise of any such accelerated Company Option subject to and conditioned upon the occurrence of the Closing. At and as of the Effective Time, each Company Option that is issued and outstanding and that has not been exercised or forfeited as of immediately prior to the Effective Time, shall vest and become exercisable in full to the extent not previously vested and exercisable and shall entitle the holder thereof to the right to receive from the Surviving Corporation, at Closing, (i) to the extent such holder is an Accredited Investor as set forth in Section 2.3(f), a cash payment and Purchaser Stock in an aggregate amount equal to the product of (A) the excess of (1) the Per Share Merger Consideration over (2) the exercise price per Company Share of such Company Option, and (B) the number of Company Shares subject to such Company Option; or (ii) to the extent such holder is not an Accredited Investor as set forth in Section 2.3(f), a cash payment in an aggregate amount equal to the product of (A) the excess of (1) the Per Share Merger Consideration over (2) the exercise price per Company Share of such Company Option, and (B) the number of Company Shares subject to such Company Option (collectively, the “Option Payments”).  To the extent that any Non-Exempt Option (as defined in the 2008 Plan) has vested and become payable as of the Closing, but has not yet been paid and canceled, the Option Payments contemplated by this Section 2.3(c) shall be in full satisfaction of any and all right to payment in respect of such Non-Exempt Option and shall not result in any duplication of payment or benefits thereunder. The Option Payments to holders of Company Options who are Accredited Investors as provided in clause (i) above shall be allocated to each such Company Option in the same ratio as the Cash Merger Consideration and the Stock Merger Consideration are allocated pursuant to Section 2.9(c) for Company Shareholders who have made a Cash and Stock Election.  At and as of the Effective Time, each agreement or other document that theretofore evidenced any Company Option shall instead only evidence the right to receive the Option Payment with respect to such Company Option and in accordance with the terms and conditions of this Agreement.  From and after the Effective Time, no holder of any Company Option shall have any rights in respect thereof other than to receive payment of the Option Payment with respect to such holder’s Company Options as set forth in this Section 2.3(c).  Prior to the Effective Time, the Company shall take all actions necessary or desirable to effectuate the provisions of this Section 2.3(c), including without limitation, providing any required notices and obtaining any necessary consents.  Any notices or other communications in respect of Company Options shall be subject to review and approval by the Purchaser prior to distribution to holders of Company Options, which approval shall not be unreasonably withheld.

(d)           Effect of the Merger on SARs Payments.  At and as of the Effective Time, each performance unit (each a “Performance Unit”) granted pursuant to the Company’s Top Performers Equity Plan, effective as of August 16, 1999, as amended (the “SARs Plan”), that is issued and outstanding immediately prior to the Effective Time shall vest and be deemed exercised in full, and shall entitle the holder thereof to the right to receive from the Surviving Corporation, at the Closing, a lump-sum cash payment in an aggregate amount equal to the product of (i) the excess of (A) the Per Share Merger Consideration minus (B) the value of such Performance Unit (as determined pursuant to the SARs Plan) on the date of the grant thereof, and (ii) the number of identically valued Performance Units held by such participant in the SARs Plan (all such payments collectively, the “SARs Payments”).  At and as of the Effective Time, each agreement or other document that theretofore evidenced any Performance Unit shall instead only evidence the right to receive the SARs Payment with respect to such Performance Unit in accordance with the terms and conditions of this Agreement.  From and after the Effective Time, no holder of a Performance Unit shall have any rights in respect thereof other than to receive payment of the SARs Payment with respect to such holder’s Performance Units as set forth in this Section 2.3(d).  Prior to the Effective Time, the Company shall take all actions necessary or desirable to effectuate the provisions of this Section 2.3(d), including without limitation, providing any required notices and obtaining any necessary consents.

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(e)           Tax Withholding.  Notwithstanding anything to the contrary in this Agreement: (i) the Purchaser, the Paying Agent, the Company and the Surviving Corporation shall each be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder of Company Shares or Company Options or Performance Units under this Agreement such amounts from the Cash Merger Consideration, and if not sufficient to cover such withholding then from the Stock Consideration, as are required to be deducted or withheld therefrom under applicable Law; and (ii) to the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the applicable holder of Company Shares or Company Options or Performance Units in respect to which such deduction and withholding were made by the Purchaser, the Paying Agent, the Company or the Surviving Corporation, as applicable.

(f)           Notwithstanding anything to the contrary in this Agreement, a Company Shareholder or holder of Company Options shall be entitled to receive shares of Purchaser Stock in connection with the Merger only if such Company Shareholder or holder (i) provides all documentation reasonably requested by the Purchaser to allow the Purchaser to issue the Purchaser Stock to such Person in a manner that satisfies the requirements of Rule 506 of Regulation D under the Securities Act, including certifications to the Purchaser: (A) that such Company Shareholder or holder, as the case may be, is and will be, as of the Effective Time, an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act); (B) as to the basis on which such Company Shareholder or holder, as the case may be, is an accredited investor; and (C) that the Purchaser Stock is being acquired for such Company Shareholder’s or holder’s, as the case may be, account for investment only and not with a view towards, or with any intention of, a distribution or resale thereof (a Person who satisfies all of the preceding requirements, an “Accredited Investor”) and (ii) executes and delivers a joinder to the Investor Rights Agreement and a Non-Compete Agreement.

Section 2.4            Appraisal Rights.  Notwithstanding anything to the contrary in this Agreement, any Company Share that is outstanding as of immediately prior to the Effective Time and is held by a Company Shareholder that has not voted in favor of the Merger or consented thereto pursuant to Section 13.1-733 of the VSCA and that has otherwise properly perfected such Company Shareholder’s right to appraisal for such Company Share in accordance with the VSCA (and who has not effectively withdrawn nor lost such Company Shareholder’s right to such appraisal), shall not be converted into a right to receive the Per Share Merger Consideration with respect thereto pursuant to Section 2.3(a), but shall instead be converted into only such rights as are granted pursuant to the applicable provisions of the VSCA; provided, however, that any Company Share held by a Company Shareholder who, after the Effective Time, withdraws such Company Shareholder’s demand or fails to perfect or otherwise loses such Company Shareholder’s right of appraisal pursuant to the applicable provisions of the VSCA, shall be deemed to have been converted as of the Effective Time into the right to receive the Per Share Merger Consideration with respect thereto pursuant to Section 2.3(a), without interest thereon.  The Company shall provide the Purchaser with prompt written notice of any demands for appraisal pursuant to the applicable provisions of the VSCA that are received by the Company, any withdrawals of such demands, and any other instruments served pursuant to the VSCA and received by the Company relating thereto, and the Purchaser shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.

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Section 2.5            The Closing.

(a)           The closing of the Transactions contemplated by this Agreement (the “Closing”) shall take place at: (i) the offices of Troutman Sanders LLP, located at 1001 Haxall Point, Richmond, VA 23219, at 10:00 a.m. on the fifth Business Day after the date on which the last to be satisfied or waived of the Closing conditions set forth in Article VI (other than Closing conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) shall be satisfied or waived in accordance with the terms of this Agreement; or (ii) at such other place, time and date as the Purchaser and the Company may agree in writing.  The date on which the Closing takes place is referred to herein as the “Closing Date.”

(b)           At the Closing, Merger Sub and the Company shall file the Articles of Merger with the SCC.

Section 2.6            Merger Consideration; Payments at Closing.

(a)           Merger Consideration.  The aggregate consideration payable by the Purchaser in connection with the Merger (the “Merger Consideration”) shall be an amount equal to the following:

(i)            $217,000,000 of Purchaser Stock, valued at the Purchaser Stock Value (the “Stock Merger Consideration”); and

(ii)           $383,000,000 in cash;

(A)           plus, the Final Closing Cash;

(B)           minus, the Senior Debt Payoff Amount and any other Company Indebtedness outstanding at the Closing (other than any Current Liabilities included in the calculation of NWC pursuant to Section 2.11);

(C)           minus, the amount by which the Final NWC is less than the Target NWC, or plus the amount by which the Final NWC is greater than the Target NWC; and

(D)           minus, the Company Transaction Expenses (the amount resulting after such deductions and additions, as applicable, the “Cash Merger Consideration”).

For the avoidance of doubt, the amounts set forth in clause (C) above shall be determined without double-counting for any amounts adjusted pursuant to clauses (A), (B) or (D) above.  The Merger Consideration shall be estimated at the Closing in accordance with Section 2.6(b), and the Estimated Merger Consideration shall be paid by the Purchaser on the Closing Date in accordance with Section 2.6(c).  The Estimated Merger Consideration is subject to adjustment after the Closing in accordance with Section 2.11.

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(b)           At least five Business Days prior to the Closing, the Company shall prepare in consultation with, and deliver to, the Purchaser, (i) a balance sheet of the Company and estimated as of the Closing Date (the “Estimated Closing Balance Sheet”) and (ii) a schedule and worksheet setting forth the Company’s good faith estimate of the Merger Consideration (the “Estimated Merger Consideration”), including: (A) a statement setting forth the Company’s good faith estimated Closing Cash (the “Estimated Closing Cash”) and estimated calculation of the NWC as of the Closing, to which the Purchaser and the Company shall reasonably agree (the “Preliminary NWC Statement”), which shall: (1) be in the form of the example NWC Statement set forth as Exhibit 2.6(b) hereto (the “Example NWC Statement”); (2) be prepared in accordance with GAAP consistent with the manner of preparation of the Company Financial Statements; and (3) include reasonable support for the calculations made therein; and (B) its calculation of the amounts of the items listed in Section 2.6(a)(ii) (such estimate of the Company Indebtedness outstanding as of the Closing, the “Estimated Closing Indebtedness”; such estimate of the Company Transaction Expenses, the “Estimated Company Transaction Expenses”).  The Company will permit the Purchaser and its advisors and representatives reasonable access to the books, records and other documents pertaining to or used in connection with the preparation of the Estimated Closing Balance Sheet, the schedule and worksheet setting forth the Estimated Merger Consideration and the Preliminary NWC Statement.  If the NWC set forth on the Preliminary NWC Statement (the “Estimated NWC”) is less than the Target NWC, then the amount of such shortfall will reduce the Cash Merger Consideration on a dollar-for-dollar basis.  If the Estimated NWC is greater than the Target NWC, then such excess shall be added to the Cash Merger Consideration on a dollar-for-dollar basis (any such reduction or increase in the Merger Consideration, the “Closing NWC Adjustment”).  The Estimated Closing Cash shall be added to the Cash Merger Consideration and the Estimated Closing Indebtedness and Estimated Company Transaction Expenses shall each be subtracted from the Cash Merger Consideration as provided in Section 2.6(a).

(c)           At the Closing, the Purchaser shall pay or cause to be paid the Estimated Merger Consideration, by wire transfer of immediately available funds and delivery of shares of Purchaser Stock (as applicable) to the applicable recipient, as follows:

(i)             to the Escrow Agent, the Escrowed Shares and the Escrowed Cash, as described in Section 2.8; and

(ii)            to the Paying Agent, the Estimated Merger Consideration remaining after deduction of (A) the Escrowed Shares, (B) the Escrowed Cash and (C) the amount set forth in Section 2.6(d)(ii) below and consisting of: (1) the Cash Merger Consideration; and (2) the Stock Merger Consideration.

(d)           At the Closing, the Purchaser shall also pay or cause to be paid:

(i)             to the lenders under the Senior Debt Facilities, on behalf of the Company, the Senior Debt Payoff Amount;

(ii)            to the Company, the aggregate amount of the SARs Payments minus each Performance Unit holder’s Pro Rata Cash Share of the Escrowed Cash with respect to such holder’s Performance Units, for payment by the Company to each participant in the SARs Plan; and

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(iii)           to each of the Advisors, on behalf of the Company, their respective portions of the Company Transaction Expenses.

Section 2.7            Closing Deliverables.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i)             copies of the Escrow Agreement and any other Transaction Documents to which the Company is a party that are to be entered into at Closing, duly executed by the Company, the Shareholder Representative, the Paying Agent and the Escrow Agent as applicable;

(ii)            the officer’s certificate provided in Section 6.3(h);

(iii)           a secretary’s certificate, dated as of the Closing Date, duly executed by the Secretary of the Company, attesting to: (A) the incumbent officers of the Company; and (B) the resolutions of the Board of Directors and the Company Shareholder Consent approving the Merger and the other Transactions;

(iv)           good standing certificate for the Company in the Commonwealth of Virginia;

(v)           written resignations effective as of the Closing Date of all officers and members of the Boards of Directors of the Company;

(vi)           the Articles of Merger in the form required by the VSCA, duly executed by the Company;

(vii)         the Estimated Closing Balance Sheet, the schedule setting forth the Estimated Merger Consideration provided for in Section 2.6(b)(ii)(B) and the Preliminary NWC Statement;

(viii)        an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation § 1.897-2(h) and reasonably acceptable to the Purchaser so that the Purchaser is exempt from withholding any portion of the Merger Consideration under Section 1445 of the Code;

(ix)           the Shareholder Representative Agreement signed by each of the Company Shareholders and the Shareholder Representative;

(x)            the Investor Rights Agreement in the form of Exhibit 2.7(a)(x) (the “Investor Rights Agreement”) signed by each Company Shareholder;

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(xi)           a Form of Election properly completed and signed from each Company Shareholder;

(xii)           information regarding the Advisors to facilitate the payments set forth in Section 2.6(d)(iii); and

(xiii)         any additional items required to be delivered at Closing under Section 6.3.

(b)           At the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i)             evidence reasonably satisfactory to the Company of each of the payments and deliveries described in Section 2.6(c) and Section 2.6(d) having been made as provided therein;

(ii)            the Escrow Agreement, the Investor Rights Agreement and any other Transaction Documents to which the Purchaser is a party that are to be entered into at Closing, duly executed by the Purchaser;

(iii)           the officer’s certificate provided in Section 6.2(e);

(iv)           a secretary’s certificate, dated as of the Closing Date, duly executed by the Secretary of the Purchaser, attesting to: (A) the incumbent officers of the Purchaser and Merger Sub; and (B) resolutions of the Board of Directors or similar governing body of the Purchaser and Merger Sub and the stockholders of Merger Sub and, if required under its Organizational Documents or any other Contract to which it is a party, the Purchaser, approving the Merger and the other Transactions; and

(v)           any additional items required to be delivered at Closing under Section 6.2.

Section 2.8            Escrow.

(a)           At the Closing, the Purchaser will deposit into an escrow account (the “Escrow Account”) established for such purpose with Computershare Trust Company, N.A. (the “Escrow Agent”) pursuant to an escrow agreement by and among the Purchaser, the Shareholder Representative and the Escrow Agent, in substantially the form attached hereto as Exhibit 2.8(a) (the “Escrow Agreement”), (i) $15.0 million, consisting of the Stock Merger Consideration valued at the Purchaser Stock Value (the “Escrowed Shares”), by delivery of shares into a book position in the name of the Escrow Agent, and (ii) $1.0 million in cash by wire transfer to an account designated by the Escrow Agent (the “Escrowed Cash”).  The Escrowed Shares will be held in the Escrow Account to act as a source of payment of the indemnification obligations of the Company Shareholders under Article VIII and the Escrowed Cash will be held in the Escrow Account as a source of payment for any Downward Post-Closing NWC Adjustment pursuant to Section 2.11(c).

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(b)           The Escrowed Shares shall be released from the Escrow Account to the Paying Agent, for further distribution by the Paying Agent to the Company Shareholders ratably based on their respective Pro Rata Shares in accordance with this Agreement.  For all purposes under the Escrow Account, the Escrowed Shares shall be valued at the Purchaser Stock Value.  Notwithstanding anything to the contrary herein, no fraction of an Escrowed Share shall be released from the Escrow Account and all releases of Escrowed Shares shall be rounded to the nearest whole Escrowed Share.

(c)           Following the determination of the Final NWC pursuant to Section 2.11(a) and, if payable, the payment of the Downward Post-Closing NWC Adjustment pursuant to Section 2.11(c), the Escrow Agent shall release from the Escrow Account to the Paying Agent (for further distribution by the Paying Agent to the Company Shareholders, the holders of Company Options and the holders of Performance Units pursuant to Section 2.10(b)) any remaining portion of the Escrowed Cash.  On the 15-month anniversary of the Closing Date (the “Escrow Period Expiration Date”), the Escrow Agent shall release from the Escrow Account to the Paying Agent (for further distribution by the Paying Agent to the Company Shareholders pursuant to Section 2.10(b)(iv)) any remaining portion of the Escrowed Shares minus Escrowed Shares equal in value to the sum of the aggregate amount of unsatisfied or disputed claims for Losses specified in Indemnity Claim Notices delivered by the Purchaser to the Shareholder Representative on or prior to the Escrow Period Expiration Date (such aggregate amount of unsatisfied or disputed claims for Losses, the “Pending Claims Amount”).  The Escrow Agent shall continue to hold the Pending Claims Amount corresponding to each claim for Losses until the final resolution of such claim, at which point, as and when such claim is resolved, the Escrow Agent shall release shares of Purchaser Stock equal in value to the appropriate portion of the Pending Claims Amount to the Paying Agent (for further distribution by the Paying Agent to the Company Shareholders pursuant to Section 2.10(b)(iv)) and/or to the Purchaser, as the case may be, depending upon resolution of such claim.

(d)           The Purchaser, the Company and the Shareholder Representative each agree to promptly take commercially reasonable actions (including executing and delivering joint written instructions to the Escrow Agent) requested by the other to effect releases of Escrowed Cash and Escrowed Shares from the Escrow Account, in each case in accordance with this Agreement and the Escrow Agreement.

Section 2.9            Merger Consideration Election.

(a)           Each holder of Company Shares as of the Effective Time shall be entitled to elect to receive, with respect to all of such holder’s Company Shares, either (i) Stock Merger Consideration only or (ii) Cash Merger Consideration and Stock Merger Consideration, in each case pursuant to the terms and conditions set forth in this Section 2.9.

(b)           Stock Election.  Each Company Share with respect to which an election to receive Stock Merger Consideration only (a “Stock Election”) has been effectively made by the holder thereof as provided in Section 2.9(f) shall be converted into the right to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Purchaser Stock determined by dividing: (i) the Per Share Merger Consideration by (ii) the Purchaser Stock Value.

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(c)           Cash and Stock Election.  Each Company Share with respect to which an election to receive Cash Merger Consideration and Stock Merger Consideration (a “Cash and Stock Election” and, together with a Stock Election, an “Election”) has been effectively made by the holder thereof as provided in Section 2.9(f) shall be converted into the right to receive an amount of cash, without interest, and Purchaser Stock equal to the Per Share Merger Consideration allocated as follows:

(i)            an amount in cash equal to (i) (A) the Cash Merger Consideration minus (B) the SARs Payments minus (C) the aggregate amount of cash payable to holders of Company Options who are not Accredited Investors pursuant to Section 2.3(c)(ii) divided by (ii) (A) the number of Company Shares for which a Cash and Stock Election has been made plus (B) the number of Outstanding Option Shares held by holders of Company Options who are Accredited Investors; and

(ii)           the number of duly authorized, validly issued, fully paid and non-assessable shares of Purchaser Stock determined by (i) dividing (A)(1) the Stock Merger Consideration minus (2) the aggregate amount of the Stock Merger Consideration issued to Company Shareholders who have made a Stock Election by (B) (1) the number of Company Shares for which a Cash and Stock Election has been made plus the number of Outstanding Option Shares held by holders of Company Options who are Accredited Investors, and then dividing such amount by (ii) the Purchaser Stock Value.

(d)           Effect of Non-Election.  Each Company Share with respect to which the Company Shareholder has not made an effective Stock Election or Cash and Stock Election as provided in Section 2.9(b) and (c), respectively, shall be deemed to have made a Stock Election with respect to such Company Shareholder’s Company Shares.  Notwithstanding anything to the contrary in this Agreement, including any Election, in no event will the Purchaser be required to issue Purchaser Stock in excess of the Stock Merger Consideration or cash in excess of the Cash Merger Consideration in connection with the Merger, and the Merger Consideration allocated to each Company Shareholder will be adjusted as necessary to ensure compliance with such requirement.

(e)           Purchaser Stock Value.  For purposes of this Agreement, the “Purchaser Stock Value” shall be equal to the numerical average of the volume weighted average prices on the NASDAQ Global Select for one share of Purchaser Stock for the ten consecutive trading days immediately preceding the last trading day prior to the Closing Date; provided, however, that if, during such ten trading day period, the Purchaser pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any additional shares of Purchaser Stock (a “Stock Event”), then the Purchaser Stock Value shall be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Purchaser Stock Value.  Notwithstanding the foregoing, in no event will the Purchaser Stock Value be less than $12.41 or more than $15.17 (e.g., if the calculation of the Purchaser Stock Value in the first sentence of this paragraph would produce a value of $12.00, then the Purchaser Stock Value will equal $12.41 and if such calculation of the Purchaser Stock Value would produce a value of $16.00, then the Purchase Stock Value will equal $15.17).  The floor of $12.41 and the ceiling of $15.17 will be adjusted as necessary to reflect any Stock Event that occurs after the date hereof and prior to the Closing.  The Purchaser and the Company shall, prior to the Closing, jointly provide written notice to the Paying Agent stating the Purchaser Stock Value.

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(f)           Form of Election.  The Transmittal Letter provided by the Paying Agent to Company Shareholders pursuant to Section 2.10 shall be accompanied by a form of election directing each Company Shareholder to, prior to the Election Deadline (as defined below), specify: (i) whether such Company Shareholder is making a Cash and Stock Election or a Stock Election with respect to such Company Shareholder’s Company Shares (the “Form of Election”).  For purposes of this Agreement, the “Election Deadline” means 5:00 p.m., Richmond, Virginia time, on the date that is ten Business Days following the date of the mailing of the Transmittal Letter.  Any Election shall have been effectively made only if the Paying Agent shall have received at its designated office, prior to the Election Deadline, a Form of Election properly completed and signed by the applicable Company Shareholder and accompanied by the completed Transmittal Letter and the Certificates representing the Company Shares as to which such Form of Election relates (or a Lost Certificate Affidavit with respect to such Company Shares, as provided in Section 2.10(c)).

(g)           Determination and Interpretation of Elections.  The good faith determination of the Paying Agent (or the joint determination of the Purchaser and the Company, if the Paying Agent declines to make any such determination) shall be conclusive and binding as to whether or not a Cash and Stock Election or Stock Election shall have been effectively made, revoked or invalidated pursuant to this Section 2.9 and as to when any Cash and Stock Election or Stock Election is received by the Paying Agent, absent manifest error.  The Paying Agent may, with the written agreement of the Purchaser after the Purchaser’s reasonable consultation with the Company, make any rules that are consistent with this Section 2.9(g) for the implementation of the Cash and Stock Elections and Stock Elections provided for in this Agreement as shall be necessary or desirable to effect the Cash and Stock Elections and the Stock Elections.

(h)           Fractional Shares.  Notwithstanding the foregoing, no fractional shares of Purchaser Stock shall be issued and if, after aggregating all shares of Purchaser Stock (including fractional shares) that would be issued hereunder to a Company Shareholder, such aggregate number of shares of Purchaser Stock includes a fraction of a share of Purchaser Stock, such Company Shareholder shall instead receive, with respect to its Company Shares: (A) the number of full shares of Purchaser Stock determined by rounding down to the nearest whole number of shares of Purchaser Stock, and (B) a cash payment equal to the product of (1) such fraction of a share of Purchaser Stock, and (2) the Purchaser Stock Value (a “Cash Payment in Lieu of Fractional Shares”).

Section 2.10         Paying Agent.

(a)           Designation of Paying Agent.  The parties agree that Computershare Inc. (the “Paying Agent”) shall act as paying agent with respect to the Transactions contemplated by this Agreement pursuant to the terms and conditions of a paying agent agreement by and among the Purchaser and the Paying Agent, in the form to be mutually agreed upon (the “Paying Agent Agreement”).

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(b)           Payment of Merger Consideration.  In accordance with the terms of the Paying Agent Agreement, as soon as reasonably practicable prior to Closing, the Paying Agent shall deliver to each Company Shareholder of record: (1) a letter of transmittal in a form customary for transactions of a similar nature and reasonably acceptable to the Paying Agent, the Purchaser and the Company (a “Transmittal Letter”), which shall specify that delivery of the Stock Certificates shall be effected, and risk of loss and title to the Stock Certificates and the Company Shares evidenced thereby shall pass, only upon the proper delivery of the Stock Certificates to the Paying Agent and satisfaction of the other Merger Consideration Payment Conditions, and shall be in such form and shall comply with such other requirements as are set forth in the Paying Agent Agreement, (2) instructions as reasonably specified by the Paying Agent for use in effecting the surrender of the Stock Certificates in exchange for the Merger Consideration with respect to the Company Shares evidenced by such Stock Certificates pursuant to the terms and conditions of this Agreement (the “Stock Certificate Surrender Instructions”), and (3) a Form of Election as described in Section 2.9(f).  Any Company Shareholder that surrenders for cancellation to the Paying Agent the Stock Certificate(s) evidencing such Company Shareholder’s Company Shares in accordance with the Stock Certificate Surrender Instructions, together with corresponding Transmittal Letter, duly completed and executed, has complied with all other requirements set forth in the instructions thereto, along with supplying to the Paying Agent such Company Shareholder’s completed and executed Form of Election (collectively, the “Merger Consideration Payment Conditions”), shall be entitled to receive the Merger Consideration with respect to the Company Shares evidenced by such Stock Certificate(s) as follows:

(i)             as soon as reasonably practicable after the later of: (A) the date on which a Company Shareholder has satisfied the Merger Consideration Payment Conditions; and (B) the Effective Time, the Paying Agent shall: (1) with respect to any Company Shareholder that has made a Cash and Stock Election or a deemed Cash and Stock Election, in each case pursuant to Section 2.9, pay to such Company Shareholder (x) the Cash Merger Consideration with respect to such Company Shareholder’s Company Shares in cash (less such Company Shareholder’s Pro Rata Cash Share of the Escrowed Cash with respect to such Company Shareholder’s Company Shares), without interest, by wire transfer of immediately available funds and (y) the Stock Merger Consideration with respect to such Company Shareholder’s Company Shares (less such Company Shareholder’s Pro Rata Share of the Escrowed Shares), by delivery to such Company Shareholder of a certificate evidencing such Stock Merger Consideration, duly executed by the Purchaser, along with any applicable Cash Payment in Lieu of Fractional Shares, in cash, without interest, by wire transfer of immediately available funds; and (2) with respect to any Company Shareholder that has made an effective Stock Election pursuant to Section 2.9, deliver to such Company Shareholder the Stock Merger Consideration with respect to such Company Shareholder’s Company Shares (less such Company Shareholder’s Pro Rata Share of the Escrowed Shares), by delivery to such Company Shareholder a certificate evidencing such Stock Merger Consideration, duly executed by the Purchaser, along with any applicable Cash Payment in Lieu of Fractional Shares, in cash, without interest, by wire transfer of immediately available funds;

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(ii)            as soon as reasonably practicable after the later of: (A) the date on which a Company Shareholder has satisfied the Merger Consideration Payment Conditions; and (B) the Paying Agent’s receipt of Upward Post-Closing NWC Adjustment Merger Consideration by wire transfer of immediately available funds pursuant to Section 2.11(c), the Paying Agent shall pay to each Company Shareholder such Company’s Shareholder’s Pro Rata Cash Share of the Upward Post-Closing NWC Adjustment Merger Consideration with respect to such Company Shareholder’s Company Shares in cash, without interest, by wire transfer of immediately available funds;

(iii)           as soon as reasonably practicable after the later of: (A) the date on which a Company Shareholder has satisfied the Merger Consideration Payment Conditions; and (B) the Paying Agent’s receipt of Escrowed Cash pursuant to Section 2.8, the Paying Agent shall deliver to such Company Shareholder such Company Shareholder’s Pro Rata Cash Share of the Escrowed Cash with respect to such Company Shareholder’s Company Shares, without interest, by wire transfer of immediately available funds to such Company Shareholder; and

(iv)           as soon as reasonably practicable after the later of: (A) the date on which a Company Shareholder has satisfied the Merger Consideration Payment Conditions; and (B) the Paying Agent’s receipt of stock certificates evidencing the Escrowed Shares in connection with any release of Escrowed Shares pursuant to Section 2.8, the Paying Agent shall deliver to such Company Shareholder such Company Shareholder’s Pro Rata Share of the Escrowed Shares with respect to such Company Shareholder’s Company Shares, by delivery to such Company Shareholder of a certificate evidencing such Escrowed Shares, duly executed by the Purchaser, along with any applicable Cash Payment in Lieu of Fractional Shares, in cash, without interest, by wire transfer of immediately available funds.

No dividends or other distributions with respect to shares of Purchaser Stock shall be paid to the holder of any unsurrendered Stock Certificate until such Stock Certificate is surrendered as provided above in this Section 2.10(b).  Subject to the effect of applicable Laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of Purchaser Stock issued in exchange for Company Shares represented immediately prior to the Effective Time by such Stock Certificate all dividends and other distributions payable in respect of such Purchaser Stock with a record date after the Effective Time.

In the event that a transfer of ownership of Company Shares is not registered in the stock ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Stock Certificate so surrendered is registered as long as such Stock Certificate is properly endorsed or otherwise in proper form for transfer, any signature guarantee or other requirements reasonably requested by the Paying Agent have been satisfied, and the Person requesting such payment pays any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Stock Certificate or establishes to the satisfaction of the Purchaser, the Company and the Paying Agent that such Taxes either have been paid or are not applicable.  Until surrendered as contemplated by this Section 2.10(b), each Stock Certificate shall be deemed, from and after the Effective Time, subject to Section 2.4, to represent only the right to receive, upon such surrender and satisfaction by the holder thereof of the Merger Consideration Payment Conditions, the Merger Consideration with respect to the Company Shares evidenced by such Stock Certificate, without interest.  No interest will be paid or will accrue on any amount payable upon the surrender of any Stock Certificate.

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The Paying Agent shall, with respect to each holder of Company Options that has provided all documentation required by this Agreement, pay at the Closing to such holder the Option Payments (less such holder’s Pro Rata Cash Share of the Escrowed Cash with respect to such holder’s Company Options).  Each holder of Company Options or Performance Units shall be entitled to receive as soon as reasonably practicable after the Paying Agent’s receipt of Upward Post-Closing NWC Adjustment Merger Consideration by wire transfer of immediately available funds pursuant to Section 2.11(c), such holder’s Pro Rata Cash Share of the Upward Post-Closing NWC Adjustment Merger Consideration with respect to such holder’s Company Options or Performance Units, as applicable, in cash, without interest, by wire transfer of immediately available funds.  Each holder of Company Options or Performance Units shall be entitled to receive as soon as reasonably practicable after the Paying Agent’s receipt of Escrowed Cash pursuant to Section 2.8, such holder’s Pro Rata Cash Share of the Escrowed Cash with respect to such holder’s Company Options or Performance Units, as applicable, in cash, without interest, by wire transfer of immediately available funds.

(c)           Lost Stock Certificates.  Notwithstanding anything to the contrary in Section 2.10(b), if any Stock Certificate has been lost, stolen or destroyed, upon delivery by the applicable Company Shareholder to the Paying Agent of a lost certificate affidavit and indemnity agreement in a form reasonably acceptable to the Paying Agent, the Purchaser and the Company, duly executed by such Company Shareholder, and, if requested by the Paying Agent, a bond in favor of the Paying Agent, the Paying Agent shall distribute to such Company Shareholder in accordance with the terms of the Paying Agent Agreement, the Merger Consideration with respect to the Company Shares evidenced by such lost, stolen or destroyed Stock Certificate, despite such Company Shareholder not having surrendered such lost, stolen or destroyed Stock Certificate to the Paying Agent as provided in Section 2.10(b).

(d)           Treatment of Unclaimed Merger Consideration.  The Paying Agent Agreement shall provide that the Paying Agent shall pay over to the Surviving Corporation: (i) any Cash Merger Consideration (including any interest or earnings thereon) and Stock Merger Consideration that has not theretofore been distributed by the Paying Agent to Company Shareholders as provided in Section 2.10(b)(i) and is still held by the Paying Agent on the one year anniversary of the Closing Date; and (ii) any Merger Consideration (including any interest or earnings thereon) that has not theretofore been distributed by the Paying Agent to Company Shareholders as provided in Section 2.10(b)(ii), (iii) or (iv) and is still held by the Paying Agent on the one year anniversary of the date on which the Paying Agent received the applicable Merger Consideration from the Purchaser or the Escrow Agent, as the case may be.  After any such payment by the Paying Agent to the Surviving Corporation, all Company Shareholders shall look solely to the Surviving Corporation (subject to abandoned property, escheat and similar Laws) as general creditors thereof with respect to the applicable portion of the Merger Consideration payable with respect to their Company Shares upon satisfaction of the Merger Consideration Payment Conditions.  None of the Paying Agent, the Purchaser or the Surviving Corporation shall be liable to any Person in respect of any funds delivered to any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

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Section 2.11         Post-Closing Net Working Capital Adjustment.

(a)           Post-Closing Net Working Capital Statement.  Within 90 days after the Closing Date, the Purchaser shall prepare and deliver to the Shareholder Representative a balance sheet of the Company as of the Closing (the “Closing Balance Sheet”) and a statement setting forth the final Cash as of the Closing Date (the “Final Closing Cash”), the Company Indebtedness outstanding as of the Closing (the “Final Closing Indebtedness”), the Company Transaction Expenses (the “Final Company Transaction Expenses) and its calculation of the NWC as of the Closing (the “Post-Closing NWC Statement”), which shall be prepared in accordance with GAAP consistent with the manner of preparation of the Company Financial Statements and the Example NWC Statement, and include reasonable support for the calculations made therein.  If the Shareholder Representative disagrees with the Post-Closing NWC Statement, the Shareholder Representative may, within 30 days after its receipt of the Post-Closing NWC Statement, provide written notice thereof to the Purchaser (the “NWC Dispute Notice”), which shall provide reasonable detail concerning each item that the Shareholder Representative disputes in the Post-Closing NWC Statement and include reasonable support for each such position.  During such 30-day period and any subsequent time period in which the Post-Closing NWC Statement is being disputed as provided in this Section 2.11(a), the Purchaser shall provide the Shareholder Representative and its representatives with reasonable access, upon reasonable advance written notice to the Purchaser, to the books, records and working papers of the Purchaser and the Company relating to the calculations underlying the Post-Closing NWC Statement, the personnel of the Purchaser, the Company and, if applicable, the outside accountants of the Purchaser and the Company, in each case, who were involved in the preparation of the Post-Closing NWC Statement.  Unless the Shareholder Representative delivers an NWC Dispute Notice within the 30-day period following delivery of the Post-Closing NWC Statement, the Post-Closing NWC Statement shall be conclusively deemed the “Final Post-Closing NWC Statement”, and shall be final and binding upon the Purchaser and the Company Shareholders for all purposes.  For a period of 15 Business Days after receipt by the Purchaser of the NWC Dispute Notice, the Purchaser and the Shareholder Representative shall use good faith commercially reasonable efforts to resolve the disputed items set forth on the NWC Dispute Notice between themselves and, if they are able to resolve all of such disputed items during such time period, the Post-Closing NWC Statement shall be revised to the extent necessary to reflect such resolution, and as so revised shall be conclusively deemed the “Final Post-Closing NWC Statement”, and shall be final and binding upon the Purchaser and the Company Shareholders for all purposes.  If the Purchaser and the Shareholder Representative are unable to resolve all of the disputed items set forth on the NWC Dispute Notice within such 15 Business Day period, they shall jointly engage PricewaterhouseCoopers (the “Independent Accountants”) and submit the disputed items to the Independent Accountants for resolution.  The Independent Accountants shall act as experts and not arbiters and shall determine only those items on the Post-Closing NWC Statement being disputed by the Purchaser and the Shareholder Representative as of the time of engagement of the Independent Accountants.  The Purchaser and the Shareholder Representative shall instruct the Independent Accountants not to assign a dollar amount to any item in dispute greater than the greatest dollar amount for such item assigned by the Purchaser, on the one hand, or the Shareholder Representative, on the other hand (as applicable), or less than the dollar amount for such item assigned by the Purchaser, on the one hand, or the Shareholder Representative, on the other hand (as applicable).  Promptly, but no later than 30 days after engagement of the Independent Accountants, the Independent Accountants shall deliver a written report to the Purchaser and the Shareholder Representative as to their resolution of the disputed items, which shall include the resulting Post-Closing NWC Statement incorporating such resolution.  The Post-Closing NWC Statement, as determined by the Independent Accountants, shall be conclusively deemed the “Final Post-Closing NWC Statement” and shall be final and binding upon the Purchaser and the Company Shareholders for all purposes.  The NWC as of the Closing set forth on the Final Post-Closing NWC Statement is referred to herein as the “Final NWC.”  The fees and expenses of the Independent Accountants incurred in connection with the resolution of disputes pursuant to this Section 2.11(a) shall be borne by the Purchaser or the Company Shareholders in proportion to the amounts of the disputed items on the NWC Dispute Notice, as compared to such items as determined by the Independent Accountants and set forth on the Final Post-Closing NWC Statement, with such fees and expenses to be paid by the Purchaser, on the one hand, or the Company Shareholders, on the other hand, (as applicable) to the Independent Accountants within five Business Days after the Independent Accountants’ determination of the Final NWC.

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(b)           Post-Closing NWC Adjustment.  The Merger Consideration shall be:

(i)             reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final NWC is less than the Estimated NWC, or increased, on a dollar-for dollar basis, by the amount (if any) by which the Final NWC is greater than the Estimated NWC;

(ii)            reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Closing Cash is less than the Estimated Closing Cash, or increased, on a dollar-for dollar basis, by the amount (if any) by which the Final Closing Cash is greater than the Estimated Closing Cash;

(iii)           reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Closing Indebtedness is greater than the Estimated Closing Indebtedness, or increased, on a dollar-for dollar basis, by the amount (if any) by which the Final Closing Indebtedness is less than the Estimated Closing Indebtedness; and

(iv)           reduced, on a dollar-for-dollar basis, by the amount (if any) by which the Final Company Transaction Expenses is greater than the Estimated Company Transaction Expenses, or increased, on a dollar-for dollar basis, by the amount (if any) by which the Final Company Transaction Expenses is less than the Estimated Company Transaction Expenses.

(c)           Without duplication, all reductions or increases set forth in Section 2.11(b) shall be aggregated and the Merger Consideration shall be reduced (a “Downward Post-Closing NWC Adjustment”) or increased (an “Upward Post-Closing NWC Adjustment” and, together with the Downward Post-Closing NWC Adjustment, the “Post-Closing NWC Adjustment”) accordingly.  Any Downward Post-Closing NWC Adjustment shall be satisfied, within five Business Days after determination of the Final NWC, by release of Escrowed Cash to an account designated by the Purchaser; provided, however, that if the Escrowed Cash is not sufficient to satisfy payment of the Downward Post-Closing NWC Adjustment, such shortfall shall be satisfied by release of Escrowed Shares from the Escrow Account by delivery to the Purchaser of a stock certificate evidencing such Escrowed Shares, accompanied by a stock power executed in blank.  Notwithstanding the foregoing, the Shareholder Representative may be entitled to seek contribution from the holders of Company Options and holders of Performance Units, in each case, in accordance with such holders’ Pro Rata Cash Shares, of any shortfall amounts satisfied by release of Escrowed Shares in accordance with the immediately preceding sentence.  Any Upward Post-Closing NWC Adjustment shall be satisfied, within five Business Days after determination of the Final NWC, by wire transfer of immediately available funds by the Purchaser to the Paying Agent’s account of an amount equal to the Upward Post-Closing NWC Adjustment (for further distribution by the Paying Agent to the Company Shareholders, the holders of Company Options and the holders of Performance Units pursuant to Section 2.10(b)).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser, subject to the exceptions set forth in the Company Disclosure Schedule, as follows:

Section 3.1            Existence; Good Standing; Authority; Enforceability.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite power and authority to own and operate its properties and to conduct its business as now conducted.  The Company is duly licensed or qualified to do business as a foreign corporation or limited liability company (as applicable) in, and is in good standing under the Laws of, each jurisdiction under which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b)           The Company has made available to Purchaser, prior to the execution of this Agreement, true and complete copies of the Organizational Documents of the Company.  The Company is in compliance with the terms of its Organizational Documents.

(c)           The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is or will be a party, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the Transactions, have been duly authorized by all requisite corporate action on the part of the Company, and no other corporate authorization or proceedings on the part of the Company are required therefor.

(d)           This Agreement and each other Transaction Document to which the Company is or will be a party has been or will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except for the Equitable Exceptions.

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(e)           Section 3.1(e) of the Company Disclosure Schedule contains a true and complete list of all approvals of this Agreement and the Transaction Documents by the Company’s Board of Directors and the Company Shareholders, and no further action is required by the Company’s Board of Directors or any Company Shareholder to authorize the execution and delivery of this Agreement and the Transaction Documents.  All approvals listed in Section 3.1(e) of the Company Disclosure Schedule (other than the Company Shareholder Consent) are valid and in full force and effect on the date hereof and no action has been taken by the Company, its Board of Directors or any Company Shareholder to amend, supersede, revoke or invalidate such approvals.  The Company Shareholder Consent, when executed and delivered in accordance with the terms of this Agreement, will be valid and in full force and effect as of the date thereof and at the Effective Time.  To the Knowledge of the Company, there is no fact or circumstance existing as of the date of this Agreement that would materially impede, hinder or delay the consummation of the Merger by the Company.

Section 3.2            Capitalization; Subsidiaries.  The authorized and outstanding capital stock of the Company is as set forth in Section 3.2(a) of the Company Disclosure Schedule.  As of the date hereof, the issued and outstanding shares of capital stock of the Company are held by the Persons and in the amounts set forth in Section 3.2(b) of the Company Disclosure Schedule.  All of the issued and outstanding shares of capital stock of the Company are, and all shares of capital stock that may be issued pursuant to the exercise of options or warrants, when issued in accordance with the terms thereof, will be, duly authorized, validly issued and (to the extent applicable) fully paid and nonassessable, and such issued or outstanding shares were not issued in violation of any pre-emptive rights, rights of first offer, first refusal or similar rights, or in violation of the Securities Act or applicable state securities Laws.  Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no outstanding options, warrants or other rights of any kind that entitle any Person to acquire (including securities exercisable or exchangeable for or convertible into) any additional capital stock or equity interests of the Company (or securities convertible into or exchangeable or exercisable for any such additional capital stock or equity interests), and no shares of any class of capital stock of the Company have been reserved or set aside for any purpose.  In addition, Section 3.2(c) of the Company Disclosure Schedule sets forth (i) the number and kind of shares of capital stock of the Company that are subject to awards issued under any Company Benefit Plan and (ii) the total number and kind of shares of capital stock of the Company that have been reserved for future issuance under any Company Benefit Plan, including upon exercise of Company Options.  Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no outstanding or authorized compensatory equity or equity-linked awards of any form, including without limitation, options, warrants, restricted stock units, restricted stock, deferred stock awards, performance stock, phantom stock, stock appreciation rights, profit participation or similar awards or rights with respect to the Company that entitle any Person to acquire (including securities exercisable or exchangeable for or convertible into) any additional capital stock or equity interests of the Company (or securities convertible into or exchangeable or exercisable for any such additional capital stock or equity interests) and the Company has no obligation or commitment to grant any such awards.  Except as set forth in Section 3.2(e) of the Company Disclosure Schedule, there are no Contracts to which the Company is a party or to which any other Person is a party with respect to: (i) the voting of any shares of any capital stock of the Company (including any proxy or director nomination or similar rights); or (ii) the transfer of, or transfer restrictions on, any shares of capital stock of the Company.  Except as set forth in Section 3.2(f) of the Company Disclosure Schedule, the Company does not directly or indirectly beneficially own any equity interests in any other Person.  Except as set forth in Section 3.2(g) of the Company Disclosure Schedule, the Company has not granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to its outstanding shares of capital stock that are in effect.  Each Company Exempt Option (other than Company Options designated as “Non-Exempt Options” under the 2008 Plan) and each Performance Unit has been granted with an exercise or strike price, as applicable, that is no less than, and which cannot by its terms become less than, the fair market value of the shares of stock underlying such award on its applicable grant date.  Section 3.2(h) of the Company Disclosure Schedule sets forth as of the date of this Agreement all outstanding Company Indebtedness, and for each item set forth thereon, identifies the debtor, the principal amount, the creditor, the maturity date, and the collateral, if any, securing such Company Indebtedness.

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Section 3.3            No Conflicts; All Necessary Consents.

(a)           Except as set forth on Schedule 3.3(a) of the Company Disclosure Schedule and assuming receipt of the Required Consents, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is or will be a party, nor the consummation by the Company of the Transactions, violate, conflict with, breach or constitute a default under, result in the creation of any Lien upon assets of the Company under, result in any loss of a benefit under, require any consent under, or give to others, any rights of termination, acceleration or cancellation or will violate, conflict with, breach or constitute a default under, result in the creation of any Lien upon assets of the Company under, result in any loss of a benefit under, require any consent under, or give to others, any rights of termination, acceleration or cancellation (in each case, with or without the giving of notice, the lapse of time or both) (each a “Conflict”) any of the provisions of: (i) any of the Organizational Documents of the Company; (ii) any Material Contract or Company Benefit Plan; (iii) any Law applicable to the Company, or any of its properties or assets; or (iv) any Permit or Order applicable to the Company other than, in the case of clauses (ii), (iii) and (iv), such Conflicts that would not individually or in the aggregate, have a Company Material Adverse Effect.

(b)           Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation by the Company of the Transactions will not require the Company to obtain or make any consent, waiver, approval, authorization, order or permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Entity.

Section 3.4           Financial Statements; Absence of Undisclosed Liabilities.

(a)           Attached as Section 3.4(a) of the Company Disclosure Schedule are correct and complete copies of the audited consolidated balance sheets of the Company as at December 31, 2011 and December 31, 2010 and related audited consolidated statements of income, stockholders’ equity and cash flows for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 (the “Company Financial Statements”).  The Company Financial Statements are consistent with the books and records of the Company, have been prepared in accordance with GAAP and present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company at the applicable dates and for the periods indicated therein.  Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, since January 1, 2009, none of the Company, the Company’s independent accountants, the Company’s Board of Directors or the audit committee of the Company’s Board of Directors has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company, or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

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(b)           Except for: (i) Liabilities incurred after December 31, 2011 in the ordinary course of business; (ii) as set forth in Section 3.4(b) of the Company Disclosure Schedule, or (iii) Liabilities which would not, individually or in the aggregate, exceed $250,000, the Company has no Liabilities that are not set forth in the Company Financial Statements or the notes thereto.

Section 3.5            Absence of Certain Changes.  Except as: (a) set forth in Section 3.5 of the Company Disclosure Schedule; or (b) expressly contemplated by this Agreement or the other Transaction Documents, from December 31, 2011 through the date of this Agreement, (i) there has not been any Company Material Adverse Effect, (ii) the Company has conducted the Business only in the ordinary course of business and (iii) there has not been any action taken of the type described in Section 5.3, which, had such action occurred following the date hereof without the Purchaser’s prior approval, would have constituted a violation of Section 5.3.

Section 3.6            Material Contracts.

(a)           Section 3.6(a) of the Company Disclosure Schedule sets forth a correct and complete list of the following Contracts to which the Company is a party or by which it is bound (collectively, the “Material Contracts”):

(i)             any Contract (or group of related Contracts) under which the Company: (A) sold or purchased (or agreed to sell or purchase) products or services pursuant to which the aggregate of payments due to or from the Company, respectively, in the one-year period ending on the date of this Agreement, was equal to or exceeded $5,000,000; (B) of which the Company reasonably anticipates that it will be selling or purchasing products or services during the one-year period after the date of this Agreement, in which the aggregate payments due to or from the Company, respectively, for such products or services are reasonably expected to equal or exceed $5,000,000; or (C) is a party involving consideration of $5,000,000 in the aggregate over the life of the Contract.

(ii)            any Contract providing terms or conditions applicable to the employment or separation of any Company Shareholder or holder of Company Options as of the Closing Date;

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(iii)           any Contract under which the Company has agreed to indemnify any third Person with respect to, or to otherwise share, any of the Liabilities of any Person for Taxes, other than Contracts with suppliers or customers in the ordinary course in which no payments on account of Liabilities for Taxes have been made or incurred or are reasonably expected to be made or incurred;

(iv)           any Contract involving a commitment by the Company to (A) make a capital expenditure (1) with a term of more than three years from the date hereof or (2) with respect to which the expenditures are expected to exceed $100,000 in any fiscal year or (B) to purchase any capital asset for at least $250,000;

(v)           any Contract that contains a covenant not to compete that limits or will limit (A) the Company from engaging in the Business (as currently conducted) or competing with any person in any geographic market, or (B) any employee, consultant or other service provider of the Company from performing his or her obligations to the Company;

(vi)           any lease or similar agreement pursuant to which: (A) the Company is the lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person for an annual rent in excess of $100,000; (B) the Company is the lessor of, or makes available for use by any Person, any tangible personal property owned by it for an annual rent in excess of $100,000; or (C) the Company is the lessee of, or holds or uses, any real property owned by any Person for an annual rent in excess of $250,000;

(vii)          any Contract establishing or agreeing to establish a partnership or joint venture;

(viii)         any asset purchase agreements, stock purchase agreements, and other acquisition or divestiture agreements, including any Contracts relating to the sale, lease or disposal of any properties or assets of the Company, for consideration in excess of $500,000 individually;

(ix)           any Contract relating to Company Indebtedness in excess of $500,000;

(x)            any Contract under which the Company has directly or indirectly guaranteed any Liabilities of any Person in excess of $100,000;

(xi)           any Contract with any Company Shareholder or any current officer or director or Affiliate of the Company;

(xii)          any collective bargaining agreement or other Contract with any labor union or association representing or purporting to represent any employee of the Company;

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(xiii)         any Contract providing for the settlement of any material claim against the Company pursuant to which the Company has any existing material obligations;

(xiv)         any Contract that would prohibit or is otherwise reasonably likely to materially delay the consummation of the Transactions;

(xv)          any Contract under which the Company has advanced or loaned any other Person any amounts;

(xvi)         any Contract that provides any customer with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers or clients of the Company, including any Contract which contains a “most favored nation” provision; and

(xvii)        any commitments or Contracts to enter into any of the foregoing.

(b)           Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, all Material Contracts are legally valid and binding obligations of the Company and, to the Knowledge of the Company, are legally valid and binding obligations of the other parties thereto, subject in each case to the Equitable Exceptions, and each Material Contract is in full force and effect as of the date hereof.  Except as set forth in Section 3.6(b) of the Company Disclosure Schedule: (i) the Company is not in material breach of, or default under, any Material Contract; and (ii) to the Company’s Knowledge, no other party to any Material Contract is in material breach thereof or default thereunder.  Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, to the Company’s Knowledge, the Company has not received notice of any cancellation, material breach of, or default under (or any condition which, with the passage of time or the giving of notice, would cause a material breach of, or default under), any Material Contract.  Correct and complete copies of all Material Contracts were made available by the Company to the Purchaser prior to the date of this Agreement in the Virtual Data Room.  As of the date of this Agreement, to the Knowledge of the Company, none of the ten largest clients of the Company for the year ended December 31, 2011 (measured by dollar volume) has notified the Company that such client intends to discontinue its relationship with the Company or materially reduce its purchases of services from the Company.

Section 3.7            Litigation.  Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of the Company, threatened against or involving the Company, any of its properties, or any of its officers, directors or employees (in their capacities as such) that would be material to the Company or would affect the legality, validity or enforceability of this Agreement or any Transaction Document or the consummation of the Transactions.  The Company is not subject to any material outstanding Order that has not been fully performed or satisfied.

Section 3.8            Taxes.

(a)           Except as set forth in Section 3.8(a) of the Company Disclosure Schedule: (i) the Company has timely filed all Income Tax Returns and all other material Tax Returns that it was required to file, and has timely paid all Taxes shown thereon as owing or that are otherwise due and payable; and (ii) all such Tax Returns are correct and complete in all material respects.

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(b)           Except as set forth in Section 3.8(b) of the Company Disclosure Schedule: (i) the Company currently is not the beneficiary of any extension of time within which to file any Tax Return; (ii) there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company; and (iii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c)           Except as set forth in Section 3.8(c) of the Company Disclosure Schedule: (i) no audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination; and (ii) there is no material dispute or claim concerning any Tax liability of the Company, either: (A) claimed or raised by any Tax Authority in writing, or (B) as to which the Company has Knowledge.

(d)           The Company has made available to the Purchaser in the Virtual Data Room prior to the date hereof copies of all federal Income Tax Returns and any other material Tax Returns, and any examination reports, and statements of deficiencies assessed against, or agreed to by the Company with respect to Taxes for all taxable years remaining open under the applicable statute of limitations.  Except as set forth in Section 3.8(d) of the Company Disclosure Schedule, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           Except as set forth in Section 3.8(e) of the Company Disclosure Schedule, the Company (i) has not been a member of an affiliated group filing a consolidated federal Income Tax Return and (ii) has no liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise.

(f)            Except as set forth in Section 3.8(f) of the Company Disclosure Schedule, the Company has not been a party to any ‘‘listed transaction,’’ as defined in Code Section 6707A(c)(2) and Treasury Regulations Section 1.6011-4(b)(2).

(g)           Except as set forth in Section 3.8(g) of the Company Disclosure Schedule, the Company’s unpaid Taxes did not, as of the date of the most recent balance sheet included in the Company Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than in any notes thereto), and the Company has not incurred any liability for Taxes since the date of the  most recent balance sheet included in the Company Financial Statements other than in the ordinary course of business.

(h)           Except as set forth in Section 3.8(h) of the Company Disclosure Schedule, no claim has been made in writing by any Tax Authority that the Company is subject to Tax in a jurisdiction in which it does not file Tax Returns.

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(i)            Within the past two years, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(j)            The Company will not be required to include any material adjustment in taxable income for any taxable period (or portion thereof) pursuant to Section 481 of the Code as a result of any change in method of accounting.  The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or prepaid amount received on or prior to the Closing Date. The Company has not entered into with the Internal Revenue Service any closing agreement within the meaning of Section 7121 of the Code.

(k)           The Company has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the United States.

(l)            The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code (and any comparable provision of state and local Tax law in jurisdictions in which such election was available) at all times since September 13, 1995, and each Subsidiary of the Company has been a valid qualified subchapter S Subsidiary within the meaning of Sections 1361 and 1362 of the Code (and any comparable provision of state and local Tax law in applicable jurisdictions) at all times during its existence (excluding any period during which such Subsidiary was not a Subsidiary of the Company). Each of the Company and its Subsidiaries will maintain such status up to and including, in the event a Section 338(h)(10) Election is made, the Closing Date, or, otherwise, the day immediately preceding the Closing Date.

(m)           Section 3.8(m) of the Company Disclosure Schedule identifies each present and former Subsidiary of the Company that is or was a qualified subchapter S Subsidiary within the meaning of Section 1361(b)(3)(B) of the Code. Each Subsidiary so identified was or has been a qualified subchapter S Subsidiary throughout the periods indicated on such schedule.

(n)           The Company shall not be liable for any Tax under Section 1374 of the Code (or any other comparable provision of state or local law) in connection with the deemed sale of the Company’s assets (including the assets of any qualified subchapter S Subsidiary) caused by a Section 338(h)(10) Election.  Neither the Company nor any qualified subchapter S Subsidiary of the Company has, in the past ten years, (i) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a qualified subchapter S Subsidiary.

(o)           Each Company Benefit Plan and each other contract, agreement, plan, program or arrangement maintained, established or entered into by the Company that constitutes a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) has been (i) operated in all material respects in good faith compliance with Section 409A of the Code or an available exemption therefrom from January 1, 2005 through December 31, 2008 (to the extent in existence during such period), and (ii) maintained and operated, since January 1, 2010 (to the extent in existence since such date), in documentary and operational compliance in all material respects with Section 409A or the Code or an available exemption therefrom.  No compensation has been or would reasonably be expected to be includable in the gross income of any “service provider” (within the meaning of Section 409A of the Code) of the Company as a result of the operation of Section 409A of the Code.

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(p)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will result in any “parachute payment” under Section 280G of the Code. There is no Contract, agreement, plan or arrangement to which the Company is a party which requires the Company to pay a Tax gross-up, equalization or reimbursement payment to any Person, including without limitation, with respect to any Tax-related payments under Section 409A of the Code or Section 280G of the Code.

Section 3.9           Employee Benefit Plans.

(a)           Correct and complete copies of all documents comprising Company Benefit Plans, including, as applicable, (i) each written Company Benefit Plan and any amendments thereto (or, in the case of any such Company Benefit Plan that is unwritten, an accurate and complete description thereof), (ii) the most recent summary plan descriptions for each Company Benefit Plan, (iii) the three (3) most recent annual reports on IRS Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report is required), (iv) the three most recent financial statements and actuarial reports for each Company Benefit Plan (as applicable), (v) each trust agreement, insurance or group annuity contract or other funding vehicle relating to any Company Benefit Plan, (vi) the most recent determination or prototype opinion letter, if any, issued by the Internal Revenue Service (and any pending application for a determination or prototype opinion letter) and (vii) any other material document with respect to each Company Plan, in each case, were made available by the Company to the Purchaser prior to the date of this Agreement in the Virtual Data Room and are listed in Section 3.9(a) of the Company Disclosure Schedule.

(b)           All Company Benefit Plans are valid and binding and in full force and effect, and there are no material defaults by the Company thereunder.  Since January 1, 2009, each Company Benefit Plan has been administered and operated in all material respects in accordance with its terms and with all applicable provisions of ERISA, the Code, and other applicable Law, and the Company and each ERISA Affiliate has performed and complied in all material respects with all of its obligations under or with respect to each Company Benefit Plan, including the reporting and disclosure obligations and fiduciary obligations under ERISA.  Any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on a favorable prototype opinion letter from the IRS, in either case, that has not been revoked and, to the Knowledge of the Company, no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination or prototype opinion letter.  The Company does not have any obligation to provide any post-employment or retiree welfare benefits (including without limitation health, accident, disability, life insurance or death benefits) to any current or former employees, consultants or directors of the Company, or the spouses, dependents or beneficiaries of any of the foregoing, under any Company Benefit Plan or otherwise (except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended).  There are no pending or, to the Knowledge of the Company, threatened Proceedings relating to the Company Benefit Plans, except for pending or threatened Proceedings for routine claims for benefits in the ordinary course.  Neither the Company nor, to the Company’s Knowledge, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in, or failed to engage in, any transactions with respect to any Company Benefit Plan, including any non-exempt prohibited transaction within the meaning of Section 4975 of the Code or 406 of ERISA, that would subject the Company to any material Tax, damages or penalties imposed by Section 409, 4975 or 4980B of the Code or Section 502(i), 502(c), 502(1) and 601 through 608 of ERISA.

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(c)           No Company Benefit Plan, and no employee benefit plan contributed to by the Company or any ERISA Affiliate is, and the Company does not have any liability (whether fixed or contingent, direct or indirect) with respect to (i) a single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer” plan (within the meaning of Section 413(c) of the Code) or (iv) a  “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, and neither the Company nor any ERISA Affiliate has contributed to any such plan during the six (6) year period immediately preceding the date of this Agreement.  No Company Benefit Plan, and no employee benefit plan sponsored or contributed to by the Company or an ERISA Affiliate has an accumulated funding deficiency for purposes of Section 412 of the Code and each such plan is fully funded on both an ongoing and a termination basis and neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect thereto.

(d)           (i) All contributions and all premium payments and expenses required to be made, and required claims to be paid, under the terms of any Company Benefit Plan have been timely made in full to the extent due or reserves established therefor on the Company Financial Statements; (ii) the Company has not received any notice that any Company Benefit Plan is under audit or review by any Governmental Entity and no such audit or review is pending and, to the Knowledge of the Company, no such audit or review is threatened; and (iii) the Company has not filed, and is not considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Company Benefit Plan.

(e)           The Company and each of its ERISA Affiliates are in compliance in all material respects with (i) the applicable requirements of Section 4980B of the Code and any similar state law, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.  No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code.  The obligations of all Company Benefit Plans that provide health, welfare or similar insurance are fully insured by bona fide third-party insurers.  No Company Benefit Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider.

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(f)           All actions contemplated under this Agreement are permissible under the terms of each Company Benefit Plan and the documents evidencing each Company Option and each Performance Unit, as applicable, or the Company will obtain the necessary Consent to effect such actions.

(g)           Except as set forth on Section 3.9(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event, will (i) entitle any current or former employee, consultant or director of the Company or any group of such employees, consultants or directors to any payment of compensation; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(h)           No Company Benefit Plan is subject to the laws of any jurisdiction outside of the United States or provides compensation or benefits to any current or former employee or other service provider of the Company (or any dependent thereof) which compensation or benefits are subject to the laws of any jurisdiction outside of the United States.

Section 3.10          Labor Matters.

(a)           No executive or key employee of the Company and no group of employees or independent contractors of the Company has informed the Company (whether orally or in writing) of any plan to terminate employment with or services for the Company, and, to the Company’s Knowledge, no such Person or Persons has any plans to terminate employment with or services for the Company.

(b)           Except as set forth in Section 3.10(b)(i) of the Company Disclosure Schedule, the Company is in compliance in all material respects with all Laws governing employment and labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of income, Social Security Taxes and similar Taxes.  Except as set forth on Section 3.10(b)(ii) of the Company Disclosure Schedule, the Company has properly classified each of its service providers as “employees” or “independent contractors” and as “exempt” or “non-exempt” for all purposes (including with respect to eligibility for minimum wage and overtime under the Fair Labor Standards Act) and has properly reported all compensation paid to such service providers for all purposes.

(c)           The Company is not and has never been a party to any collective bargaining or similar agreement, contract or legally binding commitment to any trade union or employee organization in respect of or affecting any employees of the Company, and is not currently engaged in any negotiation with any trade union or employee organization, and no trade union or employee organization is currently representing, purporting to represent or, to the Company’s Knowledge, attempting to organize or otherwise represent, any employees of the Company.  Since January 1, 2009, the Company has not experienced any employee strikes, work stoppages, slowdowns lockouts or other organized work disruptions and, to the Knowledge of the Company, no such disruptions are threatened.  There are no material unfair labor practice charges, grievances, claims, complaints or proceedings pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.  Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, there are no material complaints, charges, claims or proceedings brought or filed against the Company pending, or to the Knowledge of the Company, threatened, to be brought or filed by an employee of the Company, with any Governmental Entity or Judicial Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company.

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(d)           The Company has not, since January 1, 2009, effectuated: (i) any “plant closing” (as defined in the WARN Act or any similar state, local or foreign Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) any “mass layoff” (as defined in the WARN Act or any similar state, local or foreign Law) affecting any site of employment or facility of the Company.

(e)           To the Company’s Knowledge, no service provider of the Company is in violation of any written agreement with a former employer or other entity relating to the disclosure or use of trade secrets or proprietary information.

(f)           There are no material Liabilities, whether contingent or absolute, of the Company relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. With respect to each Company Benefit Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid.

Section 3.11         Real Property and Tangible Assets.

(a)           The Company does not own any real property.  Section 3.11(a) of the Company Disclosure Schedule sets forth all real property leased or subleased by the Company (collectively, the “Leased Real Property”).  Correct and complete copies of all leases and any other material Contracts relating to such Leased Real Property were made available by the Company to the Purchaser prior to the date of this Agreement in the Virtual Data Room.  All such leases are legally valid and binding and in full force and effect and the Company holds a good, marketable and valid leasehold interest in each Leased Real Property, subject only to Permitted Liens.  Neither the Company nor, to the Knowledge of the Company, any other party is in breach or violation of, or default under, any such lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Company or, to the Knowledge of the Company, any other party under such lease.

(b)           The Company owns or leases all tangible assets necessary for the conduct of the Business, as presently conducted (the “Assets”).  Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, the Company has good and marketable title to, or, in the case of leased Assets, valid and subsisting leasehold interests in (subject to the Equitable Exceptions), all of its respective Assets, free and clear of all Liens, except for Permitted Liens.  All such Assets are, in all material respects, in reasonable operating condition and repair, normal wear and tear excepted, and are suitable for the purposes for which they are currently used.

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Section 3.12         Intellectual Property.  Section 3.12 of the Company Disclosure Schedule lists all Registered IP and Software that is owned or purported to be owned by the Company.  Except as set forth in Section 3.12 of the Company Disclosure Schedule, all Company Owned IP is owned solely by the Company, free and clear of all Liens other than Permitted Liens.  The Company has taken commercially reasonable measures to protect the secrecy and confidentiality of any and all Confidential Information owned by the Company or disclosed to the Company by another Person under a written confidentiality obligation.  Section 3.12 of the Company Disclosure Schedule lists all license agreements to which the Company is a party, either as licensor or licensee, with respect to: (i) any Company Owned IP, or (ii) any other Intellectual Property that is necessary for the conduct of the Business, as conducted by the Company on the date hereof, except for non-exclusive licenses to generally-available Software subject to “shrink-wrap” or “click-through” Software licenses and non-exclusive licenses to Intellectual Property providing for payments of less than $100,000 in any fiscal year (collectively, the “License Agreements”).  The Company has, prior to the date of this Agreement, made available to the Purchaser in the Virtual Data Room correct and complete copies of all such License Agreements.  Except as set forth in Section 3.12 of the Company Disclosure Schedule, all of such License Agreements are in full force and effect, subject to the Equitable Exceptions, with no material default on the part of the Company who is a party thereto or, to the Company’s Knowledge, on the part of the other parties thereto.  Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company has good and valid title to or the right to use all Intellectual Property necessary for the conduct of the Business, as conducted by the Company on the date hereof, without the payment of any royalty or similar payment.  To the Company’s Knowledge, neither the conduct of the Business by the Company, as conducted by the Company on the date hereof, nor its use of any Company Owned IP, infringes on (whether directly or indirectly), misappropriates or otherwise materially violates any Intellectual Property right of any other Person.  To the Company’s Knowledge, no other Person is infringing (whether directly or indirectly), misappropriating or otherwise materially violating any Company Owned IP.

Section 3.13         Environmental Matters.

(a)           The representations and warranties set forth in this Section 3.13 are the sole and exclusive representations and warranties hereunder pertaining or relating to any environmental, health or safety matters, including any arising under any Environmental Laws, and no other representation or warranty set forth herein shall be read or construed as to address environmental, health or safety matters.  Except as set forth in Section 3.13 of the Company Disclosure Schedule:

(i)             the operations of the Company since January 1, 2009 have complied with, and are currently in compliance, in each case in all material respects with, all applicable Environmental Laws;

(ii)            the Company has not, since January 1, 2009, received any written notice of or, to the Knowledge of the Company, been threatened or charged with, any violation respecting any: (A) Environmental Laws, (B) Remedial Actions or (C) Release or threatened Release of a Hazardous Material;

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(iii)           to the Knowledge of the Company, the Company is not currently the subject of any outstanding Order of any Governmental Entity respecting any: (A) Environmental Laws, (B) Remedial Actions or (C) Release or threatened Release of a Hazardous Material;

(iv)           the Company is not currently subject to any pending or, to the Knowledge of the Company, threatened written claim alleging that the Company is in violation of any Environmental Law or any Environmental Permit or otherwise has any liability under any Environmental Law;

(v)            there are no currently pending or, to the Knowledge of the Company, threatened investigations of the Business of the Company, or, to the Knowledge of the Company, any currently or previously owned or leased property of the Company under Environmental Laws, which would reasonably be expected to result in the Company incurring any material liability pursuant to any Environmental Law; and

(vi)           to the Company’s Knowledge, no Release of Hazardous Materials from or other environmental damage exists in, on or under any currently owned or previously owned property of the Company, or has originated, or migrated offsite from those areas, including offsite disposal thereof, which would reasonably be expected to result in the Company incurring any material liability under any  Environmental Laws.

(b)           The Company has made available to Purchaser in the Virtual Data Room prior to the date hereof true and correct copies of all environmental site assessment reports and other documents relating to the environmental condition or status of any currently or previously owned or leased real property of the Company, and the Company’s compliance with Environmental Laws, that are, in each case, within the possession and control of the Company.

(c)           No Permits are necessary for the Company to conduct the Business in compliance with applicable Environmental Laws.

Section 3.14          Insurance.  The Company is insured against such risks, and are subject to customary exclusions and deductible amounts, as companies engaged in a similar line of business would, in accordance with good business practice, customarily be insured.  Section 3.14 of the Company Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of all insurance policies maintained by the Company.  The Company has, prior to the date of this Agreement, made available to the Purchaser in the Virtual Data Room correct and complete copies of all such insurance policies.  All such insurance policies are: (a) in full force and effect and the Company has not received any notice of a cancellation, threatened termination or material premium increase with respect to any such insurance policies; and (b) sufficient for compliance by the Company with all requirements of applicable Law and of all Material Contracts that require particular levels of insurance coverage.  There are no material claims by the Company under any such insurance policy or bonds pending.  All premiums with respect to such insurance policies covering all periods up to and including the date of this Agreement have been or will be paid as of the Closing Date or will be accrued as Current Liabilities in the Final NWC, and to the Knowledge of the Company, the Company is otherwise in compliance in all materials respects with the terms of such policies.  With respect to matters for which the Company is self-insured, the Company maintains appropriate reserves for any claims that may not be covered thereby.

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Section 3.15          Compliance with Laws; Permits.

(a)           Except as set forth in Section 3.15(a)(i) of the Company Disclosure Schedule, the Business has been at all times since January 1, 2009 and is being conducted by the Company in compliance, in all material respects, with applicable Laws.  Except as set forth in Section 3.15(a)(ii) of the Company Disclosure Schedule, no investigation, review or Proceeding by any Governmental Entity in relation to any actual or alleged material violation of Law by the Company is pending or, to the Company’s Knowledge, threatened, nor has the Company received any written notice from any Governmental Entity indicating an intention to conduct the same.  The Company is not a party to any consent or similar Contract that: (i) materially restricts their conduct of the Business; or (ii) would otherwise reasonably be expected to, either individually or in the aggregate, result in a Company Material Adverse Effect.  Since January 1, 2009, the Company has not received any written notice of, or been charged with, the violation of any material Law.

(b)           The Company has obtained all material Permits reasonably necessary for it to conduct the Business in compliance, in all material respects, with applicable Law (the “Company Permits”) and all of the Company Permits are valid and in full force and effect in all material respects.  No material defaults or violations exist or have been recorded in respect of any of the Company Permits.  No Proceeding is pending or, to the Knowledge of the Company, threatened, concerning the revocation, limitation or non-renewal of any Company Permit.  Since January 1, 2009, the Company has not had any material Company Permit that was used in the conduct of the Business recorded, withdrawn, cancelled, terminated or not renewed.

Section 3.16          Certain Payments.  To the Knowledge of the Company, neither the Company nor any of its directors, officers, agents or employees (in their capacities as such) has: (a) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns in violation of the Foreign Corrupt Practices Act of 1977, as amended; (b) made any other unlawful payment, gift or contribution, in each case for the purpose of: (x) obtaining favorable treatment in securing business; (y) paying for favorable treatment for business secured; or (z) obtaining special concessions or for special concessions already obtained; or (c) engaged in any business or effected any transactions with any Person (i) located in a Restricted Nation; (ii) that is owned, controlled by or acting on behalf of an individual, business or organization in a Restricted Nation; (iii) that is a government of a Restricted Nation; (iv) that is owned, controlled by or acting on behalf of a government of a Restricted Nation; or (v) that is a Specially Designated National.

Section 3.17          Related Party Transactions.  Except: (a) as set forth in Section 3.17(a) of the Company Disclosure Schedule; or (b) pursuant to employment agreements, the Company is not party to any direct or indirect business arrangement or relationship with or has any liabilities or obligations to any shareholder, director, officer, consultant or Business Employee of the Company.  Except as set forth in Section 3.17(b) or Section 3.2(b) of the Company Disclosure Schedule, no shareholder, director, officer, consultant or Business Employee of the Company personally owns, directly or indirectly, any material property or right (whether tangible or intangible) that is used by the Company.  Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, other than obligations to pay compensation arising in the ordinary course of business, there are no debts or other obligations owed by the Company to any shareholder, director, officer, consultant or Business Employee of the Company.

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Section 3.18          Brokers.  Except as set forth in Section 3.18 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person has been engaged by the Company that is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions.

Section 3.19          Banks; Powers of Attorney.  Section 3.19(a) of the Company Disclosure Schedule lists as of the date hereof the names and locations of all banks in which the Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.  Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, no Person holds a power of attorney to act on behalf of the Company.

Section 3.20          Information Supplied.  None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Purchaser’s stockholders or at the time of the Purchaser Stockholder Meeting or the Company Shareholder Consent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.21          Shareholder Approval; No Appraisal Rights.  The Company Shareholder Approval is the only action of the Company Shareholders required to approve this Agreement and the Transaction Documents to which the Company is a party, the Merger and the other transactions contemplated hereby and thereby.  Upon execution and delivery of the Company Shareholder Consent by all Company Shareholders who at such time hold Company Shares, no Company Shareholder will have a right of appraisal of its Company Shares under applicable Law.

Section 3.22          No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III (as modified by the Company Disclosure Schedule) or in the Transaction Documents, no express or implied representation or warranty is being made by the Company or any of the Company Shareholders concerning the Company.

Section 3.23          Disclaimer of the Company.  EXCEPT AS SET FORTH IN THIS ARTICLE III OR IN THE TRANSACTION DOCUMENTS, NEITHER THE COMPANY NOR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY, THE BUSINESS, THE COMPANY SHARES OR ANY OTHER ASSETS, LIABILITIES, OPERATIONS, BUSINESSES, PROSPECTS OR CONDITION (FINANCIAL OR OTHERWISE) OF THE COMPANY, INCLUDING WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE COMPANY OR THE BUSINESS BY THE PURCHASER AFTER THE CLOSING IN ANY MANNER OTHER THAN AS USED AND OPERATED BY THE COMPANY PRIOR TO THE CLOSING OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF THE COMPANY OR THE BUSINESS AFTER THE CLOSING (SUCH REPRESENTATIONS AND WARRANTIES OTHER THAN THOSE SET FORTH IN THIS ARTICLE III OR IN THE TRANSACTION DOCUMENTS, THE “NON-REPRESENTATION INFORMATION”), AND NEITHER THE COMPANY NOR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS OR WARRANTY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS AND NO SUCH PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE PURCHASER, THE SURVIVING CORPORATION OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE PURCHASER, ITS AFFILIATES OR REPRESENTATIVES OF, OR THE PURCHASER’S USE OF, ANY NON-REPRESENTATION INFORMATION RELATING TO THE COMPANY OR THE BUSINESS, INCLUDING THE VIRTUAL DATA ROOM, MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, CONFIDENTIAL INFORMATION MEMORANDA, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE PURCHASER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ANY NON-REPRESENTATION INFORMATION IS HEREBY EXPRESSLY DISCLAIMED.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER AND MERGER SUB

The Purchaser and Merger Sub each hereby represent and warrant to the Company, subject to the exceptions set forth in the Purchaser Disclosure Schedule, as follows:

Section 4.1            Existence; Good Standing; Authority; Enforceability.

(a)           The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Merger Sub is a corporation duly incorporated, validity existing and in good standing under the laws of the Commonwealth of Virginia.  Each of the Purchaser and Merger Sub has all requisite corporate power and authority to own and operate its respective properties and to conduct its respective business as now conducted.  The Purchaser and Merger Sub are each duly licensed or qualified to do business as a foreign corporation, and each is in good standing under the laws of each other jurisdiction under which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

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(b)           The copies of the Purchaser’s certificate of incorporation and bylaws most recently filed with the Purchaser SEC Reports are true, complete and correct copies of such documents, in each case as in effect as of the date of this Agreement.

(c)           The Purchaser and Merger Sub each has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its respective obligations hereunder and thereunder, and to consummate the Transactions.  The execution and delivery by the Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which each is or will be a party, the performance of their respective obligations hereunder and thereunder, and the consummation by the Purchaser and Merger Sub of the Transactions, have been duly authorized by all requisite corporate action on the part of the Purchaser and Merger Sub, and no other corporate authorization or proceedings on the part of the Purchaser or Merger Sub are required therefor.

(d)           This Agreement and each other Transaction Document to which the Purchaser or Merger Sub is or will be a party have been or will be duly executed and delivered by the Purchaser and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or will constitute a legal, valid and binding obligation of the Purchaser or Merger Sub (as applicable), enforceable against the Purchaser or Merger Sub (as applicable) in accordance with its terms, except for the Equitable Exceptions.

Section 4.2            No Conflicts; All Necessary Consents.

(a)           Assuming receipt of the Consents set forth on Section 4.2(b) of the Purchaser Disclosure Schedule, neither the execution, delivery or performance by the Purchaser or Merger Sub of this Agreement and the other Transaction Documents to which it is or will be a party, nor the consummation by the Purchaser and Merger Sub of the Transactions, will violate, conflict with, breach or constitute a default under, result in the creation of any Lien upon assets of the Purchaser under, result in any loss of a benefit under, require any consent under or give to others any rights of termination, acceleration or cancellation (in each case, with or without the giving of notice, the lapse of time or both), any of the provisions of: (i) any of the Organizational Documents of the Purchaser or Merger Sub; (ii) any material Contract to which the Purchaser or Merger Sub is a party, or by which the Purchaser or Merger Sub or any of their respective properties or assets is otherwise bound; (iii) any Law applicable to the Purchaser or Merger Sub or any of their respective properties or assets; or (iv) any Permit or Order applicable to the Purchaser other than, in the case of clauses (ii), (iii) and (iv), as would not individually or in the aggregate, have a Purchaser Material Adverse Effect.

(b)           Except as set forth in Section 4.2(b) of the Purchaser Disclosure Schedule, the execution, delivery and performance by the Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which either is or will be a party, and the consummation by the Purchaser and Merger Sub of the Transactions will not require the Purchaser or Merger Sub to obtain or make any consent, waiver, approval, authorization, order or permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Entity.  To the Knowledge of the Purchaser, there is no fact or circumstance existing as of the date of this Agreement that would materially impede, hinder or delay the consummation of the Merger by the Purchaser and Merger Sub.

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Section 4.3            Purchaser SEC Reports; Sarbanes-Oxley.

(a)           The Purchaser has made available (or made available on the SEC website) to the Company accurate and complete copies of all registration statements, proxy statements, the Purchaser Certifications (as defined below) and other statements, reports, schedules, forms, exhibits and other documents required to be filed by the Purchaser with the SEC, including all amendments thereto since January 1, 2008 (collectively, the “Purchaser SEC Reports”).  Except as set forth in the Purchaser SEC Reports, all statements, reports, schedules, forms, exhibits and other documents required to have been filed by the Purchaser or its officers with the SEC since January 1, 2008 have been so filed on a timely basis.  None of the Purchaser’s Subsidiaries is required to file any documents with the SEC.  As of the time filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Reports contained, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the certifications and statements relating to the Purchaser SEC Reports required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Purchaser SEC Reports (collectively, the “Purchaser Certifications”) was at the time filed accurate and complete, and complied as to form and content with all applicable Laws. As used in this Section 4.3(a), the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC in accordance with the applicable requirements of the Securities Act or the Exchange Act (as the case may be).  As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Purchaser SEC Reports.  To the Purchaser’s Knowledge, none of the Purchaser SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)           The Purchaser maintains, and at all times since January 1, 2008 has maintained, disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act.  Such disclosure controls and procedures are designed to ensure that all material information concerning the Purchaser or its Subsidiaries required to be disclosed by the Purchaser in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  The Purchaser is, and has been at all times since January 1, 2008, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the NASDAQ Global Select, and has not since January 1, 2008 received any notice asserting any non-compliance with the listing requirements of the NASDAQ Global Select.

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(c)           The financial statements (including any related notes) contained or incorporated by reference in the Purchaser SEC Reports (the “Purchaser Financial Statements”): (i) as of the date filed complied as to form in all material respects with accounting requirements and the rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which were or will be material); and (iii) fairly present, in all material respects, the consolidated financial position of the Purchaser and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Purchaser and its consolidated Subsidiaries for the periods covered thereby.

(d)           The Purchaser maintains, and at all times since January 1, 2008 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Purchaser and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Purchaser and its Subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Purchaser and its Subsidiaries that could have a material effect on the financial statements.  The Purchaser’s management has completed an assessment of the effectiveness of the Purchaser’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal years ended December 31, 2010 and December 31, 2011 and, except as set forth in the Purchaser SEC Reports filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Purchaser’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Purchaser maintained effective internal control over financial reporting as of December 31, 2010 and December 31, 2011, respectively.  To the Purchaser’s Knowledge, except as set forth in the Purchaser SEC Reports filed prior to the date of this Agreement or as set forth on Section 4.3(d) of the Purchaser Disclosure Schedule, since January 1, 2008, neither the Purchaser nor any of its Subsidiaries nor the Purchaser’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Purchaser; (B) any illegal act or fraud, whether or not material, that involves the Purchaser’s management or other employees; or (C) any claim or allegation regarding any of the foregoing.

Section 4.4            Capitalization; Subsidiaries.  As of the date of this Agreement, the authorized capital stock of the Purchaser consists of 75,000,000 shares of Purchaser Stock and 1,000,000 shares of preferred stock, $0.01 par value (“Purchaser Preferred Stock”) of which 80,000 shares have been designated as Series A Junior Participating Preferred Stock, which shares have been reserved for issuance upon the exercise of preferred stock purchase rights issued pursuant to the Rights Agreement.  As of February 29, 2012, (a) 37,388,120 shares of Purchaser Stock were issued and outstanding, (b) options to purchase 2,114,639 shares of Purchaser Stock were outstanding, (c) 751,465 Purchaser restricted stock units were outstanding and (b) no shares of Purchaser Preferred Stock were issued and outstanding. All outstanding shares of Purchaser Stock have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. Each outstanding share of capital stock of each Subsidiary of the Purchaser that is a corporation is duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. Exhibit 21.1 to Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, constituted a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC as of the date thereof. Except as set forth above, as of February 29, 2012, there are no outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Purchaser or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of Purchaser or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Purchaser or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

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Section 4.5            Undisclosed Liabilities.  Neither the Purchaser nor any of its Subsidiaries have any liabilities or obligations that would have been required by GAAP to be reflected in the consolidated balance sheet of the Purchaser and its Subsidiaries, except: (i) for the liabilities and obligations reflected, reserved against or otherwise disclosed in the consolidated balance sheet of the Purchaser and its consolidated Subsidiaries (including the notes thereto) that is included in the Purchaser Financial Statements; and (ii) for such liabilities and obligations as would not be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.6            Absence of Certain Changes or Events.  Since December 31, 2011, no events have occurred which have had or would be reasonably expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  Since December 31, 2011 through the date hereof, (a) the Purchaser and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business; and (b) there has been no: (i) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Purchaser; (ii) redemption or other acquisition by the Purchaser of any of its capital stock; (iii) stock split, reverse stock split, combination or reclassification of the shares of the Purchaser’s capital stock; (iv) material change by the Purchaser in accounting methods, principles or practices except as required by GAAP; or (v) any agreement or commitment, whether in writing or otherwise, to take any action described in clauses (i) through (iv) above.

Section 4.7            Compliance with Law.  The Purchaser and its Subsidiaries are, and since January 1, 2009 have been, in compliance with all applicable Laws and, to the Knowledge of the Purchaser, not been given written notice of any violation of any applicable Law, except for failures to comply or violations that: (a) are disclosed in the Purchaser SEC Reports; or (b) have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  There is no Order outstanding against the Purchaser or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

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Section 4.8            Certain Payments.  To the Knowledge of the Purchaser, neither the Purchaser nor any of its Subsidiaries or their respective directors, officers, agents or employees (in their capacities as such) have: (a) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns in violation of the Foreign Corrupt Practices Act of 1977, as amended; (b) made any other unlawful payment, gift or contribution, in each case for the purpose of: (x) obtaining favorable treatment in securing business; (y) paying for favorable treatment for business secured; or (z) obtaining special concessions or for special concessions already obtained; or (c) engaged in any business or effected any transactions with any Person (i) located in a Restricted Nation; (ii) that is owned, controlled by or acting on behalf of an individual, business or organization in a Restricted Nation; (iii) that is a government of a Restricted Nation; (iv) that is owned, controlled by or acting on behalf of a government of a Restricted Nation; or (v) that is a Specially Designated National.

Section 4.9            Litigation.  Except: (a) as disclosed in the Purchaser SEC Reports; or (b) as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, there is no Proceeding pending or, to the Purchaser’s Knowledge, threatened against the Purchaser or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Purchaser or any of its Subsidiaries).

Section 4.10          Taxes.

(a)           Each of the Purchaser and its Subsidiaries has filed all Income Tax Returns and all other material Tax Returns that it was required to file, and has paid all material Taxes shown thereon as owing or that are otherwise due and payable; and (ii) all such Tax Returns are correct and complete in all material respects.

(b)           Except as set forth in Section 4.10(b) of the Purchaser Disclosure Schedule: (i) there are no material Liens for Taxes (other than Permitted Liens) upon any of the assets of the Purchaser and (ii) the Purchaser has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c)           Except as set forth in Section 4.10(c) of the Purchaser Disclosure Schedule: (i) no material audit or other examination of any Tax Return of the Purchaser is presently in progress, nor has the Purchaser been notified in writing of any request for such an audit or other examination; and (ii) there is no material dispute or claim concerning any Tax liability of the Purchaser, either: (A) claimed or raised by any Tax Authority in writing, or (B) as to which the Purchaser has Knowledge.

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(d)           Except as set forth in Section 4.10(d) of the Purchaser Disclosure Schedule, the Purchaser has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           Except as set forth in Section 4.10(e) of the Purchaser Disclosure Schedule, (i) neither the Purchaser nor any of its Subsidiaries acquired after December 31, 2006 has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than a group, the common parent of which was the Purchaser) and (ii) neither the Purchaser nor any of its Subsidiaries has liability for the Taxes of any Person (other than the Purchaser or any of its Subsidiaries) (A) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor, in each case as a result of an acquisition made after December 31, 2006, or (B) by Contract or otherwise (other than as a result of an acquisition made before January 1, 2007).

(f)            Except as set forth in Section 4.10(f) of the Purchaser Disclosure Schedule, neither the Purchaser nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Code Section 6707A(c)(2) and Treasury Regulations Section 1.6011-4(b)(2).

(g)           Except as set forth in Section 4.10(g) of the Purchaser Disclosure Schedule, neither the Purchaser nor any of its Subsidiaries has any material liabilities for unpaid Taxes which have not been accrued or reserved on the Purchaser Financial Statements in accordance with GAAP, and neither the Purchaser nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the most recent balance sheet included in the Purchaser Financial Statements other than in the ordinary course of business.

(h)           No claim has been made in writing by any Tax Authority that the Purchaser is subject to Tax in a jurisdiction in which it does not file Tax Returns.

(i)            Within the past two years, neither the Purchaser nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

Section 4.11          Employee Benefit Plans.

(a)           All Purchaser Benefit Plans are valid and binding and in full force and effect, and there are no material defaults by the Purchaser thereunder.  Since January 1, 2009, each Purchaser Benefit Plan has been administered and operated in all material respects in accordance with its terms and with all applicable provisions of ERISA, the Code, and other applicable Law, and the Purchaser has performed and complied in all material respects with all of its obligations under or with respect to each Purchaser Benefit Plan, including the reporting and disclosure obligations and fiduciary obligations under ERISA, except for any failures to administer, operate, perform or comply that would not reasonably be expected to, either individually or in the aggregate, result in liability that is material to the Purchaser.  Any Purchaser Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable prototype opinion letter from the IRS, in either case, that has not been revoked, and, to the Knowledge of the Purchaser, no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination letter or prototype opinion letter.  The Purchaser does not provide any post-employment or retiree welfare benefits under any Purchaser Benefit Plan (except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or pursuant to a Purchaser Material Contract).

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(b)           Except as set forth in Section 4.11(b) of the Purchaser Disclosure Schedule, (i) all contributions and all premium payments required to be made, and required claims to be paid, under the terms of any Purchaser Benefit Plan have been timely made or reserves established therefor on the Financial Statements; and (ii) the Purchaser has not received any notice that any Purchaser Benefit Plan is under audit or review by any Governmental Entity and, to the Knowledge of the Purchaser, no audit or review is pending.

(c)           No Purchaser Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, including any “multiemployer plan” within the meaning of Section 3(37) of ERISA, or Section 302 of ERISA, and the Purchaser has not contributed to any such plan during the six year period immediately preceding the date of this Agreement.  No Purchaser Benefit Plan is a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA.

(d)           With respect to each Purchaser Benefit Plan that is subject to the Law of any jurisdiction other than the United States (a “Foreign Benefit Plan”), except as, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect:  (i) if required to be funded and/or book-reserved, such Foreign Benefit Plan is funded and/or book reserved, as appropriate, to the extent so required based upon reasonable actuarial assumptions and applicable laws and provisions of such Foreign Benefit Plan; and (ii) such Foreign Benefit Plan has been maintained in accordance with its terms and all requirements of applicable Law.

Section 4.12          Material Contracts.  With respect to each Contract to which the Purchaser or any of its Subsidiaries is a party that the Purchaser is required by Item 601 of Regulation S-K under the Exchange Act to file as an exhibit to the Purchaser’s reports on Form 10-K, Form 10-Q or Form 8-K of the Exchange Act (the “Purchaser Material Contracts”): (a) neither the Purchaser nor any of its Subsidiaries is in material breach of, or default under, nor has the Purchaser or the applicable Subsidiary thereof received any written notice of material breach of, or default under, such Purchaser Material Contract; (b) to the Purchaser’s Knowledge, no other party to such Purchaser Material Contract is in material breach of, or default under, such Purchaser Material Contract; and (c) such Purchaser Material Contract is a valid, binding and enforceable obligation of the Purchaser or the applicable Subsidiary thereof and, to the Purchaser’s Knowledge, the other parties thereto, subject to the Equitable Exceptions, and is in full force and effect, except for such breaches, defaults or failures to be valid, binding and legally enforceable, or to be in full force and effect, as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.13          Purchaser Stock.  Upon receipt of the Purchaser Stockholder Approval, the shares of Purchaser Stock issuable as part of the Merger Consideration will have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof will not be subject to any pre-emptive rights.

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Section 4.14          No Prior Operations of Merger Sub.  Merger Sub was formed solely for the purposes of engaging in the Transactions, and has not engaged, and will not prior to the Closing engage, in any other business activities.

Section 4.15          Financing.

(a)           The Purchaser has delivered to the Company a true and complete copy of each of (i) the executed commitment letter from Wells Fargo Bank, National Association, Bank of America, N.A., and Deutsche Bank Trust Company Americas (together, the “Lenders”), together with all exhibits, schedules and annexes thereto (the “Financing Commitment Letter”) and (ii) the executed fee letters associated with the Financing Commitment Letter (the “Fee Letter”), pursuant to which the Lenders have committed to provide the Purchaser with debt financing in an aggregate principal amount of $540,000,000 (the “New Financing”).  The Financing Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of the Purchaser and, to the Purchaser’s Knowledge, the other parties thereto as of the date hereof.  As of the date of this Agreement, neither the Financing Commitment Letter nor the Fee Letter has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and no such withdrawal, rescission, termination, amendment or modification is contemplated. As of the date hereof, subject to the accuracy of the representations and warranties of the Company set forth in Article III, the Purchaser is not in breach of any of the terms or conditions set forth in the Financing Commitment Letter, and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of the Purchaser under the Financing Commitment Letter or failure to satisfy any condition precedent applicable to the Purchaser contained therein.  As of the date hereof, the Purchaser has no Knowledge that any of the conditions to the Financing Commitment Letter will not be satisfied or that the New Financing will not be available to the Purchaser on the Closing Date.  As of the date of this Agreement, no Lender has notified the Purchaser of its intention to terminate the Financing Commitment Letter or not to provide the New Financing.  The Purchaser has fully paid any and all commitment fees or other fees required by the Financing Commitment Letter to be paid on or before the date of this Agreement.  Assuming (i) the New Financing is funded in accordance with the Financing Commitment Letter, (ii) the conditions set forth in Section 6.3 will be satisfied as of the Closing Date, the funds from the New Financing, together with funds (including cash on hand of the Purchaser and its Subsidiaries) otherwise available to the Purchaser, will be sufficient to consummate the transactions contemplated by this Agreement and each Transaction Document upon the terms contemplated hereby and thereby, together with any fees and expenses of or payable by the Purchaser on the Closing Date with respect thereto and with respect to the New Financing.

(b) There are no side letters, understandings or other agreements or arrangements relating to the New Financing to which the Purchaser of any of its Affiliates is a party other than (i) as expressly set forth in the Financing Commitment Letter and delivered to the Seller prior to the date of this Agreement and (ii) the Fee Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the New Financing or the conditions precedent thereto under any agreement relating to the New Financing to which the Purchaser or any of its Affiliates is a party, other than as set forth in the Financing Commitment Letter and the Fee Letter that do not impact the conditionality of the New Financing (the “Disclosed Conditions”). No Person has any right to impose, and none of the Purchaser or any Lender has any obligation to accept, any condition precedent to such funding other than the Disclosed Conditions nor any reduction to the aggregate amount available under the Financing Commitment Letter on the Closing Date (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing Commitment Letter on the Closing Date). As of the date of this Agreement, the Purchaser believes that it will be able to satisfy on a timely basis any conditions to the funding of the full amount of the New Financing, and that the New Financing will be available to the Purchaser on the Closing Date. For the avoidance of doubt, the Purchaser’s obligations under this Agreement are not subject to any conditions regarding its or any other Person’s ability to obtain financing for the consummation of any transaction contemplated by this Agreement and each Transaction Document.

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Section 4.16          Information Supplied.  None of the information supplied or to be supplied by the Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Purchaser’s stockholders or at the time of the Purchaser Stockholder Meeting or the Company Shareholder Consent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 4.17          Required Vote.  The Purchaser Stockholder Approval is the only vote of Purchaser’s stockholders required to approve (a) the issuance of the Purchaser Stock pursuant to this Agreement and (b) this Agreement and the Transaction Documents to which Purchaser is a party, the Merger and the other transactions contemplated hereby and thereby.

Section 4.18          Opinion of Financial Advisor.  The Purchaser has received the opinion of Moelis & Company LLC, dated as of the date of this Agreement, to the effect that, as of such date and subject to the assumptions and qualifications made therein, the consideration to be paid by the Purchaser in the Merger is fair from a financial point of view to the Purchaser, a signed copy of which opinion has been delivered to the Company.

Section 4.19          No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV (as modified by the Purchaser Disclosure Schedule) or in the Transaction Documents, the Purchaser and Merger Sub do not make any express or implied representation or warranty concerning themselves.

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Section 4.20 Independent Investigation; Representations. The Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition and prospects of the Company and the Business, which investigation, review and analysis was done by the Purchaser and its Affiliates and representatives. In entering into this Agreement, the Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions (whether written or oral) of the Company (except the specific representations and warranties set forth in Article III as modified by the Company Disclosure Schedule and in the Transaction Documents).  The Purchaser hereby acknowledges and agrees that other than the representations and warranties made in Article III or in the Transaction Documents, none of the Company or any of its Shareholders, officers, directors, employees or representatives makes or has made any representation or warranty, express or implied, written or oral, at law or in equity, in respect of the Company, the Business, the Company Shares, or any other assets, Liabilities, operations, businesses, prospects or condition (financial or otherwise) of the Company, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the Company or the Business by the Purchaser after the Closing in any manner other than as used and operated by the Company prior to the Closing or (iii) the probable success or profitability of the Company or the Business after the Closing, and none of the Company or any of the Company Shareholders, officers, directors, employees or representatives has any authority, express or implied, to make any representation or warranty not expressly set forth in this Agreement or in the Transaction Documents and no such Person will have or be subject to any liability or indemnification obligation to the Purchaser, the Surviving Company or to any other Person resulting from the distribution to the Purchaser, its Affiliates or representatives of, or the Purchaser’s use of, any Non-Representation Information relating to the Company or the Business, including in the Virtual Data Room, management presentations, functional “break-out” discussions, confidential information memoranda, responses to questions submitted on behalf of the Purchaser or in any other form in expectation of the transactions contemplated by this Agreement.  The Purchaser further acknowledges and agrees that any Non-Representation Information has been expressly disclaimed.

ARTICLE V

COVENANTS

Section 5.1            Preparation of the Proxy Statement; the Purchaser Stockholders Meetings.

(a)           As soon as reasonably practicable following the date of this Agreement (but in any event no later than 15 Business Days after the date of this Agreement), the Purchaser shall prepare and file with the SEC the Proxy Statement.  The Purchaser shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement.  The Purchaser shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Purchaser’s stockholders as promptly as reasonably practicable after the resolution of any such comments.  The Purchaser shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of the Purchaser Stock in the Merger and the Company shall furnish all information concerning the Company and the Company Shareholders as the Purchaser may reasonably request in connection with any such action. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Purchaser without providing the Company and its counsel the reasonable opportunity to review and comment thereon and giving due consideration to such comments. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Effective Time any information relating to the Company or the Purchaser, or any of their respective affiliates, officers or directors, should be discovered by the Company or the Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information must be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company Shareholders and the stockholders of the Purchaser.

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(b)           The Purchaser shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Purchaser Stockholder Meeting in accordance with applicable Law, the Purchaser’s certificate of incorporation and bylaws for the purpose of obtaining the Purchaser Stockholder Approval.  The Purchaser shall (i) through the Board of Directors of the Purchaser, recommend to its stockholders the approval of the issuance of the Purchaser Stock pursuant to this Agreement and include in the Proxy Statement such recommendation, (ii) use its reasonable best efforts to solicit and obtain such approval and (iii) not withdraw or modify, or publicly propose to withdraw or modify, the recommendation contemplated by clause (i); provided, that, notwithstanding the foregoing, nothing herein shall restrict the Board of Directors of the Purchaser after consultation with its outside counsel from disclosing information to the stockholders of the Purchaser, consistent with fiduciary duties and applicable Law.  The Purchaser shall adjourn the Purchaser Stockholder Meeting (A) from time to time at the written request of the Company for up to 10 days upon each such request in the event there shall not be a quorum at the Purchaser Stockholder Meeting and (B) on one occasion at the written request of the Purchaser for up to 10 days in the event the Purchaser reasonably believes based on information from the Purchaser and its proxy solicitor that less than the number of shares of the Purchaser Stock required for the Purchaser Stockholder Approval intend to or have voted “against”, and less than the number of shares required for the Purchaser Stockholder Approval intend to or have voted “for”, the issuance the Purchaser Stock pursuant to this Agreement.

(c)           Subject to Section 5.1(b), at the Purchaser Stockholder Meeting the stockholders of the Purchaser shall be permitted to consider and vote upon, and the Proxy Statement may contain information relating to, such other business as may properly come before an annual meeting of the stockholders.

Section 5.2            Affirmative Covenants.  From the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with Article VIII (the “Pre-Closing Period”), and except as otherwise expressly contemplated by this Agreement or consented to in writing by the Purchaser, the Company shall: (a) conduct the Business of the Company only in the ordinary course of business consistent with past practice; and (b) use its commercially reasonable efforts to: (i) preserve the present business operations, organization and goodwill of the Company, (ii) maintain satisfactory relations with, and keep reasonably available the services of, the current officers and other key employees of the Company, (iii) maintain in effect all material Permits that are required for the Company to operate the Business, (iv) preserve its present relationships with customers, suppliers and distributors and others having material business relationships with the Company and (v) maintain assets of the Company in good condition and in compliance, in all material respects, with Laws.

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Section 5.3            Negative Covenants of the Company.  During the Pre-Closing Period, without the prior written consent of the Purchaser (such consent to not be unreasonably withheld, conditioned or delayed), except as otherwise expressly contemplated by this Agreement, the Company shall not:

(a)           enter into, amend or modify in any material respect, or terminate prior to the scheduled termination date set forth therein, any Material Contract, or otherwise waive, release, assign, cancel or compromise any material debt, claim, benefit, obligation or right, or bill and collect accounts receivable other than consistent with past practice;

(b)           make any capital expenditure or enter into any commitment therefor in excess of $100,000 for any single expenditure or series of related expenditures;

(c)           (i) change its authorized or issued capital stock, (ii) transfer, issue, sell, dispose of, or grant any shares of capital stock, debt security, warrant, option, call, right to purchase or similar right regarding its capital stock; purchase, redeem, retire or otherwise acquire, or offer to purchase, redeem or otherwise acquire any of shares of its capital stock, (iii) declare, set aside or pay any dividend or make any distribution (whether payable in cash, stock or property) or payment in respect of its capital stock, except for cash dividends that do not reduce Final Closing Cash below zero dollars, (iv) split, subdivide, recapitalize, combine or reclassify its capital stock or (v) enter into or modify any agreement or Contract with any Company Shareholder or any Affiliate of any Company Shareholder;

(d)           amend any of its Organizational Documents;

(e)           (i) hire or terminate any employee, consultant or director (except for the hiring of non-executive employees with aggregate annual compensation below $150,000 hired in the ordinary course of business), (ii) increase or establish, or commit to increase or establish, whether orally or in writing, any form of compensation or benefits payable by the Company, including without limitation, pursuant to any Company Benefit Plan (except as required by any Law), (iii) adopt, enter into, establish, amend, modify or terminate any Company Benefit Plan (other than modifications that may be required to comply with Law) or increase the benefits provided thereunder, (iv) accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan or (v) grant any equity or equity-linked awards or any other cash bonus, incentive, performance or other incentive compensation plan;

(f)            enter into, modify or terminate any employment, termination, labor or collective bargaining agreement of the Company or, through negotiations or otherwise, make any commitment or incur any liability to any employee or labor organizations or announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company;

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(g)           (i) incur, redeem or assume any long-term or short-term indebtedness for borrowed money, enter into any hedging or off balance sheet financing arrangements, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (ii) make any loan, advance or capital contribution to, or investment in, any other Person, or (iii) subject to any Lien any of the properties or assets (whether tangible or intangible) of the Company, except for Permitted Liens and Liens that will be released at or prior to the Closing;

(h)           enter into any transaction that would be required to be disclosed under Section 3.17 (Related Party Transactions);

(i)            (i) acquire (whether pursuant to merger, stock or asset purchase or otherwise) any material properties or assets, (ii) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company (except for the purpose of disposing of obsolete or worthless assets or in connection with the Merger), (iii) abandon, fail to maintain or allow to expire (other than at the natural expiration of its term), or sell or exclusively license to any Person, any material Intellectual Property, or (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

(j)             change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes required by GAAP, as concurred in by its independent public accountants;

(k)            (i) enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company or, upon completion of the Merger, the Purchaser or its Subsidiaries or any successor thereto from engaging or competing in any line of business or in any location, (ii) permit any material insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated without reasonable prior notice to the Purchaser or (iii) materially modify the Company’s standard warranty terms for its services and products;

(l)            commence any Proceeding against any other Person or compromise, settle, pay or discharge any Proceeding or dispute (including any settlement or consent to settlement of any material Tax claim); provided, however, that: (i) the consent of the Purchaser shall not be required with respect to the settlement of any Proceeding or dispute by the Company if such settlement: (A) involves solely a cash settlement payment to the Person with which the settlement is being effected that is paid out of cash on hand at the Company, (B) provides for the full and unconditional release of the Company from any and all Liability in respect of the matters underlying such settlement, and (C) does not: (1) include an admission of guilt on the part of the Company, or (2) impose any restrictions on the future conduct of the Company;

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(m)           make, change or rescind any material Tax election, file any amended material Tax Return, enter into any closing agreement or settle any Tax audit or proceeding relating to the Company, surrender any right to claim a refund for a material amount of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or settle or compromise any Tax liability if such action would have the effect of increasing the Tax liability or adversely affecting the Tax position of the Purchaser or the Surviving Corporation in a taxable period beginning after the Closing Date or the post-Closing portion of any Straddle Period; or

(n)           enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize anything prohibited by this Section 5.3.

Section 5.4            Negative Covenants of the Purchaser.

During the Pre-Closing Period, without the prior written consent of the Company (such consent to not be unreasonably withheld, conditioned or delayed), except as otherwise expressly contemplated by this Agreement or the Transaction Documents, the Purchaser shall not:

(a)           (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Purchaser or any of the Purchaser Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b)           issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (except Permitted Liens), any shares of its capital stock (or any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than pursuant to the Purchaser 2010 Incentive Award Plan outstanding as of the date of this Agreement.

(c)           (i) amend its Organizational Documents or (ii) merge or consolidate with any Person;

(d)           authorize, commit or agree to take any of the actions prohibited by this Section 5.4; or

(e)           take any action or fail to take any commercially reasonable action that would result in a breach of the representations and warranties set forth in Section 4.15.

Section 5.5             Access to Information.  Except as precluded by any confidentiality agreement or similar agreement or arrangement between the Company and any Person, or pursuant to applicable Law, during the Pre-Closing Period the Company shall provide the Purchaser and its Affiliates, and its and their respective officers, employees, accountants, counsel, financial advisers and other representatives, with access to the officers, employees, accountants, accountants’ work papers, facilities, properties, operations and books and records (including Contracts and financial and operating data) of the Company.  The Company shall make extracts of and copies of such books and records upon request by the Purchaser or its officers, employees, accountants or other advisors.  The Company shall cause its officers, employees, accountants, counsel, financial advisers and other representatives to cooperate with the Purchaser and the Purchaser’s representatives in connection with such investigation and examination.

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Section 5.6            Confidentiality.  The Purchaser and the Company each acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the mutual nondisclosure agreement between the Purchaser and the Company dated January 25, 2012 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.  Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate.

Section 5.7            Regulatory and Other Authorizations.

(a)           Generally.  During the Pre-Closing Period, the Purchaser and the Company shall, in good faith and in a reasonably timely manner, use their respective commercially reasonable efforts to: (i) take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents, as may be required to carry out the provisions of this Agreement and consummate and make effective the Transactions; and (ii) cause the Closing conditions contained in Article VI applicable to such Person to be satisfied.  Without limiting the generality of the foregoing, the Purchaser and the Company shall, in good faith and in a reasonably timely manner, use their respective commercially reasonable efforts to obtain all required Consents from Governmental Entities on or prior to the Closing Date.  The Purchaser and the Company shall give any notices to Governmental Entities and third parties, and use commercially reasonable efforts to obtain any Consents under any Contracts, Permits or Orders necessary, proper or advisable in connection with the Merger; provided, however, that, prior to the Effective Time, the Company and the Purchaser shall coordinate and cooperate in determining whether any actions, notices, consents, approvals or waivers are required to be given or obtained, or should be given or obtained, from parties to any such Contracts, Permits or Orders in connection with consummation of the Merger and in seeking any such actions, notices, consents, approvals or waivers.

(b)           HSR.  If necessary under applicable Law, the Purchaser shall, and the Company shall: (i) make or cause to be made all filings required of each of them or any of their respective Affiliates under the HSR Act with respect to the Transactions as promptly as practicable and, in any event, as promptly as possible after the date of this Agreement; (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by each of them from the Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) or any other Governmental Entity in respect of such filings or the Transactions; (iii) seek early termination with respect to the Transactions under the HSR Act; and (iv) use commercially reasonable efforts to cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Entity with respect to any such filing.  The Purchaser shall, and the Company shall, to the extent permissible under applicable law: (i) use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the HSR Act in connection with the Transactions and otherwise coordinate their efforts in connection with any such filing; (ii) promptly inform the other party of any material written or oral communication with any Governmental Entity regarding any such filing or additional request (which shall include copies of any such written communications); and (iii) otherwise reasonably consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party or its representatives relating to proceedings under the HSR Act.

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Section 5.8           Disclosures Concerning Agreement and the Transactions.  As soon as reasonably practicable after the date of this Agreement, the Purchaser and the Company shall mutually agree upon a joint initial press release concerning this Agreement, the other Transaction Documents and the Transactions, which shall be disseminated at such time and in such manner as is agreed upon in writing by the Purchaser and the Company (not to be unreasonably withheld, conditioned or delayed).  After such initial press release is disseminated, the Company and Purchaser will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the Transactions and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement (which shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable Law or by obligations pursuant to any agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements; provided, that each of Purchaser and the Company may make any public statement to the press, analysts, investors, lenders, rating agencies, proxy advisory firms or those attending industry conferences or Purchaser conference calls, so long as such statements are substantially similar to previous press releases, public disclosures or public statements made jointly by Purchaser and the Company (or individually, if approved by the other party).

Section 5.9           Exclusivity.  During the Pre-Closing Period, the Company shall, and shall cause its directors, officers, shareholders, employees, agents and advisors (collectively, the “Company Representatives”) to, deal exclusively with the Purchaser and its designated representatives regarding any and all acquisitions of, or investments in, the Company, or the Business, whether by way of merger, consolidation or other business combination with any other Person, purchase or exchange of capital stock or other equity interests, purchase of assets or otherwise (an “Alternative Transaction”) and, without the prior consent of the Purchaser, the Company shall not, and shall cause the Company Representatives not to: (a) solicit, initiate or otherwise engage in any negotiations, discussions or other communications with any other Person relating to any Alternative Transaction; (b) provide information or documentation to any other Person with respect to the Company or any of its assets in respect of any Alternative Transaction; or (c) enter into any Contract, letter of intent, memorandum of terms or understanding with any other Person in respect of any Alternative Transaction.  The Company shall, and shall cause the Company Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any Alternative Transaction or would reasonably be expected to lead to an Alternative Transaction.  The Company shall promptly after the date of this Agreement instruct each Person which has heretofore executed a confidentiality agreement relating to an Alternative Transaction with or for the benefit of the Company to promptly return or destroy all information, documents, and materials relating to the Alternative Transaction or to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of the Company Representatives to such Person or any of the Company Representatives in accordance with the terms of any confidentiality agreement with such Person.

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Section 5.10         Notification.  During the Pre-Closing Period, the Purchaser and the Company shall each give written notice to the other promptly (and in any event within five Business Days) after acquiring actual knowledge of the occurrence of any omission, event or action that: (a) has caused, or is reasonably likely to cause the failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (b) has caused, or is reasonably likely to cause any condition to the other party’s obligation to consummate the Closing not to be satisfied; or (c) would otherwise be reasonably expected to delay materially or prevent the consummation of the Closing.

Section 5.11         D&O Indemnification and Insurance.

(a)           Except as required by applicable Law, the Purchaser agrees to honor and fulfill in all material respects the Company’s obligations to provide indemnification and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of the current or former directors, officers or employees of the Company, as provided in its Organizational Documents or in indemnification agreements (correct and complete copies of which were made available by the Company to the Purchaser in the Virtual Data Room prior to the date of this Agreement), in each case in effect as of the Closing, (i) in accordance with their respective terms, with respect to any indemnification agreements, or (ii) for a period of not less than six years after the Closing Date, with respect to the Organizational Documents.

(b)           The Purchaser shall be responsible for paying the cost of a non-cancelable run-off insurance policy, for a period of six years after the Closing Date to provide insurance coverage for events, acts or omissions occurring on or prior to the Closing Date for all Persons who were covered by the Company’s directors and officers policy in effect immediately prior to the Closing Date, which the Purchaser shall procure and put into effect on or prior to the Closing Date; provided, that the Purchaser shall not be required to pay an annual premium for such insurance policy in excess of 200% of the last annual premium paid by the Company prior to the date of this Agreement.

Section 5.12         Employee Benefits.

(a)           Following the Closing, the Purchaser shall cause the Company to honor all rights to paid time off, including vacation, personal and sick days, accrued by employees of the Company under any Company Benefit Plan through the Closing Date.  For the period from the Closing through December 31, 2013, the Purchaser shall cause the Company to provide to all individuals employed by the Company as of the Closing who continue to be employed after the Closing (“Business Employees”), (i) an annual base salary or hourly wage rate, as applicable, that is no less than the annual base salary or hourly wage rate provided to such Business Employee immediately prior to the Effective Time (disregarding any increase in salary or wage rate made between the date of this Agreement and the Closing Date in violation of Section 5.3(e) above) and (ii) employee benefits (excluding equity-based compensation, retiree medical, retiree life and defined benefit plans) that are no less favorable in the aggregate than those provided to such Business Employee immediately prior to the Closing.

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(b)           With respect to any employee benefit plan, policy, program or arrangement in which any Business Employee first becomes eligible to participate on or after the Closing Date, and in which such Business Employee did not participate prior to the Closing Date (the “Post-Closing Plans”), the Purchaser shall (and shall cause the Company to) use commercially reasonable efforts to: (i) for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical or vision benefits to any Business Employee, (A) waive all pre-existing conditions, evidence of insurability or good health or actively-at-work exclusions applicable to such Business Employee, except to the extent such pre-existing conditions, evidence of insurability or good health or actively-at-work exclusions would apply under the analogous Company Benefit Plan; and (B) provide each such Business Employee with credit for any co-payments and deductibles paid by such Business Employee during the plan year that includes the Closing Date (to the same extent such credit would have been given under the analogous Company Benefit Plan prior to the Closing); and (ii) for purposes other than benefit accrual under any Post-Closing Plan that is a defined benefit pension, equity incentive or similar plan, recognize all service of such Business Employee with the Company for purposes of eligibility to participate and vesting.  The Purchaser shall designate the Company as a “Designated Subsidiary” within the meaning of the Purchaser’s 2010 Employee Stock Purchase Plan.  Following the Closing, the Business Employees will be eligible to participate in the Purchaser’s 2010 Incentive Award Plan, as amended.

(c)           For the period from the Closing through at least December 31, 2013, except as set forth on Schedule 5.12(c) of the Company Disclosure Schedule or as approved by the Senior Executives, the Purchaser shall maintain in full force and effect all of the Company Benefit Plans that were in effect immediately prior to the Closing and shall continue to administer such plans and provide eligibility for benefits to the Business Employees under such plans that are substantially comparable to those in effect immediately prior to the Closing.

(d)           During the 16-month period following the Closing, the Purchaser shall not cause a reduction in the number of “shared service” Business Employees who are employed by the Purchaser or its Subsidiaries unless (i) approved by the Senior Executives after the Closing or (ii) such Business Employee is terminated for cause or disruptive behavior.  The Purchaser further agrees to negotiate in good faith with the Senior Executives to develop a severance plan or program for the benefit of “shared service” Business Employees in accordance with Exhibit 5.12(d).

(e)           From and after the Closing, the Purchaser agrees to maintain and perform all obligations under the Company’s 2010 Long Term Incentive Program (the “2010 LTIP”) in accordance with the terms of the 2010 LTIP in effect as of the date of this Agreement (except as may be modified in accordance with the terms of the 2010 LTIP), unless otherwise approved by the Senior Executives after the Closing.  Following the expiration or termination of the 2010 LTIP, but in no event prior to 2013, the Purchaser shall implement a new long-term incentive program for the benefit of Business Employees who remain employed with the Company or its Affiliates at such time, the terms and conditions of which shall be substantially similar to those of the 2010 LTIP (as adjusted for the size and profitability of the business).

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(f)           Nothing in this Agreement shall, or shall be construed so as to: (i) prevent or restrict in any way the right of the Purchaser to terminate, reassign, promote or demote any employee, independent contractor, director or other service provider of the Company (or to cause any of the foregoing actions) at any time following the Closing, or to change (or cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such service providers at any time following the Closing; (ii) create any third-party rights in any such current or former service provider of the Company or any of its Subsidiaries (or any beneficiaries or dependents thereof); (iii) require the Purchaser to continue any Company Benefit Plan (other than as set forth in Sections 5.12(c) or (e)) or be construed to prevent, and no action by the Company prior to the Closing shall limit the ability of, the Purchaser from terminating, amending or modifying to any extent or in any respect of any Purchaser Benefit Plan that the Purchaser may establish or maintain; or (iv) be construed as amending any Company Benefit Plan or any Purchaser Benefit Plan.

Section 5.13          Maintenance of Books and Records.  For a period of at least seven years after the Closing Date: (a) the Purchaser shall cause the Company to maintain its books and records in existence as of the Closing Date; and (b) upon reasonable written notice, the Purchaser shall cause the Company to provide to any Company Shareholder and its representatives, employees, counsel and accountants access, during normal business hours and upon reasonable advance notice, such books and records relating to periods prior to the Closing Date, and shall permit such Persons to examine and copy, at the sole cost and expense of the party providing access, such books and records to the extent reasonably requested by any such Persons as is reasonably necessary for financial reporting, accounting and Tax matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any claim or assessment.  The parties agree to cooperate so that such access does not unreasonably disrupt the normal operations of the Company.

Section 5.14          Shareholder Approval.  The Company shall, promptly after the execution of this Agreement and the Related Plan of Merger, obtain the approval and adoption of this Agreement, the Merger and the other Transactions by the required vote of the Company Shareholders under the VSCA and the Company’s Organizational Documents pursuant to the Company Shareholder Consent.

Section 5.15          Tax Matters.

(a)           Section 338(h)(10) Election.

(i)           At the Purchaser’s option, each Company Shareholder shall: (A) join with the Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Tax law) with respect to the Merger (collectively, a “Section 338(h)(10) Election”); (B) cooperate with the Purchaser and take all commercially reasonable actions necessary and appropriate or requested by the Purchaser (including executing, at or prior to the Closing, IRS Form 8023 and any similar forms under applicable state income tax laws, and otherwise timely preparing, executing or filing such Tax Returns, forms, elections, schedules and other documents that may be required) to effect and preserve any such Section 338(h)(10) Election; (C) take no position to the contrary in any Tax Return, any proceeding before a Tax Authority or otherwise prejudice any such Section 338(h)(10) Election; and (D) include his, her or its respective share of any income, gain, loss, deduction, or other Tax item resulting from a Section 338(h)(10) Election on his, her or its Tax Returns to the extent required by applicable Law and subject to the terms of this Agreement.

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(ii)           In connection with the Section 338(h)(10) Election, the Purchaser and the Company Shareholders agree that the Merger Consideration and the liabilities of the Company (plus other relevant items required under Section 338(h)(10) of the Code, and Treasury regulations promulgated thereunder) will be allocated to the assets of the Company for Tax purposes in a manner consistent with Sections 338 and 1060 of the Code and the Treasury regulations promulgated thereunder, and shall negotiate in good faith to determine a proposed allocation schedule (the “Allocation Schedule”).  As soon as practicable after the date hereof, in all events within 20 days of the date hereof, the Purchaser shall deliver a proposed Allocation Schedule, based on the assets on the balance sheet of the Company as of February 29, 2012, to the Shareholder Representative, which allocation shall be consistent with Sections 338 and 1060 of the Code and the Treasury regulations promulgated thereunder. The Shareholder Representative shall within 20 days of receipt of such proposed Allocation Schedule notify the Purchaser that it is in agreement with such proposed allocation or of any reasonable objections that it has with respect to such proposed Allocation Schedule, and the Shareholder Representative and the Purchaser agree to consult and attempt to resolve in good faith any such objection. To the extent that the Purchaser and the Shareholder Representative are unable to reach an agreement regarding such objection, the dispute shall be submitted to the Independent Accountants for resolution, with the costs of the Independent Accountants borne equally by the Purchaser and the Company Shareholders.  After the Purchaser and the Shareholder Representative are in agreement on the Allocation Schedule or the Allocation Schedule has otherwise been finally determined, and within 60 days after closing, the Purchaser and the Shareholder Representative will apply the Allocation Schedule to the assets on the balance sheet of the Company as of the Closing Date to create a final allocation schedule (the “Final Allocation Schedule”). The Purchaser, the Company and the Company Shareholders shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such Final Allocation Schedule.   Appropriate adjustments to the Final Allocation Schedule shall be made in the event that the Merger Consideration is adjusted, and such adjustments shall be determined in accordance with the Treasury regulations promulgated under Sections 338 and 1060 of the Code, as agreed by the Purchaser and the Shareholder Representative. In the event that any of the allocations provided on such Final Allocation Schedule are disputed by a Tax Authority, the party receiving notice of such dispute shall use reasonable efforts to notify the other party, and the Company Shareholders and Purchaser shall cooperate in good faith in responding to such challenge to preserve the effectiveness of such Final Allocation Schedule, each at its own cost and expense.

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(b)           Tax Returns.

(i)           The Company Shareholders shall prepare or cause to be prepared and timely file or cause to be timely filed all Income Tax Returns of the Company for all periods ending on or prior to the Closing Date that have not yet been filed and are required to be filed after the Closing Date. The Purchaser agrees that the Transaction Tax Deductions may be claimed in such Income Tax Returns prepared or caused to be prepared by the Company Shareholders.  The Shareholder Representative shall permit the Purchaser to review and comment on each such Income Tax Return not less than ten days prior to filing, and the Shareholder Representative shall consider in reasonable good faith any comments from the Purchaser and attempt in reasonable good faith to resolve any disagreements regarding such Income Tax Returns prior to the due date for filing.

(ii)           The Purchaser shall prepare or cause to be prepared and timely file or cause to be timely filed: (A) all non-Income Tax Returns of the Company for all periods ending on or prior to the Closing Date that have not yet been filed and are required to be filed after the Closing Date, and (B) all Tax Returns of the Company for taxable years or periods ending after the Closing Date.  Such Tax Returns, to the extent relating to any Pre-Closing Taxable Period (including any Straddle Period), shall be prepared consistently with past practice to the extent permitted by applicable law and the Purchaser shall permit the Shareholder Representative to review and comment on each such Tax Return not less than ten days prior to filing.  The Shareholder Representative shall notify the Purchaser of any reasonable objections that it has with respect to any items set forth in such Tax Return, and the Shareholder Representative and the Purchaser agree to consult and attempt to resolve in good faith any such objection.  To the extent that the Purchaser and the Shareholder Representative are unable to reach an agreement regarding the revisions to be made to such Tax Returns, the dispute shall be submitted to the Independent Accountants for resolution, with the costs of the Independent Accountants borne equally by the Purchaser and the Company Shareholders.  The Company Shareholders shall be liable for any Taxes due in respect of such Tax Returns solely to the extent provided in Section 8.2.

(iii)           The Purchaser and the Surviving Corporation, on the one hand, and the Company Shareholders and the Shareholder Representative, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Taxes or refunds thereof, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax Returns by such parties pursuant to clause (i) or clause (ii) above, or for claiming refunds of Taxes as contemplated under Section 5.15(d) below, as applicable.

(c)           Tax Contests. Whenever any Tax Authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which the Company Shareholders are or may be liable under Section 8.2, the Purchaser or the Shareholder Representative shall, if informed of such an assertion, promptly inform the other party, and the Shareholder Representative shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which the Company Shareholders may be liable under this Agreement; provided, however, that if such proceeding or such settlement would reasonably be expected to adversely affect the liability of the Purchaser or the Surviving Corporation for Taxes for any taxable period (or portion thereof) beginning after the Closing Date, the Purchaser shall have the right to participate, at its own expense, in such proceeding and such settlement shall not be agreed to without the consent of the Purchaser, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, whenever any Tax Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes relating to a Straddle Period, the Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings would reasonably be expected to affect the amount of Taxes for which the Company Shareholders are liable under Section 8.2, in which case such settlement shall not be agreed to by the Purchaser without the consent of the Shareholder Representative, which consent will not be unreasonably withheld or delayed. For the avoidance of doubt, in the event of any conflict between this Section 5.15(c) and Section 9.5, the procedures set forth in this Section 5.15(c) shall control.

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(d)           Tax Refunds.  The amount of any refunds of Taxes of the Company relating to a Tax Return for a Pre-Closing Taxable Period received by the Purchaser or the Surviving Corporation shall be for the account of the Company Shareholders, net of any reasonable cost incurred by the Purchaser or the Surviving Corporation directly attributable to the obtaining and receipt of such refunds, provided, however, that (i) such Taxes were paid by the Company or the Company Shareholders prior to the Closing Date or by the Company Shareholders after the Closing Date (in either case, whether directly, as a result of any indemnity provision under this Agreement or pursuant to any other adjustment to the Merger Consideration) and (ii) such refunds do not arise as a result of a carryback of a loss or other Tax benefit from a taxable period (or portion thereof) beginning after the Closing Date. Notwithstanding the foregoing, in the case of such refunds other than those related to Transaction Tax Deductions, the amount of any such refunds shall be for the account of the Purchaser to the extent such refunds have already been reflected in the Closing Balance Sheet and the Final NWC.  All refunds held by one party for the account of another pursuant to this Section 5.15(d) shall be paid to such other party within fifteen days of receipt.  To the extent any Tax refund for the account of and paid to one party by the other party pursuant to this Section 5.15(d) is subsequently disallowed or required to be returned to the applicable Tax Authority, such recipient of a refund agrees to promptly repay the amount of such refund, together with any interest, penalties or other additional amounts imposed by such Tax Authority, to the other party.

(e)           Tax Sharing Agreements.  Any Tax allocation or sharing agreement to which the Company is a party shall be terminated on or before the Closing Date.  After the Closing Date, no party shall have any rights or obligations under any such Tax allocation or sharing agreement.

(f)           Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Purchaser and the Company Shareholders when due, and the responsible party under applicable law will file or cause to be filed all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.  The expenses of such filing shall be borne equally by the Purchaser and the Company Shareholders.

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Section 5.16         Assistance with Financing.

(a)           The Company acknowledges that the Purchaser may seek to obtain financing from time to time after the date of this Agreement, including pursuant to the New Financing, although the parties agree and acknowledge that the Purchaser’s receipt of any such financing shall not be a condition to the Purchaser’s obligation to consummate the Transactions.  In furtherance of such efforts, the Purchaser will need to provide third parties, including lenders from whom the Purchaser intends to obtain such financing, including the Lenders (the “Financing Parties”), the information which is reasonably customary in connection with the arrangement of debt financing (the “Company Information”), including, without limitation, the following:  (i) as promptly as practicable all historical financial and other pertinent historical information regarding the Company and its Subsidiaries as may be reasonably requested in writing by Purchaser in connection with the financing contemplated by the New Financing (including such information which Purchaser has determined is necessary for the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries customary for such financing or reasonably necessary for the syndication of the New Financing by the financing sources) and (ii) furnishing all financial statements expressly required by the Financing Commitment Letter within the time periods specified therein. Upon the reasonable request of the Purchaser, the Company shall provide the Company Information to the Purchaser or a Financing Party upon such Financing Party’s customary undertaking of confidentiality.  In addition, the Company shall provide reasonable cooperation, and shall cause its independent accountants to cooperate, as reasonably requested by the Purchaser, in connection with the arrangement of, and the negotiation of agreements with respect to, any such financing.

(b)           During the Pre-Closing Period, the Company shall use commercially reasonable efforts, at the Purchaser’s sole expense, to provide, and shall cause its independent accountants to provide, the Purchaser with such information as the Purchaser may reasonably request (including Company Information and management representation letters required for any audit and accountants comfort letters required in connection with debt offerings) in connection with: (i) the completion of any private offering memorandums or other disclosure documents, (ii) the Purchaser’s efforts to cause the Company’s financial statements and the pro forma financial information described in clause (iii) to comply with Regulation S-X and (iii) the Purchaser’s preparation of pro forma financial information for purposes of its reports, or other filings (including the Form S-4, the Proxy Statement or any other registration statement, any amendments thereto, or any prospectus or prospectus supplement in connection therewith) in accordance with Securities Act or the Exchange Act; provided, however, that while it is a condition that the Company provide information that complies with the provisions of clause (ii) and (iii) above, the Purchaser agrees and acknowledges that compliance with Regulation S-X or preparation of such pro forma financial information shall not be a condition to its obligation to consummate the Closing.

(c)           During the Pre-Closing Period, in the event the SEC has comments or questions on any of the Company’s financial information, the Company shall use commercially reasonable efforts to reasonably assist and cooperate, and shall cause its independent accountants to assist and cooperate, with the Purchaser, the Purchaser’s independent accountants and the SEC to resolve any such issues and questions regarding the Company Information and take such commercially reasonably actions with respect to such financial statements or information as are necessary for the Purchaser to satisfy its obligations under Regulation S-X.

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(d)           During the Pre-Closing Period, the Company shall use commercially reasonable efforts to reasonably cooperate with the Purchaser’s reasonable requests in connection with the Purchaser’s compliance with applicable Laws with respect to the transactions hereunder, including: (i) providing access to its management upon reasonable prior notice during normal business hours to assist with SEC reporting obligations of the transactions hereunder, including the preparation by the Purchaser of pro forma financial statements and addressing purchase accounting issues; (ii) allowing access to the Company’s independent accountants (including to the extent required by such accountants, consent to the release of their work papers to the Purchaser or the Purchaser’s independent accountants), and discussing with the Company’s independent accountants appropriate consents to fulfill the Purchaser’s reporting requirements, including financial statements and the notes thereto; (iii) assisting Purchaser in preparation of materials for rating agency presentations, offering documents, offering circulars or private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the New Financing, (iv) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the New Financing, (v) assisting in the amendment of any of the Company’s or its Subsidiaries’ currency or interest hedging agreements, or other agreements, in each case, on terms satisfactory to the Purchaser, (vi) providing authorization letters to the New Financing sources authorizing the distribution of information to prospective lenders and containing a customary representation that such information does not contain a material misstatement or omission and containing a representation to the New Financing sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or their securities, (vii) cooperating reasonably with Purchaser’s New Financing sources’ due diligence, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company, and (viii) using its commercially reasonable efforts to arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness contemplated by the Financing Commitment Letter to be paid off, discharged and terminated on the Closing Date; provided, that the Company shall not be required to take any action prior to the Closing in contravention of the terms of any Company Indebtedness and the effectiveness of any such documentation executed by the Company shall be subject to the consummation of the Closing.

(e)           The parties agree and acknowledge that all actions taken by the Company pursuant to the terms of this Section 5.16 shall be at the sole cost and expense of the Purchaser and the Purchaser shall, promptly upon written request by the Company, reimburse the Company for all costs reasonably incurred by the Company in connection with the actions taken by the Company pursuant to the terms of this Section 5.16.

Section 5.17         NASDAQ Listing.  The Purchaser shall promptly prepare and submit to NASDAQ, a listing application covering the shares of Purchaser Stock to be issued in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Purchaser Stock on the NASDAQ Global Select, subject to official notice of issuance to NASDAQ, and the Company shall cooperate with the Purchaser with respect to such listing.

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Section 5.18         Rule 16b-3.  Prior to the Effective Time, the Purchaser and the Company shall take such actions as may be necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities, or acquisitions of Purchaser Stock pursuant to the transactions contemplated by this Agreement) by any officer of director of the Company who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3 and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999).

Section 5.19         Further Efforts.

(a)           Prior to the Closing, the Purchaser agrees to negotiate in good faith with the Senior Executives the terms of employment agreements to be entered into with each of the Senior Executives in connection with the Closing, with such agreements to include terms and conditions consistent with employment agreements currently in place between the Purchaser and its senior executive officers.

(b)           The Company agrees to use commercially reasonable efforts to cause, as soon as reasonably practicable after the date hereof, each (i) Company Shareholder and holder of Company Options to execute and deliver to the Purchaser a Non-Compete Agreement and (ii) Company Shareholder and holder of Company Options who is an Accredited Investor to execute and deliver to the Purchaser a joinder to the Investor Rights Agreement and documentation reasonably requested by the Purchaser evidencing that such Person is an Accredited Investor; provided, however, that the foregoing shall not apply to any Company Shareholder who is party to the Voting Agreement as of the date hereof.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1            Conditions to Obligations of Each Party.

The respective obligation of each party to consummate the Closing shall be subject to the satisfaction (or waiver in writing by each party to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a)           each of the Company Shareholder Consent and the Purchaser Stockholder Approval shall have been obtained;

(b)           all applicable waiting periods (or extensions thereof) under the HSR Act shall have expired or been terminated with respect to the Transactions;

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(c)           no Law or Order shall have been enacted, issued, promulgated, enforced or entered by any Governmental Entity or Judicial Authority that prohibits or enjoins the consummation of the Transactions; and

(d)           the shares of Purchaser Stock issuable to the Company Shareholders as contemplated by this Agreement shall have been approved for listing on the NASDAQ Global Select, subject to official notice of issuance.

Section 6.2            Conditions to Obligation of the Company.  The obligation of the Company to consummate the Closing shall be subject to the satisfaction (or waiver in writing by the Company to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a)           each of the representations and warranties of the Purchaser and Merger Sub (i) contained in this Agreement (other than in Section 4.1), without giving effect to any qualification as to materiality or Purchaser Material Adverse Effect contained therein, shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such earlier date), except to the extent that any such untruth or incorrectness would not, individually or in the aggregate, result in a Purchaser Material Adverse Effect; and (ii) contained in Section 4.1 shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date;

(b)           each of the covenants and agreements contained in this Agreement to be performed by the Purchaser or Merger Sub at or before the Closing shall have been performed in all material respects by the Purchaser or Merger Sub, as applicable, at or before the Closing;

(c)           since December 31, 2011, there shall not have occurred any Purchaser Material Adverse Effect;

(d)           the Purchaser shall have made or caused to have been made each of the payments of Estimated Merger Consideration substantially simultaneously with the consummation of the Closing;

(e)           the Purchaser shall have delivered to the Company a certificate of an executive officer of the Purchaser to the effect that each of the conditions specified above in Sections 6.2(a), 6.2(b) and 6.2(c) has been satisfied in all respects; and

(f)            the Purchaser shall have made the Restricted Stock Unit Grants as described on Exhibit 6.2(f) attached hereto (as may be amended from time to time after the date hereof by mutual written agreement of the Purchaser and the Senior Executives), subject to the recipient thereof having executed and delivered to the Purchaser a Non-Compete Agreement.

Section 6.3            Conditions to Obligations of the Purchaser and Merger Sub.  The obligations of the Purchaser and Merger Sub to consummate the Closing shall be subject to the satisfaction (or waiver in writing by the Purchaser), at or prior to the Closing, of each of the following conditions:

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(a)           each of the representations and warranties of the Company (i) contained in this Agreement (other than in Sections 3.1 and 3.2), without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein, shall be true and correct as of the date hereof and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such earlier date), except to the extent that any such untruth or incorrectness would not, individually or in the aggregate, result in a Company Material Adverse Effect; (ii) contained in Section 3.1 shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date; and (iii) contained in Section 3.2 shall be true and correct (except for de minimis inaccuracies) as of the date hereof and shall be true and correct (except for de minimis inaccuracies) as of the Closing Date as though made on and as of the Closing Date;

(b)           each of the covenants and agreements contained in this Agreement to be performed by the Company at or before the Closing shall have been performed in all material respects by the Company at or before the Closing;

(c)           since December 31, 2011, there shall not have occurred any Company Material Adverse Effect;

(d)           the Required Consents shall have been obtained;

(e)           the New Financing has been funded in accordance with the terms of the Financing Commitment Letter;

(f)            all loans payable to the Company from officers and directors of the Company shall have been repaid in full;

(g)           the Company shall have delivered to the Purchaser satisfactory payoff letters evidencing that the Company Indebtedness shall have been, or will be, repaid in full and evidencing that all Liens (other than Permitted Liens) on the Company and any of its assets (as applicable) have been, or will be, released and discharged as of the Closing Date as contemplated by Section 2.6; and

(h)           the Company shall have delivered to the Purchaser and Merger Sub a certificate of an executive officer of the Company to the effect that each of the conditions specified above in Sections 6.3(a), 6.3(b) and 6.3(c) has been satisfied in all respects.

ARTICLE VII

TERMINATION

Section 7.1           Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after the Purchaser Stockholder Meeting:

(a)           upon the written agreement of the Company and the Purchaser;

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(b)           by either the Company or the Purchaser if the Closing shall not have occurred on or before July 18, 2012 (or such other date to which the Company or the Purchaser may agree upon in writing) (the “End Date”) because one or more conditions to respective obligations of the Company or the Purchaser and Merger Sub to consummate the Closing set forth in Sections 6.1, 6.2 or 6.3, as applicable, has not been satisfied, or for any other reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to either party if such party’s willful breach of any of its obligations under this Agreement caused, or resulted in, the failure of the Closing to occur on or before such date;

(c)           by either the Company or the Purchaser if any Order permanently preventing the consummation of the Closing shall have been entered by any court of competent jurisdiction and shall have become a Final Order; provided, however, that neither party may terminate this Agreement pursuant to this Section 7.1(c) unless such party has used commercially reasonable efforts to prevent the entry of and to procure the removal, reversal, dissolution, setting aside or invalidation of such Order;

(d)           by the Purchaser, either: (i) after the occurrence of a non-curable breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that shall have rendered impossible the satisfaction of the conditions to Closing in Sections 6.3(a) or 6.3(b); or (ii) 30 days after receipt by the Company of notice from the Purchaser of the occurrence of a curable breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that would result in the failure of the conditions of the Purchaser and Merger Sub to consummate the Closing set forth in Sections 6.3(a) or 6.3(b) to be satisfied if such breach has not been cured within such time period (or if the End Date is less than 30 days from such notice, if not cured by the End Date); provided, however, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if the Purchaser is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(e)           by the Company, either: (i) after the occurrence of a non-curable breach of any representation, warranty, covenant or agreement of the Purchaser or Merger Sub set forth in this Agreement that shall have rendered impossible the satisfaction of the conditions to Closing in Sections 6.2(a) or 6.2(b); or (ii) 30 days after receipt by the Purchaser of notice from the Company of the occurrence of a curable breach of any representation, warranty, covenant or agreement of the Purchaser or Merger Sub set forth in this Agreement that would result in the failure of the conditions to the Company’s obligation to consummate the Closing set forth in Sections 6.2(a) and 6.2(b) to be satisfied if such breach has not been cured within such time period (or if the End Date is less than 30 days from such notice, if not cured by the End Date); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(f)            by either the Company or the Purchaser, if any condition to the terminating party’s obligation to consummate the Closing set forth in Sections 6.1, 6.2 or 6.3, respectively, shall have become incapable of satisfaction (other than as provided in Sections 7.1(c), (d) or (e)); provided, however, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to either party if such party’s willful breach of any of its obligations under this Agreement caused such Closing condition to have become incapable of satisfaction.

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Any termination made in accordance with Section 7.1(b), (c), (d), (e) or (f) shall be effective upon delivery of a notice of termination by the terminating party to the Purchaser or the Company (as applicable), which notice shall refer to the subsection of this Section 7.1 pursuant to which such termination is being made.

Section 7.2           Effect of Termination.

(a)           Except as set forth in Section 7.2(b), if this Agreement is terminated pursuant to Section 7.1, all obligations of the parties hereunder shall terminate without any Liability of either party to the other party, except that any such termination of this Agreement shall not relieve: (a) any party of its liability to the other parties with respect to any fraud by such party or material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement or the other Transaction Documents, in each case occurring prior to such termination; (b) the Purchaser and the Company of their respective obligations under the Confidentiality Agreement; or (c) the parties obligations under Section 5.8 and Article IX.

(b)           The Purchaser agrees that if this Agreement shall be terminated (i) by the Purchaser or the Company pursuant to Section 7.1(b), (ii) by the Company pursuant to Section 7.1(e), or (iii) by the Purchaser pursuant to Section 7.1(f) arising from the failure of the Purchaser to satisfy the condition set forth in Section 6.3(e), under circumstances in which (A) all of the conditions set forth in Sections 6.1 and 6.3 (other than Section 6.3(e)) have been satisfied or are capable of being satisfied prior to the End Date and (B) upon request of the Purchaser, the Company has irrevocably confirmed to the Purchaser in writing that if the New Financing were funded then the Company would, assuming all conditions set forth in Section 6.2 are satisfied, take such actions that are within its control to cause the Closing to occur, then the Purchaser shall pay the Company the Reverse Termination Fee in immediately available funds within five Business Days after such termination.  “Reverse Termination Fee” means $21,000,000.  Notwithstanding anything to the contrary contained in this Agreement: (i) the Company’s right to receive the Reverse Termination Fee pursuant to this Section 7.2(b) shall be the Company’s sole and exclusive remedy against the Purchaser or any of its Affiliates, for any Loss suffered as a result of the failure of the Merger to be consummated in circumstances giving rise to the right to receive the Reverse Termination Fee; and (ii) upon payment of the Reverse Termination Fee pursuant to this Section 7.2(b), none of Purchaser or any of its Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Merger.  The Purchaser acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement and that without these agreements the Company would not enter into this Agreement.  If the Purchaser shall fail to pay the Reverse Termination Fee, when due, the Purchaser shall reimburse the Company for all costs and expenses actually incurred or accrued by the Company (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.2(b).

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ARTICLE VIII

INDEMNIFICATION

Section 8.1            Survival of Indemnification Obligations.  The representations and warranties, and the covenants and agreements of the parties to be performed prior to the Closing Date, set forth in this Agreement and in any certificates delivered at the Closing in connection with this Agreement shall survive the Closing until the 15 month anniversary of the Closing Date (the “Survival Date”) and shall thereafter be of no further force or effect; provided, however, that (a) with respect to any Losses resulting from the breach of any representations or warranties contained in Section 3.8 (Taxes), the Survival Date shall be the date of the expiration of the applicable statute of limitations and (b) with respect to any Losses resulting from the breach of any representations or warranties contained in Section 3.1 (Existence; Good Standing; Authority; Enforceability), Section 3.2 (Capitalization; Subsidiaries), Section 3.18 (Brokers) and Section 4.1 (Existence; Good Standing; Authority; Enforceability), the Survival Date shall be indefinite.  Notwithstanding the foregoing, (i) any covenants of any party which by their terms are to be performed or observed on or following the Closing shall survive the Closing until fully performed in accordance with their terms and (ii) in the event of fraud, intentional misrepresentation or willful or criminal misconduct in connection with a representation or warranty, such representation or warranty (and the associated right of indemnity) shall continue without limitation in relation to claims based on such fraud, intentional misrepresentation or willful or criminal misconduct.  Except as expressly provided in the immediately preceding sentence, (A) any claim for indemnification made hereunder before the Survival Date of such claim will not terminate before final determination and satisfaction of such claim, and (B) no claim for indemnification hereunder may be made after the expiration of the applicable Survival Date.

Section 8.2            Indemnification Obligations.

(a)           Subject to the other provisions of this Article VIII, from and after the Closing, each Company Shareholder shall, severally and not jointly, indemnify and hold harmless the Purchaser and each of its Affiliates (which, following the Closing, shall include the Company) and its and their respective directors, officers, employees, stockholders, agents, representatives, successors and permitted assigns (each, a “Purchaser Indemnified Party”) for its respective Pro Rata Share of any Losses resulting from or arising out of:

(i)             any breach by the Company of any representation or warranty contained in Article III or any certificate delivered by or on behalf of the Company hereunder at or prior to Closing;

(ii)            any breach of any covenant or agreement of the Company contained in this Agreement; or

(iii)           any Indemnified Taxes.

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(b)           Subject to the other provisions of this Article VIII, from and after the Closing, the Purchaser shall indemnify and hold harmless the Company Shareholders and each of their respective Affiliates and their respective directors, officers, employees, stockholders, agents, representatives, successors and permitted assigns (each, a “Company Shareholder Indemnified Party”) for any Losses resulting from or arising out of:

(i)             any breach by the Purchaser of any representation or warranty contained in Article IV or any certificate delivered by or on behalf of the Purchaser hereunder at or prior to Closing; or

(ii)            any breach of any covenant or agreement of the Purchaser contained in this Agreement.

Section 8.3           Limitations on Indemnification Amounts.

(a)           Notwithstanding anything to the contrary in this Article VIII, in no event shall the Company Shareholders (i) be required to provide indemnification pursuant to Section 8.2(a)(i) unless and until the Purchaser Indemnified Parties shall have incurred aggregate Losses of at least $3,000,000 (the “Company Shareholder Indemnity Threshold Amount”), after which point the Company Shareholders shall be required to provide indemnification with respect to all indemnifiable Losses in excess of the Company Shareholder Indemnity Threshold Amount, or (ii) collectively be required to provide indemnification under this Article VIII for aggregate indemnifiable Losses under this Article VIII in excess of $25,000,000 (the “Overall Company Shareholder Indemnity Cap”); provided, however, that (A) the Company Shareholder Indemnity Threshold Amount shall not apply to any Losses resulting from breaches of any representations or warranties contained in Section 3.1 (Existence; Good Standing; Authority; Enforceability), Section 3.2 (Capitalization; Subsidiaries), Sections 3.8(l), (m), (n) and (o) (Taxes) and Section 3.18 (Brokers) and (B) neither the Company Shareholder Indemnity Threshold Amount nor the Overall Company Shareholder Indemnity Cap shall apply to any Losses in the event of fraud, intentional misrepresentation or willful or criminal misconduct of the Company.

(b)           In no event shall any Company Shareholder be required to provide indemnification under this Article VIII for any amount exceeding such Company Shareholder’s Pro Rata Share of the Overall Company Shareholder Indemnity Cap.

(c)           Notwithstanding anything to the contrary in this Article VIII, in no event shall the Purchaser be required to provide indemnification (i) pursuant to Section 8.2(b)(i) unless and until the Seller Indemnified Parties shall have incurred aggregate Losses of at least $3,000,000 (the “Purchaser Indemnity Threshold Amount”), after which point the Purchaser shall be required to provide indemnification with respect to all indemnifiable Losses in excess of the Purchaser Indemnity Threshold Amount, or (ii) under this Article VIII for aggregate indemnifiable Losses under this Article VIII in excess of $25,000,000 (the “Overall Purchaser Indemnity Cap”); provided, however, that (A) the Purchaser Indemnity Threshold Amount shall not apply to any Losses resulting from breaches of any representations or warranties contained in Section 4.1 (Existence; Good Standing; Authority; Enforceability) and (B) neither the Purchaser Indemnity Threshold Amount nor the Overall Purchaser Indemnity Cap shall apply to any Losses in the event of fraud, intentional misrepresentation or willful or criminal misconduct of the Purchaser.

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(d)           Notwithstanding anything to the contrary in this Agreement or otherwise, the parties agree and acknowledge that, prior to the Escrow Period Expiration Date, the contents of the Escrow Account shall be the sole and exclusive remedy and source of satisfaction of any amount(s) determined pursuant to this Article VIII to be due to any Purchaser Indemnified Party under this Article VIII.

Section 8.4            Indemnification Claim Procedure.

(a)           Promptly after becoming aware of the existence of any potential matter that a party hereto, acting in good faith, reasonably believes will entitle such party (the “Indemnified Party”) to indemnification from another party hereto (the “Indemnifying Party”), under this Article VIII, the Indemnified Party shall promptly provide to the Indemnifying Party notice describing the matter in reasonable detail, including the nature of the claim, the basis for the indemnification obligation and the Losses resulting therefrom (an “Indemnity Claim Notice”); provided, however, that the Shareholder Representative shall be deemed to be the Indemnified Party or the Indemnifying Party, as applicable, for purposes of sending or receiving Indemnity Claim Notices or Indemnity Claim Responses on behalf of the Company Shareholders or the Company Shareholder Indemnified Parties, as the case may be, and otherwise taking actions pursuant to this Section 8.4 and Section 8.5.  To the extent that any such matter relates to a Claim or Proceeding by any Person other than an Indemnified Party, such Claim or Proceeding is referred to herein as a “Third Party Claim”, which is governed by Section 8.5.  No delay on the part of the Indemnified Party in giving the Indemnifying Party an Indemnity Claim Notice shall limit or reduce the Indemnified Party’s right to indemnification hereunder, nor relieve the Indemnifying Party from any of its obligations under this Article VIII, unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby.

(b)           For claims for indemnification under this Article VIII other than those relating to Third Party Claims, the Indemnifying Party shall have 20 Business Days after its receipt of the Indemnity Claim Notice to respond to the claim(s) described therein (an “Indemnity Claim Response”), which shall set forth, in reasonable detail, the Indemnifying Party’s objection(s) to the claim(s) and its bases for such objection(s).  If the Indemnifying Party fails to provide an Indemnity Claim Response with such time period, the Indemnifying Party will be deemed to have conceded the claim(s) set forth in the Indemnity Claim Notice.  If the Indemnifying Party provides an Indemnity Claim Response within such time period, the Indemnified Party and the Indemnifying Party shall negotiate the resolution of the claim(s) for a period of not fewer than 20 Business Days after the Indemnity Claim Response is provided.  If the Indemnifying Party and the Indemnified Party are unable to resolve any such claim(s) within such time period, the Indemnified Party shall be entitled to pursue any legal remedies available to the Indemnified Party against the Indemnifying Party with respect solely to the unresolved claim(s), subject to the limitations set forth in Section 8.3 and the other provisions of this Article VIII, as applicable.

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Section 8.5 Third Party Claims.

(a) The Indemnifying Party shall have the right to assume and pursue the defense of any Third Party Claim involving solely monetary damages (if (A) such Third Party Claim does not, and would not reasonably be expected to, result in criminal liability of, or equitable remedies against, the Indemnified Party and (B) in the reasonable judgment of the Indemnified Party the aggregate amount of the potential obligations of the Indemnified Party regarding such Third Party Claim does not exceed twice the amount of the remaining portion of the Overall Company Shareholder Indemnity Cap or Overall Purchaser Indemnity Cap, as applicable), at its sole cost and expense and with counsel reasonably satisfactory to the Indemnified Party, upon notification thereof to the Indemnified Party within ten Business Days after the Indemnity Claim Notice has been delivered to the Indemnifying Party; provided, however, that if the Indemnifying Party’s assumption of the defense of any Third Party Claim would (as described in a written opinion of counsel to the Indemnified Party or the Indemnifying Party) result in a conflict of interest arising out of the joint representation by counsel selected by the Indemnifying Party of the interests of both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be entitled to engage separate counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party (at the Indemnifying Party’s sole cost and expense) and, if the Indemnifying Party fails to do so during the ten Business Day period referred to above, the Indemnifying Party shall not be entitled to assume the Indemnified Party’s defense of such Third Party Claim.  It is agreed and understood that the Indemnifying Party’s election to assume the defense of any Third Party Claim shall not constitute an admission that any Losses resulting therefrom are indemnifiable Losses under this Article VIII or in any way prejudice or limit the Indemnifying Party’s ability to dispute any determination of whether or not any such Losses are indemnifiable Losses under this Article VIII.  If: (i) the Indemnified Party does not receive notification from the Indemnifying Party of its assumption of the defense of a Third Party Claim within the ten Business Day time period referred to above; (ii) the Indemnifying Party is not entitled to assume the defense of a Third Party Claim as described above in this Section 8.5; or (iii) at any time after the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnifying Party fails to perform or unreasonably delays in performing its obligations to assume or pursue the defense of such Thirty Party Claim, the Indemnified Party shall fully assume, commence and pursue its defense of such Third Party Claim on a timely and prudent basis and thereafter promptly inform the Indemnifying Party of all material developments related thereto and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel for the Indemnified Party as incurred.

(b)           If the Indemnifying Party assumes the defense of a Third Party Claim, it shall thereafter promptly inform the Indemnified Party of all material developments related thereto.  With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense, the Indemnified Party shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense of such Third Party Claim through legal counsel reasonably selected by it, but shall not assert or pursue, directly or through its counsel, any contrary or inconsistent defenses without the prior written consent of the Indemnifying Party.  As long as the Indemnifying Party is performing its obligations under this Section 8.5, the Indemnified Party shall, and shall cause its Affiliates to, during normal business hours, upon reasonable notice, at the cost and expense of the Indemnifying Party, cooperate in all reasonable ways with, make its and their relevant files and records reasonably available for inspection and copying by, make its and their employees reasonably available to, and otherwise render reasonable assistance to, the Indemnifying Party.

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(c)           If the Indemnifying Party (having assumed the defense of a Third Party Claim) or the Indemnified Party (having proceeded with its own defense of a Third Party Claim in accordance with this Section 8.5) proposes to settle or compromise such Thirty Party Claim, the Indemnifying Party or the Indemnified Party (as applicable) shall provide notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnified Party or the Indemnifying Party (as applicable), which shall be provided a reasonable time prior to the proposed time for effecting such settlement or compromise, and may not effect any such settlement or compromise without the prior consent of the Indemnified Party or the Indemnifying Party (as applicable); provided, however, that the Indemnifying Party shall be entitled to settle or compromise any Third Party Claim after having provided such notice to the Indemnified Party but without the consent of the Indemnified Party if: (i) such settlement or compromise does not include any admission of liability by the Indemnified Party or its Affiliates; (ii) such settlement or compromise provides for the full and unconditional release of the Indemnified Party and its Affiliates from any and all Liability in respect of such Third Party Claim; (iii) any monetary obligations of the Indemnified Party or its Affiliates to the applicable Third Party with respect to such settlement or compromise are paid in full by the Indemnifying Party; and (iv) such settlement or compromise does not include any equitable remedies restricting future actions by the Indemnified Party or its Affiliates.

Section 8.6           Payment of Amounts Due for Indemnification.

(a)           Within five Business Days after it is determined pursuant to this Article VIII that any amount is due to any Purchaser Indemnified Party in respect of Losses specified in Indemnity Claim Notices delivered by the Purchaser to the Shareholder Representative on or prior to the Escrow Period Expiration Date, a portion of the Escrowed Shares that is the lesser of: (i) such amount; or (ii) the amount of the Escrowed Shares then remaining in the Escrow Account, shall be released from the Escrow Account to the Purchaser, consisting of the transfer of Escrowed Shares (valued at the Purchaser Stock Price), rounded to the nearest number of whole Escrowed Shares, by delivery to the Purchaser of a stock certificate evidencing such Escrowed Shares, accompanied by a stock power executed in blank.  Each Company Shareholder shall have a right of contribution from the applicable other Company Shareholder(s) to the extent that any Escrowed Shares from the Escrow Account in excess of such Company Shareholder’s Pro Rata Share of the Escrowed Shares in the Escrow Account are released to the Purchaser in connection with any Purchaser Indemnified Party claim under Section 8.2.

(b)           Within five Business Days after it is determined pursuant to this Article VIII that any amount is due to any Purchaser Indemnified Party in respect of Losses specified in Indemnity Claim Notices delivered by the Purchaser to the Shareholder Representative after the Escrow Period Expiration Date, the Shareholder Representative shall effect payment of such amount by wire transfer of immediately available funds to an account designated by the Purchaser.

(c)           Within five Business Days after it is determined pursuant to this Article VIII that any amount is due to any Company Shareholder Indemnified Party, Purchaser shall effect payment of such amount by wire transfer of immediately available funds to an account designated by the Shareholder Representative.

Section 8.7           Recoveries from Third Parties.  The indemnification amount to which an Indemnified Party may become entitled under this Article VIII shall be net of any actual recovery received by the Indemnified Party from a third party with respect to the facts giving rise to the Claim less any costs reasonably incurred by the Indemnified Party in connection with obtaining such recovery in respect of such Claim.

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Section 8.8           Tax Treatment of Indemnification Payments.  Any indemnification payments made pursuant to this Article VIII shall be treated for all Tax purposes as adjustments to the Merger Consideration, unless otherwise required by applicable Law.

Section 8.9           No Contribution.  No Company Shareholder shall have, and no Company Shareholder shall exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Surviving Corporation, in connection with any indemnification obligation to a Purchaser Indemnified Party to which such Company Shareholder may become subject under or in connection with this Agreement.  From and after the Effective Time, the Company Shareholders, hereby irrevocably waive and release the Surviving Corporation from any such right of contribution or right of indemnity from or against the Surviving Corporation with respect to indemnification payments to Purchaser Indemnified Parties pursuant to this Agreement.

Section 8.10         Indemnification Sole Remedy.  Except for: (a) the ability of the parties to obtain equitable remedies in accordance with Section 9.13 (Remedies) in connection with any breach or threatened breach of any of the covenants and agreements of the parties set forth herein; and (b) with respect to any claim related to fraud, intentional misrepresentation or willful or criminal misconduct by the Company, any Company Shareholder, the Shareholder Representative or the Purchaser in connection with the Transactions from and after the Closing, (i) the indemnification rights provided pursuant to this Article VIII shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, Affiliates, agents, representatives, successors and assigns for any breach of any representations and warranties, covenants and agreements contained in this Agreement; and (ii) each party hereby irrevocably waives any right to any remedy relating to any such breach other than the indemnification rights provided pursuant to this Article VIII (whether by contract, common law, statute, regulation or otherwise).

ARTICLE IX

GENERAL PROVISIONS

Section 9.1           Shareholder Representative.

(a)           Pursuant to the Shareholder Representative agreement, in the form attached hereto as Exhibit 9.1(a) (the “Shareholder Representative Agreement”), the Shareholder Representative shall be named as the agent and representative of all of the Company Shareholders, including without limitation, for purposes of receiving on their behalf all notices under this Agreement, the Escrow Agreement and the Paying Agent Agreement, issuing on their behalf such notices under this Agreement, the Escrow Agreement and the Paying Agent Agreement, in each case as the Shareholder Representative shall determine in its sole discretion to issue, and performing such other administrative and other functions under this Agreement, the Escrow Agreement and the Paying Agent Agreement, in each case as may become necessary or desirable.

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(b)           The Shareholder Representative shall have full power and authority to act for and on behalf of the Company Shareholders and their respective heirs, successors and assigns in regard to their rights and obligations under this Agreement, the Escrow Agreement and the Paying Agent Agreement.  Without limiting the generality of the foregoing, the Shareholder Representative is authorized on behalf of the Company Shareholders to: (i) administer the Post-Closing NWC Adjustment process under Section 2.11; (ii) resolve all claims for indemnification under Article VIII of this Agreement, the Escrow Agreement and the Paying Agent Agreement; (iii) retain counsel of its choosing, experts and other professionals as may be necessary or desirable to assist in any such matters; and (iv) give such notices to the Escrow Agent under the Escrow Agreement or to the Paying Agent under the Paying Agent Agreement, in each case as the Shareholder Representative, in its sole and absolute discretion, may determine to be necessary or appropriate.  The Shareholder Representative shall have no right to act as agent for service of process for any one of the Company Shareholders, except that any notice delivered to the Shareholder Representative from the Purchaser or the Escrow Agent with respect to the Escrow Agreement, or from the Paying Agent with respect to Paying Agent Agreement, shall be deemed notice to all Company Shareholders with respect thereto and any notice delivered to the Shareholder Representative with respect to any claim under Article VIII and any other matter under this Agreement after the Closing shall be deemed notice to all Company Shareholders with respect thereto.

(c)           The Purchaser shall be named as a third party beneficiary in the Shareholder Representative Agreement.  Neither the removal of a then acting Shareholder Representative nor such appointment of a successor Shareholder Representative shall be effective until notice of such act has been provided to the Purchaser and the delivery to the Purchaser and Escrow Agent of executed counterparts of a writing signed by sufficient number of Company Shareholders necessary to authorize such removal and appointment, together with an acknowledgment signed by the successor Shareholder Representative appointed in such writing that it, he or she accepts the responsibility of successor Shareholder Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Shareholder Representative, with a copy of such acknowledgement being promptly provided to the Purchaser.  Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative, and the term “Shareholder Representative” as used herein, in the Escrow Agreement and the Paying Agent Agreement shall be deemed to include any interim or successor Shareholder Representative.

(d)           The Purchaser will at all times without any further act or inquiry have the right to rely on any act, decision, consent or instruction of, or instrument or other writing executed by, the Shareholder Representative as the final and binding act of all of the Company Shareholders, and by approval of the Merger the Company Shareholders waive any claim arising out of, or right to object to, any action so taken by the Purchaser or any of its Representatives or Affiliates.  It is understood and agreed by each of the parties hereto that nothing in this Agreement shall be construed or deemed to expand or create any right on the part of a Company Shareholder, with respect to the Purchaser or any of its Affiliates, or any obligation on the part of the Purchaser, or any of its Affiliates, to any Company Shareholder not otherwise expressly set forth in clear and unambiguous terms in this Agreement (to the extent that there may be any such provisions herein).

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(e)           Notwithstanding the foregoing provisions of this Section 9.1, the Shareholder Representative shall not have any power or authority to act for or on behalf of any Company Shareholder or its heirs, successors or assigns, with respect to any claim that a Company Shareholder, in its capacity as such, committed fraud (each, an “Individual Shareholder Claim”).  The Shareholder Representative shall have no right to act as agent for service of process for any Company Shareholder with respect to an Individual Stockholder Claim.

Section 9.2           Notices.  All notices, consents, waivers, agreements and other communications provided for in this Agreement shall be provided or made in writing and shall be provided: (w) by personal delivery, (x) by nationally-recognized overnight courier service, (y) by facsimile/telecopy or (z) by registered or certified first class U.S. mail, return receipt requested, postage prepaid, and shall be addressed as follows:

(a)	if to the Company, to:

Apex Systems, Inc.
4400 Cox Road, Suite 200
Glen Allen, Virginia 23060
Telephone: (804) 237-8333
Telecopy: (804) 523-8265
Email: bomohundro@apexsystemsinc.com
Attn:	Buddy Omohundro, Senior Vice President & General Counsel

with a copy (which shall not constitute notice) to:

Troutman Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
Telephone: (804) 697-1306
Telecopy: (804) 697-5157
Email: tom.grant@troutmansanders.com
Attn:	Thomas A. Grant, Esq.

(b)	If to the Shareholder Representative, to:

Jeffrey E. Veatch
c/o Apex Systems, Inc.
211 North Union Street, Suite 220
Alexandria, Virginia 22314
Telephone: (703) 535-5709
Telecopy: (703) 647-8901
Email: JeffVeatch@apexsystemsinc.com

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with a copy (which shall not constitute notice) to:

Troutman Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
Telephone: (804) 697-1306
Telecopy: (804) 697-5157
Email:	tom.grant@troutmansanders.com
Attn:	Thomas A. Grant, Esq.

(c)	if to the Purchaser or Merger Sub, to:

On Assignment, Inc.
26745 Malibu Hills Road
Calabasas, California 91301
Telecopy: (818) 880-0056
Attn:	General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Telephone: (213) 891-7421
Telecopy: (213) 891-8763
Email:	steven.stokdyk@lw.com
Attn:	Steven B. Stokdyk

A party may designate a new address to which communications shall thereafter be transmitted by providing written notice to that effect to the other parties.  Each communication transmitted in the manner described in this Section 9.2 shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (i) delivered to the addressee as indicated by the return receipt (if transmitted by U.S. mail, as provided above) or the affidavit or receipt of the messenger (if transmitted by personal delivery or overnight courier service, as provided above); or (ii) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason.

Section 9.3           Fees and Expenses.  Except as otherwise expressly provided in this Agreement, each party shall pay any and all expenses, fees and costs (including legal, accounting and consulting expenses, fees and costs) incurred by it in connection with this Agreement, the other Transaction Documents and the Transactions.

Section 9.4           Counterparts.  This Agreement may be executed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively.  This Agreement and shall become effective and be deemed to have been executed and delivered by the parties at such time as counterparts hereto shall have been executed and delivered by all of the parties, regardless of whether all of the parties have executed the same counterpart.  Counterparts may be delivered via facsimile or other electronic transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Section 9.5           Waivers.  No purported waiver of any provision of this Agreement shall be binding upon any of the parties to this Agreement unless: (a) with respect to waivers by the Company on or prior to the Closing, the Company has duly executed and delivered to the Purchaser a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived by the Company; (b) with respect to waivers by the Shareholder Representative has duly executed and delivered to the Purchaser a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived by the Company; (c) with respect to waivers by the Purchaser or Merger Sub on or prior to the Closing, the Purchaser has duly executed and delivered to the Company a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived by the Purchaser or Merger Sub; or (d) with respect to waivers by the Purchaser or Merger Sub after to the Closing, the Purchaser has duly executed and delivered to the Shareholder Representative a written instrument which states that it constitutes a waiver of one or more provisions of this Agreement and specifies the provision(s) that are being waived by the Purchaser or Merger Sub. Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

Section 9.6            Amendments.  No purported amendment to any provision of this Agreement shall be binding upon the parties unless: (a) with respect to amendments effected on or prior to the Closing, the Purchaser and the Company have each duly executed and delivered to each other party a written instrument which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended; and (b) with respect to amendments effected after the Closing, the Purchaser and the Shareholder Representative have each duly executed and delivered to each other a written instrument which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended.

Section 9.7            Entire Agreement.  This Agreement, together with the Exhibits, the Company Disclosure Schedule, the Purchaser Disclosure Schedule, the Confidentiality Agreement and the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties with respect to the subject matter hereof, including any letter of intent or memorandum of terms entered into by any of the parties.

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Section 9.8            Severability.  If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason: (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to such parties provided by, such provision or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

Section 9.9           Governing Law.

(a)           EXCEPT AS PROVIDED IN SECTION 9.9(b), THIS AGREEMENT AND THE TRANSACTIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE COMMONWEALTH OF VIRGINIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF VIRGINIA.

(b)           NEW YORK LAW, WITHOUT REGARD TO ANY JURISDICTION’S CONFLICT-OF-LAWS PRINCIPLES, EXCLUSIVELY GOVERNS ALL MATTERS ARISING FROM OR RELATING TO SECTION 9.13(b).

Section 9.10         Consent to Jurisdiction.

(a)           EXCEPT AS PROVIDED IN SECTION 9.10(b), EACH PARTY AGREES THAT ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS SHALL BE COMMENCED AND PROSECUTED IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF ALEXANDRIA IN THE COMMONWEALTH OF VIRGINIA, OR, IN THE CASE OF A PROCEEDING ARISING OUT OF OR RELATING TO A THIRD PARTY CLAIM WHICH IS OR MAY BE SUBJECT TO INDEMNIFICATION HEREUNDER, IN THE COURT WHERE SUCH THIRD PARTY CLAIM IS BROUGHT, AND EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE, INCLUDING ON THE BASIS OF SUCH VENUE BEING AN INCONVENIENT FORUM.  EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF ALEXANDRIA IN THE COMMONWEALTH OF VIRGINIA IN RESPECT OF ANY SUCH PROCEEDING OR, WITH RESPECT TO A THIRD PARTY CLAIM, IN THE FORUM IN WHICH SUCH THIRD PARTY CLAIM WAS BROUGHT.  EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

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(b)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY PROCEEDING AGAINST ANY NON-RECOURSE FINANCING PARTY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NEW FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) AGREES NOT TO COMMENCE ANY SUCH PROCEEDING EXCEPT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH PROCEEDING MAY NOT BE BROUGHT IN SUCH COURT FOR REASONS OF SUBJECT MATTER JURISDICTION, IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (II) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY SUCH COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 9.11         Waiver of Punitive and Other Damages and Jury Trial.

(a)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, INCLUDING BUT NOT LIMITED TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THE NEW FINANCING.

(b)           EXCEPT FOR INDEMNIFICATION FOR ANY SUCH DAMAGES AS ARE INCURRED BY A PARTY AND ACTUALLY PAID TO A THIRD PARTY, THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE OR EXEMPLARY DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RESULTING TO THIS AGREEMENT OR THE TRANSACTIONS.

(c)           EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, SEEK TO ENFORCE THE WAIVER SET FORTH IN SECTION 9.11(a); (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.11.

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Section 9.12         Assignment.  Neither this Agreement nor any of the Purchaser’s or Merger Sub’s rights or obligations hereunder may be assigned or delegated, in whole or in part, by such party without the prior written consent of: (a) with respect to any such assignment or delegation occurring on or prior to the Closing, the Company; and (b) with respect to any such assignment or delegation occurring after the Closing, the Shareholder Representative; provided, however, that the Purchaser or Merger Sub shall be permitted to assign or delegate any or all of its rights, interests and obligations hereunder to the Purchaser or to one or more direct or indirect wholly-owned Subsidiaries of the Purchaser, provided that the Purchaser shall remain secondarily liable hereunder in the event of any such assignment.  Neither this Agreement nor any of the Company’s rights or obligations hereunder may be assigned or delegated, in whole or in part, by the Company without the prior written consent of the Purchaser.  Any purported assignment or delegation in violation of the preceding sentences of this Section 9.12 will be null and void.  Subject to the preceding sentences of this Section 9.12, this Agreement will be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 9.13         Remedies.

(a)           Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced.  Therefore, the rights and obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.  A party’s right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

(b)           Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its shareholders, partners, members, Affiliates, directors, officers, employees, controlling persons or agents shall have any rights or claims against any Non-Recourse Financing Party in connection with this Agreement, the New Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise.  In addition, in no event shall any Non-Recourse Financing Party have any liability or obligation to the Company or any of its shareholders, partners, members, Affiliates, directors, officers, employees, controlling persons or agents relating to or arising out of this Agreement, the New Financing or the transactions contemplated hereby or thereby.

Section 9.14         Third Party Beneficiaries.

(a)           Except as provided in Section 9.14(b), nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement.

91

(b)           Each Non-Recourse Financing Party is an intended third party beneficiary of and is entitled to enforce the provisions of Sections 9.9(b), 9.10(b), 9.11, 9.13 and 9.14(b).

Section 9.15         Further Assurances.  At any time and from time to time after the Closing, each of the parties, at its own cost and expense, in good faith and in a timely manner, shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate actions, do or cause to be done all things necessary, proper or advisable, and execute, deliver and acknowledge such documents and other papers as may be required to carry out the provisions of this Agreement and to give effect to the consummation of the Transactions.

Section 9.16         Interpretation.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.  Unless otherwise expressly specified in this Agreement:

(a)           the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(b)           the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(c)           the word “or” is not exclusive and is deemed to have the meaning “and/or”;

(d)           references in this Agreement to a “party” means the Purchaser, Merger Sub, the Company or the Shareholder Representative and to the “parties” means the Purchaser, Merger Sub, the Company and the Shareholder Representative;

(e)           words using the singular or plural number shall also include the plural or singular number, respectively;

(f)            the section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement;

(g)           the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word;

(h)           references to a Person shall include the successors and permitted assigns thereof; and

(i)            references made in this Agreement to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement.

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[remainder of page intentionally left blank; signature page(s) follow]

93

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

THE COMPANY:

APEX SYSTEMS, INC.

By:	/s/ Brian J. Callaghan
Brian J. Callaghan
Co-Chief Executive Officer and Secretary

THE PURCHASER:

ON ASSIGNMENT, INC.

By:	/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer and President

MERGER SUB:

OA ACQUISITION CORP.

By:	/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer

SHAREHOLDER REPRESENTATIVE:

By:	/s/ Jeffrey E. Veatch
Jeffrey E. Veatch

94

Annex B

1999 Avenue of the Stars 19th FLOOR LOS ANGELES, CALIFORNIA 90067
T 310.443.2300 F 310.443.8700

March 19, 2012

Board of Directors
On Assignment, Inc.
26745 Malibu Hills Road
Calabasas, California 91301

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to On Assignment, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement of Merger to be entered into by Apex Systems, Inc., a Virginia corporation (the “Target”), the Company, OA Acquisition Corp., a Virginia corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), and Jeffrey E. Veatch as representative of the Target’s shareholders (the “Shareholder Representative”), and the related Plan of Merger (together, the “Agreement”).  As more fully described in the Agreement, Acquisition Sub will be merged with the Target (the “Transaction”) and all of the issued and outstanding shares of the common stock of the Target, no par value per share (the “Target Common Stock”), will be converted into and represent the right to receive from the Company, at the election of the holder thereof and subject to certain limitations and proration procedures (as to which we express no opinion), an aggregate of (i)  an amount of shares of Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”) equal to $217,000,000, as valued in accordance with the terms of the Agreement (such number of shares of Company Common Stock constituting the aggregate “Stock Consideration”) and (ii) $383,000,000 in cash, plus the Target’s closing cash, minus the Target’s indebtedness, minus the Target’s transaction expenses, as adjusted for the Target’s net working capital, and as further adjusted pursuant to the terms of the Agreement (the aggregate “Cash Consideration,” and together with the Stock Consideration, the “Consideration”).  Holders of Target Common Stock may elect to receive the Consideration either in the form of (i) shares of Company Common Stock only, or (ii) a combination of cash and shares of Company Common Stock, in each case subject to the terms and conditions described in the Agreement.  The value of each share of Company Common Stock to be issued as Stock Consideration will be calculated based on the numerical average of the volume weighted average prices on the NASDAQ Global Select for the ten consecutive trading days immediately preceding the last trading day prior to closing of the Transaction; provided in no event will the per share value of each share of Company Common Stock paid as Stock Consideration be less than $12.41 or more than $15.17.

In addition, the Agreement provides that, as a condition to the Transaction, the Company, certain holders of Target Common Stock and the Shareholder Representative will enter into that certain investor rights agreement (the “Investor Rights Agreement”).  The terms and conditions of the Transaction are more fully set forth in the Agreement.

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, a substantial majority of which is contingent upon the consummation of the Transaction.  We will also receive a fee upon delivery of this opinion.  In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.  Moelis & Company LLC and its affiliates are engaged in a range of investment banking, asset management, and merchant banking businesses.  Our affiliates, employees, officers and partners may at any time own securities of the Company, or hold long or short positions in respect of the Company’s securities.  In addition, we may provide investment banking and other financial services to the Company and its affiliates in the future and would receive compensation in connection therewith.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter.  At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement or the Investor Rights Agreement or the form of the Transaction.  We express no opinion as to what the value of the Company Common Stock will be when issued pursuant to the Agreement or the prices at which it will trade following announcement or consummation of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement and the Investor Rights Agreement do not differ in any material respect from the drafts that we have examined, and that the Company and the Target will comply with all the material terms of the Agreement and the Investor Rights Agreement.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Target and the Company that we deemed relevant; (ii) reviewed certain internal information relating to the business of the Target, including financial forecasts, earnings, cash flow, assets, liabilities and prospects furnished to us by the Company and the Target; (iii) reviewed certain internal information relating to the business of the Company, including financial forecasts, earnings, cash flow, assets, liabilities and prospects, and an estimate of annual cash tax saving resulting from an election pursuant to  Section 338(h)(10) of the Internal Revenue Code in connection with the Transaction, all furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company and the Target concerning the matters described in clauses (i)–(iii) of this paragraph, as well as the respective businesses of the Target and the Company and prospects before and after giving effect to the Transaction; (v) compared financial data for the Target with publicly available financial and stock market data for the Company and certain other companies that we deemed relevant; (vi) compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant; (vii) considered certain potential pro forma effects of the Transaction; (viii) reviewed a draft of the Agreement dated March 19, 2012 and a draft of the Investor Rights Agreement dated March 19, 2012; (ix) participated in certain discussions and negotiations among representatives of the Company and the Target and their financial and legal advisors; and (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

2

In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects.  In addition, at your direction we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Target, nor have we been furnished with any such evaluation or appraisal.  With respect to the forecasted financial information referred to above, we have assumed, at your direction, that (i) such forecasted financial information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of (x) the management of the Target and the Company as to the future performance of the Target and (y) the management of the Company as to the future performance of the Company and (ii) that the Target will achieve such forecasted financial results at the times and in the amounts forecasted.  We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on the Target or the Company or on the expected benefits of the Transaction.

This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction and may not be disclosed without our prior written consent.  In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company.

In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration.  This opinion was approved by a Moelis & Company LLC fairness opinion committee.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

3

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be paid by the Company in the Transaction is fair from a financial point of view to the Company.

Very truly yours,

/s/ Moelis & Company LLC

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

4

Annex C

APEX SYSTEMS, INC.

Financial Statements

December 31, 2011 and December 25, 2010

(With Independent Auditors’ Report Thereon)

APEX SYSTEMS, INC.

KPMG LLP Suite 200 1021 East Cary Street Richmond, VA 23219-4023

Independent Auditors’ Report

The Board of Directors
Apex Systems, Inc.:

We have audited accompanying balance sheets of Apex Systems, Inc. (the Company) as of December 31, 2011 and December 25, 2010, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Systems, Inc. as of December 31, 2011 and December 25, 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

March 19, 2012

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity.

APEX SYSTEMS, INC.

Balance Sheets

December 31, 2011, and December 25, 2010

Assets	2011	2010
Cash	$7,131,996	7,587,780
Accounts receivable, less allowance for doubtful accounts	123,810,948	112,877,828
Prepaid expenses and other current assets	2,908,038	2,282,789
Total current assets	133,850,982	122,748,397
Property and equipment, net (note 3)	877,041	1,158,498
Other assets, net	1,187,053	909,915
Total assets	$135,915,076	124,816,810
Liabilities and Stockholders’ Equity
Borrowings, current portion (note 5)	$15,946,940	11,250,000
Accounts payable	10,452,605	10,830,115
Accrued compensation and benefits	19,342,393	16,651,041
Accrued expenses and other current liabilities	7,107,362	4,975,586
Accrued volume rebates	962,563	1,336,546
Total current liabilities	53,811,863	45,043,288
Borrowings, net of current portion (note 5)	77,133,641	66,800,000
Deferred compensation (notes 8 and 9)	17,860,371	7,708,865
Other liabilities	628,857	877,672
Total liabilities	149,434,732	120,429,825
Commitments and contingencies (notes 4, 5, 6, 7, 8, and 9)
Stockholders’ equity (deficit):
Common stock, no par value. Authorized 10,000,000 shares; issued and outstanding 8,059,737 shares at December 31, 2011 and 7,894,737 shares at December 25, 2010 (notes 4 and 9)	19,393,765	17,936,665
Retained earnings (accumulated deficit)	(32,913,421)	(13,549,680)
Total stockholders’ equity (deficit)	(13,519,656)	4,386,985
Total liabilities and stockholders’ equity (deficit)	$135,915,076	124,816,810

See accompanying notes to the financial statements.

2

APEX SYSTEMS, INC.

Statements of Income

Fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009

	2011	2010	2009
Net sales	$705,228,327	546,995,530	383,468,160
Costs of sales	511,825,068	391,588,294	270,455,841
Gross margin	193,403,259	155,407,236	113,012,319
Operating expenses (notes 6, 7, 8, 9, and 10)	146,189,827	127,238,458	83,780,166
Income from operations	47,213,432	28,168,778	29,232,153
Other expenses:
Interest expense (note 5)	(2,904,519)	(2,501,309)	(1,265,357)
Other expense, net	(156,138)	(142,040)	(93,931)
Total other expenses	(3,060,657)	(2,643,349)	(1,359,288)
Net income	$44,152,775	25,525,429	27,872,865

See accompanying notes to the financial statements.

3

APEX SYSTEMS, INC.

Statements of Stockholders’ Equity (Deficit)

Fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009

			Retained
			earnings	Total
	Common stock		(accumulated	stockholders’
	Shares	Amount	deficit)	equity (deficit)
Balance at December 27, 2008	7,894,737	$13,102,093	(6,926,199)	6,175,894
Incentive compensation plan awards, net of cash settlement	—	(5,013,514)	—	(5,013,514)
Distributions to stockholders	—	—	(12,472,073)	(12,472,073)
Net income	—	—	27,872,865	27,872,865
Balance at December 26, 2009	7,894,737	8,088,579	8,474,593	16,563,172
Incentive compensation plan awards, net of cash settlement	—	9,848,086	—	9,848,086
Distributions to stockholders	—	—	(47,549,702)	(47,549,702)
Net income	—	—	25,525,429	25,525,429
Balance at December 25, 2010	7,894,737	17,936,665	(13,549,680)	4,386,985
Incentive compensation plan awards, net of cash settlement	165,000	1,457,100	—	1,457,100
Distributions to stockholders	—	—	(63,516,516)	(63,516,516)
Net income	—	—	44,152,775	44,152,775
Balance at December 31, 2011	8,059,737	$19,393,765	(32,913,421)	(13,519,656)

See accompanying notes to the financial statements.

4

APEX SYSTEMS, INC.
Statements of Cash Flows
Fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009

	2011	2010	2009
Cash flows from operating activities:
Net income	$44,152,775	25,525,429	27,872,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	818,846	980,866	1,141,761
Incentive compensation plan expense (benefit)	6,391,675	10,342,845	(6,437,548)
Deferred compensation expense (benefit)	11,874,811	6,994,116	(467,259)
Increase (reduction) of the provision for losses on accounts receivable	305,897	494,544	(782,031)
Gain on interest rate swap agreements	(477,913)	(361,817)	(761,954)
Changes in operating assets and liabilities:
Accounts receivable	(11,239,017)	(44,303,854)	(2,583,614)
Prepaid expense and other current assets	(625,249)	(1,532,704)	693,064
Other assets	(55,684)	—	(214,995)
Accounts payable and accrued expenses	2,023,594	6,402,097	1,058,014
Accrued compensation and benefits	2,691,352	9,183,338	440,902
Accrued volume rebates	(373,983)	1,119,092	(42,233)
Other liabilities	(40,228)	(197,370)	(142,493)
Net cash provided by operating activities	55,446,876	14,646,582	19,774,479

Cash flows from investing activity – purchases of property and equipment	(388,083)	(217,450)	(183,409)

Cash flows from financing activities:
Borrowings under lines of credit	69,456,300	74,146,098	2,513,750
Repayments under lines of credit	(54,425,719)	(33,596,098)	(14,214,585)
Deferred financing costs	(370,760)	(284,418)	(264,629)
Distributions to stockholders	(63,516,516)	(47,549,702)	(12,472,073)
Payment for settlement of incentive compensation plan awards	(6,657,882)	(534,106)	(197,047)
Net cash used in financing activities	(55,514,577)	(7,818,226)	(24,634,584)
Net increase (decrease) in cash	(455,784)	6,610,906	(5,043,514)
Cash at beginning of year	7,587,780	976,874	6,020,388
Cash at end of year	$7,131,996	7,587,780	976,874
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$3,162,726	2,701,892	2,060,862

See accompanying notes to the financial statements.

5

(1)	Description of Business

Apex Systems, Inc. (Apex) was incorporated in the Commonwealth of Virginia on September 13, 1995, and has offices in 48 major cities throughout the United States. Apex operates as a staffing firm that specializes in recruiting and placing technical professionals in the information technology, engineering, and finance and accounting areas.

The fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009 are referred to herein as the years 2011, 2010, and 2009, respectively. The Company uses a 52/53-week fiscal year ending on the Saturday closest to December 31. Consequently, the Company periodically has a 53-week fiscal year. Fiscal year 2011 had 53 weeks while fiscal years 2010 and 2009 had 52 weeks.

The Company’s five largest customers represented 28%, 27%, and 25% of sales for the years 2011, 2010, 2009, respectively, and 27%, 30%, and 23% of trade accounts receivable as of December 31, 2011, December 25, 2010, and December 26, 2009, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2011, December 25, 2010, or December 26, 2009. Restricted cash is stated at cost. The restricted cash is held in an account to secure the Company’s health insurance claims. As of December 31, 2011, December 25, 2010, and December 26, 2009, restricted cash was $67,542, $114,097, and $141,830, respectively, and is included in prepaid expenses and other current assets.

(b)	Revenue Recognition

The Company’s revenue is earned from staffing services performed under contracts with its clients. Revenue for such services is recognized when performed and approved by the client, based upon contracted billable rates for hours delivered plus reimbursable costs. Rebates provided to customers are recognized as earned, and are classified as a reduction to sales in the accompanying statements of income.

(c)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. Past-due balances meeting specific criteria are reviewed individually for collectibility. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

At December 31, 2011, December 25, 2010, and December 26, 2009, the Company had recorded an allowance for doubtful accounts of $1,385,844, $1,079,947, and $585,403, respectively.

(d)	Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over estimated depreciable lives of three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful lives of the improvements or the terms of the related leases.

6

(e)	Income Taxes

The Company is not subject to federal income tax as a result of its election to be taxed as an “S Corporation.” Under this election, the taxable income of the Company is reported on the individual income tax returns of the stockholders. State and local taxes are recorded in operating expenses on the accompanying statements of income.

The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, including its status as a pass-through entity. The only periods subject to examination for federal and state tax returns are the 2007 through 2011 tax years. The Company believes its income tax filing positions, including its status as a pass-through entity, will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain tax positions, nor interest and penalties, have been recorded in these financial statements.

(f)	Derivative Instruments

The Company recognizes all interest rate swap derivative instruments as either assets or liabilities on the balance sheet at their respective fair values. The Company does not designate the interest rate swaps as a hedge of the variability of cash flows to be paid related to its outstanding debt.

Under the terms of the agreements, the Company pays the counterparty based on the respective fixed rate and receives payments based upon a floating rate, the net of which is recorded as an increase or decrease to interest expense.

As of December 31, 2011 and December 25, 2010, the aggregate fair value of the Company’s interest rate swaps was a liability of $576,133 and $1,054,046, respectively and is included in other liabilities on the accompanying balance sheet. The change in fair value is recorded in interest expense on the accompanying statements of income. For the fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009, the change in fair value recorded as a reduction of interest expense was $477,913, $361,817, and $761,954, respectively.

(g)	Stock-Based Compensation

Prior to 2006, the Company applied the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations. The grants to employees of stock appreciation rights (SARs) and options to purchase common stock were accounted for using variable plan accounting, which required the SARs to be classified as liabilities and the options to be classified as equity. Vesting in SARs and options to purchase common stock are generally contingent upon the employee meeting certain service and/or performance criteria.

Effective January 1, 2006, the Company adopted FASB ASC Topic 718, Compensation – Stock Compensation (FASB Statement No. 123(R), Share-Based Payment, as amended). This Statement supersedes APB No. 25. FASB Statement No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements. This statement was adopted using the prospective-transition method. The Company’s SARs and option awards are liability classified based on the Company’s intent to settle the awards for cash at the time of exercise, and the Company has elected to measure its liability classified stock-based compensation awards based upon their intrinsic value as defined under the terms of the awards.

7

(h)	Deferred Financing Costs

In connection with a line-of-credit agreement entered into during 2011 as described in note 5, the Company capitalized $370,760 in financing costs. Deferred financing costs are amortized over the term of the line-of-credit and term loan agreements. Amortization expense was $149,307, $177,512, and $173,961 for the years ended December 31, 2011, December 25, 2010, and December 26, 2009, respectively, and is included in interest expense in the accompanying statements of income. During 2010, $40,315 of unamortized costs was written off to interest expense in connection with the refinance of the credit facilities.

(i)	Fair Value Measurements and Financial Instruments

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•
Level 2 Inputs: Other than quoted prices included in Level 1, inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•
Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of financial instruments, including cash, accounts receivable, borrowings under lines of credit, accounts payable, accrued expenses, and other current liabilities, and accrued volume rebates, approximated their fair value as of December 31, 2011 and December 25, 2010 because of the relatively short maturity of these instruments.

8

The Company measures all derivatives at fair value based on information provided by the counterparty, which the Company corroborates with third-party information and recognizes them as either assets or liabilities on the Company’s balance sheet. The Company’s valuation techniques for these instruments are considered to be Level 2 fair value measurements. Changes in the fair value of derivative instruments are recognized in earnings.

The Company measures its deferred compensation liabilities based on the fair value of the Company’s common stock.  The Company’s valuation techniques for the common stock are considered to be Level 3 fair value measurements.

(j)	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk include accounts receivable and cash. Accounts receivable are generated under contracts with clients in the United States for temporary labor placement. Credit is extended to clients after an initial evaluation for creditworthiness. The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company generally has funds in excess of $250,000 deposited with the financial institution.

(k)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(l)	Reclassifications

Certain reclassifications have been made to prior period amounts and disclosures to conform to the presentation in the current year.

In the statement of cash flows the change in the liability related to the long-term incentive plan discussed in note 8 in 2010 was reclassified to deferred compensation expense from incentive compensation expense.

In 2010 and 2009, the restricted shares granted in 2007 were included in the roll-forward of stock options outstanding.  Those amounts have now been separately presented in note 10.

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(3)	Property and Equipment

Property and equipment at December 31, 2011 and December 25, 2010 consists of the following:

	2011	2010
Office equipment	$195,666	73,293
Computer equipment	181,908	107,094
Computer software	3,271,928	3,229,010
Leasehold improvements	1,422,787	1,287,095
Technology project in process	106,187	93,902
	5,178,476	4,790,394
Accumulated depreciation and amortization	(4,301,435)	(3,631,896)
Property and equipment, net	$877,041	1,158,498

Total depreciation expense for property and equipment was $669,539, $775,077, and $967,800 during 2011, 2010, and 2009, respectively.

(4)	Common Stock

All common stock outstanding is subject to a buy-sell agreement that contains certain restrictions upon the transferability of the shares and grants a first right of repurchase to the Company.

(5)	Debt

Debt at December 31, 2011 and December 25, 2010 consists of the following:

	2011	2010

Borrowings under Revolving Credit agreement LIBOR interest plus a margin (2.25% and 3.50% as of December 31, 2011 and December 25, 2010, respectively) expiring on September 21, 2016	$30,332,615	34,925,000
Term loan
LIBOR interest plus a margin (2.25% and 3.75% as of December 31, 2011 and December 25, 2010, respectively) monthly payment of $1,328,912, expiring on September 21, 2016	62,747,966	43,125,000
Total debt	93,080,581	78,050,000
Less current installments	15,946,940	11,250,000
Long term debt, excluding current installments	$77,133,641	66,800,000

On September 19, 2011, the Company entered into an $85,000,000 line of credit, which is secured by substantially all assets of the Company. This new agreement replaced lines of credit totaling $70,000,000 that existed at December 25, 2010. The maximum availability under the existing line of credit is subject to certain borrowing base limitations. As of December 25, 2011, the Company had $54,667,385 of availability on the line of credit. An unused commitment fee of 0.200% is payable quarterly on any difference between the maximum commitment and the amount of credit used.

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On September 19, 2011 the Company refinanced the existing term loan. The $45,000,000 four-year term loan entered into by the Company on October 25, 2010, the balance of which was $34,734,701 at the date of refinancing, was increased by an additional $45,000,000 and extended to a five-year term. The full capacity of the refinanced loan is $79,734,701.

The Company’s credit agreements contain certain financial covenants related to fixed charge coverage and leverage ratios.  The Company was in compliance with these covenants at December 31, 2011.

Principal payments on the term loan are due as follows:

Fiscal year:
2012	$15,946,940
2013	15,946,940
2014	15,946,940
2015	14,907,146
$62,747,966

Interest expense on total debt was $3,235,136, $2,863,126, and $2,027,311 for 2011, 2010, and 2009, respectively. As of December 31, 2011, December 25, 2010, and December 26, 2009 the Company has $241,920, $269,115, and $107,881 of accrued interest payable, respectively.

During 2011, the Company established standby letters of credit totaling $70,467 as of December 31, 2011 to guarantee performance under certain contractual arrangements. The letters of credit were issued under the Company’s existing line-of-credit.

(6)	Operating Leases

The Company is obligated under various operating leases for office space, equipment, and automobiles through February 2018. The leases generally do not contain contingent rentals. Future minimum lease payments due under operating leases with an original term in excess of one year are as follows:

Fiscal year:
2012	$7,037,548
2013	6,625,239
2014	3,212,863
2015	2,609,123
2016	1,698,869
Beyond	606,055
$21,789,697

Rent expense incurred under operating leases, including rent to related parties (note 11), was approximately $8,038,000, $8,149,000, and $8,210,000, for the fiscal years ended December 31, 2011, December 25, 2010, and December 26, 2009, respectively.

(7)	Retirement Plan

The Company has a 401(k) plan for the benefit of all eligible employees. Employees are eligible to participate after 12 months of service, 1,000 hours of work, and attaining the age of 18. Under the terms of the plan, employees are entitled to contribute a portion of their total compensation, within limitations established by the Internal Revenue Code. The Company makes matching contributions in an amount equal to 100% of the first 1% and 50% of the next 5% of the employees’ compensation contributed. Matching contributions for 2011, 2010, and 2009, were approximately $3,348,000, $2,846,000, and $1,693,000, respectively.

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(8)	Deferred Compensation Plans

(a)	“Top Performers” Equity Plan

On August 16, 1999, the Company adopted the Apex “Top Performers” Equity Plan (the rights plan). The rights plan is designed to provide SARs (Stock Appreciation Rights) to selected employees who have demonstrated extraordinary performance records. Contract employees are not covered under the plan. The SARs vest 25% upon the achievement of certain performance criteria and vest 100% upon the earlier of death, disability, or retirement, or the occurrence of a liquidating event, as defined by the rights plan. The Company records expense related to these awards over the expected service period of the participants in the rights plan. If a participant leaves the Company or makes a request to receive a cash payment at any time before the SARs are fully vested, the participant forfeits any rights to the unvested SARs. The rights plan provides for a cash distribution of 25% of the vested amount to participants for SARs held at the time of a participant’s termination, subject to stipulations defined within the plan.

The following table summarizes activity within the rights plan:

SARs
Units outstanding at December 26, 2009	215,592
Forfeited	(11,983)
Settled in cash	(4,275)
Units outstanding at December 25, 2010	199,334
Forfeited	(1,222)
Settled in cash	(88,749)
Units outstanding at December 31, 2011	109,363

The fair market value of the Company’s common stock was $43.26, $26.33 and $14.52, at  December 31, 2011, December 25, 2010, and December 26, 2009, respectively.

The Company recorded compensation expense (benefit) of $626,145, $927,422, and $(467,259) in 2011, 2010, and 2009, respectively, which are included in operating expenses in the accompanying statements of income. As of December 31, 2011 and December 25, 2010, the deferred compensation liability was $1,506,468 and $1,316,744, respectively.

(b)	Long-Term Incentive Plan

During 2010, the Company implemented a three-year long-term incentive program that would provide a total award up to $10,000,000 to eligible employees, based on target revenue goals. As of December 31, 2011 and December 25, 2010, the Company had accrued approximately $6,667,000 and $3,333,333, respectively for the long-term incentive program, included in deferred compensation on the balance sheet.

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(9)	Stock Option Plans

Certain key employees and other selected employees have been granted options to purchase shares of common stock under certain incentive stock option plans of the Company (the plans). Generally, options for key and select employees become exercisable upon achievement of certain economic goals established by management and expire upon termination of employment or after a period of 10 years.

The following table summarizes activity within the plan:

	Options	Weighted average exercise prices
Options outstanding at December 27, 2008	985,370	$8.50
Granted	117,000	21.99
Exercised/settled	(18,182)	4.40
Forfeited	(1,706)	17.11
Options outstanding at December 26, 2009	1,082,482	10.02
Granted	96,500	9.39
Exercised/settled	(47,849)	4.18
Forfeited	(94,934)	10.34
Options outstanding at December 25, 2010	1,036,199	10.22
Granted	1,200	26.33
Exercised/settled	(230,823)	7.18
Forfeited	(6,927)	11.01
Options outstanding at December 31, 2011	799,649	11.11

All awards outstanding at December 31, 2011 are expected to vest. At December 31, 2011, December 25, 2010, and December 26, 2009 764,330, 944,151, and 887,695 options, respectively, were vested and exercisable with weighted average exercise prices of $10.84, $7.85, and $7.13, respectively. The Company recorded compensation expense (benefit) of $14,307,008, $13,115,982, and ($6,437,548) in 2011, 2010, and 2009, respectively, which are included in operating expenses in the accompanying statements of income. At December 31, 2011, December 25, 2010, and December 26, 2009, the deferred compensation liability relating to the liability classified options was $9,687,236 and $3,058,782, and $315,389, respectively. At December 31, 2011, the intrinsic value of unvested options is $1,100,847. These options vest through 2013.

(10)	Restricted Shares

On January 8, 2007, 200,000 shares of restricted stock were issued to a key employee. The award vested ratably over a three-year period. In 2011, 165,000 shares of common stock were issued related to this award.

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(11)	Related-Party Transactions

The primary stockholders of the Company created ASI Partners, LLC (ASI) and ASI Partners Sadler Place, LLC (ASIS) for the purpose of purchasing and owning real estate. ASI and ASIS separately purchased each of the two buildings where the Company is headquartered, and the Company’s leases with the previous owners of the building were assigned to ASI and ASIS.

Rental expense payments to ASI and ASIS at December 31, 2011, December 25, 2010, and December 26, 2009, were as follows:

	2011	2010	2009
ASI	$672,000	636,000	565,000
ASIS	616,000	620,000	585,000
	$1,288,000	1,256,000	1,150,000

During 2011, the Company entered into a note receivable agreement with a shareholder of the company in connection with a stock compensation agreement. The promissory note dated February 12, 2011 was in the amount of $1,657,247 with an interest rate of 0.56% per annum and compounded annually paid upon demand. The balance outstanding on December 31, 2011, net of accrued interest, was $537,671 net of accrued interest.

(12)	Other Commitments and Contingencies

The Company was notified by the Department of Labor (DOL) that it had purportedly underpaid wages to certain employees working on a specific government contract as subcontractor to another provider. The DOL indicated that the underpayment was approximately $2.6 million and was related to both wages and other benefits. This amount has been accrued in the December 31, 2011 financial statements. The Company believes that some or all of this amount will ultimately be reimbursed by the direct provider. No amount has been accrued for this reimbursement and the amount reimbursed will be recognized in the future as the reimbursements are received.

(13)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through March 19, 2012, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.

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